Filed Pursuant to Rule 424(b)(3)

Registration No. 333-278670

Prospectus Supplement No. 5

(To Prospectus dated April 18, 2024)

Zapata Computing Holdings Inc.

13,000,000 Shares of Common Stock

This prospectus supplement no. 5 (this “Prospectus Supplement”) updates, amends and supplements the prospectus dated April 18, 2024 (as amended or supplemented from time to time, the “Prospectus”) which forms a part of the Registration Statement on Form S-1 (Registration Statement No. 333-278670) filed by Zapata Computing Holdings Inc. (the “Company,” “we,” us,” or “our”). Capitalized terms used in this Prospectus Supplement and not otherwise defined herein have the meanings specified in the Prospectus.

This Prospectus Supplement is being filed to update, amend and supplement the information included or incorporated by reference in the Prospectus with the information contained in our Quarterly Report on Form 10-Q, filed with the Securities and Exchange Commission (the “SEC”) on August 14, 2024 (the “Quarterly Report”). Accordingly, we have attached the Quarterly Report to this Prospectus Supplement.

This Prospectus Supplement is not complete without, and may not be delivered or utilized except in combination with, the Prospectus, including any amendments or supplements thereto. This Prospectus Supplement should be read in conjunction with the Prospectus and any amendments or supplements thereto. If there is any inconsistency between the information in the Prospectus and this Prospectus Supplement, you should rely on the information in this Prospectus Supplement.

Our Common Stock is listed on the Nasdaq Global Market and our Warrants to purchase Common Stock are listed on the Nasdaq Capital Market (together with the Nasdaq Global Market, “Nasdaq”) under the symbols “ZPTA” and “ZPTAW,” respectively. On August 13, 2024, the last reported sales price of Common Stock, as reported by Nasdaq, was $0.5367 per share, and the last reported sales price of the Warrants on Nasdaq was $0.0551 per warrant.

We are an “emerging growth company” and a “smaller reporting company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements for the Prospectus and may elect to do so in future filings.

Investing in our securities is highly speculative and involves a high degree of risk. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” beginning on page 19 of the Prospectus, and under similar headings in any amendments or supplements to the Prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be issued under the Prospectus or passed upon the accuracy or adequacy of the Prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is August 14, 2024

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 10-Q

(Mark One)

☒ QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended June 30, 2024

OR

☐ TRANSITION REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from ___________________ to ___________________

Commission File Number: 001-41218

Zapata Computing Holdings Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	98-1578373
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
100 Federal Street, Floor 20 Boston, MA	02110
(Address of principal executive offices)	(Zip Code)

(844) 492-7282

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ZPTA	The Nasdaq Stock Market LLC
Warrants, each whole warrant exercisable for one share of Common Stock, each at an exercise price of $11.50 per share	ZPTAW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit such files). Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

As of August 8, 2024, the registrant had 38,630,827 shares of common stock, $0.0001 par value per share, outstanding.

i

PART I—FINANCIAL INFORMATION

Item 1. Financial Statements.

ZAPATA COMPUTING HOLDINGS INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(In thousands, except share and per share amounts)

	June 30, 2024	December 31, 2023
Assets
Current assets:
Cash and cash equivalents	$7,164	$3,332
Accounts receivable ($2,235 and $829 from related parties, respectively)	2,505	1,938
Prepaid expenses and other current assets	1,344	323
Total current assets	11,013	5,593
Property and equipment, net	106	156
Operating lease right-of-use assets	68	238
Deferred offering costs	—	1,943
Other non-current assets	—	137
Total assets	$11,187	$8,067
Liabilities, Convertible Preferred Stock and Stockholders’ Deficit
Current liabilities:
Accounts payable ($4,083 and $1,500 to related parties, respectively)	$11,575	$6,452
Accrued expenses and other current liabilities	5,255	1,945
Deferred revenue	736	744
Deferred legal fees	2,953	—
Operating lease liability, current	75	252
Note payable - related party, current	2,305	—
Total current liabilities	22,899	9,393
Forward purchase agreement derivative liability	13,163	—
Senior secured notes	2,081	8,900
Total liabilities	38,143	18,293
Commitments and contingencies (Note 16)
Convertible preferred stock (Series Seed, A, B-1 and B-2), $0.0001 par value; 0 and 14,647,823 shares authorized at June 30, 2024 and December 31, 2023, respectively; 0 and 13,001,114 shares issued and outstanding at June 30, 2024 and December 31, 2023, respectively	—	64,716
Stockholders’ deficit:
Common stock, $0.0001 par value; 600,000,000 and 23,500,000 shares authorized at June 30, 2024 and December 31, 2023, respectively; 35,255,013 and 4,678,950 shares issued and outstanding at June 30, 2024 and December 31, 2023, respectively	4	—
Additional paid-in capital	100,545	14,633
Accumulated other comprehensive loss	(83)	(49)
Accumulated deficit	(127,422)	(89,526)
Total stockholders’ deficit	(26,956)	(74,942)
Total liabilities, convertible preferred stock and stockholders’ deficit	$11,187	$8,067

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

ZAPATA COMPUTING HOLDINGS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(UNAUDITED)

(In thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Revenue ($1,168, $494, $1,601 and $989 from related parties, respectively)	$2,001	$1,432	$3,219	$2,944
Cost of revenue	1,280	1,150	2,328	2,456
Gross profit	721	282	891	488
Operating expenses:
Sales and marketing ($696, $696, $1,391 and $1,391 from related parties, respectively)	2,193	1,648	3,841	3,349
Research and development	1,593	1,470	3,007	3,599
General and administrative	4,307	1,299	6,489	2,768
Total operating expenses	8,093	4,417	13,337	9,716
Loss from operations	(7,372)	(4,135)	(12,446)	(9,228)
Other income (expense):
Interest expense	(77)	—	(862)	—
Loss on issuance of forward purchase agreement derivative liability	—	—	(4,935)	—
Change in fair value of forward purchase agreement derivative liability	(8,228)	—	(8,228)	—
Loss on issuance of senior secured notes	—	—	(9,776)	—
Other income (expense), net	108	(558)	(1,636)	(529)
Total other expense, net	(8,197)	(558)	(25,437)	(529)
Net loss before income taxes	(15,569)	(4,693)	(37,883)	(9,757)
Provision for income taxes	(7)	(23)	(13)	(27)
Net loss	$(15,576)	$(4,716)	$(37,896)	$(9,784)
Net loss per share attributable to common stockholders, basic and diluted	$(0.48)	$(1.01)	$(2.06)	$(2.10)
Weighted-average common shares outstanding, basic and diluted	32,182,440	4,661,256	18,383,203	4,659,269
Net loss	$(15,576)	$(4,716)	$(37,896)	$(9,784)
Foreign currency translation adjustment	(19)	(6)	(34)	(7)
Comprehensive loss	$(15,595)	$(4,722)	$(37,930)	$(9,791)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

ZAPATA COMPUTING HOLDINGS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CONVERTIBLE PREFERRED STOCK AND STOCKHOLDERS’ DEFICIT

(UNAUDITED)

For the Three and Six Months Ended June 30, 2024 and 2023

(In thousands, except share amounts)

	Convertible Preferred Stock ($0.0001 par value)		Common Stock ($0.0001 par value)		Additional Paid-in	Accumulated Other Comprehensive	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Loss	Deficit	Deficit
Balances at December 31, 2022	14,222,580	$64,716	5,095,831	$—	$2,734	$(25)	$(59,792)	$(57,083)
Retroactive application of reverse recapitalization	(1,221,466)	—	(439,603)	—	—	—	—	—
Adjusted balance, beginning of period	13,001,114	64,716	4,656,228	—	2,734	(25)	(59,792)	(57,083)
Issuance of common stock resulting from exercise of stock options	—	—	2,999	—	6	—	—	6
Stock-based compensation expense	—	—	—	—	45	—	—	45
Net loss	—	—	—	—	—	—	(5,068)	(5,068)
Cumulative translation adjustment	—	—	—	—	—	(1)	—	(1)
Balances at March 31, 2023	13,001,114	$64,716	4,659,227	$—	$2,785	$(26)	$(64,860)	$(62,101)
Issuance of common stock resulting from exercise of stock options	—	—	2,742	—	3	—	—	3
Stock-based compensation expense	—	—	—	—	162	—	—	162
Net loss	—	—	—	—	—	—	(4,716)	(4,716)
Cumulative translation adjustment	—	—	—	—	—	(6)	—	(6)
Balances at June 30, 2023	13,001,114	$64,716	4,661,969	$—	$2,950	$(32)	$(69,576)	$(66,658)

	Convertible Preferred Stock ($0.0001 par value)		Common Stock ($0.0001 par value)		Additional Paid-in	Accumulated Other Comprehensive	Accumulated	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Loss	Deficit	Deficit
Balances at December 31, 2023	14,222,580	$64,716	5,118,553	$—	$14,633	$(49)	$(89,526)	$(74,942)
Retroactive application of reverse recapitalization	(1,221,466)	—	(439,603)	—	—	—	—	—

Adjusted balance, beginning of period	13,001,114	64,716	4,678,950	—	14,633	(49)	(89,526)	(74,942)
Issuance of common stock resulting from exercise of stock options	—	—	47,183	—	68	—	—	68
Stock-based compensation expense	—	—	—	—	191	—	—	191
Loss on issuance of senior secured notes	—	—	—	—	9,776	—	—	9,776
Issuance of common stock pursuant to the forward purchase agreement	—	—	500,000	—	(10,986)	—	—	(10,986)
Issuance of common stock related to the conversion of Senior Secured Notes (856,202 shares or $3,853 to related parties)	—	—	3,257,876	—	14,660	—	—	14,660
Issuance of common stock in connection with debt issuance costs related to senior secured notes and capital markets advisory agreements	—	—	42,372	—	352	—	—	352
Conversion of redeemable convertible preferred stock into common stock in connection with the reverse recapitalization	(13,001,114)	(64,716)	13,001,114	1	64,715	—	—	64,716
Issuance of common stock upon the reverse recapitalization	—	—	7,596,206	1	4,477	—	—	4,478
Issuance costs in connection with the reverse recapitalization	—	—	—	—	(7,058)	—	—	(7,058)
Net loss	—	—	—	—	—	—	(22,320)	(22,320)
Cumulative translation adjustment	—	—	—	—	—	(15)	—	(15)
Balances at March 31, 2024	—	$—	29,123,701	$2	$90,828	$(64)	$(111,846)	$(21,080)
Issuance of common stock pursuant to the equity line of credit	—	—	5,419,287	2	5,300	—	—	5,302
Commitment shares issued pursuant to the equity line of credit	—	—	712,025	—	1,688	—	—	1,688
Partial early termination of the forward purchase agreement	—	—	—	—	2,500	—	—	2,500
Stock-based compensation expense	—	—	—	—	229	—	—	229
Net loss	—	—	—	—	—	—	(15,576)	(15,576)
Cumulative translation adjustment	—	—	—	—	—	(19)	—	(19)
Balances at June 30, 2024	—	$—	35,255,013	$4	$100,545	$(83)	$(127,422)	$(26,956)

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

ZAPATA COMPUTING HOLDINGS INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

(In thousands)

	For the Six Months Ended June 30,
	2024	2023
Cash flows from operating activities:
Net loss	$(37,896)	$(9,784)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	75	86
Non-cash interest expense	761	—
Non-cash vendor payments	150	—
Loss on issuance of senior secured notes	9,776	—
Loss on issuance of forward purchase agreement derivative liability	4,935	—
Change in fair value of senior notes	—	570
Change in fair value of forward purchase agreement derivative liability	8,228	—
Stock-based compensation	420	207
Non-cash lease expense	170	173
Equity line of credit commitment expense	1,688	—
Changes in operating assets and liabilities:
Accounts receivable (($1,405) and ($88) from related parties, respectively)	(568)	280
Prepaid expenses and other current assets	(881)	(482)
Accounts payable ($2,583 and $758 from related parties, respectively)	5,457	1,721
Accrued expenses and other current liabilities and other non-current liabilities	(5)	(1,250)
Deferred revenue	(8)	(279)
Deferred legal fees	(378)	—
Operating lease liabilities	(178)	(179)
Net cash used in operating activities	(8,254)	(8,937)
Cash flows from investing activities:
Purchases of property and equipment	(26)	(2)
Net cash used in investing activities	(26)	(2)
Cash flows from financing activities:
Payment of deferred offering costs	(2,929)	—
Proceeds from the exercise of stock options	68	9
Issuances of common stock under equity line of credit	5,300	—
Proceeds from the reverse recapitalization	12,636	—
Proceeds from the partial early termination of the forward purchase agreement	2,500	—
Payment of note payable - related party	(315)	—
Prepayment for forward purchase agreement	(10,986)	—
Proceeds from senior and senior secured notes	5,878	4,875
Net cash provided by financing activities	12,152	4,884
Effect of exchange rate changes on cash and cash equivalents	(40)	(22)
Net increase (decrease) in cash and cash equivalents	3,832	(4,077)
Cash and cash equivalents and restricted cash at beginning of period	3,469	10,210
Cash and cash equivalents and restricted cash at end of period	$7,301	$6,133
Supplemental disclosures
Issuance of common stock in connection with conversion of senior secured notes ($3,853 and $0 from related parties, respectively)	$14,660	$—
Issuance of common stock in connection with debt issuance costs related to senior secured notes and capital markets advisory agreements	$352	$—
Issuance of senior secured notes in lieu of payments for offering costs and capital markets advisory agreements	$1,150	$—
Deferred offering costs included in accounts payable and accrued expenses and other current liabilities	$2,793	$—
Debt issuance costs in included in accrued expenses and other current liabilities	$35	$—
Conversion of convertible preferred stock upon the reverse recapitalization	$64,716	$—
Issuance of common stock in connection with the equity line of credit commitment shares	$1,688	$—
Income taxes paid	$—	$22

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

ZAPATA COMPUTING HOLDINGS INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(Dollar amounts in thousands, except per share and share amounts)

1.
Nature of the Business and Basis of Presentation

Zapata Computing Holdings Inc., formerly known as Andretti Acquisition Corp. (“AAC”), was incorporated as a Cayman Islands exempted company on January 20, 2021. On March 28, 2024, AAC filed an application for deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and filed a certificate of incorporation and a certificate of corporate domestication with the Secretary of State of the State of Delaware, under which AAC was domesticated and continues as a Delaware corporation and changed its name to Zapata Computing Holdings Inc. AAC was formed for the purpose of effecting a merger, consolidation share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities. On March 28, 2024 (the “Closing Date” or “Closing”), AAC consummated a business combination with Zapata Computing, Inc. (“Legacy Zapata”) pursuant to the Business Combination Agreement by and among AAC, Tigre Merger Sub, Inc. and Legacy Zapata entered into on September 6, 2023 (the “Business Combination Agreement”).

Zapata Computing Holdings Inc. is a holding company whose principal asset is its ownership interest in Legacy Zapata, and operates and controls all of the businesses and operations of Legacy Zapata and its subsidiaries. Zapata Computing Holdings Inc. and its predecessor, AAC, are collectively referred to herein as “Zapata” or the “Company”. The Company offers customers Industrial Generative Artificial Intelligence (“AI”) Solutions designed to solve computationally complex problems. These are subscription-based solutions that combine software and services to develop custom industrial generative AI applications. Zapata’s software leverages a broad spectrum of computing resources, including classical, high performance, and quantum computing hardware and, in developing and applying its software tools to specific applications, Zapata uses techniques inspired by quantum physics that can then be applied to the appropriate hardware.

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with U.S. GAAP for interim financial information. Certain information or footnote disclosures normally included in unaudited condensed consolidated financial statements prepared in accordance with U.S. GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows.

The accompanying unaudited condensed consolidated financial statements should be read in conjunction with Legacy Zapata’s consolidated financial statements and notes thereto included as Exhibit 99.1 to the Form 8-K filed by Legacy Zapata on April 3, 2024. The interim results for the three and six months ended June 30, 2024 are not necessarily indicative of the results to be expected for the year ending December 31, 2024 or for any future periods.

On the Closing Date, AAC and Legacy Zapata, consummated a business combination (the “Merger”) (see Note 3) pursuant to the Business Combination Agreement. In connection with the Closing of the Merger, AAC changed its name to Zapata Computing Holdings Inc. The Company’s common stock and warrants commenced trading on the Nasdaq Global Market and the Nasdaq Capital Market, respectively, under the new trading symbols “ZPTA” and “ZPTAW”, respectively, on April 1, 2024. The Merger was accounted for as a reverse recapitalization in accordance with U.S. GAAP. Under this method of accounting, AAC, which was the legal acquirer, was treated as the “acquired” company for financial reporting purposes and Legacy Zapata, a direct wholly owned subsidiary of AAC, was treated as the accounting acquirer.

As a result, the unaudited condensed consolidated financial statements included herein for the three and six months ended June 30, 2024 reflected (i) the historical operating results of Legacy Zapata prior to the Merger, (ii) the combined results of the Company, Legacy Zapata and AAC following the Closing of the Merger, (iii) the assets and liabilities of Legacy Zapata at their historical costs, (iv) the assets and liabilities of the Company and AAC at their historical costs, which approximated fair value, and (v) the Company’s equity structure for all periods presented.

The Company’s equity structure has been restated in all comparative periods up to the Closing Date, to reflect the number of shares of the Company’s common stock, par value $0.0001, issued to Legacy Zapata’s stockholders in connection with the recapitalization transaction. As such, the Company’s common stock and the corresponding capital amounts and earnings per share related to Legacy Zapata’s common stock prior to the Merger have been retrospectively restated as shares reflecting the conversion upon the closing of the Merger calculated in accordance with the Business Combination Agreement by multiplying each share of Convertible Preferred Stock (as defined below) by 0.9141 (the “Exchange Ratio”).

ZAPATA COMPUTING HOLDINGS INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(Dollar amounts in thousands, except per share and share amounts)

Going Concern

The Company has evaluated whether there are certain conditions and events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are issued. The Company has incurred significant losses and negative cash flows from operations since the inception of Legacy Zapata in November 2017 and expects to continue to incur losses and negative cash flows for the foreseeable future as the Company expands its penetration of the Industrial Generative AI Solutions market.

The Company is subject to risks and uncertainties similar to those of other companies of similar size in its industry, including, but not limited to, the need for successful development of products, competition from substitute products and services from larger companies, protection of proprietary technology, patent litigation, dependence on key individuals, risks associated with changes in information technology, and the ability to raise additional capital to fund operations. The Company’s long-term success is dependent upon its ability to successfully market, deliver, and scale its Industrial Generative AI Solutions, increase revenue, meet its obligations, obtain additional capital when needed and, ultimately, to achieve profitable operations.

Since inception through June 30, 2024, the Company has financed its operations primarily through sales of its Convertible Preferred Stock, as defined below, and common stock (including sales under its equity line of credit) and with issuances of Senior Notes and Senior Secured Notes, as defined below. The Company has incurred net losses of $15,576 and $37,896 for the three and six months ended June 30, 2024, respectively. As of June 30, 2024 and December 31, 2023, the Company had an accumulated deficit of $127,422 and $89,526, respectively. The Company’s ability to continue as a going concern is dependent upon the Company’s ability to utilize its equity line of credit, identify future equity or debt financing and generate profits from its operations. The Company is pursuing all available options for funding, which include seeking public or private investments and funding through its Purchase Agreement (also referred to as the equity line of credit) with Lincoln Park Capital Fund, LLC (“Lincoln Park”). There can be no assurance that such capital will be available in sufficient amounts or on terms acceptable to the Company.

These factors raise substantial doubt about the Company’s ability to continue as a going concern.

The accompanying condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the ordinary course of business. The condensed consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.
Summary of Significant Accounting Policies

Use of Estimates

The preparation of the Company’s unaudited condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the unaudited condensed consolidated financial statements and the reported amounts of revenues and expenses during the reporting periods. Significant estimates and assumptions reflected within these condensed consolidated financial statements include, but are not limited to, revenue recognition, the Forward Purchase Agreement derivative liability, the valuation of the Company’s common stock, and the fair value of stock-based awards. The Company’s estimates are based on historical information available as of the date of the unaudited condensed consolidated financial statements and various other assumptions that the Company believes are reasonable under the circumstances. Actual results may differ materially from those estimates or assumptions.

Foreign Currency and Currency Translation

The functional currency for the Company’s wholly owned foreign subsidiaries in Canada, Japan, Spain and the United Kingdom is United States dollars (“USD”), Japanese Yen, Euro and British Pound, respectively. Assets and liabilities of these subsidiaries are translated into USD at the exchange rate in effect on the balance sheet date. Income and expenses are translated at the average exchange rate in effect during the period. Unrealized translation gains and losses are recorded as a translation adjustment, which is included in the condensed consolidated statements of stockholders’ deficit as a component of accumulated other comprehensive loss. Adjustments that arise from exchange rate changes on transactions denominated in a currency other than the local currency are included in other income (expense), net in the condensed consolidated statements of operations and comprehensive loss.

ZAPATA COMPUTING HOLDINGS INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(Dollar amounts in thousands, except per share and share amounts)

Concentrations of Credit Risk

Financial instruments that subject the Company to credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company maintains its cash and cash equivalents at high-quality and accredited financial institutions.

The Company performs ongoing credit evaluations of its customers and generally requires no collateral to secure accounts receivable. Accounts receivable is presented after consideration of an allowance for credit losses, which is an estimate of amounts that may not be collectible. In determining the amount of the allowance at each reporting date, the Company makes judgments about general economic conditions, historical write-off experience and any specific risks identified in customer collection matters, including the aging of unpaid accounts receivable and changes in customer financial conditions. Account balances are written off after all means of collection are exhausted and the potential for recovery is determined to not be probable. As of June 30, 2024 and December 31, 2023, the Company recorded zero allowance for credit losses.

The following table summarizes customers who represent greater than 10% of the Company’s total revenue during the three and six months ended June 30, 2024, as well as customers who represent greater than 10% of the Company’s total accounts receivable as of June 30, 2024 and December 31, 2023:

	Percentage of Revenue				Percentage of Accounts Receivable
	Three Months Ended June 30,		Six Months Ended June 30,		June 30, 2024	December 31, 2023
	2024	2023	2024	2023
Customer A*	58%	35%	50%	34%	89%	43%
Customer B	18%	24%	20%	23%	N/A**	N/A**
Customer C	N/A**	17%	13%	18%	N/A**	31%
Customer D	N/A**	N/A**	11%	N/A**	N/A**	N/A**
Customer E	N/A**	24%	N/A**	26%	N/A**	26%

*Related party

**Less than 10% of total revenue or accounts receivable

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less at the time of initial purchase to be cash equivalents. As of June 30, 2024 and December 31, 2023, the amount of cash equivalents included in cash and cash equivalents totaled $6,652 and $2,693, respectively.

Restricted Cash

Restricted cash consists of cash on deposit to secure a letter of credit totaling $137 as of June 30, 2024 and December 31, 2023 that is required to be maintained in connection with the Company’s lease arrangements. The letter of credit is expected to be renewed until the lease expiration in September 2024. As of June 30, 2024, the Company classified its restricted cash as a current asset and included in prepaid expenses and other current assets on the condensed consolidated balance sheet based on the release date of the restrictions. As of December 31, 2023, the Company classified its restricted cash as a non-current asset and included in other non-current assets on the condensed consolidated balance sheet.

The following table provides a reconciliation of cash, cash equivalents and restricted cash reported within the condensed consolidated balance sheets that sum to the total of the same such amounts shown in the condensed consolidated statements of cash flows:

	June 30, 2024	December 31, 2023
Cash and cash equivalents	$7,164	$3,332
Restricted cash	137	137
Total cash, cash equivalents and restricted cash	$7,301	$3,469

ZAPATA COMPUTING HOLDINGS INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(Dollar amounts in thousands, except per share and share amounts)

Deferred Offering Costs

The Company capitalized deferred offering costs, consisting of direct legal, accounting, capital markets advisory and other fees and costs directly attributable to the Company’s Merger with Legacy Zapata (see Notes 3 and 16). Upon the Closing of the Merger on March 28, 2024, all deferred offering costs totaling $7,058 were reclassified and recorded against additional paid-in capital in the condensed consolidated balance sheets. The deferred transaction costs were $0 and $1,943 as of June 30, 2024 and December 31, 2023, respectively.

Fair Value Measurements

Certain assets and liabilities are carried at fair value under U.S. GAAP. Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs. Financial assets and liabilities carried at fair value are to be classified and disclosed in one of the following three levels of the fair value hierarchy, of which the first two are considered observable and the last is considered unobservable:

Level 1	—	Quoted prices in active markets for identical assets or liabilities.

Level 2	—

Observable inputs (other than Level 1 quoted prices), such as quoted prices in active markets for similar assets or liabilities, quoted prices in markets that are not active for identical or similar assets or liabilities, or other inputs that are observable or can be corroborated by observable market data.

Level 3	—

Unobservable inputs that are supported by little or no market activity that are significant to determining the fair value of the assets or liabilities, including pricing models, discounted cash flow methodologies and similar techniques.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and amortization. Depreciation and amortization expense is recognized using the straight-line method over the estimated useful life of each asset as follows:

Estimated Useful Life
Computer equipment	3 years
Furniture and fixtures	5 years
Leasehold improvements	Shorter of remaining lease term or useful life

Costs for capital assets not yet placed into service are capitalized and are depreciated once placed into service. Upon retirement or sale, the cost of assets disposed of, and the related accumulated depreciation and amortization are removed from the accounts and any resulting gain or loss is included in loss from operations. Expenditures for repairs and maintenance that do not improve or extend the life of the respective assets are charged to expense as incurred.

Impairment of Long-Lived Assets

Long-lived assets consist primarily of property and equipment. Long-lived assets to be held and used are tested for recoverability whenever events or changes in business circumstances indicate that the carrying amount of the assets may not be fully recoverable. An impairment loss would be recognized in loss from operations when estimated undiscounted future cash flows expected to result from the use of an asset group are less than its carrying amount. If such asset group is considered to be impaired, the impairment loss to be recognized is measured based on the excess of the carrying value of the impaired asset group over its fair value.

For the three and six months ended June 30, 2024, the Company did not recognize any impairment losses on long-lived assets.

ZAPATA COMPUTING HOLDINGS INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(Dollar amounts in thousands, except per share and share amounts)

Leases

In accordance with ASC Topic 842, Leases (“ASC 842”), the Company determines whether an arrangement is or contains a lease at inception. A contract is or contains a lease if the contract conveys the right to control the use of an identified asset for a period of time in exchange for consideration. The Company classifies leases at the lease commencement date, when control of the underlying asset is transferred from the lessor to the lessee, as operating or finance leases and records a right-of-use (“ROU”) asset and a lease liability on the condensed consolidated balance sheets for all leases with a lease term of greater than twelve months. For all asset classes, the Company has elected to not recognize leases with a lease term of twelve months or less on the balance sheet and will recognize lease payments for such short-term leases as an expense on a straight-line basis.

The Company enters into contracts that contain both lease and non-lease components. Non-lease components are items or activities that transfer a good or service to the lessee, and may include items such as maintenance, utilities, or other operating costs. The Company elected to account for the lease and associated non-lease components as a single lease component for all existing classes of underlying assets. Variable costs associated with leases, such as utilities or maintenance costs, are not included in the measurement of ROU assets and lease liabilities, but rather are expensed when the event determining the amount of variable consideration to be paid occurs.

Finance and operating lease assets and liabilities are recognized at the lease commencement date based on the present value of the lease payments over the lease term and are measured using the discount rate implicit in the lease if readily determinable. If the rate implicit in the lease is not readily determinable, the Company uses its incremental borrowing rate based upon the available information at the lease commencement date. The Company’s incremental borrowing rate reflects the fixed rate at which the Company could borrow the amount of lease payments in the same currency on a collateralized basis, for a similar term in a similar economic environment. ROU assets are further adjusted for items such as initial direct costs, prepaid rent, or lease incentives. Operating lease payments are expensed using the straight-line method as an operating expense over the lease term. The Company’s lease terms may include options to extend the lease when it is reasonably certain that the Company will exercise that option.

Deferred Legal Fees

Deferred legal fees consist of consideration to be paid to AAC’s legal advisors in connection with its initial public offering (“IPO”) and the consummation of the Merger. The deferred legal fees have been and will be paid by the Company in equal monthly installments over the twelve-month period starting on May 3, 2024.

Forward Purchase Agreement Derivative Liability

On March 25, 2024, the Company entered into a forward purchase agreement with Sandia Investment Management LP, acting on behalf of certain funds (collectively, “Sandia” or the “Seller”). The Forward Purchase Agreement contains (i) an Optional Early Termination provision, which is considered an in-substance put option (the “Optional Early Termination”) and (ii) a Variable Maturity Consideration which is the amount of the Settlement Amount Adjustment in excess of the Settlement Amount as defined below in Note 7 (the “Variable Maturity Consideration”). The Optional Early Termination and the Variable Maturity Consideration, as combined, are considered a freestanding financial instrument as the Optional Early Termination and the Variable Maturity Consideration cannot be legally detachable and separately exercisable from each other and together, meet the definition of a derivative instrument. Pursuant to the Forward Purchase Agreement, the Seller has the option to early terminate the arrangement in whole or in part by providing written notice to the Company, and the Seller will pay the Company an amount equal to the product of the number of shares that are early terminated and the Reset Price (as defined in Note 7) then in effect. If the Seller exercises an Optional Early Termination, then the Settlement Amount and the Settlement Amount Adjustment to be paid at the Valuation Date, in each case as such term is defined in Note 7, will be reduced in proportion to the number of shares subject to the Optional Early Termination. Additionally, the Company may be obligated to pay consideration to the Seller in cash or, under certain circumstances, in shares of the Company’s common stock, if the Settlement Amount Adjustment exceeds the Settlement Amount. The Company recorded the derivative instrument as a liability on its condensed consolidated balance sheets and measured it at fair value with the initial value of the derivative instrument recorded as a loss on issuance of forward purchase agreement derivative liability in the condensed consolidated statements of operations and comprehensive loss. The forward purchase agreement derivative liability will be subsequently remeasured to fair value at each reporting period, with changes in fair value recognized in the condensed consolidated statements of operations and comprehensive loss.

ZAPATA COMPUTING HOLDINGS INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(Dollar amounts in thousands, except per share and share amounts)

Senior Notes and Senior Secured Notes

The Company performed an analysis of all of the terms and features of the Senior Notes and the Senior Secured Notes (as defined in Note 8). The Company elected the Fair Value Option to account for the Senior Notes. The Senior Notes were remeasured at fair value at each balance sheet date until they were extinguished and converted to Senior Secured Notes (see Note 8) in December 2023.

The Company accounts for its Senior Secured Note issued to a third party for capital market advisory services in connection with the Merger as a stock-based award granted to non-employees (see Note 8) and measured the fair value of the award at the Merger date using the binomial lattice model. The liability portion of the award is carried at redemption value, including paid in-kind interest, as Senior Secured Notes in the accompanying balance sheet. The fair value in excess of the redemption value was recorded to additional paid-in capital and a loss at issuance.

The Company accounts for its remaining Senior Secured Notes at amortized cost, as they were issued at a substantial premium and do not qualify for the Fair Value Option. The Company concluded that the optional conversion features were not required to be bifurcated and separately accounted for as a derivative.

The substantial premium related to the remaining Senior Secured Notes issued is recorded as a loss at issuance within total other expense, net in the condensed consolidated statements of operations and comprehensive loss. Costs related to the issuance of the Senior Secured Notes are recorded as a debt discount as a reduction of the carrying value of the notes and amortized over the term of the Senior Secured Notes and are recorded in other expense, net within the condensed consolidated statements of operations and comprehensive loss using the effective interest method.

Segment Information

The Company manages its business as a single operating segment for the purposes of assessing performance and making operating decisions. The Company’s chief executive officer, who is the chief operating decision maker, reviews the Company’s financial information on a consolidated basis for purposes of evaluating financial performance and allocating resources. As of June 30, 2024 and December 31, 2023, the Company does not have material long-term assets outside the U.S.

Classification of Convertible Preferred Stock

Legacy Zapata has classified its Series Seed Preferred Stock (“Series Seed Preferred Stock”), Series A Preferred Stock (“Series A Preferred Stock”), Series B-1 Preferred Stock and Series B-2 Preferred Stock (the “Series B Preferred Stock” and, together with the Series Seed Preferred Stock and Series A Preferred Stock, the “Convertible Preferred Stock” outside of stockholders’ deficit on the Company’s condensed consolidated balance sheets because the holders of such stock had redemption features and certain liquidation rights in the event of a deemed liquidation that, in certain situations, were not solely within the control of Legacy Zapata and would require the redemption of the then-outstanding Convertible Preferred Stock. Upon the Closing of the Merger on March 28, 2024, 14,222,580 shares of Convertible Preferred Stock were converted into 13,001,114 shares of the Company’s common stock using the Exchange Ratio of 0.9141.

Capitalization of Software Development Costs

The Company incurred software development costs related to development of its quantum computing platform. Given that the Company may sell the platform both as a service as well as a license, the Company evaluates software development costs to determine the point where technological feasibility is established. The Company has determined that technological feasibility is typically concurrently with the release, and therefore there have not been costs capitalized through June 30, 2024. Costs incurred in connection with maintenance and customer support are also expensed as incurred.

Revenue Recognition

Revenue is recognized when the Company satisfies a performance obligation by transferring goods or services promised in a contract to a customer, in an amount that reflects the consideration that the Company expects to receive in exchange for those goods or services. Performance obligations in contracts represent distinct or separate goods or services that the Company provides to customers.

ZAPATA COMPUTING HOLDINGS INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(Dollar amounts in thousands, except per share and share amounts)

The Company recognizes revenue using the following steps: 1) identification of the contract, or contracts with a customer, 2) identification of performance obligations in the contract, 3) determination of the transaction price, 4) allocation of the transaction price to the performance obligations in the contract and 5) recognition of revenue when or as the Company satisfies the performance obligations.

At contract inception, the Company assesses the goods and services promised in its contracts with customers and identifies a performance obligation for each promise to transfer to the customer a good or service (or bundle of goods or services) that is distinct.

The Company currently earns revenue primarily from subscriptions to its software platform, referred to as the Orquestra Platform, and services.

The Company’s subscriptions to its Orquestra Platform are currently offered as stand-ready access to the Company’s cloud environment for access on an annual or multi-year basis. The Company’s consulting services may result in either single or multiple performance obligations based on the contractual terms. The Company may also offer services in the form of stand-ready scientific and software engineering services, which are typically only offered in conjunction with the Orquestra Platform. The Company evaluates its contracts at inception to determine if the promises represent a single, combined performance obligation or multiple performance obligations. The Company allocates the transaction price to the performance obligations identified.

Judgment is required to allocate the transaction price to each performance obligation. The Company utilizes a stand-alone selling price methodology based on observable or estimated prices for each performance obligation. The Company considers market conditions, entity-specific factors, and information about the customer that is reasonably available to the entity when estimating stand-alone selling price for those performance obligations without an observable selling price. The Company’s contracts do not contain rights of return, and any variable consideration as the result of service level agreements has been immaterial. The Company does not have other contractual terms that give rise to variable consideration.

Revenue from subscriptions to the Company’s Orquestra Platform to date have only been sold as access to the platform in its hosted environment and are therefore recognized over the contract term on a ratable basis, as the promise represents a stand-ready performance obligation.

Revenue from consulting services is generally recognized over time. The Company’s contracts typically contain fixed-fee transaction prices. The Company determines and records a provision for loss contracts at the contract level when the current estimate of total costs of the contract at completion exceeds the total consideration the Company expects to receive. The Company has not recorded any provision for loss contracts at June 30, 2024 or December 31, 2023.

For consulting services, the Company measures progress toward satisfaction of the performance obligation as the services are provided, and revenue is generally recognized based on the labor hours expended over time. Through this method, the Company recognizes revenue based on the actual labor hours incurred to date compared to the current estimate of total labors hours to satisfy the performance obligation. The Company believes this method best reflects the transfer of control to the customer. This method requires periodic updates to the total estimated hours to complete the contract, and these updates may include subjective assessments and judgments. The Company had limited contracts for which, based on the Company’s determination of the enforceability of payment terms, revenue was recognized at a point in time when payment became enforceable.

Revenue from services sold in the form of stand-ready scientific and software engineering services are recognized over the contract term on a ratable basis, as the obligation represents a stand-ready obligation.

From time to time, the Company may enter into arrangements to build license applications that can be used in conjunction with its Orquestra Platform or separately. To date, the license application built has been delivered as a perpetual license with associated post-contract support. The Company recognizes the license at the time of deployment, and the related post-contract support over the contracted service period on a ratable basis, as it is provided as a stand-ready service.

The Company’s payment terms vary by contract and do not contain significant financing components. Amounts collected in advance of revenue recognized are recorded as deferred revenue in the condensed consolidated balance sheets.

ZAPATA COMPUTING HOLDINGS INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(Dollar amounts in thousands, except per share and share amounts)

The Company’s balances resulting from contracts with customers include the following:

Contract Acquisition Costs—The Company incurs and pays commissions at the commencement of the contract. The period of the related revenue recognition for the Company’s contracts is typically less than one year in duration, and as such, the Company applies the practical expedient to expense the costs in the period in which they were incurred.

For contracts that have periods that exceed one year, the Company capitalizes contract acquisition costs. As of June 30, 2024 and December 31, 2023, capitalized contract acquisition costs of $19 and $38, respectively, were included in prepaid expenses and other current assets on the condensed consolidated balance sheets. There was $10 and $15 of amortization of contract acquisition costs recognized in the condensed consolidated statements of operations and comprehensive loss for the three months ended June 30, 2024 and 2023, respectively, and $19 and $19 recognized in the condensed consolidated statements of operations and comprehensive loss for the six months ended June 30, 2024 and 2023.

Accounts Receivable—Accounts receivable represents amounts billed or unbilled to customers that have yet to be collected and represents an unconditional right to receive this consideration from its customers. Account balances are written off against the allowance in the period in which the Company determines that is it probable that the receivable will not be recovered. As of June 30, 2024 and December 31, 2023, there were accounts receivable due from related parties amounting to $2,235 and $829, respectively. As of June 30, 2024 and December 31, 2023, the Company had zero allowance for credit losses.

Deferred Revenue—Deferred revenue represents payments received for which revenue has not yet been recognized.

All deferred revenue as of December 31, 2023 was recognized as revenue during the six months ended June 30, 2024. The decrease in deferred revenue is due to decreased customer billings for revenue not yet delivered for consulting services and subscriptions relating to timing of satisfaction of the Company’s performance obligations.

Balances from contracts with customers for the six months ended June 30, 2024, consist of the following:

	End of Period	Beginning of Period
Accounts receivable (including $1,500 and $562 from related parties at June 30, 2024 and December 31, 2023, respectively)	$1,617	$1,341
Unbilled accounts receivable (including $735 and $267 from related parties at June 30, 2024 and December 31, 2023, respectively)	888	597
Deferred revenue	736	744

Balances from contracts with customers for the year ended December 31, 2023, consist of the following:

	End of Year	Beginning of Year
Accounts receivable (including $562 and $0 from related parties at December 31, 2023 and 2022, respectively)	$1,341	$600
Unbilled accounts receivable (including $267 and $534 from related parties at December 31, 2023 and 2022, respectively)	597	827
Deferred revenue	744	500

All revenue from contracts with customers was generated in the U.S. during the three and six months ended June 30, 2024 and 2023. Revenue from contracts with customers recognized for the three and six months ended June 30, 2024 and 2023 consist of the following:

ZAPATA COMPUTING HOLDINGS INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(Dollar amounts in thousands, except per share and share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Point in time	$735	$—	$735	$—
Over time	1,266	1,432	2,484	2,944
Total	$2,001	$1,432	$3,219	$2,944

Cost of Revenue

Cost of revenue includes expenses related to supporting product offerings. The Company’s primary cost of revenue is personnel costs, including salaries and other personnel-related expense. Cost of revenue also includes costs relating to the Company’s information technology and systems, including depreciation, network costs, data center maintenance, database management and data processing costs. The Company allocates these overhead expenses based on headcount, and thus these expenses are reflected in cost of revenue and each operating expense category.

Research and Development Expenses

Research and development expenses consist primarily of expenses and overhead costs incurred in developing new products. The Company expenses all research and development costs as incurred.

Sales and Marketing Expenses

Advertising expenses, which are included in sales and marketing expense in the condensed consolidated statements of operations and comprehensive loss, primarily include promotional expenditures, and are expensed as incurred. The amount incurred for advertising expenses for the three and six months ended June 30, 2024 and 2023 was immaterial.

In addition, sales and marketing expenses consist primarily of personnel-related costs, including salaries and wages, benefits, commissions, bonuses and stock-based compensation expense for the Company’s employees engaged in sales and sales support, business development, marketing, corporate partnerships, and customer service functions. Sales and marketing expenses also include costs incurred for market research, tradeshows, branding, marketing, promotional expense, and public relations, as well as facilities and other supporting overhead costs, including depreciation and amortization.

General and Administrative Expenses

General and administrative expenses consist primarily of salaries, benefits and other related costs, for personnel and consultants in the Company’s executive and finance functions. General and administrative expenses also include professional fees for legal, finance, accounting, intellectual property, auditing, tax and consulting services, travel expenses and facility-related expenses, which include allocated expenses for rent and maintenance of facilities and other operating costs not otherwise included in research and development expenses or sales and marketing expenses.

Warrant Instruments

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the instruments’ specific terms and applicable authoritative guidance in ASC 480 and ASC 815. The assessment considers whether the instruments are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the instruments meet all of the requirements for equity classification under ASC 815, including whether the instruments are indexed to the Company’s own common stock and whether the instrument holders could potentially require net cash settlement in a circumstance outside of the Company’s control, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and, for liability-classified warrants, at each reporting period end date while the warrants are outstanding.

The Company evaluated its outstanding warrants and concluded that the warrants to purchase common stock at an exercise price of $11.50 per share that are listed on the Nasdaq Capital Market under the ticker symbol “ZPTAW” (“Public Warrants”) and warrants to purchase common stock at an exercise price of $11.50 per share held by the Sponsor and the Sponsor Co-Investor (“Private

ZAPATA COMPUTING HOLDINGS INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(Dollar amounts in thousands, except per share and share amounts)

Placement Warrants”) to be issued pursuant to the warrant agreements are indexed to its own common stock and therefore qualify for equity accounting treatment.

Stock-Based Compensation

The Company measures all stock-based options granted to employees, directors and non-employees based on the fair value of the awards on the date of grant using the Black-Scholes option-pricing model. The Company measures restricted stock awards using the difference, if any, between the purchase price per share of the award and the fair value of the Company’s common stock at the date of grant.

The Company grants stock options and restricted stock awards that are subject to service-based vesting conditions. Compensation expense for awards to employees and directors with service-based vesting conditions is recognized using the straight-line method over the requisite service period, which is generally the vesting period of the respective award. Compensation expense for awards to non-employees with service-based vesting conditions is recognized in the same manner as if the Company had paid cash in exchange for the goods or services, which is generally over the vesting period of the award. The Company accounts for forfeitures as they occur.

The Company classifies stock-based compensation expense in its condensed consolidated statements of operations and comprehensive loss in the same manner in which the award recipient’s payroll costs are classified or in which the award recipient’s service payments are classified.

Comprehensive Loss

Comprehensive loss includes net loss as well as other changes in stockholders’ deficit that result from transactions and economic events other than those with stockholders. The comprehensive loss for the Company equals its net loss plus changes in foreign currency translation for all periods presented.

Income Taxes

The Company accounts for income taxes using the asset and liability method, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the condensed consolidated financial statements or in the Company’s tax returns. Deferred tax assets and liabilities are determined based on the differences between the financial statement basis and tax basis of assets and liabilities using enacted tax rates in effect for the years in which the differences are expected to reverse. Changes in deferred tax assets and liabilities are recorded in the provision for income taxes. The Company assesses the likelihood that its deferred tax assets will be recovered from future taxable income and, to the extent it believes, based upon the weight of available evidence, that it is more likely than not that all or a portion of the deferred tax assets will not be realized, a valuation allowance is established through a charge to income tax expense. Potential for recovery of deferred tax assets is evaluated by estimating the future taxable profits expected and considering prudent and feasible tax planning strategies.

The Company accounts for uncertainty in income taxes recognized in the condensed consolidated financial statements by applying a two-step process to determine the amount of tax benefit to be recognized. First, the tax position must be evaluated to determine the likelihood that it will be sustained upon external examination by the taxing authorities. If the tax position is deemed more likely than not to be sustained, the tax position is then assessed to determine the amount of benefit to recognize in the condensed consolidated financial statements. The amount of the benefit that may be recognized is the largest amount that has a greater than 50 percent likelihood of being realized upon ultimate settlement. The provision for income taxes includes the effects of any resulting tax reserves, or unrecognized tax benefits, that are considered appropriate as well as the related net interest and penalties. The Company had accrued no amounts for interest or penalties related to uncertain tax positions as of June 30, 2024 and December 31, 2023.

Emerging Growth Company

From time to time, new accounting pronouncements are issued by the FASB or other standard setting bodies and adopted by the Company as of the specified effective date. The Company qualifies as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Pursuant to the JOBS Act, an emerging growth company is provided the option to adopt new or revised accounting standards that may be issued by FASB or the SEC either (i) within the same periods as those

ZAPATA COMPUTING HOLDINGS INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(Dollar amounts in thousands, except per share and share amounts)

otherwise applicable to non-emerging growth companies or (ii) within the same time periods as private companies. The Company intends to take advantage of the exemption for complying with new or revised accounting standards within the same time periods as private companies, which means that when a standard is issued or revised and it has different application dates for public and nonpublic companies, the Company will adopt the new or revised standard at the time nonpublic companies adopt the new or revised standard and will do so until such time that the Company either (i) irrevocably elects to “opt out” of such extended transition period or (ii) no longer qualifies as an emerging growth company. As a result, the Company’s unaudited condensed consolidated financial statements may not be comparable to those public companies that comply with new or revised accounting pronouncements as of public company effective dates. The Company may choose to early adopt any new or revised accounting standards whenever such early adoption is permitted for nonpublic companies.

Recently Adopted Accounting Pronouncements

In August 2020, the FASB issued ASU 2020-06, Debt – Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging – Contracts in Entity’s Own Equity (Subtopic 815 – 40) (“ASU 2020-06”). ASU 2020-06 simplifies the accounting for certain financial instruments with characteristics of liabilities and equity, including convertible instruments and contracts on an entity’s own equity. The ASU is part of the FASB’s simplification initiative, which aims to reduce unnecessary complexity in U.S. GAAP. The ASU’s amendments became effective for the Company for annual and interim reporting periods beginning after December 15, 2023. The Company adopted ASU 2020-06 on January 1, 2024. The adoption of this guidance did not have a material impact on the Company’s unaudited condensed consolidated financial statements.

Recently Issued Accounting Pronouncements Not Yet Adopted

In November 2023, the FASB issued ASU 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, which requires all public entities, including public entities with a single reportable segment, to provide in interim and annual periods one or more measures of segment profit or loss used by the chief operating decision maker to allocate resources and assess performance. Additionally, the standard requires disclosures of significant segment expenses and other segment items as well as incremental qualitative disclosures. The guidance in this update is effective for fiscal years beginning after December 15, 2023, and interim periods after December 15, 2024. The Company is currently in the process of evaluating the effects of this pronouncement on its related disclosures.

In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which requires enhanced income tax disclosures, including specific categories and disaggregation of information in the effective tax rate reconciliation, disaggregated information related to income taxes paid, income or loss from continuing operations before income tax expense or benefit, and income tax expense or benefit from continuing operations. The requirements of the ASU are effective for annual periods beginning after December 15, 2024, with early adoption permitted. The Company is currently in the process of evaluating the impact of this pronouncement on its related disclosures.

In March 2024, the FASB issued ASU 2024-02, Codification Improvements—Amendments to Remove References to the Concepts Statements, which amends the Codification to remove references to various concepts statements and impacts various topics in the Codification. The amendments apply to all reporting entities within the scope of the affected accounting guidance, but in most instances the references removed are extraneous and not required to understand or apply the guidance. Generally, the amendments in ASU 2024-02 are not intended to result in significant accounting changes for most entities. The guidance in this update is effective for fiscal years beginning after December 15, 2024. The Company is currently in the process of evaluating the effects of this pronouncement on its related disclosures.

3.
Merger

On March 28, 2024, the Company completed its planned Merger with Legacy Zapata, pursuant to which Legacy Zapata became a wholly owned subsidiary of the Company.

In connection with the Merger, AAC filed an application for deregistration with the Cayman Islands Registrar of Companies and filed a certificate of incorporation and a certificate of corporate domestication with the Secretary of State of the state of Delaware, under which AAC was domesticated and continues as a Delaware corporation (the “Domestication”), changing its name to Zapata Computing Holdings Inc. At the effective time of the Domestication, existing holders of ordinary shares of AAC received 7,596,206

ZAPATA COMPUTING HOLDINGS INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(Dollar amounts in thousands, except per share and share amounts)

shares of the Company’s common stock in exchange for their Class A and Class B ordinary shares held immediately prior to the consummation of the Merger.

With the Closing of the Merger, holders of shares of Legacy Zapata common stock and Legacy Zapata Convertible Preferred Stock received an aggregate of 17,696,425 shares of the Company’s common stock, and holders of Legacy Zapata Options received options to purchase an aggregate of 3,016,409 shares of the Company’s common stock, determined by giving effect of the Exchange Ratio of 0.9141.

For accounting purposes, the Merger was accounted for as a reverse recapitalization whereby Legacy Zapata was treated as the accounting acquirer and AAC was treated as the acquired company. This determination was primarily based on the following factors: (i) Legacy Zapata’s existing stockholders had the majority of the voting interest in the combined entity with an approximate 63% voting interest; (ii) the combined company’s board of directors consisted of seven board members with one board member designated by AAC, and each of the remaining six board members were members of the board of directors of Legacy Zapata and one additional independent board member; (iii) Legacy Zapata’s senior management comprised all the senior management of the combined company; and (iv) Legacy Zapata’s existing operations comprised the ongoing operations of the combined company. In accordance with guidance applicable to these circumstances, the Merger was treated as the equivalent of Legacy Zapata issuing stock for the net assets of AAC, accompanied by a recapitalization. The net assets of AAC were stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Merger were those of Legacy Zapata.

On April 1, 2024, in connection with the consummation of the Merger, the Company’s common stock was listed on the Nasdaq Global Market, and the Public Warrants and the Private Placement Warrants were listed on the Nasdaq Capital Market, under the new trading symbols “ZPTA” and “ZPTAW,” respectively. Costs paid by the Company directly attributable to the Merger were $7,058 and were treated as issuance costs and netted against additional paid-in-capital in the condensed consolidated balance sheet of the Company. Additionally, upon the consummation of the Merger, the holders of certain outstanding Senior Secured Notes elected to convert the principal of their notes and accrued interest thereon into 3,257,876 shares of the Company’s common stock (856,202 shares to related parties) in accordance with their terms, at a conversion price of $4.50 per share. Aggregate principal and accrued interest of $2,081 on the Senior Secured Notes remains outstanding as of June 30, 2024.

In connection with the Closing of the Merger, the following events occurred as discussed in more detail below:

Unvested Shares

In contemplation of the Merger, AAC, Legacy Zapata, the Sponsor, the Sponsor Co-Investor and certain directors entered into a sponsor support agreement. AAC’s Sponsor, the Sponsor Co-Investor, key stockholders of the Sponsors and directors owned an aggregate of 5,750,000 Class B ordinary shares of AAC (the “Sponsor Shares”), of which 1,423,500 shares of Class B ordinary shares were subject to certain vesting and forfeiture provisions as described in the sponsor support agreement. At the Closing of the Merger, 1,129,630 Sponsor Shares were determined to be unvested and are subject to forfeiture (the “Unvested Shares”) (see Note 12).

Purchase Agreement with Lincoln Park

On December 19, 2023, the Company entered into a purchase agreement (the “Purchase Agreement”) with Lincoln Park, pursuant to which Lincoln Park has agreed to purchase from the Company, at the option of the Company, an aggregate of up to $75,000 of the Company’s common stock from time to time over a 36-month period following the Commencement Date, subject to certain limitations contained in the Purchase Agreement including, but not limited to, the filing and effectiveness of a registration statement (the “Lincoln Park Registration Statement”). In accordance with the Purchase Agreement, the Company was required to pay Lincoln Park a commitment fee of $1,688 (the “Commitment Fee”) as follows: (i) on the business day prior to the filing of the Lincoln Park Registration Statement, $563 in shares of common stock and (ii) the Company could elect to pay the remaining $1,125 amount of the Commitment Fee in either cash or shares of the Company’s common stock, with any shares issuable on the business day prior to the filing of the Lincoln Park Registration Statement and any cash due within 90 days of the Closing Date. Shares issued as payment for the Commitment Fee are referred to herein as the “Commitment Shares”.

On April 11, 2024, the Company issued 712,025 shares of common stock to Lincoln Park as consideration for the Commitment Fee at an effective price of $2.37 per share. As of June 30, 2024, the Company has issued 5,419,287 shares of its common stock to Lincoln Park for aggregate proceeds of $5,300 (excluding the Commitment Fee shares).

ZAPATA COMPUTING HOLDINGS INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(Dollar amounts in thousands, except per share and share amounts)

Forward Purchase Agreement

On March 25, 2024, the Company entered into the Forward Purchase Agreement with Sandia, pursuant to which Sandia purchased, prior to the Closing, 1,000,000 shares of AAC’s Class A Ordinary Shares from third parties through a broker in the open market (the “Recycled Shares”) and, concurrently with the Closing, 500,000 shares of the Company’s common stock at a purchase price of $10.99 per share (the “Additional Shares”). Pursuant to the Forward Purchase Agreement, at the Closing, the Company prepaid to Sandia (the “Prepayment”), (i) with respect to the Recycled Shares, with proceeds from the trust account, a cash amount equal to the (x) product of the number Recycled Shares and (y) $10.99 per share and, (ii) with respect to the Additional Shares, a per share amount equal to $10.99 per share netted against the proceeds from the Additional Shares received from Sandia. In the case of the Recycled Shares, the Prepayment was paid with proceeds from the trust account at the Closing of the Merger. The Prepayment for Additional Shares was netted against the proceeds that Sandia was to pay for the purchase of such Additional Shares, resulting in no cash received or paid for the share issuance (see Note 7).

Advisory Agreements

On July 4, 2023, AAC entered into an engagement letter with a third party, pursuant to which the third party acted as a capital markets advisor to AAC in connection with the Merger. AAC agreed to pay the third party a fee of (i) $500 in cash payable upon the Closing of the Merger, plus (ii) $1,000 in shares of the Company’s common stock, payable 180 days after the Closing of the Merger plus (iii) $1,000 payable in either cash or shares of the Company’s common stock, payable 270 calendar days following the completion of the Merger. On March 25, 2024, AAC and the third party entered into an amendment to the engagement letter to settle the fee arrangement, such that there is no remaining obligation following the Merger.

On September 13, 2023, the Company entered into an agreement with an additional third party for advisory services to be provided in connection with the Merger. In March 2024, the payment terms of the agreement were amended to provide for a fee of $1,250, to be paid by the issuance of a Senior Secured Note with a principal amount of $1,000 and the remaining $250 in six monthly installments in cash of $42 per month commencing on May 15, 2024. During the six months ended June 30, 2024 the Company paid $84 to the third party.

The Senior Secured Note issued to the third party was a modified award issued subsequent to the initial date of grant (see Note 3). The incremental fair value of the Senior Secured Note from the award modification was recorded as a Loss on issuance of senior secured notes within Total other expense, net in the condensed consolidated statements of operations and comprehensive loss. The Senior Secured Note issued to the third party has the same terms as the Senior Secured Notes issued to other noteholders. The third party did not convert the Senior Secured Note into shares of the Company’s common stock upon the Closing of the Merger, and the Senior Secured Note remained outstanding at June 30, 2024.

On February 9, 2024, AAC and the Company entered into a capital markets advisory agreement with a third party pursuant to which the Company agreed to pay the third party i) $300 for capital markets advisory services provided related to the Merger, and ii) $150 for services provided related to the benefit of the holders of AAC and Zapata securities. On March 27, 2024, AAC and the Company also agreed to issue to the third party a Senior Secured Note in the principal aggregate amount of $150 immediately prior to the Closing of the Merger in exchange for additional capital markets advisory services provided in connection with the Merger. This Senior Secured Note was then converted into 33,333 shares of the Company’s common stock at the Closing of the Merger. The Company recorded a reduction of $450 in additional paid-in capital on its condensed consolidated balance sheet as a transaction cost in connection with the capital markets advisory services provided. During the six months ended June 30, 2024, in connection with the 33,333 shares issued for the additional services, the Company recognized $150 in general and administrative expense in the condensed consolidated statements of operations and comprehensive loss.

On February 9, 2024, the Company entered into an engagement letter with an additional third party, as amended on February 27, 2024, pursuant to which the third party acted as a capital markets advisor to the Company in connection with the Merger. The Company agreed to pay the third party a non-refundable cash fee of $1,800, payable by the Company in monthly payments of $113 commencing on the earlier of May 31, 2024 or the effectiveness of the Lincoln Park Registration Statement until the full advisory fee of $1,800 has been paid (the “Term”), with $300 of such payment waivable if the Company voluntarily prepays $1,500 to the third party prior to December 31, 2024. The Lincoln Park Registration Statement was declared effective on April 18, 2024. Notwithstanding the foregoing, the Company will pay the full $1,800 upon consummation of a financing transaction with proceeds of $15,000 or more (not including sales under the Purchase Agreement or similar financing) during the Term. Upon the Closing of the Merger, the Company recognized $1,800 as transaction costs, which recorded as a reduction in additional paid-in capital. The Company also

ZAPATA COMPUTING HOLDINGS INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(Dollar amounts in thousands, except per share and share amounts)

recorded an obligation of $1,575 to the third party in accrued expenses and other current liabilities within the condensed consolidated balance sheet as of June 30, 2024. During the six months ended June 30, 2024, the Company paid $226 to the third party.

In March 2024, the Company entered into a placement agent agreement to retain an additional third party for the purpose of raising up to $10,000, for a term of 60 days from the execution of the placement agent agreement. The Company agreed to pay a cash fee equal to 7.0% of the gross amount of cash proceeds received by the Company from investors introduced by the third party directly to the Company (the “Financing Proceeds”), payable within 7 business days following receipt of proceeds from any investors introduced by the third party. In addition, the Company agreed to issue a number of shares of common stock equal to 3.0% of the Financing Proceeds divided by 4.50 upon the closing of the Merger. The Company made cash payments in an aggregate amount equal to $123 in connection with the receipt of the Financing Proceeds and issued 11,666 shares of common stock upon the closing of the Merger. The Company capitalized the cash fee and the fair value of the shares issued as a debt discount and amortized using the effective interest method over the term of the loans. (See Note 8).

Marketing Services Agreement

On February 9, 2024, AAC entered into a marketing services agreement with a third party to promote investor engagement, pursuant to which AAC agreed to pay the third party in shares of the Company’s common stock with a value of $300 upon the Closing of the Merger. In connection with the Closing of the Merger, the Company issued 30,706 shares of the Company’s common stock to the third party.

Merger Consideration

The following table reconciles the elements of the Merger to the condensed consolidated statement of cash flows and the consolidated statement of changes in equity. Upon the Closing of the Merger, the Company assumed liabilities of $8,159 from AAC, which was comprised of $223 of accounts payable, $1,987 of accrued expenses and other current liabilities, $2,619 of note payable – related party, and $3,330 of deferred legal fees.

March 28, 2024
Cash - AAC Trust (net of redemptions)	$20,283
Less: AAC costs paid at Closing	(7,317)
Less: Notes payable - related party paid at Closing	(330)
Net proceeds from the Merger	12,636
Less: Liabilities obtained from AAC	(8,159)
Merger consideration	$4,477

The number of shares of the Company’s common stock outstanding immediately following the consummation of the Merger was as follows:

Share Ownership
Legacy Zapata equityholders	17,696,425
AAC public shareholders	1,846,206
AAC Sponsor shares	5,750,000
Senior Secured Note holders	3,257,876
Additional Shares issued pursuant to the Forward Purchase Agreement	500,000
Capital markets advisors	42,372
Total shares of common stock immediately after the Merger	29,092,879

ZAPATA COMPUTING HOLDINGS INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(Dollar amounts in thousands, except per share and share amounts)

4.
Fair Value Measurements

The following tables present the Company’s fair value hierarchy for its assets and liabilities that are measured at fair value on a recurring basis and indicate the level within the fair value hierarchy of the valuation techniques the Company utilized to determine such fair value:

	Fair Value Measurements at June 30, 2024
	Level 1	Level 2	Level 3	Total
Assets:
Cash equivalents:
Money market mutual funds	$6,652	$—	$—	$6,652
	$6,652	$—	$—	$6,652
Liabilities:
Forward purchase agreement derivative liability	$—	$—	$13,163	$13,163
	$—	$—	$13,163	$13,163

	Fair Value Measurements at December 31, 2023
	Level 1	Level 2	Level 3	Total
Assets:
Cash equivalents:
Money market mutual funds	$2,693	$—	$—	$2,693
	$2,693	$—	$—	$2,693

The Company’s cash equivalents maintained in money market funds are based on quoted market prices in active markets, which represent a Level 1 measurement within the fair value hierarchy. The carrying values of the Company’s accounts receivable, prepaid expenses and other current assets, accounts payable, accrued expenses and other current liabilities, the note payable – related party, deferred revenue, deferred legal fees and the obligation to issue common stock approximate their fair values due to the short-term nature of these instruments. The Forward Purchase Agreement derivative liability is carried at fair value, determined according to Level 3 inputs in the fair value hierarchy (see Note 7).

For the six months ended June 30, 2024 and 2023, there were no transfers between Level 1, Level 2 and Level 3.

Valuation of Forward Purchase Agreement Derivative Liability

As described in Note 3, the Company entered into the Forward Purchase Agreement in connection with the Merger on March 25, 2024. The Forward Purchase Agreement contains (i) an Optional Early Termination provision, and (ii) a Variable Maturity Consideration. The Optional Early Termination and the Variable Maturity Consideration, as combined, are considered as a freestanding financial instrument and meet the definition of a derivative instrument. The fair value of the forward purchase agreement derivative liability, consisting of the Optional Early Termination and the Variable Maturity Consideration, was estimated using a Monte-Carlo Simulation in a risk-neutral framework. The fair value of the derivative liability was equal to the difference between the fair value of the Forward Purchase Agreement and the amount of cash receivable at the two-year settlement date, which was calculated as the present value of the initial reset price of $10.00 per share (as defined in the Forward Purchase Agreement) discounted using the term-matched risk-free rate.

The following table represents the significant inputs used in calculating the forward purchase agreement derivative liability on the issuance date and as of June 30, 2024:

	March 28, 2024	June 30, 2024
Stock price	$13.60	$0.60
Expected volatility	50.00%	60.00%
Risk-free interest rate	4.54%	4.75%
Expected life (in years)	2.00	1.75
Expected dividend yield	—%	—%

ZAPATA COMPUTING HOLDINGS INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(Dollar amounts in thousands, except per share and share amounts)

The Company determined the initial value for the forward purchase agreement derivative liability of $4,935 using the Level 3 inputs as of the issuance date on March 28, 2024 and recorded the loss on issuance of $4,935 as a loss on issuance of forward purchase agreement derivative liability in the condensed consolidated statements of operations and comprehensive loss. The change in fair value of the forward purchase agreement derivative liability of $8,228 was recorded during the three and six months ended June 30, 2024 in the condensed consolidated statements of operations and comprehensive loss.

The following table presents the change in fair value of the forward purchase agreement derivative liability for the three and six months ended June 30, 2024:

Amounts
Balance as of December 31, 2023	$—
Forward purchase agreement derivative liability issuance	4,935
Balance as of March 31, 2024	4,935
Partial early termination of forward purchase agreement derivative liability	(823)
Change in fair value of forward purchase agreement derivative liability	9,051
Balance as of June 30, 2024	$13,163

5.
Property and Equipment, Net

Property and equipment, net consisted of the following:

	June 30, 2024	December 31, 2023
Computer equipment	$655	$630
Furniture and fixtures	128	128
Leasehold improvement	26	26
	809	784
Less: Accumulated depreciation and amortization	(703)	(628)
Property and equipment, net	$106	$156

Depreciation and amortization expense of property and equipment for the three and six months ended June 30, 2024 and 2023 was $37, $41, $75 and $86, respectively.

6.
Accrued Expenses and Other Current Liabilities

Accrued expenses and other current liabilities consisted of the following:

	June 30, 2024	December 31, 2023
Accrued employee compensation and benefit	$967	$263
Accrued professional fees	3,709	1,377
Other	579	305
	$5,255	$1,945

7.
Forward Purchase Agreement

On March 25, 2024, the Company entered into the Forward Purchase Agreement with Sandia, pursuant to which Sandia purchased, from the open market, 1,000,000 Recycled Shares and 500,000 Additional Shares, which represents the maximum number of shares subject to purchase under the Forward Purchase Agreement, subject to adjustment as described below (the “Maximum Number of Shares”). The number of shares subject to the Forward Purchase Agreement (the “Number of Shares”) is subject to

ZAPATA COMPUTING HOLDINGS INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(Dollar amounts in thousands, except per share and share amounts)

reduction following a termination of the Forward Purchase Agreement with respect to such shares as described under “Optional Early Termination” in the Forward Purchase Agreement.

Pursuant to the Forward Purchase Agreement, at the Closing of the Merger, the Company prepaid to Sandia (the “Prepayment”), with respect to the Recycled Shares, with proceeds from the trust account, a cash amount equal to the (x) product of the number Recycled Shares and (y) $10.99 per share, totaling $10,986 which was paid at the Closing of the Merger. With respect to the Additional Shares, a per share amount equal to $10.99 per share was netted against the proceeds from the Additional Shares received from Sandia, resulting in no cash received or paid for the share issuance.

As of June 30, 2024, the reset price (the “Reset Price”) was $10.00 per share and will be subject to reset on a monthly basis (each a “Reset Date”), with the first such Reset Date occurring 180 days after the closing date of the Merger, to be greater of (a) $4.50 and (b) the 30-day volume weighted average price of shares of the Company’s common stock immediately preceding such Reset Date. Except as described below, the Reset Price will be reduced immediately to any lower price at which the Company closes any agreement to sell or grants any right to reprice, or otherwise disposes of or issues (or announces any offer, sale, grant or any option to purchase or other disposition of) any shares of the Company’s common stock or securities of the Company or any of its subsidiaries convertible, exercisable or exchangeable into, or otherwise entitles the holder thereof to receive, shares of the Company’s common stock or other securities (a “Dilutive Offering and, such reset, a Dilutive Offering Reset”).

In the event of a Dilutive Offering Reset, the Maximum Number of Shares will be increased to an amount equal to the quotient of (i) 1,500,000 divided by (ii) the quotient of (a) the price of such Dilutive Offering divided by (b) $10.00. In such event, Sandia has the right to purchase more Additional Shares, up to the Maximum Number of Shares, for which the Company will be required to provide a cash prepayment to Sandia netted against the purchase price for such shares, and such Additional Shares will be subject to the terms of the Forward Purchase Agreement.

To the extent Sandia does not early terminate shares purchased under the Forward Purchase Agreement, as described below, the parties will settle the then outstanding shares held by Sandia upon the Valuation Date, such date being two years from the Closing of the Merger, March 28, 2026, subject to acceleration under certain circumstances, including the occurrence of a VWAP Trigger Event, defined as an event that occurs if the volume weighted average price per share on any scheduled trading day, for any 20 trading days during a 30 consecutive trading day-period, is below $1.00 per share. On the Cash Settlement Payment Date, which is the tenth business day following the last day of the valuation period commencing on the Valuation Date, as described in the Forward Purchase Agreement (the “Valuation Period”), Sandia will pay the Company a cash amount equal to (A) the number of shares subject to the Forward Purchase Agreement as of the Valuation Date less the number of unregistered shares, multiplied by (B) the volume-weighted average price over the Valuation Period (the “Settlement Amount”); provided, that if the amount of the Settlement Amount Adjustment (as defined below) payable by the Company to Sandia is less than the Settlement Amount, then the Settlement Amount Adjustment will be automatically netted from the Settlement Amount and any remaining amount paid in cash. The Company will pay to Sandia on the Cash Settlement Payment Date an amount (the “Settlement Amount Adjustment”) equal to (1) the Number of Shares as of the Valuation Date multiplied by $2.00 per share if the amount is to be paid in cash, or (2) if the Settlement Amount Adjustment exceeds the Settlement Amount, the Company may at its election pay the Settlement Amount Adjustment to Sandia in shares of common stock of the Company, in an amount equal to the product of the number of shares, including the Recycled Shares and the Additional Shares as of the Valuation Date multiplied by $2.25; provided, that in certain circumstances as described in the Forward Purchase Agreement, including if a Delisting Event (as defined in the Forward Purchase Agreement) occurs during the Valuation Period, such amount must be paid in cash.

In addition, during the term of the Forward Purchase Agreement, Sandia may elect to terminate the transaction in whole or in part by providing a written notice to the Company, which will specify the quantity by which the number of shares will be reduced (the “Terminated Shares”). The Company shall be entitled to an amount from Sandia, equal to the product of (x) the number of Terminated Shares and (y) the Reset Price, as defined hereafter, on the date of notice.

The Company has determined that the Optional Early Termination provision and the Variable Maturity Consideration, within the Forward Purchase Agreement as combined are considered a freestanding financial instrument as the Optional Early Termination and the Variable Maturity Consideration cannot be legally detachable and separately exercisable from each other and meet the definition of a derivative. The Company recorded the derivative instrument as a liability on its condensed consolidated balance sheets and measured it at fair value of $13,163 as of June 30, 2024, with the initial value of the instrument recorded as a loss on issuance of forward purchase agreement derivative liability of $4,935 in the condensed consolidated statements of operations and comprehensive

ZAPATA COMPUTING HOLDINGS INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(Dollar amounts in thousands, except per share and share amounts)

loss. The change in fair value of the forward purchase agreement derivative liability of $8,228 was recorded during the three and six months ended June 30, 2024 in the condensed consolidated statements of operations and comprehensive loss.

The Prepayment is accounted for as a subscription receivable and recorded as a reduction to equity to reflect the substance of the overall arrangement as a net repurchase of the Recycled Shares and the Additional Shares. The Company recognized a subscription receivable of $10,986 associated with the Recycled Shares as a reduction to additional paid-in capital in its condensed consolidated balance sheet and a subscription receivable associated with the Additional Shares was fully offset with the proceeds that Sandia paid for the purchase of these shares, resulting in no cash received or paid for such share issuance.

In April 2024, Sandia partially exercised the optional early termination right under the Forward Purchase Agreement, pursuant to which 250,000 shares were terminated and the Company received payments totaling $2,500 under the early termination obligation prescribed in the Forward Purchase Agreement.

In addition, the Company reimbursed Sandia $64 at the Closing for reasonable out-of-pocket expenses for costs incurred in connection with the transaction, and (b) $54 in expenses incurred in connection with the acquisition of the Recycled Shares. These expenses were recorded within other income (expense), net in the condensed consolidated statements of operations and comprehensive loss during the three and six months ended June 30, 2024. The Company will also pay to the third party a quarterly fee of $5 in consideration of certain legal and administrative obligations in connection with this transaction.

8.
Debt

The aggregate principal amount of debt outstanding as of June 30, 2024 and December 31, 2023 consisted of the following:

	June 30, 2024	December 31, 2023
Senior secured notes	$2,081	$8,900
Note payable - related parties	2,305	—
	$4,386	$8,900

Current and non-current debt obligations reflected in the condensed consolidated balance sheets as of June 30, 2024 and December 31, 2023 consisted of the following:

	June 30, 2024	December 31, 2023
Current liabilities:
Note payable - related parties	$2,305	$—
Debt, current portion	2,305	—
Non-current liabilities:
Senior secured notes	2,081	8,900
Debt, net of current portion	2,081	8,900
Total Debt	$4,386	$8,900

Senior Notes

On June 13, 2023, Legacy Zapata entered into a senior note purchase agreement with and issued senior promissory notes to certain lenders. Under the agreements, Legacy Zapata was permitted to issue convertible notes in an aggregate principal amount of up to $20,000 (the “Senior Notes”). The Senior Notes accrued interest at a rate of 20.0% per annum, had a maturity date of June 13, 2024, and could be extended one year from the maturity date at the option of Legacy Zapata. The Senior Notes were convertible in connection with a business combination between Legacy Zapata and a publicly traded special purpose acquisition company, including the Merger, or in connection with an IPO, in each on or prior to the maturity date, at a conversion price of $8.50 per share. On December 22, 2023, the aggregate principal amount of $5,625 plus accrued and unpaid interest of $557 of the Senior Notes were exchanged for $6,182 of the aggregate principal amount of the Senior Secured Notes (as defined below). Accrued and unpaid interest on the borrowings under the Senior Notes prior to the exchange was calculated at an interest rate of 20.0% based on the 365-day

ZAPATA COMPUTING HOLDINGS INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(Dollar amounts in thousands, except per share and share amounts)

period from the issuance date to the amendment date. As of December 22, 2023, all Senior Notes were canceled in exchange for Senior Secured Notes with a principal amount equal to the principal amount of the Senior Notes plus accrued and unpaid interest through the date immediately prior to the exchange.

Senior Secured Notes

On December 22, 2023, Legacy Zapata entered into a Security Agreement and Senior Secured Note Purchase Agreement (collectively, the “Senior Secured Notes Agreements”) with new and existing noteholders. Under the Senior Secured Notes Agreements, Legacy Zapata was authorized to issue convertible notes (the “Senior Secured Notes”) in an aggregate principal amount of up to $14,375 and offered to exchange its outstanding Senior Notes for Senior Secured Notes. The Senior Secured Notes accrue interest at a compound rate of 15.0% per annum and mature on December 15, 2026. The Senior Secured Notes Agreements allowed existing noteholders the option to surrender their existing Senior Notes in exchange for Senior Secured Notes of an equal aggregate principal amount plus accrued and unpaid interest. All existing holders of Senior Notes exercised this option. The total principal and accrued interest of Senior Notes exchanged amounted to $5,625 and $557, respectively. The Company determined that the exchange is a debt extinguishment. As of December 31, 2023, Legacy Zapata had an outstanding balance of Senior Secured Notes of $8,900, which was netted with $158 of unamortized debt issuance costs.

From January through March 2024, Legacy Zapata issued $7,150 in additional aggregate principal amount of Senior Secured Notes, which includes certain Senior Secured Notes with an aggregate principal amount of $1,150 that were issued to third party advisors in lieu of cash payment for services rendered to Legacy Zapata related to the Merger (Note 3). The Senior Secured Notes were or are, as applicable, convertible at the option of the holder in connection with a business combination between Legacy Zapata and a publicly-traded special purpose acquisition company, including the Merger, or in connection with an initial public offering, in each case on or prior to the maturity date, at a conversion price (as may be adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) of (i) $4.50 per share at the closing of such business combination, including the Merger, or initial public offering, as applicable, or (ii) $8.50 per share at any time after the closing of such business combination, including the Merger, or initial public offering, as applicable.

The Senior Secured Notes issued from January 2024 to March 2024 totaling $6,150 were issued at a substantial premium. Accordingly, the Company accounted for the issuance of these Senior Secured Notes under the amortized cost model, which is the principal plus accrued interest. The remaining Senior Secured Note issued to a third-party advisor totaling $1,000 is carried at redemption value, which is the principal plus accrued interest.

The Company issued a Senior Secured Note to a third party for capital market advisory services that vested contingently with the Merger. Upon the satisfaction of the performance condition as described in the agreement, the Company accounted for the Senior Secured Note as a stock-based award granted to a non-employee and measured the award based on the fair value on the Merger date, with the liability portion of the award recorded as Senior Secured Notes at the redemption value, and the excess fair value recorded as a Loss on issuance of convertible note within total other expense, net in the condensed consolidated statements of operations and comprehensive loss.

The aggregate premium associated with the Senior Secured Notes, which was recorded as a loss on the issuance date of $9,776 was recorded within other income (expense) and as additional paid-in capital. For the three and six months ended June 30, 2024 the Company recognized $77 and $493 in interest expense related to contractual interest on the Senior Secured Notes, which is recorded in interest expense within the condensed consolidated statement of operations and comprehensive loss. Legacy Zapata incurred an additional $210 of debt issuance costs in connection with the Senior Secured Notes issued from January 2024 to March 2024 and were accounted as a debt discount, of which $53 was settled through the issuance of 11,666 shares of the Company’s common stock upon the Closing of the Merger (see Note 3). The Company recognized $368 in interest expense associated with the accelerated amortization of debt issuance costs upon the conversion of a portion of the outstanding Senior Secured Notes at the Closing of the Merger, which is recorded in interest expense within the condensed consolidated statement of operations and comprehensive loss.

The aggregate premium associated with the Senior Secured Notes issued during the six months ended June 30, 2024 was estimated utilizing a binomial lattice model which includes a combination of the discounted cash flow and optional conversion with De-SPAC features. The following table presents the significant unobservable inputs that were included in the discounted cash flow

ZAPATA COMPUTING HOLDINGS INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(Dollar amounts in thousands, except per share and share amounts)

feature and the optional conversion with De-SPAC feature for the period of January 1, 2024 to March 27, 2024 (the last issuance date):

Significant Unobservable Input	Input Range
Model	Discounted cash flow
Discount rate	29.7% to 31.4%
Model	Optional conversion with De-SPAC
Closing stock price	$9.49 to $10.97
Expected annual volatility	55.0%
Risk free rate	4.2% to 4.4%
Dividend yield	0.0%
Preferred yield	29.7% to 31.4%

Upon the Closing of the Merger, a portion of the aggregate outstanding the Senior Secured Notes converted into 3,257,876 shares of the Company’s common stock (856,202 shares to related parties). Upon the conversion of the Senior Secured Notes, the principal balance of the debt of $14,207 and associated accrued interest of $453 were converted, resulting in an increase in common stock and additional paid-in capital of $14,660. Certain holders of the Senior Secured Notes, holding $2,081 in aggregate principal and accrued interest as of June 30, 2024, did not convert their Senior Secured Notes into shares of the Company’s common stock.

The Company recognizes the remaining Senior Secured Notes at amortized cost. As of June 30, 2024, the $2,081 of aggregate principal and accrued interest on the outstanding Senior Secured Notes did not include any associated costs that are being recorded as a debt discount and amortized over the remaining term of the outstanding Senior Secured Notes. The $2,081 of aggregate principal and accrued interest on the outstanding Senior Secured Notes mature on December 15, 2026.

Notes Payable - Related Parties

To finance transaction costs in connection with the Merger, the Sponsor and certain of AAC’s officers and directors made working capital loans (the “Notes Payable – Related Party”) to AAC prior to the Closing. The Notes Payable – Related Party would either be repaid upon the consummation of the Merger, without interest, or at AAC’s discretion, up to $1,500 of such Notes Payable – Related Party could be convertible into Private Placement Warrants of the Company at a price of $1.00 per warrant at the Closing Date of the Merger (see Note 11).

On March 28, 2024, the terms of the Notes Payable – Related Party were amended, pursuant to which the outstanding principal balance plus the accrued interest of $2,619, which was also due per its terms at the Closing of the Merger was deferred and became due in monthly installments (including interest accruing from the Closing of the Merger through the payment date) for twelve months thereafter beginning thirty days following the effectiveness of the Lincoln Park Registration Statement (see Notes 3 and 10). The Lincoln Park Registration Statement was declared effective on April 18, 2024. Upon the closing of the Merger, none of the note holders elected to exercise their option of converting their respective loans into warrants. The Notes Payable – Related Party bear interest at a rate of 4.5% per annum. The Company accounted for the Notes Payable – Related Party under the amortized cost model. As of June 30, 2024, the outstanding balance of the Notes Payable – Related Party was $2,305 within the Company’s condensed consolidated balance sheet. There was no unamortized debt discount related to Notes Payable – Related Party as of June 30, 2024.

As of June 30, 2024, future minimum payments required on the Senior Secured Notes and the Notes Payable – Related Party are as follows:

Year Ending	Amount
2024 (remaining)	$1,576
2025	796
2026	2,081
Total future minimum payments	4,453
Less: imputed interest	(67)
Total Debt	$4,386

ZAPATA COMPUTING HOLDINGS INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(Dollar amounts in thousands, except per share and share amounts)

9.
Convertible Preferred Stock

In connection with the Merger on March 28, 2024, each holder of the Convertible Preferred Stock was converted into the right to receive 0.9141 shares of the Company’s common stock. The Company determined that the Merger constituted a deemed liquidation under its charter and, as such, the holders of the Convertible Preferred Stock were entitled to receive an amount per share equal to the greater of i) the applicable original issue price of the applicable series of the Convertible Preferred Stock, plus any dividends declared but unpaid thereon (the “Preference”), or ii) such amount per share as would have been payable had all shares of the Convertible Preferred Stock been converted into common stock immediately prior to the Merger (the “As Converted Amount”). Upon the Closing of the Merger, the Company determined that the As Converted Amount was greater than the Preference, and converted 14,222,580 shares of Convertible Preferred Stock into 13,001,114 shares of the Company’s common stock. The Company’s capital amounts prior to the Merger have been retrospectively restated as shares reflecting the conversion ratio of 0.9141 established in the Merger. Following the Closing, the Company has no shares of Convertible Preferred Stock outstanding.

As of December 31, 2023, the authorized, issued, and outstanding Convertible Preferred Stock and their principal terms after retrospectively adjusting for the effect of the reverse recapitalization were as follows:

		December 31, 2023
	Par Value	Preferred Stock Authorized	Preferred Stock Issued and Outstanding	Carrying Value	Liquidation Preference	Common Stock Issuable Upon Conversion
Series Seed Preferred Stock	$0.0001	2,163,527	1,977,705	$5,380	$5,443	1,977,705
Series A Preferred Stock	0.0001	4,785,883	4,374,866	21,417	21,626	4,374,866
Series B-1 Preferred Stock	0.0001	6,264,714	5,337,972	30,587	30,760	5,337,972
Series B-2 Preferred Stock	0.0001	1,433,699	1,310,571	7,332	7,175	1,310,571
		14,647,823	13,001,114	$64,716	$65,004	13,001,114

As of December 31, 2023, the holders of the Convertible Preferred Stock had the following rights and preferences:

Voting Rights—The holders of Convertible Preferred Stock voted together with all other classes and series of stock as a single class on an as-converted basis. Each share of Convertible Preferred Stock entitled the holder to such number of votes per share as would equal the number of shares of common stock into which the share was then convertible. The holders of the Series A Preferred stock were entitled to elect one member of the Company’s Board of Directors, holders of the Series B Preferred Stock were entitled to elect one member of the Company’s Board of Directors, the holders of Convertible Preferred Stock, voting together, were entitled to elect two members of the Company’s Board of Directors, and the holders of the common stock were entitled to elect two members of the Company’s Board of Directors.

Dividends—The Convertible Preferred Stock had the right to receive dividends only when, as and if declared by the Company’s Board of Directors. No dividends have been declared through June 30, 2024.

Redemption—The Series Seed Preferred Stock, Series A Preferred Stock, and Series B Preferred Stock were not redeemable.

Liquidation—In the event of liquidation, dissolution or winding up of the Company, the Convertible Preferred Stockholders would be entitled to receive, in preference to all common stockholders, an amount after retrospectively adjusting for the effect of the reverse recapitalization equal to $2.7524 per share for Series Seed, $4.9433 per share for Series A, $5.7626 per share for Series B-1, and $5.4745 per share for Series B-2 as adjusted for certain events, plus any declared or accrued and unpaid dividends. If upon such liquidation, dissolution, winding up or deemed liquidation event, the assets of the Company available for distribution to it stockholders would be insufficient to pay the holders of shares of Convertible Preferred Stock the full amount to which they would be entitled, the holders of Convertible Preferred Stock would share ratably in any distribution of the assets available for distribution in proportion to the respective amounts which would otherwise be payable in respect of the shares of Convertible Preferred Stock held by them upon such distribution if all amounts payable on or with respect to such shares were paid in full. After such distributions had been made, the remaining assets available for distribution would be distributed among the common stockholders on a pro rata basis based upon the number of shares held by each common stockholder.

ZAPATA COMPUTING HOLDINGS INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(Dollar amounts in thousands, except per share and share amounts)

Conversion—Each share of Series Seed Preferred Stock, Series A Preferred Stock, Series B-1 Preferred Stock, and Series B-2 Preferred Stock was convertible into one share of common stock based on a conversion price of $2.7524, $4.9433, $5.7626, and $5.4745 per share, respectively, adjustable for certain dilutive events. Conversion was at the option of the holder. The Convertible Preferred Stock converted automatically upon the closing of an IPO resulting in net proceeds of at least $50,000 or upon the decision of the holders of at least fifty percent of the outstanding Series Seed Preferred Stock, Series A Preferred Stock, and Series B Preferred Stock.

10.
Common Stock

As of December 31, 2023, Legacy Zapata had 23,500,000 shares of $0.0001 par value common stock authorized. The voting, dividend, and liquidation rights of the holders of Legacy Zapata’s common stock were subject to and qualified by the rights, powers and preferences of the holders of the Convertible Preferred Stock set forth above and as designated by resolution of the Board of Directors. Each share of common stock entitles the holder to one vote, together with the holders of the Convertible Preferred Stock, on all matters submitted to the stockholders for a vote. The holders of common stock are entitled to receive dividends, if any, as declared by Legacy Zapata’s Board of Directors, subject to the preferential dividend rights of Convertible Preferred Stock.

As of December 31, 2023, after retrospectively adjusting for the effect of the reverse recapitalization, Legacy Zapata reserved 3,276,076 shares of its common stock to provide for exercise of outstanding stock options, and the future issuance of common stock options and restricted stock awards under the 2018 Plan (as defined in Note 12) and 13,001,114 shares to provide for the potential conversion of shares of Convertible Preferred Stock into common stock. Following the effectiveness of the 2024 Equity and Incentive Plan (the “2024 Plan”) in March 2024, the 2018 Plan has been terminated and Legacy Zapata will not make any further awards under the 2018 Plan. The Company has reserved 3,491,146 shares of the Company’s common stock for issuance under the 2024 Plan as of June 30, 2024 (see Note 12).

In connection with the consummation of the Merger, the Company’s authorized capital stock consists of 600,000,000 shares of the Company’s common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, par value $0.0001 per share. No shares of preferred stock were issued or outstanding as of June 30, 2024. Upon the Closing, a) 17,696,425 shares of the Company’s common stock were issued to Legacy Zapata shareholders based on the Exchange Ratio of 0.9141, b) 1,846,206 shares of the Company’s common stock were held by AAC’s public shareholders who did not exercise redemption rights in connection with the Merger, c) 5,750,000 shares of the Company’s common stock were held by AAC’s sponsor and sponsor co-investor and key stockholders of the Sponsors, d) 3,257,876 shares of the Company’s common stock (856,202 shares to related parties) were issued upon conversion of Senior Secured Notes, e) 500,000 shares of the Company’s common stock were issued to Sandia pursuant to the Forward Purchase Agreement, and f) 42,372 shares of the Company’s common stock have been issued to certain capital markets advisors. On March 29, 2024, an employee exercised an option following the Merger and the Company issued 30,822 shares of the Company’s common stock. As of June 30, 2024 and December 31, 2023, 35,255,013 shares and 4,678,950 shares of the Company’s common stock were outstanding, respectively.

Under the terms of the Company’s certificate of incorporation, the Company’s Board of Directors is authorized to direct the Company, without any action or vote by its stockholders (except as may be provided by the terms of any class or series of Company preferred stock then outstanding), to issue shares of preferred stock in one or more series without the approval of the Company’s stockholders. The Company’s Board of Directors has the discretion to determine the rights, powers, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, of each series of preferred stock.

Lincoln Park Purchase Agreement

On December 19, 2023, AAC and the Company entered into the Purchase Agreement with Lincoln Park, pursuant to which Lincoln Park has agreed to purchase up to $75,000 of shares of common stock from time to time over a 36-month period following the Closing of the Merger, subject to the satisfaction of the conditions in the Purchase Agreement. In accordance with the Purchase Agreement, the Company paid Lincoln Park the Commitment Fee of $1,688 on April 11, 2024 through the issuance of 712,025 shares of common stock at an effective price of $2.37 per share (see Note 3).

In connection with the Purchase Agreement, AAC and the Company also entered into a Registration Rights Agreement with Lincoln Park, pursuant to which the Company is obligated to file the Lincoln Park Registration Statement that covers the shares of

ZAPATA COMPUTING HOLDINGS INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(Dollar amounts in thousands, except per share and share amounts)

common stock that are issuable to Lincoln Park under the Purchase Agreement (including the Commitment Shares) with the SEC within 45 days following the Closing of the Merger. The Company filed the Lincoln Park Registration Statement on April 12, 2024, which was declared effective on April 18, 2024.

11.
Warrants

Public Warrants and Private Placement Warrants

As part of AAC’s IPO, AAC issued Public Warrants to third-party investors where each whole warrant entitles the holder to purchase one share of AAC’s common stock at an exercise price of $11.50 per share. Simultaneously with the closing of the IPO, AAC completed the private sale of Private Placement Warrants to the sponsor, where each warrant allows the holder to purchase one share of AAC’s common stock at $11.50 per share. Additionally, pursuant to AACs’ sponsor working capital loan agreement, the sponsor may convert up to $1,500 of the outstanding Notes Payable – Related Party into up to an additional 1,500,000 Private Placement Warrants at the price of $1.00 per warrant upon the Closing Date (See Note 8). Upon the Closing Date, the option to convert up to $1,500 of the outstanding Notes Payable – Related Party amount into and up to an additional 1,500,000 Private Placement Warrants was not exercised. As of June 30, 2024, 11,499,982 Public Warrants and 13,550,000 Private Placement Warrants remained outstanding.

The Warrants expire on the fifth anniversary of the Merger or earlier upon redemption or liquidation and are exercisable commencing 30 days after the Merger, provided that the Company has an effective registration statement under the Securities Act covering the shares of the Company’s common stock issuable upon exercise of the Warrants and a current prospectus relating to them is available or a valid exemption is available

The Company may redeem the outstanding warrants:

a.
in whole and not in part;
b.
at a price of $0.01 per Public Warrant;
c.
upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and
d.
if, and only if, the closing price of the common stock equals or exceeds $18.00 per share for any 20 trading days within a 30-trading day period ending three trading days before the Company can send the notice of redemption to the warrant holders.

If the Company calls the Public Warrants for redemption as described above, the Company may elect to require the exercise of the Public Warrants on a “cashless basis” as described below. If and when the Public Warrants become redeemable by the Company, the Company may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws. If the Company calls the Public Warrants for redemption, as described above, its management will have the option to require any holder that wishes to exercise the Public Warrants to do so on a “cashless basis”. In such event, each holder would pay the exercise price by surrendering the Public Warrants for that number of common shares equal to the quotient obtained by dividing (x) the product of the number of the Company’s common stock underlying the Public Warrants, multiplied by the excess of the “fair market value” (as defined below) of the Company’s common stock over the exercise price of the Public Warrants by (y) the “fair market value.” Solely for purposes of this paragraph, the “fair market value” means the volume-weighted average last reported sale price of the Company’s common stock as reported for the ten trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of the Public Warrants. However, except as described below, the Public Warrants will not be adjusted for issuances of the Company’s common stock at a price below their exercise price. Additionally, in no event will the Company be required to net cash settle the Public Warrants. The Private Placement Warrants are substantially identical to the Public Warrants. There are certain terms that differ the Private Placement Warrants from the Public Warrants including that the Private Placement Warrants and the Company’s common stock issuable upon the exercise of the Private Placement Warrants are not transferable, assignable or salable until 30 days after the Closing Date, subject to certain limited exceptions. Additionally, the Private Placement Warrants are exercisable on a cashless basis and are non-redeemable. The warrant agreements also contain a provision wherein warrant holders can receive an “alternative issuance” (as defined in the applicable warrant agreement), including as a result of a tender offer that constitutes a change of control.

As of June 30, 2024 and December 31, 2023, there were 11,499,982 and 11,500,000 Public Warrants outstanding, respectively. As of June 30, 2024 and December 31, 2023, there were 13,550,000 and 13,550,000 Private Placement Warrants outstanding,

ZAPATA COMPUTING HOLDINGS INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(Dollar amounts in thousands, except per share and share amounts)

respectively. The Public Warrants and Private Placement Warrants qualify for equity classification in accordance with ASC 815-40, Derivatives and Hedging. Accordingly, the Warrants were initially measured at fair value and recorded within equity with no subsequent measures of changes in fair value.

12.
Compensation Plans

2018 Equity Incentive Plan

In 2018, the Board of Directors adopted the 2018 Stock Incentive Plan (the “2018 Plan”). Under the terms of the 2018 Plan, incentive stock options could be granted to employees of Legacy Zapata and nonqualified stock options, or restricted stock awards could be granted to directors, consultants, employees and officers of Legacy Zapata. The exercise price of stock options cannot be less than the fair value of Legacy Zapata’s common stock on the date of grant. The options vest over a period determined by the Board of Directors, generally four years, and expire not more than ten years from the date of grant.

After retrospectively adjusting for the effect of the reverse recapitalization, the total number of shares of common stock designated for issuance under the 2018 Plan was 4,058,126 as of December 31, 2023. As of December 31, 2023, there were 197,598 shares remaining available for future grants under the 2018 Plan. Following the effectiveness of the 2024 Plan in March 2024, the 2018 Stock Incentive Plan has been terminated and Legacy Zapata will not make any further awards under the 2018 Stock Incentive Plan.

2024 Plan

In March 2024, the Board of Directors adopted the 2024 Plan, which has been approved by the Company’s shareholders. The 2024 Plan became effective immediately prior to the consummation of the Merger. Under the terms of the 2024 Plan, equity and equity-based incentive awards, as well as cash awards may be granted to employees, directors and consultants. As of June 30, 2024, the Company has reserved 3,491,146 shares of the Company’s common stock for issuance under the 2024 Plan. The 2024 Plan provides that the number of shares of the Company’s common stock reserved and available for issuance under the 2024 Plan will automatically increase each January 1, beginning on January 1, 2025 and on each January 1 thereafter, by 5% of the outstanding number of shares of the Company’s common stock on the immediately preceding December 31, or such lesser amount as determined by the plan administrator. Shares of underlying any stock-based awards that are forfeited, canceled, held back upon exercise of an option or settlement of an award to cover the exercise price or tax withholding, or reacquired by the Company prior to vesting, satisfied without the issuance of stock or otherwise terminated (other than by exercise) will be added back to the shares available for the grant of awards under the 2024 Plan.

Inducement Awards

The Company issued options exercisable for an aggregate of 900,000 shares of the Company’s common stock as inducement awards outside of the 2024 Plan during the six months ended June 30, 2024.

Stock Option Valuation

The Company uses the Black-Scholes option-pricing model to value option grants on the date of grant and to determine the related compensation expense. The assumptions used in calculating the fair value of stock-based payment awards represent management’s best estimations. The Company bases its expected volatility on the volatilities of certain publicly-traded peer companies. Management believes that the historical volatility of the Company’s stock price does not best represent the expected volatility of the stock price. The risk-free interest rate is determined by reference to the U.S. Treasury yield curve in effect at the time of grant of the award for time periods approximately equal to the expected term of the stock options granted. The Company uses the simplified method (an expected term based on the midpoint between the vesting date and the end of the contractual term) to calculate the expected term for awards that qualify as “plain-vanilla” options as it does not have sufficient historical exercise data to provide a reasonable basis upon which to estimate the expected term for options granted to employees. The expected dividend yield assumption is based on the Company’s history and expectation of dividend payouts.

In determining the exercise prices for options granted, the Company has considered the fair value of the common stock as of the measurement date. Prior to the Closing of the Merger, the fair value of the common stock was determined by management with consideration to a third-party valuation, which contemplated a broad range of factors, including the illiquid nature of the investment in

ZAPATA COMPUTING HOLDINGS INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(Dollar amounts in thousands, except per share and share amounts)

the Company’s common stock, the Company’s historical financial performance and financial position, the Company’s future prospects and opportunity for liquidity events, and recent sale and offer prices of common and convertible preferred stock, if any, in private transactions negotiated at arm’s length. Following the Closing of the Merger, the fair value of the common stock has been determined based on the traded price of the Company’s common stock.

The following table presents the assumptions used in the Black-Scholes option-pricing model to determine the fair value of stock options granted during the six months ended June 30, 2024. No stock options were granted during the six months ended June 30, 2023:

Six Months Ended June 30,
2024
Fair value per share of underlying common stock	$0.84 - $1.23
Risk-free interest rate	4.42% - 4.50%
Expected term (in years)	6.08
Expected volatility	60.00%
Expected dividend yield	0%

Stock Options

Upon the Closing of the Merger, holders of Legacy Zapata Options received options to purchase an aggregate of 3,016,409 shares of the Company’s common stock, determined by giving effect of the Exchange Ratio of 0.9141. Stock option activity after retrospectively adjusting for the effect of the reverse recapitalization during the six months ended June 30, 2024 is as follows:

	Number of Shares	Weighted- Average Exercise Price	Weighted-Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Balance at December 31, 2023	3,078,475	$2.38	6.98	$4,489
Granted	900,000	1.10
Exercised	(47,183)	1.44		415
Forfeited and expired	(307,873)	3.12
Balance at June 30, 2024	3,623,419	$2.01	7.49	$8
Options vested and exercisable at June 30, 2024	2,171,320	$2.05	6.34	$8
Options vested and expected to vest at June 30, 2024	3,623,419	$2.01	7.49	$8

All stock options granted have time-based vesting conditions and vest over a four-year period. The weighted-average grant-date fair value of awards granted for the six months ended June 30, 2024 was $0.66 per share As of June 30, 2024, there was $1,219 of total unrecognized compensation cost related to unvested stock options. The Company expects to recognize the unrecognized compensation amount over a remaining weighted-average period of 2.64 years.

ZAPATA COMPUTING HOLDINGS INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(Dollar amounts in thousands, except per share and share amounts)

Stock-Based Compensation

The following table below summarizes the classification of the Company’s stock-based compensation expense related to stock options and restricted common stock in the condensed consolidated statements of operations and comprehensive loss:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Research and development	$40	$51	$77	$56
Sales and marketing	13	39	33	29
General and administrative	168	64	292	101
Cost of revenue	8	8	18	21
	$229	$162	$420	$207

Unvested Shares

In connection with the Closing on March 28, 2024, 1,129,630 shares of Sponsor Shares became unvested and are subject to the forfeiture pursuant to the closing available cash provisions as described in the sponsor support agreement in contemplation of the Merger. All of the Unvested Shares will become vested if, within three years of the Closing, the volume-weighted average price of the Company’s common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period, or if there is a change of control of the Company. If neither of these events occur within three years of the Closing, then the Unvested Shares will be forfeited and shall be transferred by the sponsor and the sponsor co-investor to the Company, without any consideration for such transfer. The Unvested Shares are indexed to the Company’s own stock and are therefore classified as equity in the Company’s condensed consolidated financial statements. No Unvested Shares vested during the six months ended June 30, 2024.

Employee Stock Purchase Plan

In March 2024, the Board of Directors adopted the 2024 Employee Stock Purchase Plan (the “2024 ESPP”), which has been approved by the Company’s shareholders. The 2024 ESPP provides eligible employees with an opportunity to purchase shares of the Company’s common stock through accumulated contributions, which generally will be made through payroll deductions. The 2024 ESPP permits the administrator of the 2024 ESPP to grant purchase rights that qualify for preferential tax treatment under Section 423 of the Internal Revenue Code of 1986 (the “Code”). In addition, the 2024 ESPP authorizes the grant of purchase rights that do not qualify under Code Section 423 pursuant to rules, procedures or sub-plans adopted by the administrator that are designed to achieve desired tax or other objectives. As of June 30, 2024, 581,858 shares (the “Initial ESPP Limit”) of the Company’s common stock were reserved for issuance under the 2024 ESPP. The 2024 ESPP provides that the number of shares of the Company’s common stock reserved and available for issuance under such plan will automatically increase each January 1, beginning on January 1, 2025 and on each January 1 thereafter, by the least of the Initial ESPP Limit, 1% of the outstanding number of shares of the Company’s common stock on the immediately preceding December 31, or such lesser amount as determined by the plan administrator.

Each offering of the Company’s common stock under the 2024 ESPP will be for a period of six months (the “offering period”). The first offering period under the 2024 ESPP will begin and end on such date or dates as determined by the plan administrator. Subsequent offerings under the 2024 ESPP will generally begin on the first business day occurring on or after each January 1 and July 1 and will end on the last business day occurring before the following July 1 and January 1, respectively. Shares are purchased on the last business day of each offering period (the “exercise date”).

On the exercise date of each offering period, the eligible employee is deemed to have exercised the option, at the exercise price, for the lowest of (i) a number of shares of the Company’s common stock determined by dividing such employee’s accumulated payroll deductions or contributions on such exercise date by the exercise price; (ii) the number of shares of the Company’s common stock determined by dividing $25 by the fair market value of the Company’s common stock on the first day of such offering period; or (iii) such lesser number as established by the plan administrator in advance of the offering. The exercise price is equal to the lesser of (i) 85% the fair market value per share of the Company’s common stock on the first day of the offering period or (ii) 85% of the fair market value per share of the Company’s common stock on the exercise date. The maximum number of shares of the Company’s common stock that may be issued to any eligible employee under the 2024 ESPP in a calendar year is a number of shares of the

ZAPATA COMPUTING HOLDINGS INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(Dollar amounts in thousands, except per share and share amounts)

Company’s common stock determined by dividing $25 by the fair market value of the Company’s common stock, valued at the start of the offering period, or such other lesser number of shares as determined by the plan administrator from time to time.

As of June 30, 2024, the Company has not issued any shares under the 2024 ESPP.

13.
Leases

Operating leases

As a lessee, the Company leases certain office spaces under non-cancelable operating leases located in the United States and Canada. On May 7, 2024, the Company entered into a month-to-month lease that commenced on June 1, 2024. The following table sets forth information about the Company’s operating lease costs for the three and six months ended June 30, 2024 and 2023:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Operating lease cost	$85	$101	$178	$201
Short-term lease cost	2	—	3	—
Total lease costs	$87	$101	$181	$201

There were no variable lease costs for the three and six months ended June 30, 2024 and 2023.

The following table sets forth supplemental information about the leases for the six months ended June 30, 2024 and 2023:

	Six Months Ended June 30,
	2024	2023
Cash paid for amounts included in the measurement of operating liabilities	$185	$207
Weighted-average remaining lease term – operating leases	0.30	1.20
Weighted-average discount rate – operating leases	11.05%	11.50%

The following table presents the maturity of the Company’s operating lease liabilities as of June 30, 2024:

Fiscal Year	Amount
2024 (remaining)	$75
Thereafter	—
Total future minimum lease payments	75
Less: imputed interest	—
Present value of lease liabilities	$75

14.
Income Taxes

In determining the quarterly provisions for income taxes, the Company uses the annual estimated effective tax rate applied to the actual year-to-date income (loss), adjusted for discrete items arising in that quarter. In addition, the effect of changes in enacted tax laws or rates and tax status is recognized in the interim period in which the change occurs.

The computation of the estimated annual effective income rate at each interim period requires certain estimates and assumptions including, but not limited to, the expected pre-tax income (or loss) for the year, projections of the proportion of income (and/or loss) earned and tax in foreign jurisdictions and permanent and temporary differences. The accounting estimates used to compute the provision or benefit for income taxes may change as new events occur, additional information is obtained or the Company’s tax environment changes. To the extent that the estimated annual effective income tax rate changes during a quarter, the effect of the change on prior quarters is included in the income tax provision in the quarter in which the change occurs.

For the three and six months ended June 30, 2024 and 2023, the Company recorded an income tax provision of $7, $23, $13 and $27, respectively related to foreign income tax provisions. The Company’s annual estimated effective tax rate differs from the U.S.

ZAPATA COMPUTING HOLDINGS INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(Dollar amounts in thousands, except per share and share amounts)

federal statutory rate of 21% primarily due to the U.S. valuation allowance and the foreign rate differential related to the United Kingdom, Canada, Japan, and Spain.

15.
Retirement Plan

The Company maintains a defined-contribution plan under Section 401(k) of the Internal Revenue Code of 1986 (the “401(k) Plan”). The Company’s 401(k) Plan covers all eligible employees and allows participants to defer a portion of their annual compensation on a pre-tax basis. Employees of the Company may participate in the 401(k) plan immediately upon hiring, as there are no age or service requirements. The Company does not match employee contributions.

16.
Commitments and Contingencies

License and Collaboration Agreements

During 2018, the Company entered into an exclusive patent license agreement (the “license agreement”) with a term that continued unless terminated by the Company or the licensor. The license agreement contained annual license maintenance fee payments, milestone payments, as well as payments based on a percentage of net sales. Under the license agreement, the Company issued shares of its common stock to the licensor representing four percent of the Company’s capital stock on a fully diluted basis.

The license agreement obligated the Company to pay fixed annual license maintenance fees of $100 for the year ended December 31, 2023, and $100 per year thereafter until the Company or the licensor terminates the license.

The license agreement obligated the Company to pay fixed milestone payments upon the achievement of certain sales thresholds. The payments total $150, and the maximum sales threshold is $25,000. The Company did not trigger any payments to the licensor during the six months ended June 30, 2024 and 2023.

The license agreement obligated the Company to pay a royalty calculated as two percent of net sales. The license agreement also required the Company to make payments related to any sublicensing agreements, with varying amounts based on the type of sublicense. The Company paid $0 in royalties during the six months ended June 30, 2024 and 2023. On February 10, 2023, the Company terminated the license agreement by written notice to the licensor. Subsequent to the termination of the license agreement, all licensing rights held by the Company were forfeited to the licensor. The Company did not owe any accrued obligations or payments to the licensor after the license agreement was terminated.

Andretti Agreements

On February 10, 2022, the Company entered into a sponsorship agreement for marketing services to be provided by Andretti Autosport Holding Company, LLC (f/k/a Andretti Autosport Holding Company, Inc., “Andretti Global”). The total commitment under the sponsorship agreement is $8,000 and is due and payable over the period of February 2022 through July 2024. Through June 30, 2024, the Company has paid $3,500 under the agreement and for the three and six months ended June 30, 2024 and 2023, the Company recorded $696, $696, $1,391 and $1,391 in sales and marketing expense related to the sponsorship agreement. There was $3,750 included in accounts payable as of June 30, 2024 related to the sponsorship agreement. The remaining commitment of $750 will be due and payable in July 2024.

On March 28, 2024, the Company entered into a sponsorship agreement with Andretti Autosport 1, LLC, an affiliate of Andretti Global. The agreement expires on December 31, 2024. Subject to the agreement, the Company has committed to make payments under the sponsorship agreement in an amount totaling $1,000 due from July to November 2024.

Advisory and Other Agreements

In connection with the Merger, on September 13, 2023, the Company entered into an agreement with a third party for advisory services. In March 2024, the payment terms were amended to provide for a fee of $1,250, to be paid by the issuance of a Senior Secured Note with a principal amount of $1,000 and the remaining $250 in six monthly installments in cash of $42 per month commencing on May 15, 2024. During the six months ended June 30, 2024, the Company paid $84 to the third party.

ZAPATA COMPUTING HOLDINGS INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(Dollar amounts in thousands, except per share and share amounts)

On February 9, 2024, the Company entered into an engagement letter with an additional third party, as amended on February 27, 2024. The Company agreed to pay the third party a non-refundable cash fee of $1,800, payable by the Company in monthly payments of $113 over the Term (as defined in Note 3) with $300 of such payment waivable if the Company voluntarily prepays $1,500 to the third party prior to December 31, 2024. Upon the Closing of the Merger, the Company recognized $1,800 as transaction costs, which recorded as a reduction in additional paid-in capital. During the six months ended June 30, 2024, the Company paid $226 to the third party.

The following table reflects the Company’s obligations in connection with the aforementioned advisory and other agreements recorded in accounts payable, accrued expenses and other current liabilities, and non-current liabilities within the condensed consolidated balance sheet as of June 30, 2024. These obligations are expected to be fully repaid by December 31, 2025. Under certain circumstances each of the agreements contain certain prepayment features subject to the amount of proceeds raised as set forth in each agreement. During the six months ended June 30, 2024, the Company paid $1,084 under the agreements.

Year ending	Amount
2024 (remaining)	$3,232
2025	2,906
Total	$6,138

Collaborative Research Agreement

On February 12, 2024, the Company entered into a collaborative research agreement with a third party, pursuant to which the Company and the third party will partner to develop a quantum generative AI application and a hybrid solver over a three-month term. The Company will lead the development of the application. Following the completion of the initial three-month term, the third party will host the quantum generative AI application on its cloud service and provide support services for a period of 24 months. The Company has agreed to make payments in an aggregate amount equal to $2,063 to the third party over the agreement term as consideration for services rendered pursuant to the agreement, which will be due and payable from April 2024 to February 2027. The third party contributed $1,000 to the project in the form of a Senior Secured Note, which it did not elect to convert into the Company’s common stock upon the Closing of the Merger and remains outstanding.

17.
Net Loss per Share

The Company applies the two-class method when computing net income (loss) per share attributable to common stockholders as the Company has issued shares that meet the definition of participating securities. The two-class method determines net income (loss) per share for each class of common and participating securities according to dividends declared or accumulated and participation rights in undistributed earnings. The two-class method requires income (loss) available to common stockholders for the period to be allocated between common and participating securities based upon their respective rights to share in the undistributed earnings as if all income (loss) for the period had been distributed. There is no allocation required under the two-class method during periods of loss since the participating securities do not have a contractual obligation to share in the losses of the Company.

Basic net loss per share available to common stockholders is computed by dividing the net loss attributable to common stockholders by the weighted-average number of common shares outstanding for the periods presented. The weighted-average number of common stock outstanding excludes any Unvested Shares that have not met their vesting conditions during the periods presented. For purposes of this calculation, outstanding stock options and warrants to purchase common stock, Unvested Shares, Senior Secured Notes including accrued interest and the potential issuance of common stock upon the conversion of the Convertible Preferred Stock prior to the Closing of the Merger were considered common stock equivalents but had been excluded from the calculation of diluted net loss per share available to common stockholders as their effect was anti-dilutive. Accordingly, in periods in which the Company reports a net loss available to common stockholders, diluted net loss per share available to common stockholders is the same as basic net loss per share available to common stockholders, since dilutive common shares are not assumed to have been issued if their effect is anti-dilutive. The Company reported net loss available to common stockholders for each of the three and six months ended June 30, 2024 and 2023.

ZAPATA COMPUTING HOLDINGS INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(Dollar amounts in thousands, except per share and share amounts)

The following table sets forth the computation of net loss per common share:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Numerator:
Net loss attributable to common stockholders	$(15,576)	$(4,716)	$(37,896)	$(9,784)
Denominator:
Weighted-average common shares outstanding, basic and diluted	32,182,440	4,661,256	18,383,203	4,659,269
Net loss per share attributable to common stockholders, basic and diluted	$(0.48)	$(1.01)	$(2.06)	$(2.10)

The Company excluded the following potential common shares, presented based on amounts outstanding at each period end, from the computation of diluted net loss per share for the periods indicated because including them would have had an anti-dilutive effect:

	Three Months Ended June 30,		Six Months Ended June 30,
	2024	2023	2024	2023
Convertible preferred stock (as converted to common stock)	—	13,001,114	—	13,001,114
Senior Secured Notes, including accrued interest	253,859	—	253,859	—
Public Warrants	11,499,982	—	11,499,982	—
Private Placement Warrants	13,550,000	—	13,550,000	—
Unvested Shares	1,129,630	—	1,129,630	—
Stock options to purchase common stock	3,623,419	2,608,649	3,623,419	2,608,649
	30,056,890	15,609,763	30,056,890	15,609,763

18.
Related Party Transactions

The Company’s Chief Executive Officer and member of the Company’s Board of Directors, as well as the Company’s Chief Technology Officer, entered into a Second Amended and Restated Right of First Refusal and Co-Sale Agreement on August 31, 2020. This agreement provides for customary rights of first refusal and co-sale related to certain sales of Zapata capital stock. This agreement terminated upon the Closing of the Merger.

A former member of the Board of Directors of Legacy Zapata that left the Board of Directors in March 2024 also provided consulting services to the Company. For each of the six months ended June 30, 2024 and 2023, the Company remitted fees of $15 and $31 to the member of its Board of Directors for these services. Additionally, a former member of Legacy Zapata’s Board of Directors that left the Board of Directors in January 2023 also provided consulting services to the Company. The amount of fees that the Company remitted to the former member of its Board of Directors for the services rendered during the six months ended June 30, 2023 was immaterial.

On June 13, 2023, the Company issued two Senior Notes with respective principal amounts of $500 to each of two greater than 5% stockholders of Legacy Zapata. On June 28, 2023, Legacy Zapata approved the appointment of a new member of its Board of Directors. The Company issued a Senior Note with a principal amount of $500 to this member on July 2, 2023. In December 2023, all outstanding Senior Notes were canceled and reissued as Senior Secured Notes (see Note 8). On March 28, 2024, each of the two notes issued on June 13, 2023 was converted in full into 127,554 shares of common stock, and the note issued on July 2, 2023 was converted into 126,348 shares of common stock.

One of AAC’s affiliates, Andretti Global, has preexisting contractual relationships with the Company. In February 2022, Andretti Global entered into i) an enterprise solution subscription agreement and ii) a sponsorship agreement with the Company (see Note 16), both of which expire on December 31, 2024. During each of the three and six months ended June 30, 2024 and 2023, the Company recorded $433, $433, $866 and $866 in revenue related to the enterprise solution subscription agreement. Andretti Global also entered into a managed service agreement with the Company in October 2022. For the three and six months ended June 30, 2024 and 2023, the Company recorded $0, $61, $0 and $123, respectively, in revenue related to the enterprise managed service agreement.

ZAPATA COMPUTING HOLDINGS INC.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(UNAUDITED)

(Dollar amounts in thousands, except per share and share amounts)

For the three and six months ended June 30, 2024 and 2023, the Company recorded $696, $696, $1,391 and $1,391 in sales and marketing expense related to the sponsorship agreement. The Company recognizes expense for the agreement over the period of service and will recognize $1,391 for the remaining six months during the year ending December 31, 2024. The remaining committed future payments under the sponsorship agreement at June 30, 2024 include $3,750 in accounts payable at June 30, 2024 and payments of $750 due in July 2024. There was $2,235 and $829 due from related parties as of June 30, 2024 and December 31, 2023 and $4,083 and $1,500 of payables due to related parties in connection with these agreements as of June 30, 2024 and December 31, 2023, respectively.

On March 28, 2024, the Company entered into a sponsorship agreement with Andretti Autosport 1, LLC, an affiliate of Andretti Global, which expires on December 31, 2024. The Company’s committed future payments under the sponsorship agreement total $1,000 and are due from July to November 2024.

On March 28, 2024, the Company entered into an Order Form under the February 2022 enterprise solution subscription agreement with Andretti Global. Pursuant to the agreement, Andretti Global agreed to pay the Company a total of $1,000 from August to December 2024, subject to the Company’s payment of the sponsorship fee to Andretti Autosport 1, LLC.

19.
Subsequent Events

The Company has evaluated all events subsequent to June 30, 2024 and through August 12, 2024, which represents the date these unaudited condensed consolidated financial statements were available to be issued. Based upon this review, the Company did not identify any subsequent events, that would have required adjustment or disclosure in the unaudited condensed consolidated financial statements.

2024 Lincoln Park Purchase Agreement

On August 13, 2024, the Company entered into a Purchase Agreement (the “2024 Purchase Agreement”) with Lincoln Park, pursuant to which Lincoln Park has agreed to purchase from the Company, at the option of the Company, an aggregate of up to $10,000 of shares of common stock from time to time over a 24-month period upon the satisfaction of certain conditions contained in the 2024 Purchase Agreement including, but not limited to, the filing and effectiveness of a registration statement covering shares of common stock that are issuable to Lincoln Park under the 2024 Purchase Agreement. In accordance with the 2024 Purchase Agreement, the Company issued 500,000 shares of common stock to Lincoln Park as a commitment fee. In connection with the 2024 Purchase Agreement, the Company also entered into a Registration Rights Agreement (the “2024 Registration Rights Agreement”) with Lincoln Park, pursuant to which the Company will file a registration statement covering the shares of common stock that are issuable to Lincoln Park under the 2024 Purchase Agreement with the SEC within 15 business days following the date that the 2024 Registration Rights Agreement was executed.

Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations.

You should read the following discussion and analysis of our financial condition and results of operations together with our unaudited consolidated financial statements and the notes thereto included elsewhere in this Quarterly Report on Form 10-Q. Some of the information contained in this discussion and analysis or set forth elsewhere in this Quarterly Report on Form 10-Q, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks, uncertainties and assumptions. You should read the “Forward-Looking Statements” and “Risk Factors” sections of this Quarterly Report on Form 10-Q, which describe factors or events that could cause our actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis. For periods prior to the closing of the Merger (as defined below), the use of “our,” “we”, the “Company” and words of similar import in this Item 2 refer to Zapata Computing, Inc. (“Legacy Zapata”) or Andretti Acquisition Corp. (“AAC”), as the context requires.

Forward Looking Statements

This Quarterly Report on Form 10-Q contains forward-looking statements. Statements regarding the potential combination and expectations regarding the combined business are “forward looking statements.” In addition, words such as “estimates,” “expects,” “anticipates,” “assumes,” “suggests,” “projects,” “forecasts,” “seeks,” “plans,” “possible,” “potential,” “aims,” “intends,” “believes,” “seeks,” “may,” “might,” “will,” “would,” “should,” “can”, “could,” “future,” “propose,” “target,” “goal,” “objective,” “outlook” and variations of these words or similar expressions (or the negative versions of such words or expressions) are intended to identify forward-looking statements. Generally, statements that are not historical facts, including statements concerning possible or assumed future actions, business strategies, events or results of operations, and any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward- looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the control of the parties, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements. Important factors, among others, that may affect actual results or outcomes include:

•
our ability to raise additional capital to execute our business plan, which may not be available on acceptable terms or at all, including pursuant to the Purchase Agreement and the 2024 Purchase Agreement (as defined below);

•
our ability to maintain the listing of our common stock, par value $0.0001 per share, on the Nasdaq Global Market and our Warrants (as defined below) on the Nasdaq Capital Market (collectively, “Nasdaq”), and the potential liquidity and trading of such securities;

•
our ability to realize anticipated benefits of the Merger;

•
the anticipated continued interest and growth of the generative artificial intelligence (“AI”) industry;

•
our ability to grow and manage such growth and expanding operations profitably;

•
our ability to build and maintain relationships with new customers and partners, maintain existing relationships with customers and partners, and compete with existing and new competitors in existing and new markets and offerings;

•
risks that our intellectual property (“IP”) will not provide the desired competitive advantage;

•
various conflicts of interest that could arise among the Company, its affiliates, investors and partner managers;

•
the restrictions on our incurring additional indebtedness while the Senior Secured Notes are outstanding;

•
our success in retaining or recruiting, or implementing changes required in, our officers, key employees or directors;

•
our ability to retain existing employees and attract and retain new employees with sufficient expertise in algorithm development, product development, software engineering and support services;

•
intense competition and competitive pressures from other companies in the industry in which we operate;

•
factors relating to our business, operations and financial performance, including market conditions and global and economic factors beyond our control;

•
our ability to pay deferred expenses related to the Merger as they come due;

•
our ability to achieve or maintain profitability;

•
the sufficiency of our cash, cash equivalents and investments to meet our liquidity needs;

•
the effect of legal, tax and regulatory changes;

•
our estimates regarding expenses, future revenue, capital requirements and needs for additional financing;

•
our financial performance;

•
a decline in the price of our securities if we fail to meet the expectations of investors or securities analysts;

•
our ability to improve our operational, financial and management controls;

•
the risk that our reporting and compliance obligations as a publicly-traded company disrupts our current plans and operations;

•
increased costs associated with operating as a public company;

•
our ability to build, maintain and enhance awareness of our brand;

•
the performance of our products and services;

•
unanticipated technological or project development challenges, including with respect to the cost and or timing thereof;

•
expectations regarding the time during which we will be an emerging growth company under the Jumpstart Our Business Startups (“JOBS”) Act; and

•
other factors detailed under the section entitled “Risk Factors.”

The forward-looking statements contained in this Quarterly Report on Form 10-Q are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors” in this report. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements.

We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Overview

We are an Industrial Generative AI software company that develops generative AI applications and provides accompanying services to solve complex industrial problems. Our approach utilizes the newest mathematical techniques from the quantum physics community to make computation more efficient and to create models that have other advantages over conventional methods. Founded by a team including Harvard University scientists in 2017, Legacy Zapata has built a world-class team from leading academic institutions and enterprise software companies with deep expertise across generative AI, quantum science, and enterprise software.

Our primary target customers are enterprise organizations, which generally consist of large businesses that have high revenue, the size and resources to dominate a specific market and a significant number of employees. We offer subscription-based solutions that combine software and services to develop custom Industrial Generative AI Applications designed to resolve the highly complex business challenges of these enterprises given the size and scope of their global operations.

We focus on generative AI and use both quantum and classical techniques in our work. Specifically, our specialized generative AI software category, referred to herein as “Industrial Generative AI,” takes generative models similar to those behind popular generative AI tools, such as OpenAI’s ChatGPT and Google’s Bard, and tailors them to business-, domain-, and industry-specific applications, with a focus on industrial problems. We offer enterprise customers Industrial Generative AI solutions designed to address some of the key challenges that arise in connection with solving industrial problems with computing-based solutions: data disarray, unpredictability, large solution spaces, time sensitivity, constrained compute, mission-critical requirements, and security concerns.

We have a suite of three subscription-based Industrial Generative AI offerings that include software and software tools supported by services. Our software offers its customers flexibility in selecting computing resources, including classical, high performance, and quantum computing hardware, as well as deployment environment options: cloud, private cloud, and on-premise. Using techniques based on the math of quantum physics, we can apply our software tools to specific industrial applications and tailor those applications to our customer’s relevant hardware. These offerings consist of:

•
Zapata AI Sense (“Sense”): A suite of algorithms and complex mathematical models to enhance analytics and other data-driven applications.
•
Zapata AI Prose (“Prose”): Our set of generative AI solutions based on large language models (“LLMs”), similar to widely used generic chatbot applications but customized to an enterprise’s industry and its unique problems.
•
Orquestra: Our Industrial Generative AI application development platform on which it provides Sense and Prose to customers.

While our current customers operate in only a few specific industries, we envision opportunities to utilize our software tools in almost any industry.

Since our inception in November 2017, we have devoted substantially all of our efforts on organizing and staffing, business planning, raising capital, research and development activities, developing and marketing Orquestra, our development platform on which we provide Prose and Sense, and providing general and administrative support for these operations. We plan to continue to grow our business primarily through establishing sales channels and expanding our internally generated sales. Since our inception through June 30, 2024, we have financed our operations primarily through sales of our convertible preferred stock, par value $0.0001 per share (the “Convertible Preferred Stock”) and common stock (including sales under our equity line of credit) and with issuances of Senior Notes and Senior Secured Notes (each as defined below and, collectively, the “Convertible Notes”). As described below in “Recent Developments,” on March 28, 2024, we completed our planned Merger (as defined below) with Andretti Acquisition Corp. (“AAC”), pursuant to which Legacy Zapata became a wholly owned subsidiary of AAC. Since our inception in 2017 and prior to the completion of the Merger, we had received gross proceeds totaling $64.7 million from the issuance of Convertible Preferred Stock and $14.5 million from the issuances of Convertible Notes. In April 2024, we received cash proceeds of $2.5 million as a result of a partial Optional Early Termination (as defined below) under the Forward Purchase Agreement (as defined below).

We have incurred significant operating losses since inception, including net losses of $15.6 million and $4.7 million for the three months ended June 30, 2024 and 2023, respectively, and net losses of $37.9 million and $9.8 million for the six months ended June 30, 2024 and 2023. We have generated revenue of $2.0 million and $1.4 million for the three months ended June 30, 2024 and 2023, respectively and revenue of $3.2 million and $2.9 million for the six months ended June 30, 2024 and 2023, respectively. As of June 30, 2024, we had an accumulated deficit of $127.4 million and we expect to continue to incur significant losses for at least the next several years if and as we:

•
continue our current research and development activities;

•
increase our sales and marketing teams and efforts;
•
increase the size of our services team to provide ongoing services in connection with our Industrial Generative AI solutions;
•
further develop our Industrial Generative AI application development platform, Sense and Prose;
•
develop and expand relationships with large service firms to leverage sales of our Industrial Generative AI solutions;
•
hire additional research and development personnel; and
•
add operational, financial and management information systems and personnel, including personnel to support our product development.

Further, following the closing of the Merger described below in “Recent Developments,” we have incurred, and expect to continue to incur, additional costs associated with operating as a public company, including increased accounting, audit, legal, regulatory, compliance and director and officer insurance costs as well as investor and public relations expenses.

As a result, we will need substantial additional funding to support our continuing operations and pursue our growth strategy. Until such time as we can generate sufficient revenue from our subscription-based offerings that combine our Orquestra platform and, if applicable, our Prose and Sense solutions that can be delivered on top of Orquestra, and our consulting services, we expect to finance our operations through a combination of equity offerings (including pursuant to our equity line of credit), debt financings, collaborations and strategic alliances. Our inability to raise capital as and when needed could have a negative impact on our financial condition and ability to pursue our business strategies. There can be no assurances that the current operating plan will be achieved or that additional funding will be available on terms acceptable to us, or at all. If we are unable to raise capital or enter into such agreements as and when needed, we may have to significantly delay, scale back or discontinue the further development and commercialization efforts of one or more of our products or may be forced to reduce or terminate our operations.

Our continuation as a going concern is dependent upon the ability to identify future financing sources and generate profits from our operations. We are pursuing all available options for funding, which include seeking public or private investments in our capital stock and availability under our equity line of credit. These factors raise substantial doubt about our ability to continue as a going concern.

The accompanying condensed consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and satisfaction of liabilities in the ordinary course of business. The condensed consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary if we are unable to continue as a going concern.

See “Liquidity and Capital Resources” below for additional information.

Recent Developments

Merger with Andretti Acquisition Corp. (“AAC”)

On March 28, 2024, we completed our planned business combination with AAC, pursuant to which, among other things, Legacy Zapata became a wholly owned subsidiary of AAC (the “Merger”). Immediately prior to the Merger, AAC filed an application for deregistration with the Cayman Islands Registrar of Companies, together with the necessary accompanying documents, and filed a certificate of incorporation and a certificate of corporate domestication with the Secretary of State of the State of Delaware, under which AAC was domesticated and continues as a Delaware corporation (the “Domestication”), changing its name to Zapata Computing Holdings Inc. At the effective time of the Domestication, existing holders of ordinary shares of AAC received 7,596,206 shares of our common stock in exchange for their Class A and Class B ordinary shares held immediately prior to the Domestication.

Upon the closing of the Merger, holders of shares of Legacy Zapata common stock and Legacy Zapata Convertible Preferred Stock received an aggregate of 17,696,425 shares of our common stock, and holders of Legacy Zapata options received options to purchase an aggregate of 3,016,409 shares of our common stock, calculated in accordance with the Business Combination Agreement by and among AAC, Legacy Zapata and Tigre Merger Sub, Inc., entered into on September 6, 2023 (the Business Combination Agreement”), by multiplying each share of Convertible Preferred Stock, Legacy Zapata common stock (including shares underlying options) by 0.9141. For accounting purposes, the Merger was accounted for as a reverse recapitalization whereby Legacy Zapata was treated as the accounting acquirer and AAC was treated as the acquired company. On April 1, 2024, in connection with the consummation of the Merger, our common stock was listed on the Nasdaq Global Market and our warrants (the “Warrants”) were listed on the Nasdaq Capital Market under the new trading symbols “ZPTA” and “ZPTAW,” respectively. Costs paid by us that were directly attributable to the Merger were $7.1 million and were treated as issuance costs and netted against additional paid-in-capital in our condensed consolidated balance sheets. Additionally, upon the consummation of the Merger, the holders of certain outstanding senior secured promissory notes issued by Legacy Zapata pursuant to a Senior Secured Note Purchase Agreement (the “Senior Secured Notes”) elected to convert the principal of their notes and accrued interest thereon into 3,257,876 shares of our common stock (856,202 shares to related parties) in accordance with their terms, at a conversion price of $4.50 per share. Aggregate principal and accrued interest of $2.1 million on the Senior Secured Notes remains outstanding as of June 30, 2024.

In connection with the closing of the Merger, the following events occurred as discussed in more detail below:

Unvested Shares

Concurrently with the execution of the Business Combination Agreement, AAC, Legacy Zapata, the Andretti Sponsor LLC (the “Sponsor”), Sol Verano Blocker 1 LLC (the “Sponsor Co-Investor”) and certain key stockholders of the Sponsor entered into a sponsor support agreement. The Sponsor, the Sponsor Co-Investor, key stockholders of the Sponsors and directors owned an aggregate of 5,750,000 Class B ordinary shares of AAC (the “Sponsor Shares”), of which up to 1,423,500 Sponsor Shares were subject to certain vesting and forfeiture provisions as described in the sponsor support agreement. At the closing of the Merger, 1,129,630 Sponsor Shares were determined to be unvested and are subject to forfeiture (the “Unvested Shares”) (see Note 12 in our unaudited condensed consolidated financial statements included elsewhere in this Quarterly Report).

Forward Purchase Agreement

On March 25, 2024, we entered into a Confirmation of an OTC Equity Prepaid Forward Transaction (the “Forward Purchase Agreement”) with Sandia Investment Management LP, acting on behalf of certain funds (collectively, “Sandia” or the “Seller”), pursuant to which Sandia purchased, prior to the closing of the Merger, 1,000,000 shares of AAC’s Class A Ordinary Shares from third parties through a broker in the open market (the “Recycled Shares”) and, concurrently with the closing of the Merger, 500,000 shares of our common stock at a purchase price of $10.99 per share (the “Additional Shares”).

In April 2024, certain funds exercised their optional early termination rights under the Forward Purchase Agreement, pursuant to which 250,000 shares were terminated and the Company received payments totaling $2.5 million under the early termination obligation prescribed in the Forward Purchase Agreement. See Liquidity, Going Concern and Capital Resources below for further details.

Advisory Agreements

On July 4, 2023, we entered into an engagement letter with a third party, pursuant to which the third party acted as a capital markets advisor to AAC in connection with the Merger. AAC agreed to pay the third party a fee of (i) $0.5 million in cash payable upon the closing of the Merger, plus (ii) $1.0 million in shares of our common stock, payable 180 days after the closing of the Merger plus (iii) $1.0 million payable in either cash or shares of our common stock, payable 270 calendar days following the completion of the Merger. On March 25, 2024, AAC and the third party entered into an amendment to the engagement letter to settle the fee arrangement, such that there is no remaining payment obligation following the Merger.

On September 13, 2023, we entered into an agreement with an additional third party for advisory services to be provided in connection with the Merger. In March 2024, the payment terms of the agreement were amended to provide for a fee of $1.3 million to be paid by the issuance of a Senior Secured Note with a principal amount of $1.0 million and the remaining $0.3 million in six monthly installments in cash of $42 thousand per month commencing on May 15, 2024. During the six months ended June 30, 2024, we paid $0.1 million to the third party.

The Senior Secured Note issued to this third party was a modified award issued subsequent to the initial date of grant. The incremental fair value of the Senior Secured Note immediately preceding the award modification was recorded as a loss on issuance of senior secured notes within total other expense, net in the condensed consolidated statements of operations and comprehensive loss. The Senior Secured Note issued to the third party has the same terms as the Senior Secured Notes issued to other noteholders. The third party did not convert the Senior Secured Note into shares of our common stock upon the Closing of the Merger, and the Senior Secured Note remained outstanding at June 30, 2024.

On February 9, 2024, we entered into a capital markets advisory agreement with a third party pursuant to which we agreed to pay the third party i) $0.3 million for capital markets advisory services provided related to the Merger, and ii) $0.2 million for services provided related to the benefit of the holders of AAC and Legacy Zapata securities. On March 27, 2024, we agreed to issue to the third party a Senior Secured Note in the principal aggregate amount of $0.2 million immediately prior to the closing of the Merger in exchange for additional capital markets advisory services provided in connection with the Merger. This Senior Secured Note was then converted into 33,333 shares of our common stock at the closing of the Merger. We recorded a reduction of $0.5 million in additional paid-in capital on the condensed consolidated balance sheet as a transaction cost in connection with the capital markets advisory services provided. During the six months ended June 30, 2024, in connection with the 33,333 shares issued for the additional services, we recognized $0.2 million in general and administrative expense in the condensed consolidated statements of operations and comprehensive loss.

On February 9, 2024, we entered into an engagement letter with an additional third party, as amended on February 27, 2024, pursuant to which the third party acted as a capital markets advisor to us in connection with the Merger. We agreed to pay the third party a non-refundable cash fee of $1.8 million, payable by us in monthly payments of $0.1 million commencing on the earlier of May 31, 2024 or the effectiveness of the Lincoln Park Registration Statement, until the full advisory fee of $1.8 million has been paid (the “Term”), with $0.3 million of such payment waivable if we voluntarily prepay $1.5 million to the third party prior to December 31, 2024. The Lincoln Park Registration Statement was declared effective on April 18, 2024. Notwithstanding the foregoing, we will pay the full $1.8 million upon consummation of a financing transaction with proceeds of $15.0 million or more (not including sales under the Purchase Agreement or similar financing) during the Term. Upon the closing of the Merger, we recognized $1.8 million as transaction costs, which we recorded as a reduction in additional paid-in capital. We also recorded an obligation of $1.6 million to the third party in accrued expenses and other current liabilities and $0.0 million in non-current liabilities within the condensed consolidated balance sheet as of June 30, 2024. During the six months ended June 30, 2024, the Company paid $0.2 million to the third party.

In March 2024, Legacy Zapata entered into a placement agent agreement to retain an additional third party for the purpose of raising up to $10.0 million, for a term of 60 days from the execution of the placement agent agreement. Legacy Zapata agreed to pay a cash fee equal to 7.0% of the gross amount of cash proceeds (the “Financing Proceeds”) received by Legacy Zapata from investors introduced by the third party directly to Legacy Zapata. The cash fee is payable within 7 business days following Legacy Zapata’s receipt of proceeds from any investors introduced by the third party. In addition, Legacy Zapata agreed to issue a number of shares of common stock equal to 3.0% of the Financing Proceeds divided by $4.50 upon the closing of the Merger. In connection with the placement agent agreement, we made a cash payment of $0.1 million and issued 11,666 shares of common stock upon the closing of the Merger.

Marketing Services Agreement

On February 9, 2024, prior to the Merger, AAC entered into a marketing services agreement with a third party to promote investor engagement, pursuant to which we agreed to pay the third party in shares of our common stock with a value of $0.3 million upon the closing of the Merger. In connection with our closing of the Merger, we issued 30,706 shares of our common stock to the third party.

Enterprise Solution and Sponsorship Agreements with Andretti Global

One of AAC’s affiliates, Andretti Autosport Holding Company, LLC (f/k/a Andretti Autosport Holding Company, Inc.) (“Andretti Global”) has preexisting contractual relationships with the Company. In February 2022, we entered into i) an enterprise solution subscription agreement and ii) a sponsorship agreement with Andretti Global, both of which expire on December 31, 2024. During the three and six months ended June 30, 2024 and 2023, we recorded $0.4 million, $0.4 million, $0.9 million and $0.9 million in revenue, respectively, related to the enterprise solution subscription agreement. We also entered into a managed service agreement with Andretti Global in October 2022, which expired on January 3, 2024. For the three and six months ended June 30, 2024 and 2023, we recorded $0, $0.1 million, $0 and $0.1 million, respectively, in revenue related to the managed service agreement. For the three and six months ended June 30, 2024 and 2023, we recorded $0.7 million, $0.7 million, $1.4 million and $1.4 million in sales and marketing expense related to the sponsorship agreement. We recognize expense for the agreement over the period of service and will recognize $1.4 million in the remaining six months during the year ending December 31, 2024. The remaining committed future payments under the sponsorship agreement at June 30, 2024 include $3.8 million in accounts payable at June 30, 2024 and payments of $0.8 million due in July 2024. We considered that these agreements were executed prior to the Business Combination Agreement and were not executed in contemplation of the business combination. Accordingly, Andretti Global was not considered a related party prior to the consummation of the Merger with AAC.

On March 28, 2024, we entered into a sponsorship agreement with Andretti Autosport 1, LLC, an affiliate of Andretti Global. The agreement expires on December 31, 2024. Our committed future payments under the sponsorship agreement total $1.0 million, and are due from July to November 2024.

On March 28, 2024, we entered into an Order Form under the February 2022 enterprise solution subscription agreement with Andretti Global. Pursuant to the agreement, Andretti Global agreed to pay us a total of $1.0 million from August to December 2024, subject to our payment of the sponsorship fee to Andretti Autosport 1, LLC.

Purchase Agreements with Lincoln Park

On December 19, 2023, we entered into a purchase agreement (the “Purchase Agreement”) with Lincoln Park Capital Fund, LLC (“Lincoln Park”), pursuant to which Lincoln Park agreed to purchase from us, at our option, an aggregate of up to $75.0 million of our common stock from time to time over a 36-month period following the Commencement Date, subject to certain limitations contained in the Purchase Agreement including, but not limited to, the filing and effectiveness of a registration statement (the “Lincoln Park Registration Statement”). In accordance with the Purchase Agreement, we were required to pay Lincoln Park a commitment fee of $1.7 million (the “Commitment Fee”) as follows: (i) on the business day prior to the filing of the Lincoln Park Registration Statement, $0.6 million in shares of our common stock and (ii) we could elect to pay the remaining $1.1 million amount of the Commitment Fee in either cash or shares of our common stock, with any shares issuable on the business day prior to the filing of the Lincoln Park Registration Statement and any cash due within 90 days of the closing of the Merger. Shares issued as payment for the Commitment Fee are referred to herein as the “Commitment Shares.”

On April 12, 2024, we filed the Lincoln Park Registration Statement, which covers the shares of our common stock that are issuable to Lincoln Park under the Purchase Agreement (including the Commitment Shares). The Lincoln Park Registration Statement registered for resale up to 13,000,000 shares of common stock (inclusive of the Commitment Shares) that have been or may be issued to Lincoln Park pursuant to the Purchase Agreement. On April 11, 2024, we issued 712,025 shares of common stock to Lincoln Park as Commitment Shares at a price of $2.37 per share. From April 23 through August 14, 2024, we received $7.0 million in proceeds through the issuance of 8,645,101 common shares to Lincoln Park under the Purchase Agreement (exclusive of the Commitment Shares).

On August 13, 2024, we entered into a purchase agreement (the “2024 Purchase Agreement”) with Lincoln Park pursuant to which Lincoln Park has agreed to purchase from us, at our option, up to $10.0 million of our common stock from time to time over a 24‑month period upon the satisfaction of certain conditions set forth in the 2024 Purchase Agreement including, but not limited to, the filing and effectiveness of a registration statement covering the common stock issuable to Lincoln Park under the 2024 Purchase Agreement (the “2024 Registration Statement”). In addition, pursuant to the 2024 Purchase Agreement, we have issued 500,000 shares of our common stock to Lincoln Park as a commitment fee.

Components of Our Results of Operations

Revenue

Our revenue is generated primarily from sales of subscriptions to our Orquestra platform and services. Our subscriptions to the Orquestra Platform are currently offered as stand-ready access to our cloud environment on an annual or multi-year basis. We may also offer consulting services in the form of stand-ready scientific and software engineering services, which are typically only offered in conjunction with the Orquestra platform. We evaluate our contracts at inception to determine if the terms represent a single, combined performance obligation or multiple performance obligations. Under our consulting contracts, our promises may be to deliver an integrated generative AI computing solution to our customer or to provide research and development services regarding the potential benefits of generative AI to use cases specified by our customer. Our subscription-based solutions consist of our promise to provide access to the hosted Orquestra platform throughout the contract term along with stand-ready scientific and software engineering services.

Revenue from subscriptions to our Orquestra Platform to date have only been sold as access to the platform in our hosted environment and are therefore recognized over the contract term on a ratable basis, as the promise represents a stand-ready performance obligation.

Revenue from consulting services is generally recognized over the contract term as performance is completed on the performance obligations identified. Revenue from stand-ready scientific and engineering services are recognized over the contract term on a ratable basis, as the obligation represents a stand-ready obligation.

From time to time, we may enter into arrangements to build license applications that can be used in conjunction with our Orquestra Platform. To date, the license application built has been delivered as a perpetual license with associated post-contract support. We recognize the license at the time of deployment, and the related post-contract support over the contracted service period on a ratable basis, as it is provided as a stand-ready service.

Our revenue recognition policies are discussed below under the heading “Critical Accounting Policies and Significant Judgments and Estimates” and Note 2, “Summary of Significant Accounting Policies” to our condensed consolidated financial statements, included elsewhere in this Quarterly Report.

Cost of Revenue

Cost of revenue includes expenses related to supporting product offerings. Our primary cost of revenue is personnel costs, including salaries and other personnel-related expense. Cost of revenue also includes costs relating to our information technology and systems, including depreciation, network costs, data center maintenance, database management and data processing costs. We allocate these overhead expenses based on headcount, and thus are reflected in cost of revenue and each operating expense category.

Sales and Marketing

Sales and marketing expenses consist primarily of personnel-related costs, including salaries and wages, benefits, commissions, bonuses and stock-based compensation expense for our employees engaged in sales and sales support, business development, marketing, corporate partnerships, and customer service functions. Sales and marketing expenses also include costs incurred for market research, tradeshows, branding, marketing, promotional expense, and public relations, as well as facilities and other supporting overhead costs, including depreciation and amortization. Sales and marketing expenses are primarily driven by investments in the growth of our business. We expect sales and marketing expenses, expressed as a percentage of revenue, to vary from period to period for the foreseeable future.

Advertising expenses, which are included in sales and marketing expense, primarily include promotional expenditures, and are expensed as incurred. The amounts incurred for advertising expenses for the three and six months ended June 30, 2024 and 2023 were $0.7 million, $0.7 million, $1.4 million and $1.4 million, respectively.

Research and Development

Research and development expenses consist primarily of personnel-related costs, including salaries and wages, benefits, bonuses, and stock-based compensation expense for our scientists, engineers and other employees engaged in the research and development of our products. In addition, research and development expenses include third party software subscription costs, facilities and other supporting overhead costs, including depreciation and amortization. Research and development costs are expensed as incurred.

General and Administrative Expenses

General and administrative expenses consist primarily of personnel-related costs, including salaries and wages, bonuses, benefits, and stock-based compensation expense for our finance, legal, information technology, human resources, and other administrative personnel. General and administrative expenses also include facilities and supporting overhead costs, including depreciation and amortization, and external professional services.

Other Expense, Net

Other expense, net consists primarily of fair value adjustments related to our Senior Secured Notes and derivative contract in connection with our Forward Purchase Agreement, loss associated with amendments to capital markets advisory agreements, interest income, interest expense and foreign exchange gains and losses from our international operations.

Income Taxes

For the three and six months ended June 30, 2024 and 2023, we recorded an income tax provision of $7 thousand, $23 thousand, $13 thousand and $27 thousand, respectively. These are related to income taxes from our foreign operations with pre-tax income generated from intercompany activities. We recorded a full valuation allowance of our net deferred tax asset position as of June 30, 2024 as we believe it was more likely than not that we would not be able to utilize our deferred tax assets.

Results of Operations

Comparison of the Three Months Ended June 30, 2024 and 2023

The following table summarizes our results of operations for the three months ended June 30, 2024 and 2023:

	Three Months Ended June 30,
	2024	2023	Change	%
	(in thousands)
Revenue ($1,168 and $494 from related parties, respectively)	$2,001	$1,432	$569	40%
Cost of revenue	1,280	1,150	130	11
Gross profit	721	282	439	156
Operating expenses:
Sales and marketing ($696 and $696 from related parties, respectively)	2,193	1,648	545	33
Research and development	1,593	1,470	123	8
General and administrative	4,307	1,299	3,008	232
Total operating expenses	8,093	4,417	3,676	83
Loss from operations	(7,372)	(4,135)	(3,237)	78
Other income (expense):
Interest expense	(77)	—	(77)	—
Change in fair value of forward purchase agreement derivative liability	(8,228)	—	(8,228)	—
Other income (expense), net	108	(558)	666	(119)
Total other expense, net	(8,197)	(558)	(7,639)	NM**
Net loss before income taxes	(15,569)	(4,693)	(10,876)	232
Provision for income taxes	(7)	(23)	16	(70)
Net loss	$(15,576)	$(4,716)	$(10,860)	230%

** Not meaningful

Revenue

	Three Months Ended June 30,
	2024	2023	Change	%
	(in thousands)
Revenue ($1,168 and $494 from related parties, respectively)	$2,001	$1,432	$569	40%

Revenue was $2.0 million for the three months ended June 30, 2024, as compared to $1.4 million for the three months ended June 30, 2023. The increase of $0.6 million was primarily driven by increased software license deliveries during the three months ended June 30, 2024.

Cost of Revenue

	Three Months Ended June 30,
	2024	2023	Change	%
	(in thousands)
Cost of revenue	$1,280	$1,150	$130	11%

Cost of revenue was $1.3 million for the three months ended June 30, 2024, as compared to $1.2 million for the three months ended June 30, 2023. The increase of $0.1 million was primarily driven by ordinary business growth resulting in additional costs incurred to fulfill revenue contracts.

Operating Expenses

Sales and Marketing Expenses

	Three Months Ended June 30,
	2024	2023	Change	%
	(in thousands)
Sales and marketing ($696 and $696 from related parties, respectively)	$2,193	$1,648	$545	33%

Sales and marketing expense was $2.2 million for the three months ended June 30, 2024, as compared to $1.6 million for the three months ended June 30, 2023. The increase of $0.5 million was primarily driven by increases in sales staffing and increased outbound marketing during the three months ended June 30, 2024.

Research and Development Expenses

	Three Months Ended June 30,
	2024	2023	Change	%
	(in thousands)
Research and development	$1,593	$1,470	$123	8%

Research and development expense was $1.6 million for the three months ended June 30, 2024, as compared to $1.5 million for the three months ended June 30, 2023. The increase of $0.1 million was primarily driven by hosting charges incurred as a result of a collaborative research agreement entered into during the three months ended June 30, 2024.

General and Administrative Expenses

	Three Months Ended June 30,
	2024	2023	Change	%
	(in thousands)
General and administrative	$4,307	$1,299	$3,008	232%

General and administrative expenses were $4.3 million for the three months ended June 30, 2024, compared to $1.3 million for the three months ended June 30, 2023. The increase of $3.0 million was primarily driven by $2.8 million of professional services costs incurred during the three months ended June 30, 2024 related to the preparation, review and filing of our quarterly report for the three months ended March 31, 2024 on Form 10-Q and our filing of a registration statement on Form S-1 in connection with our Purchase Agreement with Lincoln Park. Additionally, costs of $0.2 million were incurred during the three months ended June 30, 2024 related to directors and officers insurance.

Other Expense, Net

	Three Months Ended June 30,
	2024	2023	Change	%
	(in thousands)
Total other expense, net	$(8,197)	$(558)	$(7,639)	NM**

** Not meaningful

We recorded other expense, net of $8.2 million for the three months ended June 30, 2024, compared to $0.6 million for the three months ended June 30, 2023. The increase in other expense, net of $7.6 million resulted primarily from the change in the fair value of the forward purchase agreement derivative liability of $8.2 million. These increases were partially offset from the conversion of Senior Notes to Senior Secured Notes on December 22, 2023, which resulted in no income or loss related to the remeasurement of the notes to fair value during the three months ended June 30, 2024 compared to a $0.6 million loss on remeasurement of the notes to fair value during the three months ended June 30, 2023.

Provision for income taxes

The provision for income taxes was not material in either of the three months ended June 30, 2024 and 2023 and was related to our foreign operations.

Comparison of the Six Months Ended June 30, 2024 and 2023

The following table summarizes our results of operations for the six months ended June 30, 2024 and 2023:

	Six Months Ended June 30,
	2024	2023	Change	%
	(in thousands)
Revenue ($1,601 and $989 from related parties, respectively)	$3,219	$2,944	$275	9%
Cost of revenue	2,328	2,456	(128)	(5)
Gross profit	891	488	403	83
Operating expenses:
Sales and marketing ($1,391 and $1,391 from related parties, respectively)	3,841	3,349	492	15
Research and development	3,007	3,599	(592)	(16)
General and administrative	6,489	2,768	3,721	134
Total operating expenses	13,337	9,716	3,621	37
Loss from operations	(12,446)	(9,228)	(3,218)	35
Other income (expense):
Interest expense	(862)	—	(862)	—
Loss on issuance of forward purchase agreement derivative liability	(4,935)	—	(4,935)	—
Change in fair value of forward purchase agreement derivative liability	(8,228)	—	(8,228)	—
Loss on issuance of senior secured notes	(9,776)	—	(9,776)	—
Other expense, net	(1,636)	(529)	(1,107)	209
Total other expense, net	(25,437)	(529)	(24,908)	NM**
Net loss before income taxes	(37,883)	(9,757)	(28,126)	288
Provision for income taxes	(13)	(27)	14	(52)
Net loss	$(37,896)	$(9,784)	$(28,112)	287%

** Not meaningful

Revenue

	Six Months Ended June 30,
	2024	2023	Change	%
	(in thousands)
Revenue ($1,601 and $989 from related parties, respectively)	$3,219	$2,944	$275	9%

Revenue was $3.2 million for the six months ended June 30, 2024, as compared to $2.9 million for the six months ended June 30, 2023. The increase of $0.3 million was primarily driven by increased software license deliveries during the six months ended June 30, 2024.

Cost of Revenue

	Six Months Ended June 30,
	2024	2023	Change	%
	(in thousands)
Cost of revenue	$2,328	$2,456	$(128)	(5)%

Cost of revenue was $2.3 million for the six months ended June 30, 2024, as compared to $2.5 million for the six months ended June 30, 2023. The decrease of $0.1 million was primarily driven by ordinary business fluctuations including the cost of fulfilling revenue contracts.

Operating Expenses

Sales and Marketing Expenses

	Six Months Ended June 30,
	2024	2023	Change	%
	(in thousands)
Sales and marketing ($1,391 and $1,391 from related parties, respectively)	$3,841	$3,349	$492	15%

Sales and marketing expense was $3.8 million for the six months ended June 30, 2024, as compared to $3.3 million for the six months ended June 30, 2023. The increase of $0.5 million was primarily driven by increased headcount of three employees between June 30, 2023 to June 30, 2024 and increased outbound marketing during the six months ended June 30, 2024.

Research and Development Expenses

	Six Months Ended June 30,
	2024	2023	Change	%
	(in thousands)
Research and development	$3,007	$3,599	$(592)	(16)%

Research and development expense was $3.0 million for the six months ended June 30, 2024, as compared to $3.6 million for the six months ended June 30, 2023. The decrease of $0.6 million was primarily driven by a decrease of $0.4 million in personnel costs related to research and development headcount reductions, and a $0.3 million decrease in consulting costs due to a reduction in the number of contractors under hire between December 31, 2023 and June 30, 2024, partially offset by a $0.1 million increase in hosting charges incurred as a result of a collaborative research agreement entered into during the six months ended June 30, 2024.

General and Administrative Expenses

	Six Months Ended June 30,
	2024	2023	Change	%
	(in thousands)
General and administrative	$6,489	$2,768	$3,721	134%

General and administrative expenses were $6.5 million for the six months ended June 30, 2024, compared to $2.8 million for the six months ended June 30, 2023. The increase of $3.7 million was primarily driven by $2.8 million of professional services costs incurred during the six months ended June 30, 2024 related to the preparation, review and filing of our quarterly report for the three months ended March 31, 2024 on Form 10-Q and our filing of a registration statement on Form S-1 in connection with our Purchase Agreement with Lincoln Park. Additionally, costs of $0.2 million were incurred during the six months ended June 30, 2024 related to directors and officers insurance and costs of $0.7 million were incurred related to the search and replacement of our general counsel and Chief Financial Officer, and the hiring of our Chief Product Officer.

Other Expense, Net

	Six Months Ended June 30,
	2024	2023	Change	%
	(in thousands)
Total other expense, net	$(25,437)	$(529)	$(24,908)	NM**

** Not meaningful

We recorded other expense, net of $25.4 million for the six months ended June 30, 2024, compared to $0.5 million for the six months ended June 30, 2023. The increase in other expense, net of $24.9 million resulted primarily from the loss on issuance of Senior Secured Notes of $9.8 million, the loss on the Forward Purchase Agreement of $4.9 million, an increase of $1.8 million in transaction costs incurred related to the Lincoln Park Purchase Agreement, and increase in interest expense of $0.8 million in connection with our Senior Secured Notes, an increase of $0.1 million resulting from the reimbursement of expenses incurred by Sandia and an increase of $8.2 million from the change in fair value of the forward purchase agreement derivative liability. These increases were partially offset from the conversion of Senior Notes to Senior Secured Notes on December 22, 2023, which resulted in no income or loss related to the remeasurement of the notes to fair value during the six months ended June 30, 2024 compared to a $0.6 million loss on remeasurement of the notes to fair value during the six months ended June 30, 2023.

Provision for income taxes

The provision for income taxes was not material during the six months ended June 30, 2024 and 2023 and was related to our foreign operations.

Liquidity, Going Concern and Capital Resources

Since our inception, we have financed our operations primarily with proceeds from sales of Convertible Preferred Stock and common stock (including sales under our equity line of credit) and the issuance of Convertible Notes. As of June 30, 2024, we had cash and cash equivalents of $7.2 million, excluding our restricted cash. Since our inception through June 30, 2024, we have sold 14,222,580 shares of our Convertible Preferred Stock for aggregate net proceeds of $64.7 million, received $14.5 million from the issuance of Senior Notes and Senior Secured Notes and $7.0 million in proceeds under our equity line of credit. Our principal use of cash is to fund our operations and platform development to support our growth.

Senior Secured Notes

In December 2023, prior to the Merger, we entered into a Senior Secured Note Purchase Agreement, pursuant to which we agreed to issue and sell up to $14.4 million in aggregate principal amount of Senior Secured Notes and offered to exchange our outstanding Senior Notes for Senior Secured Notes. All previously issued Senior Notes were canceled in exchange for Senior Secured Notes with a principal amount equal to the principal amount of the Senior Notes of $5.6 million plus accrued and unpaid interest of $0.6 million, through the date immediately prior to the exchange. We received gross proceeds in cash of $8.9 million from the issuance of Senior Secured Notes, excluding funds received upon the issuance of Senior Notes. In addition, we issued $1.1 million in aggregate principal amount of Senior Secured Notes to third party advisors in lieu of cash payment for services related to the Merger.

The Senior Secured Notes bear interest at the compound rate of 15% per annum and are convertible at the option of each noteholder in connection with the Merger at a conversion price of (i) $4.50 per share at the closing of the Merger or (ii) $8.50 per share at any time after the closing of the Merger. The outstanding principal amount of the Senior Secured Notes and all accrued but unpaid interest will be due and payable at the maturity date, December 15, 2026, unless otherwise converted. Upon the closing of the Merger, a portion of the aggregate outstanding Senior Secured Notes with an aggregate principal amount of $14.2 million and associated accrued interest of $0.5 million were converted into shares of our common stock and Senior Secured Notes with aggregate principal and accrued interest of $2.1 million remain outstanding as of June 30, 2024. While any Senior Secured Notes are outstanding, we cannot incur additional indebtedness for borrowed funds, except additional Senior Secured Notes, substantially similar notes or other debt instruments that are pari passu with or subordinate to the Senior Secured Notes.

Notes Payable – Related Parties

To finance transaction costs in connection with the Merger, the sponsor of AAC and certain of AAC’s officers and directors made working capital loans (the “Notes Payable – Related Party”) to AAC prior to the closing of the Merger. The Notes Payable – Related Party would either be repaid upon the consummation of the Merger, without interest, or at AAC’s discretion, up to $1.5 million of such Notes Payable – Related Party could be converted into Private Placement Warrants at a price of $1.00 per warrant on the date of the Merger (see Note 11 to our condensed consolidated financial statements, included elsewhere in this Quarterly Report).

On March 28, 2024, the terms of the Notes Payable – Related Party were amended, pursuant to which the outstanding principal balance plus the accrued interest of $2.6 million, which was also due per its terms at the closing of the Merger was deferred and became due in monthly installments (including interest accruing from the closing of the Merger through the payment date) for twelve months thereafter beginning thirty days following the effectiveness of the Lincoln Park Registration Statement. The Lincoln Park Registration Statement was declared effective on April 18, 2024. Upon the closing of the Merger, none of the note holders elected to exercise their option of converting their respective loans into warrants. The Notes Payable – Related Party bear interest at a rate of 4.5% per annum. As of June 30, 2024, the outstanding balance of the Notes Payable – Related Party was $2.3 million within our condensed consolidated balance sheet.

Lincoln Park Purchase Agreement

On December 19, 2023, prior to the Merger, we entered into a Purchase Agreement with Lincoln Park pursuant to which Lincoln Park agreed to purchase from us, an aggregate of up to $75.0 million of common stock from time to time over a 36-month period following the closing of the Merger. In addition, we paid Lincoln Park a Commitment Fee through the issuance of 712,025 shares of common stock. See Recent Developments above for additional detail on the Purchase Agreement.

In connection with the Purchase Agreement, we also entered into a Registration Rights Agreement with Lincoln Park, pursuant to which we are obligated to file the Lincoln Park Registration Statement that covers the shares of common stock that are issuable to Lincoln Park under the Purchase Agreement (including the Commitment Shares) with the SEC within 45 days following the closing of the Merger. We filed the Lincoln Park Registration Statement on April 12, 2024. See Recent Developments above for additional detail on the Lincoln Park Registration Statement.

On August 13, 2024, we entered into the 2024 Purchase Agreement with Lincoln Park pursuant to which Lincoln Park has agreed to purchase from us, an aggregate of up to $10.0 million of shares of common stock from time to time over a 24-month period upon the satisfaction of certain conditions contained in the 2024 Purchase Agreement including, but not limited to, the filing and effectiveness of a registration statement covering shares of common stock that are issuable to Lincoln Park under the 2024 Purchase Agreement. In accordance with the 2024 Purchase Agreement, we issued 500,000 shares of common stock to Lincoln Park as a commitment fee.

In connection with the 2024 Purchase Agreement, we also entered into the 2024 Registration Rights Agreement with Lincoln Park, pursuant to which we will file a registration statement covering the shares of common stock that are issuable to Lincoln Park under the 2024 Purchase Agreement with the SEC within 15 business days following the date that the 2024 Registration Rights Agreement was executed.

Forward Purchase Agreement

On March 25, 2024, we entered into the Forward Purchase Agreement with Sandia, pursuant to which Sandia purchased, from the open market, 1,000,000 Recycled Shares and 500,000 Additional Shares, which represents the maximum number of shares subject to purchase under the Forward Purchase Agreement, subject to adjustment as described below (the “Maximum Number of Shares”). The number of shares subject to the Forward Purchase Agreement (the “Number of Shares”) is subject to reduction following a termination of the Forward Purchase Agreement with respect to such shares.

Pursuant to the Forward Purchase Agreement, at the closing of the Merger, we prepaid to Sandia (the “Prepayment”), with respect to the Recycled Shares, with proceeds from the trust account, a cash amount equal to the (x) product of the number of Recycled Shares and (y) $10.99 per share, totaling $11.0 million which was paid at the closing of the Merger. With respect to the Additional Shares, a per share amount equal to $10.99 per share was netted against the proceeds from the Additional Shares received from Sandia, resulting in no cash received or paid for the share issuance.

As of June 30, 2024, the reset price (the “Reset Price”) was $10.00 per share and will be subject to reset on a monthly basis (each a “Reset Date”), with the first such Reset Date occurring 180 days after the closing date of the Merger, to be greater of (a) $4.50 and (b) the 30-day volume weighted average price of shares of our common stock immediately preceding such Reset Date. Except as described below, the Reset Price will be reduced immediately to any lower price at which we close any agreement to sell or grants any right to reprice, or otherwise disposes of or issues (or announces any offer, sale, grant or any option to purchase or other disposition of) any shares of our common stock or securities or any of our subsidiaries convertible, exercisable or exchangeable into, or otherwise entitles the holder thereof to receive, shares of our common stock or other securities (a “Dilutive Offering and, such reset, a Dilutive Offering Reset”).

In the event of a Dilutive Offering Reset, the Maximum Number of Shares will be increased to an amount equal to the quotient of (i) 1,500,000 divided by (ii) the quotient of (a) the price of such Dilutive Offering divided by (b) $10.00. In such event, Sandia has the right to purchase more Additional Shares, up to the Maximum Number of Shares, for which we will be required to provide a cash prepayment to Sandia netted against the purchase price for such shares, and such Additional Shares will be subject to the terms of the Forward Purchase Agreement.

To the extent Sandia does not early terminate shares purchased under the Forward Purchase Agreement, as described below, the parties will settle the then-outstanding shares held by Sandia upon the Valuation Date, such date being two years from the closing of the Merger, March 28, 2026, subject to acceleration under certain circumstances, including the occurrence of a VWAP Trigger Event, defined as an event that occurs if the volume weighted average price per share on any scheduled trading day, for any 20 trading days during a 30 consecutive trading day-period, is below $1.00 per share. On the Cash Settlement Payment Date, which is the tenth business day following the last day of the valuation period commencing on the Valuation Date, as described in the Forward Purchase Agreement (the “Valuation Period”), Sandia will pay to us a cash amount equal to (A) the number of shares subject to the Forward Purchase Agreement as of the Valuation Date less the number of unregistered shares, multiplied by (B) the volume-weighted average price over the Valuation Period (the “Settlement Amount”); provided, that if the amount of the Settlement Amount Adjustment (as defined below) payable by us to Sandia is less than the Settlement Amount, then the Settlement Amount Adjustment will be automatically netted from the Settlement Amount and any remaining amount paid in cash. We will pay to Sandia on the Cash Settlement Payment Date an amount (the “Settlement Amount Adjustment”) equal to (1) the Number of Shares as of the Valuation Date multiplied by $2.00 per share if the amount is to be paid in cash, or (2) if the Settlement Amount Adjustment exceeds the Settlement Amount, the Counterparty may at its election pay the Settlement Amount Adjustment to Sandia in shares of our common stock, in an amount equal to the product of the number of shares, including the Recycled Shares and the Additional Shares as of the Valuation Date multiplied by $2.25; provided, that in certain circumstances as described in the Forward Purchase Agreement, including if a Delisting Event (as defined in the Forward Purchase Agreement) occurs during the Valuation Period, such amount must be paid in cash.

In addition, during the term of the Forward Purchase Agreement, Sandia may elect to terminate the transaction in whole or in part by providing a written notice to us, which will specify the quantity by which the number of shares will be reduced (such election, an “Optional Early Termination” and, the shares subject to the Optional Early Termination, the “Terminated Shares”). We shall be entitled to an amount from Sandia, equal to the product of (x) the number of Terminated Shares and (y) the Reset Price, on the date of notice.

We determined that the Optional Early Termination provision and the Variable Maturity Consideration, which is the amount of the Settlement Amount Adjustment in excess of the Settlement Amount as defined above, within the Forward Purchase Agreement are considered as a freestanding financial instrument as the Optional Early Termination and the Variable Maturity Consideration cannot be legally detachable and separately exercisable from each other and meet the definition of a derivative. We recorded the derivative instrument as a liability on our condensed consolidated balance sheets, included elsewhere in this Quarterly Report, and measured it at fair value of $13.2 million as of June 30, 2024, with the initial value of the derivative recorded as a loss on issuance of forward purchase agreement derivative liability of $4.9 million in the condensed consolidated statements of operations and comprehensive loss, included elsewhere in this Quarterly Report. The change in fair value of the forward purchase agreement derivative liability of $8.2 million was recorded during the three and six months ended June 30, 2024 in the condensed consolidated statements of operations and comprehensive loss, included elsewhere in this Quarterly Report.

The Prepayment Amount is accounted for as a subscription receivable and recorded as a reduction to equity to reflect the substance of the overall arrangement as a net repurchase of the Recycled Shares and the Additional Shares. We recognized a subscription receivable of $11.0 million associated with the Recycled Shares as a reduction to additional paid-in capital in our condensed consolidated balance sheet, included elsewhere in this Quarterly Report, and a subscription receivable associated with the Additional Shares was fully offset with the proceeds that Sandia paid for the purchase of these shares, resulting in no cash received or paid for such share issuance.

In addition, we reimbursed Sandia $0.1 million at the closing of the Merger for reasonable out-of-pocket expenses for costs incurred in connection with the transaction, and $0.1 million in expenses incurred in connection with the acquisition of the Recycled Shares. We will also pay to the third party a quarterly fee of $5 thousand in consideration of certain legal and administrative obligations in connection with this transaction.

In April 2024, Sandia elected to terminate the transaction in part by exercising the Optional Early Termination provision under the Forward Purchase Agreement, pursuant to which 250,000 shares were terminated. We received payments totaling $2.5 million under the Optional Early Termination provision prescribed in the Forward Purchase Agreement.

Cash Flows

The following table summarizes our sources and uses of cash for each of the periods presented:

	Six Months Ended June 30,
	2024	2023
	(in thousands)
Net cash used in operating activities	$(8,254)	$(8,937)
Net cash used in investing activities	(26)	(2)
Net cash provided by financing activities	12,152	4,884
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(40)	(22)
Net increase (decrease) in cash, cash equivalents and restricted cash	$3,832	$(4,077)

Operating Activities

Net cash used in operating activities was $8.3 million for the six months ended June 30, 2024. The factors affecting our operating cash flows during this period were our net loss of $37.9 million, partially offset by a net change in our operating assets and liabilities of $3.4 million and non-cash charges of $26.2 million. The non-cash charges primarily consisted of $9.8 million in the loss on issuance of Senior Secured Notes, $0.4 million in stock-based compensation expense, $0.8 million in non-cash interest expense, $0.2 million in non-cash vendor payments, $0.2 million in non-cash lease expense, $1.7 million in equity line of credit commitment expense, $8.2 million in change in fair value of forward purchase contract, $0.1 million in depreciation and amortization expense and $4.9 million in the loss on the forward purchase contract. The change in operating assets and liabilities was driven by a $5.5 million increase in accounts payable, partially offset by a $0.6 million increase in accounts receivable, a $0.9 million increase in prepaid expenses and other current assets, a $0.0 million decrease in accrued expenses and other current liabilities and other non-current liabilities, a $0.4 million decrease in deferred legal fees and a $0.2 million decrease in operating lease liabilities. The increase in accounts receivable is due to the timing of billings and collections from customer contracts. The increase in accounts payable was primarily related to the increase in transaction costs and the timing of invoicing and payments of sponsorship fees and professional services fees. The increase in prepaid expenses and other current assets was primarily due to the timing of vendor invoicing and payments for sponsorship fees. The decrease in accrued expenses and other current liabilities and other non-current liabilities was primarily due to the payment of legal and audit fees. The decrease in deferred legal fees resulted from payments of fees. The decrease in operating lease liabilities resulted primarily from lease payments.

Net cash used in operating activities was $8.9 million for the six months ended June 30, 2023. The factors affecting our operating cash flows during this period were our net loss of $9.8 million and a net change in our operating assets and liabilities of $0.2 million, partially offset by non-cash charges of $1.0 million. The non-cash charges primarily consisted of $0.1 million in depreciation and amortization expense, $0.6 million in the change in fair value of Senior Notes, $0.2 million in non-cash lease expense, and $0.2 million in stock-based compensation expense. The change in operating assets and liabilities was primarily driven by a $0.3 million decrease in accounts receivable, a $1.7 million increase in accounts payable, partially offset by a $0.5 million increase in prepaid expenses and other current assets, a $1.3 million decrease in accrued expenses and other current liabilities, a $0.3 million decrease in deferred revenue and a $0.2 million decrease in operating lease liabilities. The decrease in accounts receivable is due to the timing of billings and collections from customer contracts. The increase in accounts payable was primarily related to the timing of invoicing and payments of sponsor fees and professional services fees. The increase in prepaid expenses and other current assets was primarily due to prepayments of sponsorship fees, offset by the amortization of capitalized commissions and reversal of capitalized commissions that will no longer be paid due to the termination of the employee as commission earned are typically paid 30 days after we receive the payment. The decrease in accrued expenses and other current liabilities is primarily due to payment of legal, consulting, and professional fees. The decrease in deferred revenue is due to the timing of billings related to customer contracts and the recognition of revenue from customer contracts. The decrease in operating lease liabilities resulted primarily from lease payments.

Investing Activities

During the six months ended June 30, 2024 and 2023, net cash used in investing activities was $26 thousand and $2 thousand, respectively, primarily consisting of purchases of property and equipment. The purchases of equipment during these periods were primarily related to computer equipment purchases.

Financing Activities

During the six months ended June 30, 2024, net cash provided by financing activities was $12.2 million, which consisted of $12.6 million in proceeds from the closing of the Merger, $5.9 million in proceeds received from the issuance of Senior Secured Notes, $5.3 million in proceeds from issuances of common stock under the equity line of credit, $2.5 million in proceeds from the partial early termination of the Forward Purchase Agreement and $0.1 million in proceeds from exercises of stock options, partially offset by the payment of $0.3 million of notes payable to related parties, payment of $2.9 million of deferred offering costs and the prepayment of $11.0 million under the Forward Purchase Agreement.

During the six months ended June 30, 2023, net cash provided by financial activities was $4.9 million, all of which consisted of $4.9 million in proceeds received from the issuance of Senior Notes and $9 thousand in proceeds from exercises of stock options.

Factors Affecting Sources of Liquidity

We generally have the right to control the timing and amount of any future sales of common stock to Lincoln Park under our equity lines of credit but actual sales of common stock to Lincoln Park under the Purchase Agreement and the 2024 Purchase Agreement will depend on a variety of factors to be determined by us from time to time, including (among others) market conditions, the trading price of our common stock and determinations by us as to available and appropriate sources of funding for our operations. In addition, the Purchase Agreement prohibits us from issuing or selling and Lincoln Park from acquiring any Common Stock if (i) the closing price of our common stock is less than $0.50 or (ii) those shares of common stock, when aggregated with all other shares of common stock then beneficially owned by Lincoln Park and its affiliates, would result in Lincoln Park and its affiliates having beneficial ownership of more than 4.99%, or at Lincoln Park’s election, up to 9.99%, of the then issued and outstanding shares of common stock, as calculated pursuant to Section 13(d) of the Exchange Act of 1934, as amended (the “Exchange Act”) and Rule 13d-3 promulgated thereunder. Under the 2024 Purchase Agreement, we have the right, but not the obligation, to direct Lincoln Park to purchase shares, on business days during which the last closing sale price of our common stock is between $0.10 and $0.50 (as may be adjusted in certain circumstances). Our ability to initiate sales under the 2024 Purchase Agreement is subject to certain conditions, including the filing and effectiveness of the 2024 Registration Statement. If any of these conditions are not satisfied or limitations are in effect, we may not be able to utilize all or part of the committed funds under the Purchase Agreement or the 2024 Purchase Agreement.

Off-Balance Sheet Financing Arrangements

We have no obligations, assets or liabilities which would be considered off-balance sheet arrangements during the periods presented. Zapata and Legacy Zapata have not entered into any off-balance sheet financing agreements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.

Contractual Obligations and Other Commitments

Leases

As of June 30, 2024, we had future operating lease liabilities of $0.1 million, with payments due in 2024.

License and Collaboration Agreements

During 2018, we entered into an exclusive patent license agreement (the “license agreement”) with a term that continued unless terminated by the licensor or by us. The license agreement contained annual license maintenance fee payments, milestone payments, as well as payments based on a percentage of net sales. Under the license agreement, we issued shares of common stock to the licensor representing four percent of our capital stock on a fully diluted basis.

The license agreement obligated us to pay fixed annual license maintenance fees of $0.1 million for the year ended December 31, 2023, and $0.1 million per year thereafter until we or the licensor terminate the license.

The license agreement obligated us to pay fixed milestone payments upon the achievement of certain sales thresholds. The milestone payments total $0.2 million, and the maximum sales threshold was $25.0 million. We did not trigger any payments to the licensor during the six months ended June 30, 2024 and 2023.

The license agreement obligated us to pay a royalty equal to two percent of net sales. The license agreement also required us to make payments related to any sublicensing agreements, with varying amounts based on the type of sublicense. We did not pay any royalties during the six months ended June 30, 2024 and 2023. On February 10, 2023, we terminated the license agreement by written notice to the licensor. Upon termination, all licensing rights held by us under the license agreement were forfeited to the licensor. We did not owe any accrued obligations or payments to the licensor as of the termination of the license agreement or thereafter.

Sponsorship Agreement

During 2022, we entered into a sponsorship agreement with Andretti Global. The total commitment under the sponsorship agreement is $8.0 million and is due and payable over the period of February 2022 through July 2024. The related expenses are amortized by straight-line method over the period. Through June 30, 2024, we paid $3.5 million under the sponsorship agreement and for the three and six months ended June 30, 2024 and 2023, we recorded $0.7 million, $0.7 million, $1.4 million and $1.4 million in sales and marketing expense related to the sponsorship agreement. There was $3.8 million included in accounts payable and $0 included in accrued and other current liabilities as of June 30, 2024 related to the sponsorship agreement. The remaining commitment of $0.8 million will be due and payable in July 2024.

On March 28, 2024, we entered into an additional sponsorship agreement with Andretti Autosport 1, LLC, an affiliate of Andretti Global. The agreement expires on December 31, 2024. Subject to the agreement, we have committed to make payments under the sponsorship agreement in an amount totaling $1.0 million, due from July to November 2024.

Notes Payable—Related Parties

Pursuant to a Deferred Payment Agreement dated as of March 28, 2024, we amended the terms of our notes payable to related parties, pursuant to which the aggregate principal balance of the notes plus accrued interest through the closing of the Merger of $2.6 million was deferred at closing and became due in monthly installments (including interest accruing from the closing of the Merger though the payment date) beginning thirty days following the effectiveness of the Lincoln Park Registration Statement. The balance will be payable over a twelve-month term (including interest accruing from the closing of the Merger though the payment date). The Lincoln Park Registration Statement was declared effective on April 18, 2024. The Convertible Notes bear interest at a rate of 4.5% per annum.

Advisory and Other Agreements

In connection with the Merger, on September 13, 2023, we entered into an agreement with a third party for advisory services. In March 2024, the payment terms were amended to provide for a fee of $1.3 million, to be paid by the issuance of a Senior Secured Note with a principal amount of $1.0 million and the remaining $0.3 million in six monthly installments in cash of $42 thousand per month commencing on May 15, 2024. During the six months ended June 30, 2024, we paid $0.1 million to the third party.

On February 9, 2024, we entered into an engagement letter with an additional third party, as amended on February 27, 2024. We agreed to pay the third party a non-refundable cash fee of $1.8 million, payable in monthly payments over the Term (as defined in Recent Developments), with $0.3 million of such payment waivable if we voluntarily prepay $1.5 million to the third party prior to December 31, 2024. Upon the closing of the Merger, we recognized $1.8 million as transaction costs, which was recorded as a reduction in additional paid-in capital. During the six months ended June 30, 2024, we paid $0.2 million to the third party.

The following table reflects our obligations recorded in accounts payable, accrued expenses and other current liabilities, and non-current liabilities (in thousands) within the condensed consolidated balance sheet as of June 30, 2024, included elsewhere in this Quarterly Report. These obligations are expected to be fully repaid by December 31, 2025. During the six months ended June 30, 2024, we paid $1.1 million under the agreements.

Year ending	Amount
2024	$3,232
2025	2,906
Total	$6,138

Legal Services Fees

In connection with the Merger, we incurred $4.0 million of deferred legal fees to be paid to AAC’s legal advisors upon consummation of the Merger, which were recorded as deferred legal fees in the historical audited financial statements as of and for the year ended December 31, 2023. On March 26, 2024, we entered into a fee letter for legal services rendered in connection with the Merger, pursuant to which the total fee of $3.3 million will be paid in equal monthly installments of $0.3 million per month over the twelve-month period starting on April 18, 2024. During the six months ended June 30, 2024, we paid $0.4 million to the legal advisors.

Lincoln Park Purchase Agreement

In accordance with the Purchase Agreement, we paid Lincoln Park a commitment fee of approximately $1.7 million, which was recorded within other (expense) income, net in the condensed consolidated statement of operations for the six months ended June 30, 2024, and was payable as follows: (i) on the business day prior to the filing of the Lincoln Park Registration Statement, $0.6 million in shares of common stock and (ii) we elected to pay the remaining $1.1 million amount of the Commitment Fee in either cash or shares of our common stock, with any shares issuable on the business day prior to the filing of the Registration Statement and any cash due within 90 days of the closing date of the Merger.

On April 11, 2024, we issued 712,025 shares of common stock to Lincoln Park as consideration for the Commitment Fee.

Forward Purchase Agreement

In accordance with the Forward Purchase Agreement, we will pay to Sandia on the Cash Settlement Payment Date the Settlement Amount Adjustment as further discussed above in Liquidity, Going Concern and Capital Resources.

Critical Accounting Policies and Significant Judgments and Estimates

Our management’s discussion and analysis of our financial condition and results of operations is based on our condensed consolidated financial statements, which have been prepared in accordance with generally accepted accounting principles in the United States, or U.S. GAAP. The preparation of these condensed consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the condensed consolidated financial statements and the reported amounts of revenues and expenses incurred during the reporting periods. We base our estimates on historical experience, known trends and events, and various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities recorded revenues and expenses that are not readily apparent from other sources. We evaluate our estimates and assumptions on an ongoing basis. Actual results may differ from these estimates.

While our significant accounting policies are described in more detail in Note 2 to our condensed consolidated financial statements included elsewhere in this Report, we believe that the following accounting policies are those most critical to the judgments and estimates used in the preparation of our condensed consolidated financial statements.

Revenue Recognition

In accordance with ASC 606, Revenue from Contracts with Customers, we recognize revenue when we satisfy a performance obligation by transferring goods or services promised in a contract to a customer, in an amount that reflects the consideration that we expect to receive in exchange for those goods or services.

We recognize revenue using the following steps: (1) identification of the contract, or contracts with a customer, (2) identification of performance obligations in the contract, (3) determination of the transaction price, (4) allocation of the transaction price to the performance obligations in the contract and (5) recognition of revenue when or as we satisfy the performance obligations.

At contract inception, we assess the goods and services promised in our contracts with customers and identify a performance obligation for each promise, implicit or explicit, to transfer to the customer a good or service (or bundle of goods or services) that is distinct.

We currently earn revenue primarily from subscriptions to our software platform, referred to as the Orquestra Platform, and services. Subscriptions to our Orquestra Platform are currently offered as stand-ready access to our cloud environment on an annual or multi-year basis. Our consulting services may result in either single or multiple performance obligations based on the contractual terms. We may also offer services in the form of stand-ready scientific and software engineering services, which are typically only offered in conjunction with the Orquestra Platform. We evaluate our contracts at inception to determine if the promises represent a single, combined performance obligation, or multiple performance obligations. We allocate the transaction price to the performance obligations identified. Judgment is required to allocate the transaction price to each performance obligation. We utilize a stand-alone selling price methodology based on observable or estimated prices for each performance obligation. We consider market conditions, entity-specific factors, and information about the customer that is reasonably available to the entity when estimating stand-alone selling price for those performance obligations without an observable selling price. Our contracts do not contain rights of return, and any variable consideration as the result of service level agreements has been immaterial. We do not have other contractual terms that give rise to variable consideration.

Revenue from subscriptions to our Orquestra Platform to date have only been sold as access to the platform in our hosted environment and are therefore recognized over the contract term on a ratable basis, as the promise represents a stand-ready performance obligation.

Revenue from consulting services is generally recognized over time. Our contracts typically contain fixed-fee transaction prices. We determine and record a provision for loss contracts at the contract level when the current estimate of total costs of the contract at completion exceeds the total consideration we expect to receive. We have not recorded any provision for loss contracts at June 30, 2024. For consulting services, we measure progress toward satisfaction of the performance obligation as the services are provided, and revenue is generally recognized based on the labor hours expended over time. Through this method, we recognize revenue based on the actual labor hours incurred to date compared to the current estimate of total labors hours to satisfy the performance obligation. This method requires periodic updates to the total estimated hours to complete the contract, and these updates may include subjective assessments and judgments. We had limited contracts, where based on our determination of the enforceability of payment terms, revenue was recognized at a point in time when payment became enforceable.

From time to time, we may enter into arrangements to build license applications that can be used in conjunction with our Orquestra Platform. To date, the license application built has been delivered as a perpetual license with associated post-contract support. We recognize the license at the time of deployment, and the related post-contract support over the contracted service period on a ratable basis, as it is provided as a stand-ready service.

Revenue from services sold in the form of stand-ready scientific and software engineering services are recognized over the contract term on a ratable basis, as the obligation represent a stand-ready obligation.

Our payment terms vary by contract and do not contain significant financing components. Amounts collected in advance of revenue recognized are recorded as deferred revenue in the condensed consolidated balance sheets.

Areas of Judgment and Estimation

Our contracts with customers can include multiple promises to transfer goods and services to the customer, which may be provided over one or more specified phases in the contract. Determining whether promises and/or phases are distinct performance obligations that should be accounted for separately or not distinct within the context of the contract and, thus, accounted for together, requires significant judgment. When customer contracts include promises for multiple goods, services and/or phases, we determine whether the nature of our promise is to transfer (a) multiple promised goods, services and/or phases or (b) a combined item that comprises multiple promised services and/or phases.

For consulting services performance obligations that are satisfied over time, we measure progress toward satisfaction of the performance obligation as the services are provided, and revenue is generally recognized based on the labor hours expended over time. Through this method, we recognize revenue based on the actual labor hours incurred to date compared to the current estimate of total labors hours to satisfy the performance obligation. We believe this method best reflects the transfer of control to the customer. This method requires periodic updates to the total estimated hours to complete the contract, and these updates may include subjective assessments and judgments.

Significant estimates and assumptions are used in the determination of the stand-alone selling price when multiple performance obligations are identified. We utilize a stand-alone selling price methodology based on observable or estimated prices for each performance obligation. We consider market conditions, entity-specific factors, and information about the customer that is reasonably available to the entity when estimating stand-alone selling price for those performance obligations without an observable selling price. Actual results could differ from those estimates and such differences could affect our financial position and results of operations.

Stock-Based Compensation Expense

We measure stock-based options granted to employees, directors, and non-employees based on their fair value on the date of the grant using the Black-Scholes option-pricing model for stock options. Compensation expense for those awards is recognized over the requisite service period, which is generally the vesting period of the respective award. Compensation expense for awards to non-employees with service-based vesting conditions is recognized in the same manner as if we had paid cash in exchange for the goods or services, which is generally the over the vesting period of the award. We use the straight-line method to recognize the expense of awards with service-based vesting conditions. We account for forfeitures of stock- based awards as they occur. As of June 30, 2024, all awards have service-based vesting conditions.

Determination of the Fair Value of Legacy Zapata Common Stock

The fair value of the common stock of Legacy Zapata has been determined by management with consideration to a third-party valuation, which contemplates a broad range of factors, including the illiquid nature of the investment in Legacy Zapata’s common stock, our historical financial performance and financial position, our future prospects and opportunity for liquidity events, and recent sale and offer prices of common and Convertible Preferred Stock, if any, in private transactions negotiated at arm’s length.

Senior Notes and Senior Secured Notes

Through June 30, 2024, we have issued $5.6 million in Senior Notes, all of which were canceled and, inclusive of interest of $0.6 million, exchanged for Senior Secured Notes on December 22, 2023, and $10.0 million in Senior Secured Notes to certain lenders. We performed an analysis of all of the terms and features of the Senior Notes and Senior Secured Notes. We elected the Fair Value Option to account for the Senior Notes as we identified embedded derivatives, such as voluntary conversion upon qualified financing, automatic conversion upon a De-SPAC Transaction, defined as a business combination between Legacy Zapata and a special purpose acquisition company, with or without a private investment in public equity (“PIPE”), automatic conversion upon an initial public offering, repayment under a change of control event, and optional conversion under prepayment, all of which would require bifurcation and separate accounting. The Senior Notes were remeasured at fair value at each balance sheet date until they were converted to Senior Secured Notes in December 2023. Changes to the fair value of the Senior Notes was recorded in other (expense) income, net in the condensed consolidated statements of operations and comprehensive loss. We had also elected the option of combining interest expense and the change in fair value as a single line item within the condensed consolidated statements of operations and comprehensive loss. The analysis of the fair value of the Senior Notes contained inherent assumptions related to the market interest rate, the probability of alternate financing, change of control, initial public offering, De-SPAC Transaction with or without a PIPE, maturity extension, and payment at original maturity. Due to the use of significant unobservable inputs, the overall fair value measurement of the Senior Notes was classified as Level 3.

We accounts for our Senior Secured Note issued to a third party for capital market advisory services in connection with the Merger as a stock-based award granted to non-employees and measure the award based on the merger date fair value using the binomial lattice model. The award is marked to its redemption value, including paid in-kind interest, if such value exceeds the fair value of the award at the merger date and each reporting period thereafter and we will recognize the additional fair value amount over redemption value as necessary.

We account for our remaining Senior Secured Notes at amortized cost, as they were issued at a substantial premium and do not qualify for the Fair Value Option. Legacy Zapata concluded that the optional conversion feature was not required to be bifurcated or separately accounted for as a derivative. Costs related to the issuance of the remaining Senior Secured Notes were recorded as a debt discount as a reduction of the carrying value of the notes and amortized over the term of the notes and are recorded in other (expense) income, net within the condensed consolidated statements of operations and comprehensive loss using the effective interest method.

Upon the closing of the Merger, a portion of the aggregate outstanding Senior Secured Notes converted into 3,257,876 shares of common stock (856,202 to related parties). Upon the conversion of the Senior Secured Notes, the principal balance of the debt of $14.2 million and associated accrued interest of $0.5 million were converted, resulting in an increase in common stock and additional paid-in capital of $14.7 million. Certain holders of the Senior Secured Notes, holding $2.0 million in aggregate principal amount, did not convert their Senior Secured Notes into shares of common stock and are recognized at amortized cost. As of June 30, 2024, the

$2.1 million of aggregate principal and accrued interest on the outstanding Senior Secured Notes did not include any associated costs that are being recorded as a debt discount and amortized over the remaining term of the outstanding Senior Secured Notes.

Forward Purchase Agreement Derivative Liability

We utilized a Monte-Carlo simulation to value the Forward Purchase Agreement derivative liability. We determined that the Forward Purchase Agreement contains (i) an Optional Early Termination provision, and (ii) a Variable Maturity Consideration. The Optional Early Termination and the Variable Maturity Consideration, as combined, are considered as a freestanding financial instrument and meet the definition of a derivative instrument. The fair value of the forward purchase agreement derivative liability, consisting of the Optional Early Termination and the Variable Maturity Consideration, was estimated using a Monte-Carlo Simulation in a risk-neutral framework. The fair value of the derivative liability was equal to the difference between the fair value of the Forward Purchase Agreement and the amount of cash receivable at the two-year settlement date, which was calculated as the present value of the initial reset price of $10.00 per share (as defined in the Forward Purchase Agreement) discounted using the term-matched risk-free rate.

We recorded the derivative instrument as a liability on our condensed consolidated balance sheets and measured it at fair value of $13.2 million as of June 30, 2024, with the initial value of the instrument recorded as a loss on issuance of forward purchase agreement derivative liability of $4.9 million in the condensed consolidated statements of operations and comprehensive loss. The change in fair value of the forward purchase agreement derivative liability of $8.2 million was recorded during the three and six months ended June 30, 2024 in the condensed consolidated statements of operations and comprehensive loss.

Recently Issued and Adopted Accounting Pronouncements

A description of recently issued accounting pronouncements that may potentially impact our financial position and results of operations is disclosed in Note 2 to our condensed consolidated financial statements, which are included elsewhere in this Report.

Emerging Growth Company Status

Zapata Computing Holdings Inc. qualifies as an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Pursuant to the JOBS Act, an emerging growth company is provided the option to adopt new or revised accounting standards that may be issued by Financial Accounting Standards Board (“FASB”) or the SEC either (i) within the same periods as those otherwise applicable to non-emerging growth companies or (ii) within the same time periods as private companies. We intend to take advantage of the exemption for complying with new or revised accounting standards within the same time periods as private companies. Accordingly, the information contained herein may be different than the information you receive from other public companies. We also intend to take advantage of some of the reduced regulatory and reporting requirements applicable to emerging growth companies pursuant to the JOBS Act so long as it qualifies as an emerging growth company, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation and exemptions from the requirements of holding non-binding advisory votes on executive compensation and golden parachute payments.

Item 3. Quantitative and Qualitative Disclosures About Market Risk.

Not applicable.

Item 4. Controls and Procedures.

Disclosure Controls and Procedures

Disclosure controls and procedures are controls and other procedures that are designed to ensure that information required to be disclosed in our reports filed or submitted under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the Securities and Exchange Commission (the “SEC”). Disclosure controls and procedures include, without limitation, controls and procedures designed to ensure that information required to be disclosed in company reports filed or submitted under the Exchange Act is accumulated and communicated to management, including our Chief Executive Officer and Chief Financial Officer, as appropriate, to allow timely decisions regarding required disclosure.

Our Chief Executive Officer and Chief Financial Officer, after evaluating the effectiveness of our disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) as of June 30, 2024, have concluded that, based on such evaluation, our disclosure controls and procedures were not effective due to the material weaknesses described below.

A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the company’s annual or interim financial statements will not be prevented or detected on a timely basis. Management has identified the following material weaknesses which have caused management to conclude that, as of June 30, 2024, our disclosure controls and procedures were not effective: (i) failure to employ sufficient accounting and financial reporting personnel with requisite knowledge and experience in the application of U.S. GAAP and SEC rules to facilitate accurate and timely financial reporting; (ii) lack of an effective risk assessment process, which led to improperly designed controls; (iii) failure to design and maintain appropriate control activities; including those to support the appropriate segregation of duties over the review of account reconciliations, manual journal entries and safeguarding of assets; (iv) failure to design and maintain formal accounting policies, procedures and controls over significant accounts and disclosures to achieve complete, accurate and timely financial accounting, reporting and disclosures; and (v) failure to document, thoroughly communicate, and monitor controls processes and relevant accounting policies and procedures.

Plans for Remediation of Material Weaknesses

Management has taken actions to remediate the deficiencies in its internal controls over financial reporting and implemented additional processes and controls designed to address the underlying causes associated with the above-mentioned material weaknesses. Management is committed to finalizing the remediation of the material weaknesses. Management’s internal control remediation efforts include the following:

•
We are currently in the process of identifying and engaging internal control consultants to assist us in performing a risk assessment as well as identifying and designing a system of internal controls necessary to mitigate the risks identified, including preparation of written documentation and testing of our internal control policies and procedures, such that we are able to perform a Section 404 analysis of our internal control over financial reporting when and as required;
•
We plan to increase our personnel resources and technical accounting expertise within the accounting function to replace our outside service providers; until we have sufficient technical accounting and financial reporting capabilities, we have retained an accounting consulting firm to provide support and to assist us in our evaluation of more complex applications of U.S. GAAP and assist us with financial reporting.

Changes in Internal Control Over Financial Reporting

Other than with respect to the ongoing remediation efforts on the material weaknesses, there were no changes in our internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) during the quarter ended June 30, 2024 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

Limitations of the Effectiveness of Internal Controls

A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the internal control system are met. Because of the inherent limitations of any internal control system, no evaluation of controls can provide absolute assurance that all control issues, if any, within a company have been detected.

PART II—OTHER INFORMATION

Item 1. Legal Proceedings.

From time to time, we may be involved in litigation that arises through the normal course of business. As of the date of this filing, we are not aware of any material legal proceedings to which we or any of our subsidiaries is a party or to which any of our property is subject, nor are we aware of any such threatened or pending litigation or any such proceedings known to be contemplated by governmental authorities. We are not aware of any material proceedings in which any of our directors, officers, or affiliates or any registered or beneficial stockholder of more than 5% of our common stock, or any associate of any of the foregoing, is a party adverse to or has a material interest adverse to, us or any of our subsidiaries.

Item 1A. Risk Factors.

Our business faces significant risks and uncertainties. Certain factors may have a material adverse effect on our business prospects, financial condition and results of operations, and you should carefully consider them. Accordingly, in evaluating our business, you should consider carefully the risks described below, together with the other information contained in this Quarterly Report on Form 10-Q, including our financial statements and the related notes. We believe the risks described below are the risks that are material to us as of the date of this report. If any of the following risks actually occur, our business, results of operations and financial condition would likely be materially and adversely affected. In these circumstances, the market price of our common stock, par value $0.0001 per share (our “Common Stock”) could decline, and you may lose part or all of your investment.

Risks Related to Zapata’s Financial Condition and Status as an early-stage Company

We are an early-stage company with a limited operating history, in a nascent industry, making it difficult to forecast future results.

We were founded in 2017 to develop and provide software with related services and proprietary IP to utilize quantum math on classical and future quantum hardware. Most recently, we are an Industrial Generative AI software company that develops custom quantum-inspired generative AI applications and provides accompanying services to solve complex industrial problems. The market focus for our Industrial Generative AI solutions and the use of quantum math and algorithms are nascent fields with uncertainty on future market uptake and in technological progress in the field.

There can be no assurance that we can or will meet the challenges commonly faced by early-stage companies, including the need to scale operations and to achieve and manage rapid growth. A number of factors could cause our scaling efforts to be adversely impacted, including any increased competition, lesser-than-expected growth or contraction of our overall market, our inability to accurately forecast demand for our customer offerings, our inability to establish sales or other partnerships with service firms, an inability to develop repeatable solutions, an inability to grow our team, or our failure, for any reason, to capitalize on growth opportunities. We have encountered and will encounter risks and uncertainties frequently experienced by early-stage companies in rapidly changing industries, such as the risks and uncertainties described herein. We cannot provide assurance that we can meet the challenges faced by all companies, including established companies, in rapidly changing or nascent industries. The failure to address these challenges successfully or promptly could have a material adverse effect on our future profitability.

We have a history of operating losses, which are expected to continue for the foreseeable future.

We have incurred significant operating losses since our inception. We incurred net losses of $37.9 million and $9.9 million during the six months ended June 30, 2024 and 2023, respectively, and we have a cumulative deficit since the formation of Legacy Zapata in November 2017 through June 30, 2024 of approximately $127.4 million. We believe that we will continue to incur operating and net losses each quarter at least for the foreseeable future. The size of future losses will depend on several factors, including the degree to which we expand our scientific, product, software engineering, sales and other teams, and the revenue that we can generate from sales of our Industrial Generative AI solutions. Our operating expenses have increased as a result of becoming a public company and we expect that our expenses will continue to increase as we grow our business.

We may not be able to scale our business and Industrial Generative AI solutions quickly enough to meet customer and market demand and to remain competitive in the Industrial Generative AI solutions market.

In order to grow our business, we will need to scale our operations in every area from our existing start-up capacity. These challenges will require that we:

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scale our product design team to design and continually re-design our Industrial Generative AI solutions in order to maintain a competitive position in the market, including increasing the number of employees following our previous reductions in force;
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increase the size of our software engineering team to produce in a competitively timely manner stable Industrial Generative AI solutions based on the chosen design elements;
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increase the size of our services team to provide ongoing services in connection with our Industrial Generative AI solutions;
•
expand our customer-support services;
•
expand our scientific research and development in order to generate IP required or helpful to our business, including IP to develop our Industrial Generative AI solutions, to provide freedom to operate for our Industrial Generative AI solutions, and to create barriers to competition, on an accelerated time frame in order to minimize the risk that third-parties might first create potentially blocking IP;
•
increase our sales and marketing teams and efforts;
•
develop and expand relationships with large service firms to leverage sales of our Industrial Generative AI solutions;
•
develop and expand our operational, financial and legal systems and teams to accommodate an expected increase in customer and partner relationships and additional expected legal requirements imposed as a result of international data privacy regulations, securities compliance and reporting obligations imposed by the Merger;
•
establish, maintain and scale effective financial disclosure controls and procedures;
•
expand our executive and administrative teams in all areas including finance, accounting, operations, human resources, and legal, in order to effectively manage our growth; and
•
expand our access to computing hardware and specifically Graphics Processing Unit chips (“GPUS”), which have faced supply limitations.

If we cannot successfully overcome these challenges and manage the organizational growth required to do so, then our business, including our ability to establish and maintain a competitive place in the market, financial condition, and profitability, may be materially adversely affected.

We expect to require additional capital to pursue our business objectives and growth strategy, respond to business opportunities, challenges or unforeseen circumstances, and pay off deferred expenses incurred in connection with the Merger, and we may be unable to raise capital or additional financing when needed on acceptable terms, or at all.

We expect to seek additional financing in the future to fund our growth, such as use of the funds available under the Purchase Agreement and the 2024 Purchase Agreement, expand go-to-market functions and drive market demand, grow and manage our offerings, hire employees, respond to competitive pressures, make acquisitions or other investments, and pay off deferred expenses incurred in connection with the Merger. Our business plans may change, general economic, financial or political conditions in our markets may deteriorate or other circumstances may arise, in each case that have a material adverse effect on our cash flows and the anticipated cash needs of our business. Any of these events or circumstances could result in significant additional funding needs, requiring us to raise additional capital. We cannot predict the timing or amount of any such capital requirements at this time.

If financing is not available on satisfactory terms, or at all, we may be unable to expand our business at the rate desired and our results of operations may suffer. In addition, any financing through issuances of equity securities would be dilutive to holders of our shares.

On December 19, 2023, we and Legacy Zapata entered into the Purchase Agreement with Lincoln Park pursuant to which Lincoln Park has agreed to purchase, at our option, up to $75,000,000 of Common Stock from time to time through April 19, 2027 (such Common Stock, the “Purchased Shares”). On April 11, 2024, we issued 712,025 shares of our Common Stock to Lincoln Park as Commitment Shares. On April 12, 2024, we filed the Lincoln Park Registration Statement, which registers for resale the Commitment Shares and an additional 12,287,975 shares of Common Stock that may be issued to Lincoln Park in the future under the Purchase Agreement, which was declared effective on April 18, 2024. As of June 30, 2024, we have sold an aggregate of 5,419,287 shares of Common Stock to Lincoln Park pursuant to the Purchase Agreement at a weighted average price of $0.978 per share for aggregate consideration of approximately $5.3 million.

On August 13, 2024, we entered into the 2024 Purchase Agreement with Lincoln Park pursuant to which Lincoln Park has agreed to purchase from us, at our option, up to $10,000,000 of Common Stock from time to time over a 24‑month period upon the satisfaction of certain conditions set forth in the 2024 Purchase Agreement including, but not limited to, the filing and effectiveness of the 2024 Registration Statement. In addition, pursuant to the 2024 Purchase Agreement, we have issued 500,000 shares of our common stock to Lincoln Park as a commitment fee.

We generally have the right to control the timing and amount of any future sales of Common Stock to Lincoln Park. Actual sales of Common Stock to Lincoln Park under the Purchase Agreement will depend on a variety of factors to be determined by us from time to time, including (among others) market conditions, the trading price of our Common Stock and determinations by us as to available and appropriate sources of funding for our operations. The Purchase Agreement prohibits us from issuing or selling and Lincoln Park from acquiring any Common Stock if (i) the closing price of the Common Stock is less than $0.50 (subject to adjustment per the terms of the Purchase Agreement) or (ii) those shares of Common Stock, when aggregated with all other shares of Common Stock then beneficially owned by Lincoln Park and its affiliates, would result in Lincoln Park and its affiliates having beneficial ownership of more than 4.99%, or at Lincoln Park’s election, up to 9.99%, of the then issued and outstanding shares of Common Stock, as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder. Under the 2024 Purchase Agreement, we have the right, but not the obligation, to direct Lincoln Park to purchase shares, on business days during which the last closing sale price of our Common Stock is between $0.10 and $0.50 (as may be adjusted in certain circumstances). Our ability to initiate sales under the 2024 Purchase Agreement, however, is subject to certain conditions, including the filing and effectiveness of the 2024 Registration Statement. In addition, absent stockholder approval, we are prohibited from issuing more than approximately 7.7 million shares of our common stock under the 2024 Purchase Agreement, which is equal to 19.99% of our outstanding common stock immediately prior to the execution of the 2024 Purchase Agreement, at below market prices per Nasdaq rules. If any of these conditions are not satisfied or limitations are in effect, we may not be able to utilize all or part of the committed funds under the Purchase Agreement or the 2024 Purchase Agreement, which would have an adverse impact on our ability to satisfy our capital needs and could materially adversely impact our business. Adequate additional financing may not be available to us on acceptable terms, or at all. Our failure to raise capital as and when needed would have a negative impact on our financial condition and our ability to pursue our business strategy.

When we sell Common Stock to Lincoln Park, Lincoln Park may resell all, some or none of such shares at any time or from time to time in its discretion, subject to compliance with applicable securities laws. Sales to Lincoln Park by us have resulted in, and could continue to result in, substantial dilution to the interests of other holders of Common Stock. Additionally, the sale of a substantial number of Common Stock to Lincoln Park, or the anticipation of such sales, could make it more difficult for us to sell equity or equity-related securities in the future at a time and at prices that we might otherwise wish to effect such sales.

We will need additional capital to continue as a going concern, implement our business plan or respond to business opportunities or unforeseen circumstances and such financing may not be available.

Through June 30, 2024, we have funded our operations primarily with proceeds from sales of Convertible Preferred Stock, Senior Notes (which were subsequently exchanged for Senior Secured Notes), the Senior Secured Notes and sales under our Purchase Agreement with Lincoln Park. Our continuation as a going concern is dependent upon our ability to continue to effect sales pursuant to our Purchase Agreement with Lincoln Park and identify future debt or equity financing and generate profitable operations from our operations. There can be no assurance that such capital will be available in sufficient amounts or on terms acceptable to us. These factors raise substantial doubt about our ability to continue as a going concern.

Our business plan also contemplates a substantial scaling of Zapata across all departments, including science, software engineering, and product design, in order to launch multiple products and/or offerings in a timely manner to obtain and preserve a competitive advantage. This scaling will require substantial capital at a time when we project we will be operating at a loss before we become profitable, and this may take longer than we anticipate. Consequently, our expansion is limited in proportion to our growth in revenue and available capital. The capital required to sustain our business during this period may be greater than anticipated. We also deferred certain costs incurred in connection with the Merger. The terms of these deferrals required us to commence payment on the deferred amounts in May 2024. As of June 30, 2024, approximately $6.1 million of deferred offering costs remain outstanding. In addition, presently unforeseen opportunities or circumstances may require capital beyond what we currently project. The period during which we expect to operate at a loss may be extended by circumstances beyond our control.

We may obtain additional financing through public or private equity or debt financings (subject to the limitations under the Senior Secured Notes and Forward Purchase Agreement), such as the Purchase Agreement and the 2024 Purchase Agreement, that may result in dilution to stockholders, the issuance of securities with priority as to liquidation and/or dividend and other rights more favorable than the Common Stock, or the imposition of debt covenants and repayment obligations or other restrictions that may adversely affect our business. For example, as of June 30, 2024, we have outstanding an aggregate principal amount of $2.0 million in Senior Secured Notes. These Senior Secured Notes, among other things, convert at the option of the holder at $8.50 per shares and prohibit Legacy Zapata from issuing additional indebtedness, subject to limited exceptions. There is no guarantee that future financing will be at financial terms equal to or more favorable than these, and we may need to enter into future equity or, if available, debt financing at significantly less favorable terms. Our failure to raise capital as and when needed would have a negative impact on our financial condition and our ability to pursue our business strategy.

Additionally, the Forward Purchase Agreement may negatively impact our ability to raise additional capital through equity or debt financings, due to the potential substantial dilution to our stockholders that could occur during the term of the instrument (which will be no more than two years from the date of the closing of the Merger), or may negatively affect our ability to obtain favorable or acceptable terms in connection with any such equity or debt financing. Under the Forward Purchase Agreement, the Reset Price is $10.00 per share. Beginning 180 days after the closing of the Merger, the Reset Price will subject to monthly resets, to be the greater of (a) $4.50 and (b) the 30-day volume weighted average price of shares of Common Stock immediately preceding the reset date (but not to exceed $10.00). If during the term of the Forward Purchase Agreement, we sell or issue any shares of Common Stock or securities convertible or exercisable for shares of Common Stock at an effective price of less than the Reset Price (a “Dilutive Offering”), then the Reset Price would immediately reset to the effective price of such offering, subject to certain exceptions, which include an exception for drawdowns under the Purchase Agreement, as may be amended, supplemented or otherwise modified from time to time, or any extension, continuation or replacement thereof, through October 15, 2024, the date that is 180 days following effectiveness of the Lincoln Park Registration Statement. Reduction of the Reset Price would reduce any payments Sandia may be obligated to pay us with respect to any Terminated Shares. Additionally, in the event of a Dilutive Offering, the maximum number of shares available under the Forward Purchase Agreements could be increased if the Dilutive Offering occurs at a price below the existing Reset Price. The maximum number of shares would be reset to the quotient of (i) 1,500,000 divided by (ii) the quotient of (a) the price of such Dilutive Offering divided by (b) $10.00. Depending on the Reset Price over the 24 months following the closing of the Merger (which may be impacted by the price at which shares of our Common Stock could be sold through a potential public or private equity offering) and the manner in which the Forward Purchase Agreement transactions are settled, we may not receive any future payments under the Forward Purchase Agreement, and will be required to pay an adjustment amount of $2.00 per share in cash or $2.25 per share in issuances of additional shares, offset by the amount that Sanda pays us for such shares (if any), calculated pursuant to the Forward Purchase Agreement based on the volume weighted daily VWAP Price (as defined in the Forward Purchase Agreement), which could adversely affect our liquidity and capital needs. Additionally, any proceeds to which we may be entitled pursuant to the Forward Purchase Agreement are not held in any bankruptcy-protected account, escrow account, trust account, or any similar arrangement, and there is no requirement for Sandia to hold such amount separate or apart from any other funds of Sandia prior to the settlement of the transactions pursuant to the Forward Purchase Agreement. The lack of any such bankruptcy-protected arrangement subjects us to further risk that we may never have access to the settlement proceeds if the Sellers fail to make payments when due, default under the Forward Purchase Agreement, become insolvent or declare bankruptcy.

Furthermore, the term of the Forward Purchase Agreement gives Sandia the right to accelerate our obligations under the Forward Purchase Agreement if the VWAP Price for 20 trading days during a 30 consecutive trading day-period falls below $1.00 per share (a “VWAP Trigger Event”). Because a VWAP Trigger Event has occurred, Sandia has the right, but not the obligation, to accelerate the term of the Forward Purchase Agreement. If Sandia elects to exercise its acceleration right, we would be required to pay an adjustment amount of $2.00 per share in cash or $2.25 per share in issuances of additional shares, offset by the amount that Sanda pays us for such shares (if any), calculated pursuant to the Forward Purchase Agreement based on the volume weighted daily VWAP Price.

We may also seek additional financing even if in our view such additional financing is not required in order to take advantage of favorable market conditions or for strategic considerations. There can be no assurance that additional financing will be available on favorable terms, or at all. The inability to obtain such additional financing if needed may adversely affect our ability to operate at the levels necessary to execute our business plan or may force us into bankruptcy.

While the Senior Secured Notes are outstanding, Legacy Zapata is subject to substantial restrictions, including on the ability to incur additional indebtedness, which could adversely affect Legacy Zapata’s and our business and financial condition.

Pursuant to the Senior Secured Note Purchase Agreement, we issued and sold, or issued in exchange for Senior Notes, an aggregate of $16.2 million in aggregate principal amount of Senior Secured Notes. Following the closing of the Merger, $2.0 million in aggregate principal amount of Senior Secured Notes remain outstanding. The Senior Secured Notes bear compounding interest at the rate of 15% per annum and all accrued but unpaid interest thereon will be due and payable on December 15, 2026. While Legacy Zapata can prepay the Senior Secured Notes without penalty prior to maturity, so long as any Senior Secured Notes are outstanding, Legacy Zapata cannot incur additional indebtedness for borrowed money, and cannot create, incur, assume or suffer to exist any lien on any property or assets, in each case except in limited circumstances. Accordingly, we will be significantly limited in our ability to obtain additional debt financing for so long as the Senior Secured Notes remain outstanding. The Senior Secured Notes are convertible at the option of the holder at a conversion price of $8.50 per share. However, there is no guarantee that the remaining noteholders will convert their Senior Secured Notes.

A significant portion of the assets of Legacy Zapata, which serves as our operating entity, are pledged to the holders of the Senior Secured Notes and failure to repay obligations to these noteholders when due, or any other default events, will have a material adverse effect on Legacy Zapata’s and our business and could result in foreclosure on Legacy Zapata’s assets.

In connection with the issuance of Senior Secured Notes in December 2023, Legacy Zapata entered into a Security Agreement with Acquiom Agency Services LLC as collateral agent on behalf of the noteholders (the “Security Agreement”). The Security Agreement creates a security interest in all of the property of Legacy Zapata and Zapata Government Services, Inc., its wholly owned subsidiary, subject to certain exceptions specified in the Security Agreement (the “Collateral”). Pursuant to the Security Agreement, Zapata Government Services, Inc. has agreed to guarantee the obligations of Zapata under the Security Agreement and the Senior Secured Note.

Upon the occurrence of an Event of Default under the Security Agreement, the Collateral Agent will have certain rights under the Security Agreement, including the right to take control of the Collateral and, in certain circumstances, sell the Collateral to cover obligations owed to the holders of the Senior Secured Notes pursuant to its terms. “Event of Default” under the Security Agreement means (i) any default of the terms, conditions or covenants of the Security Agreement (after giving effect to any applicable grace or cure period); (ii) failure to pay any principal or interest payment on the due date or any other payments required under the terms of the Senior Secured Note within 15 days of notification of such failure to pay, (iii) Legacy Zapata or any guarantor is in default under any loan agreement or any other indebtedness for borrowed money, in each case in a principal amount of greater than $200,000 that has not been cured or waived, or (iv) Legacy Zapata or any guarantor enters into any voluntary or involuntary bankruptcy or insolvency proceedings. Any such default would have a material adverse effect on Legacy Zapata’s and, by extension, our, business and our stockholders could lose their entire investment in us.

If we fail to maintain an effective system of disclosure controls and internal control over financial reporting, our ability to produce timely and accurate financial statements or comply with applicable regulations could be impaired.

As a public company, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), and the rules and regulations of the applicable listing standards of Nasdaq, including regular attestations by management concerning its internal control over financial reporting. Management may not be able to effectively and timely implement controls and procedures that adequately respond to these increased regulatory compliance and reporting requirements. If we are not able to implement the additional requirements of Section 404 of the Sarbanes-Oxley Act (“Section 404”) in a timely manner or with adequate compliance, we may not be able to assess whether our internal control over financial reporting is effective and may fail to provide timely and accurate financial information to investors. This may subject us to adverse regulatory consequences and could harm investor confidence. We expect that the requirements of these rules and regulations will continue to increase our legal, accounting, and financial compliance costs, make some activities more difficult, time consuming, and costly, and place significant strain on our personnel, systems, and resources.

The Sarbanes-Oxley Act requires, among other things, that we maintain effective disclosure controls and procedures and internal control over financial reporting. The controls required are not currently in place; however, we are working to develop and refine our disclosure controls and other procedures that are designed to ensure that information required to be disclosed by us in the reports that we will file with the SEC is recorded, processed, summarized, and reported within the time periods specified in SEC rules and forms and that information required to be disclosed in reports under the Exchange Act is accumulated and communicated to our principal executive and financial officers. We are also working to design and maintain our internal control over financial reporting.

Our current controls and any new controls that we develop may become inadequate because of changes in conditions in our business. In addition, changes in accounting principles or interpretations could also challenge our internal controls and require that we establish new business processes, systems, and controls to accommodate such changes. We have limited experience with implementing the systems and controls that will be necessary to operate as a public company, as well as adopting changes in accounting principles or interpretations mandated by the relevant regulatory bodies. Additionally, if these new systems, controls, or standards and the associated process changes do not give rise to the benefits that we expect or do not operate as intended, it could adversely affect our financial reporting systems and processes, the effectiveness of internal control over financial reporting, and/or our ability to produce timely and accurate financial reports. Moreover, our business may be harmed if we experience problems with any new systems and controls, resulting in delayed implementation or increased costs to correct any issues.

Further, in addition to the material weaknesses described below, weaknesses in our disclosure controls and internal control over financial reporting may be discovered in the future. Any failure to develop or maintain effective controls or any difficulties encountered in their implementation or improvement could harm our business or cause us to fail to meet our reporting obligations. That failure could result in a restatement of our financial statements for prior periods. Any failure to implement and maintain effective internal control over financial reporting could adversely affect the results of periodic management evaluations and annual independent registered public accounting firm attestation reports regarding the effectiveness of our internal control over financial reporting. Those reports will eventually be included in our periodic reports filed with the SEC. Ineffective disclosure controls or internal control over financial reporting could also cause investors to lose confidence in our reported financial and other information, which would likely have a negative effect on the trading price of our Common Stock. In addition, if we are unable to continue to meet these requirements, we may not be able to remain listed on Nasdaq.

Our independent registered public accounting firm is not required to formally attest to the effectiveness of our internal control over financial reporting until our first annual report filed with the SEC after we have become an accelerated filer or a large accelerated filer. At such time, our independent registered public accounting firm may issue a report that is adverse in the event it is not satisfied with the level at which our internal control over financial reporting has been designed, documented, or is actively operating. Any failure to maintain effective disclosure controls and internal control over financial reporting could harm our business and could cause a decline in the trading price of our Common Stock.

We have identified material weaknesses in our internal control over financial reporting. If we are unable to remediate these weaknesses, identify additional material weaknesses in the future, or otherwise fail to maintain an effective system of internal control over financial reporting, this may result in misstatements in our financial statements, cause us to fail to meet periodic reporting obligations, or cause our access to capital markets to be impaired.

In connection with the preparation and audit of Legacy Zapata’s financial statements as of and for the fiscal years ended December 31, 2023, and 2022, material weaknesses have been identified in its internal control over financial reporting. A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of annual or interim financial statements will not be prevented or detected on a timely basis.

The material weaknesses we identified include:

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Legacy Zapata did not employ sufficient accounting and financial reporting personnel with requisite knowledge and experience in the application of U.S. GAAP and SEC rules to facilitate accurate and timely financial reporting.
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Legacy Zapata did not maintain an effective risk assessment process, which led to improperly designed controls.
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Legacy Zapata did not design and maintain appropriate control activities; including those to support the appropriate segregation of duties over the review of account reconciliations, manual journal entries and safeguarding of assets.
•
Legacy Zapata did not design and maintain formal accounting policies, procedures and controls over significant accounts and disclosures to achieve complete, accurate and timely financial accounting, reporting and disclosures.
•
Legacy Zapata did not document, thoroughly communicate, and monitor controls processes and relevant accounting policies and procedures.

These material weaknesses could result in a misstatement of account balances or disclosures that would result in a material misstatement to our combined annual or interim financial statements that would not be prevented or detected. Had Legacy Zapata performed an evaluation of its internal control over financial reporting in accordance with Section 404, additional control deficiencies may have been identified by management, and those control deficiencies could have also represented one or more material weaknesses.

In an effort to remediate the material weaknesses, we have retained an accounting consulting firm to provide additional depth and breadth to our technical accounting and financial reporting capabilities. We intend to engage internal control consultants to assist us in performing a risk assessment to identify relevant risks and specify needed objectives. With their assistance, we intend to formalize and communicate our policies and procedures surrounding our financial close, financial reporting and other accounting processes, and to further develop and document necessary policies and procedures regarding our internal control over financial reporting, such that we are able to perform a Section 404 analysis of our internal control over financial reporting when and as required.We cannot assure that these measures will significantly improve or remediate the material weaknesses described above. We also cannot assure that we have identified all or that we will not have additional material weaknesses in the future. Accordingly, a material weakness may still exist when we report on the effectiveness of our internal control over financial reporting for purposes of our management’s required attestation. Further, while we remain an emerging growth company, we will not be required to include an attestation report on internal control over financial reporting issued by our independent registered public accounting firm.

We have incurred and expect to incur additional costs to remediate these control deficiencies, though there can be no assurance that our efforts will be successful or that we will avoid potential future material weaknesses. If we are unable to successfully remediate our existing or any future material weaknesses in our internal control over financial reporting, or if we identify any additional material weaknesses, the accuracy and timing of our financial reporting may be adversely affected, we may be unable to maintain compliance with securities law requirements regarding timely filing of periodic reports in addition to applicable stock exchange listing requirements, investors may lose confidence in our financial reporting, and our stock price may decline as a result. We also could become subject to investigations by Nasdaq, the SEC or other regulatory authorities.

Our ability to use existing or future net operating loss carryforwards and other tax attributes may be limited.

We have incurred net operating losses (“NOLs”) for tax purposes for each year since our incorporation and we expect to continue to operate at a loss for the foreseeable future. As of December 31, 2023, Legacy Zapata had a cumulative U.S. federal carryforward of approximately $62.1 million and a cumulative state NOL carryforward of approximately $37.7 million. If not utilized, an immaterial amount of U.S. federal NOLs generated prior to 2018 will expire at various dates through 2037 and the state NOLs will expire at various dates through 2042. The U.S. federal NOLs generated after 2017 can be carried forward indefinitely. Under the U.S. Internal Revenue Code of 1986, as amended (the “Code”), the deductibility of the U.S. federal NOL carryforward as of December 31, 2023 (other than the immaterial amount generated prior to 2018) and all future U.S. federal NOL carryforwards is limited to 80% of taxable income, limiting or delaying in part the use of NOL carryforwards if and when we cease operating at a loss. We may potentially use these U.S. federal and state NOLs to offset taxable income for U.S. federal and state income tax purposes. However, the use of these NOLs may be subject to numerous limitations under the Code and under state tax laws. Among such limitations, Section 382 of the Code may limit the use of these NOLs in any year for U.S. federal income tax purposes in the event of certain past or future changes in ownership of us or Legacy Zapata. An ownership change under Section 382 of the Code, referred to in this discussion as an ownership change, generally occurs if one or more stockholders or groups of stockholders who own at least 5% of a company’s stock increase their ownership by more than 50 percentage points over their lowest ownership percentage within a rolling three-year period. We have not conducted a Section 382 study to determine whether the use of our NOLs is impaired under Section 382 of the Code as a result of any prior ownership change. We may have previously undergone one or more ownership changes. An ownership change in respect of us also could be deemed to be an ownership change in respect of Legacy Zapata. The Merger, or future issuances or sales of our securities, including certain transactions involving our securities that are outside of our control, could result in ownership changes. Ownership changes that have occurred in the past or that may occur in the future could result in the imposition of an annual limit under Section 382 of the Code on the amount of pre ownership change NOLs and other tax attributes that we or Legacy Zapata could use to reduce our taxable income, potentially increasing or accelerating its liability for income taxes, and also potentially causing those tax attributes to expire unused. States may impose similar limitations on the use of applicable NOLs. We have recorded a valuation allowance related to NOL carryforwards and other deferred tax assets due to the uncertainty of the ultimate realization of the future benefits of those assets.

Any limitation on using NOLs, whether under Section 382 of the Code or otherwise under U.S. federal or state tax laws, could, depending on the extent of such limitation and the NOLs previously used, result in Legacy Zapata or us retaining less cash after payment of U.S. federal and state income taxes in respect of any year in which we have taxable income, rather than losses, than we would be entitled to retain if such NOLs were available as an offset against such income for U.S. federal and state income tax reporting purposes, which could adversely impact our operating results.

Risks Related to our Business and Industry

Because we derive all of our current revenue from our Orquestra and Zapata AI Sense and related services, and our Industrial Generative AI offerings include only these solutions and Zapata AI Prose, failure of generative AI solutions in general and our Industrial Generative AI solutions in particular to satisfy customer demands or to achieve increased market acceptance would adversely affect our business, results of operations, financial condition, and growth prospects, and the current state of the generative AI industry is still new and rapidly evolving, so there is no guarantee that it will succeed.

We derive and expect to continue for the foreseeable future to derive all of our revenue from our Industrial Generative AI solutions, including corresponding services. As such, the market acceptance of generative AI solutions in general, and our Industrial Generative AI solutions in particular, are critical to our continued success. Market acceptance of generative AI solutions depends in part on market awareness of the benefits that generative AI solutions can provide over legacy products and services. In addition, in order for cloud-based generative AI solutions to be widely accepted, organizations must overcome any concerns with placing sensitive information on a cloud-based platform. Demand for our Industrial Generative AI solutions in particular is affected by a number of other factors, some of which are beyond our control. These factors include continued market acceptance of our software, the pace at which existing customers realize benefits from the use of our Industrial Generative AI solutions and provide word of mouth success stories, the timing of development and release of new products by our competitors, technological change, reliability and security, the pace at which enterprises undergo digital transformation, and developments in data privacy regulations. We expect that the needs of our current and potential customers will continue to rapidly change and increase in complexity. We will need to improve the functionality and performance of our software continually to meet those rapidly changing, complex demands. If we are unable to continue to meet customer demands or to achieve more widespread market acceptance of generative AI solutions in general or our

Industrial Generative AI solutions in particular, our business operations, financial results, and growth prospects will be materially and adversely affected.

While generative models have existed for about two decades in largely their current form, the larger commercial impact and growth of generative AI occurred quite recently. This is exemplified through recent investment increases in generative AI by venture capitalists, who have increased their positions in generative AI from $408 million in 2018 to $4.8 billion and $4.5 billion in 2021 and 2022, respectively. We believe that the release of ChatGPT by OpenAI in late 2022 represents an inflection point for growth in the generative AI industry. This expected influx of investment could accelerate development from fundamental science to new technology applications. As generative AI is applied to new areas with untested conditions and new use cases, it is possible that, despite post-ChatGPT market enthusiasm, we could discover that generative AI is unfit for an application or use case. The field as a whole is rapidly evolving, which could mean that techniques that were once competitive become quickly outpaced by new techniques. With so many players entering the market, new techniques could be discovered by our competitors, allowing competitors to develop superior products or processes. If new techniques are discovered and shared publicly, the cost of re-implementing or adopting new best practices could be substantial. Given many of our competitors are larger companies with more employees and better access to financial resources, we may not be able to implement such new techniques as quickly as its competitors, or at all.

Generative AI is about creating numerical models from training data and then sampling from those models to generate new data. This process is inherently complex with many opportunities for flaws. Even with excellent training data and strong application, these models are non-deterministic, meaning they can give different outputs for the same inputs at different times. All of these factors can lead to false predictions and incorrect outputs. Additionally, many implementations of these techniques are not explainable, meaning a person is unable to clearly explain the reason why a model provided a certain output. This unpredictability could deter potential customers from purchasing our solutions. For these reasons, the impact of generative AI may be far more limited than analysts currently predict following the release of ChatGPT and other well-known generative AI programs.

There can also be no assurance that our analysis of the eventual market need is correct. If our judgment on this topic is incorrect, then the future value of our products and services, our competitive place in the market, and our future profitability may be materially less than we currently project.

Our business plan could suffer if we are not able to renew existing contractual relationships with third parties or enter into certain important strategic partnerships, and if we are unable to ensure that our Industrial Generative AI solutions offerings interoperate with a variety of software applications that are developed by others, we may become less competitive and our resulting operations may be harmed.

As an Industrial Generative AI solutions company, our solutions must provide our customers with the ability to use products of third parties, such as GPUs, which we do not manufacture. The cost or availability of these dependencies could be adversely affected by a variety of factors, including the transition to a clean energy economy, local and regional environmental regulations, and geopolitical disruptions. Our Industrial Generative AI solutions must integrate with a variety of hardware and software platforms, and we need to continuously modify and enhance our AI software libraries to adapt to changes in hardware and software technologies. In particular, we have developed our AI software libraries to be able to easily integrate with key third-party applications, including the applications of software providers that compete with us as well as our partners. We are typically subject to standard terms and conditions of such providers or open source licenses, which govern the distribution, operation, and fees of such software systems, and which are subject to change by such providers from time to time. Our business will be harmed if any provider of such software systems:

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discontinues or limits our access to its software;
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modifies its terms of service or other policies, including fees charged to, or other restrictions on us, or other platform and application developers;
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changes or modifies its open source license;
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changes how information is accessed by us or our customers;
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establishes more favorable relationships with one or more of our competitors; or
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develops or otherwise favors its own competitive offerings over AI software libraries.

Third-party services and products are constantly evolving, and we may not be able to modify our Industrial Generative AI solutions to assure their compatibility with that of other third parties as they continue to develop or emerge in the future or we may not be able to make such modifications in a timely and cost-effective manner. In addition, some of our competitors may be able to disrupt the operations or compatibility of our AI software libraries with their products or services, or exert strong business influence on our ability to, and terms on which we, operate our Industrial Generative AI solutions. Should any of our competitors modify their products or standards in a manner that degrades the functionality of our AI software libraries or gives preferential treatment to our competitors or competitive products, whether to enhance their competitive position or for any other reason, the interoperability of our AI software libraries with these products could decrease and our business, results of operations, and financial condition would be harmed. If we are not permitted or able to integrate with these and other third-party applications in the future, our business, results of operations, and financial condition would be harmed.

Our business plan could suffer if we are not able to enter into important strategic partnerships.

As part of our growth plans, we expect to expand, sell to, with, and through partners, including developing repeatable solutions built with services firms, and developing partnerships with system integrators and consulting services firms. However, our relationships with these partners may not result in additional business. If we are unable to enter into beneficial and contractual strategic partnerships, or further its relationship with existing partners, or is unable to do so on favorable terms, then its growth could be limited or delayed.

We are highly dependent on our founders and key employees.

Our performance to date has relied and will for the foreseeable future rely heavily on our founders and key employees. The retention of these key employees, together with additional key hires, is considered critical to the long-term success of the company. All of our personnel, including the key scientists, engineers, and executives, are “at will” employees who could leave the company to accept alternative employment at any time. The more success we achieve serves to increase the risk that competitors, including large, well-established companies with far greater resources, will seek to hire our employees, including key employees. We are aware of this vulnerability and seek to address it through both succession planning and retention incentives. The loss of any key employee, especially to a competitor, could have a material adverse effect on our business, including by delaying the roll-out of products or diminishing the quantity or quality of our scientific output.

Our future success is also highly dependent on locating and hiring highly qualified key employees, both to replace any losses of key employees, including following our previous reductions in force, as well as to supplement our current employees. If we are unable to grant sufficient or competitive compensation, including equity awards and bonuses, we may be unable to attract new or retain key employees.

The failure to attract and retain additional qualified personnel or to maintain our company culture could harm our business and prevent us from executing our business strategy.

To execute our business strategy, we must attract and retain highly qualified personnel. Competition for executives, data scientists, engineers, software developers, sales personnel, and other key employees in our industry is intense. In particular, we compete with many other companies for employees with high levels of expertise in generative AI, quantum science, and enterprise software, as well as sales and operations professionals. At times, we have experienced, and we may continue to experience, difficulty in hiring personnel who meet the demands of our selection process and with appropriate qualifications, experience, or expertise, and we may not be able to fill positions as quickly as desired, particularly in light of our previous reductions in force. Potential candidates may not perceive our compensation package, including our equity awards, as favorably as employees hired prior to the Merger. In addition, our recruiting personnel, methodology, and approach may need to be altered to address a changing candidate pool and profile. We may not be able to identify or implement such changes in a timely manner.

Many of the companies with which we compete for experienced personnel have greater resources than we have, and some of these companies may offer more attractive compensation packages. If the perceived value of our equity awards declines, or if the mix of equity and cash compensation that we offer is unattractive, it may adversely affect our ability to recruit and retain highly skilled employees. Our ability to offer equity awards to our employees is limited by the number of shares reserved for issuance under our equity plans, which has substantially decreased in value since the closing of the Merger as a result of the decline in our stock price.

Additionally, laws and regulations, such as restrictive immigration laws, or export control laws, may limit our ability to recruit internationally. We must also continue to retain and motivate existing employees through our compensation practices, company culture, and career development opportunities.

Companies with greater resources than we have in the past recruited or attempted to recruit our employees. If we cannot retain these employees, it may adversely affect our ability to deliver on our Industrial Generative AI solutions. Furthermore, third-party offers to our employees of greater compensation have in the past forced and may in the future force us to offer significant additional compensation, which may adversely impact our financial performance, and we are limited in issuing equity by the number of shares reserved for issuance under our equity plans. Additionally, continued high inflation, without regard to competition, may require us to increase compensation and failure to do so might impact our employee retention. Such increases would also adversely impact our financial performance.

We believe that a critical component to our success and our ability to retain our best people is our culture. As we continue to grow and develop a public company infrastructure, we may find it difficult to maintain our company culture. If we fail to attract new personnel or to retain our current personnel, our business would be harmed.

Our business is dependent on growing and retaining competitive teams of sufficient size in the areas of algorithm development, product development, and software engineering; the failure to achieve any one of these objectives could materially affect our business.

Our core business model is to develop and sell software capable of delivering Industrial Generative AI solutions to enterprise customers at scale and services in connection with such software. This requires a science team to develop algorithms, capable of addressing valuable problems using quantum techniques and other mathematics. This requires a product development team that can describe software that not only is able to use the quantum techniques developed by its team, but also is able to handle enterprise production issues at scale. It also requires a software engineering team that can implement the product design through products that comply with the myriad legal and enterprise IT requirements and are robust enough to function in an enterprise production environment. Finally, these teams must have the capacity to complete their respective tasks in time to be of value to the market.

The ability to hire the personnel required to execute our business plan depends, in part, on the availability of qualified applicants, something which is beyond our control. Quantum information processing and generative AI are relatively new fields and are inherently difficult. Although the pool of qualified quantum scientists and AI engineers is growing, it is limited and competition for that talent is global and aggressive, pitting us against large, well-established companies with larger financial resources than we have, as well as programs sponsored by foreign countries. In addition, limitations in or changes to immigration and work permit laws and regulations or the administration or interpretation of those laws could impair our ability to attract and retain highly qualified employees.

There is no assurance that we will be able to hire and retain an adequate number of AI experts, quantum scientists, product design specialists, and/or software engineers with the qualifications required to execute our business plan. Our failure to build and maintain any one or more of these requisite teams could have a material adverse effect on our future prospects.

Our estimate of market opportunities may prove to be inaccurate.

At present, there is no mature market for generative AI. This creates significant uncertainty in determining the potential market for our Industrial Generative AI solutions. For example, it is possible to estimate the current and potential total addressable market for generative AI as an industry, but these estimates are based on third-party estimates and our own internal judgment, both of which may be materially inaccurate. There can be no assurance that our or third-party estimates of the potential total addressable market for generative AI are correct, and such numbers do not account for the substantially more limited service obtainable market for our Industrial Generative AI solutions. Additionally, our market opportunities, future prospects, and future profitability will be materially lessened by delays in widespread enterprise adoption of generative AI, if enterprises adopt generative AI at all, which would reduce the relevant total addressable market.

A limited number of customers have accounted for most of our revenue. If existing customers do not renew or expand their contracts with us, or if our relationships with these customers are impaired or terminated, our revenue could decline, and our results of operations would be adversely impacted.

As of June 30, 2024, our accounts receivable was from four main customers, representing approximately 89%, 5%, 4% and 2% of our total accounts receivable, of which 89% is from Andretti Global, a related party. We had two customers that represented greater than 10% of our total revenue for the three months ended June 30, 2024, and revenue recognized from these two customers represented approximately 58% and 18% of total revenue, of which 58% is from Andretti Global, a related party. In total, we had five customers during the year ended December 31, 2023, including two enterprise customers and agreements with two customers that we deem to be government contracts, consisting of a direct contract with the Defense Advanced Research Projects Agency (“DARPA”), a part of the United States Department of Defense, and a subcontract with L3Harris Technologies, Inc. (“L3Harris”) in connection with their work for DARPA.

Historically, we had seven customers during the twelve months ended December 31, 2022, and four customers during the twelve months ended December 31, 2021. Until we can successfully broaden and diversify our customer base, we may continue to rely on only a few customers to generate our revenues. Although it is our strategy to market our products and services to a larger number of enterprise customers, there is no assurance that our strategy or efforts will be successful. By enterprise customers, we mean large businesses that have the size and resources to dominate a specific market, high revenue and a significant number of employees. If we fail to generate revenue from a broader customer base, our reliance on just a few customers may continue for an extended period of time, and the loss of any key customer will have material adverse effect on our operating results and financial condition.

Our customers have no obligation to renew, upgrade, or expand their subscriptions with us after the terms of their existing subscriptions expire. In addition, our customers may opt to decrease their usage of our Industrial Generative AI solutions. It is not possible for us to predict the future level of demand from our larger customers for our Industrial Generative AI solutions. As a result, we cannot provide assurance that our customers will renew, upgrade, or expand their subscriptions with us, if they renew at all. If one or more of our customers elect not to renew their subscriptions with us, or if our customers renew their subscriptions with us for shorter time periods, or if our customers decrease their usage of our Industrial Generative AI solutions, or if our customers otherwise seek to renegotiate terms of their existing agreements on terms less favorable to us, our business and results of operations would be adversely affected. Achieving renewal or expansion of usage and subscriptions may require us to engage increasingly in sophisticated and costly sales and support efforts that may not result in additional sales. In addition, the rate at which our customers expand the deployment of our Industrial Generative AI solutions depends on a number of factors. If our efforts to expand our relationships with our customers are not successful, our business, financial condition, and results of operations may be harmed. Additionally, if our customers do not provide word of mouth support for our Industrial Generative AI solutions, this could limit our ability to attract new customers.

Our business depends on our ability to attract new customers and on our existing customers purchasing additional subscriptions from us and/or renewing their existing subscriptions.

To increase our revenue, we must continue to attract new customers. As an early-stage company, we have limited experience with sales and, in particular, sales to our target large enterprise customers. Our success will depend to a substantial extent on the level of adoption of our Industrial Generative AI solutions. Generative AI is a new and evolving industry, so the level of adoption is uncertain. Numerous factors may impede our ability to add new customers, including but not limited to, our failure to compete effectively against alternative products or services, to attract and effectively train new sales and marketing personnel, to develop relationships with partners, to successfully innovate and deploy new applications and other solutions, to provide a quality customer experience and customer services, including increasing our employee headcount to provide for additional service providers, or to ensure the effectiveness of our marketing programs. If we are not able to attract new customers, it will have an adverse effect on our business, financial condition and results of operations.

Our current Industrial Generative AI solutions, as well as applications, features, and functionality that we may introduce in the future or that we offer but have not yet sold, may not be widely accepted by our customers or may receive negative attention, each of which may lower our margins and harm our business.

Our ability to engage, retain, and increase our base of customers and to increase our revenue will depend on our ability to successfully market our existing Industrial Generative AI solutions, as well as create new applications, features, and functionality. Additionally, we have not yet sold one of our Industrial Generative AI solutions, Zapata AI Prose, to any customers. We may introduce significant changes to our existing Industrial Generative AI solutions or develop and introduce new applications, including technologies with which we have little or no prior development or operating experience. These new applications and updates, as well as our existing solutions that we have marketed but not yet sold, may fail to engage, retain, and increase our base of customers or may suffer from lag in adoption. New applications may initially suffer from performance and quality issues that may negatively impact our ability to market and sell such applications to new and existing customers. The short-and long-term impact of any major change to our Industrial Generative AI solutions, or the introduction of new applications or initial sales of our applications to enterprise customers, is particularly difficult to predict. If new or enhanced applications fail to engage, retain, and increase our base of customers, we may fail to generate sufficient revenue, operating margin, or other value to justify our investments in such applications, any of which may harm our business.

If the market for our Industrial Generative AI solutions fails to develop or grow as we expect, or if businesses fail to adopt our Industrial Generative AI solutions, our business, operating results, and financial condition could be adversely affected.

It is difficult to predict customer adoption rates and demand for our Industrial Generative AI solutions, the entry of competitive software, platforms and services. A substantial majority of our revenue has come from sales of our subscription-based software and related services, which we expect to continue for the foreseeable future. We cannot be sure that the generative AI market will continue to grow or, even if it does grow, that businesses will adopt our Industrial Generative AI solutions. Our future success will depend in large part on our ability to create a market for Industrial Generative AI solutions. Our ability to create such a market depends on a number of factors, including the cost, performance, and perceived value associated with our Industrial Generative AI solutions, as well as enterprise customers’ willingness to adopt a bespoke approach to resolving industrial problems. Potential customers may have made significant investments in legacy analytics software systems and may be unwilling to invest in new platforms and applications, and may prefer to work with larger, more established companies that have entered the broader generative AI market. If the market fails to develop or grows more slowly than we currently expect, our business, operating results, and financial condition could be adversely affected.

Our business plan relies upon the adoption of our Industrial Generative AI solutions by enterprise customers.

Our primary targeted customers are large enterprises with intractable problems that require addressing at scale. The success of our business plan, therefore, materially depends upon our ability to sell our Industrial Generative AI solutions to such large enterprise customers. Sales to such customers involve risks that are different from or greater than risks involved in selling to smaller customers. Such risks include difficulties associated with longer sales, product, evaluation, and implementation cycles; higher customer-tailored requests and greater bargaining power on the part of the customer; and more intense competition from vendors who have been providing other software and services for years to the customer and are embedded in the customer’s information technology (“IT”) infrastructure. If we are not able to overcome these risks and successfully establish a meaningful share of the enterprise market, then its business prospects and future profitability could suffer.

Our sales cycles can be long and unpredictable, and our sales efforts require considerable time and expense.

Our results of operations may fluctuate, in part, because of the complexity of customer problems that our Industrial Generative AI solutions address, the resource-intensive nature of our sales efforts, the length and variability of the sales cycle for our offerings, and the difficulty in making short-term adjustments to our operating expenses. The timing of our sales is difficult to predict. The length of our sales cycle, from initial evaluation to payment for our subscriptions and related services can vary substantially from customer to customer and could extend over a number of years for some customers. Our sales efforts involve educating our customers about the use, technical capabilities, and benefits of our offerings. Customers often undertake a prolonged evaluation process. In addition, the size of potential customers may lead to longer sales cycles. We may also face unexpected deployment challenges with large organizations or more complicated deployment of our offerings. Large organizations may demand additional features, support services, and pricing concessions or require additional security management or control features. Some organizations may also require an on-premise solution rather than a cloud solution, which potentially requires additional implementation time and potentially a longer sales cycle. We may spend substantial time, effort and money on sales efforts to large organizations without any assurance that our efforts will produce any sales. As a result, it is difficult to predict exactly when, or even if, we will make a sale to a potential customer or if we can increase sales to our existing customers.

Individual sales can be part of a long sales cycle, which impacts our ability to plan and manage cash flows and margins. These large individual sales have, in some cases, occurred in quarters subsequent to those we anticipated, or have not occurred at all. If our sales cycle lengthens or our substantial upfront investments do not result in sufficient revenue to justify our investments, our operating results could be adversely affected. In addition, within each quarter, it is difficult to project which month a deal will close. Therefore, it is difficult to determine whether we are achieving our quarterly expectations and whether we will achieve annual expectations. Most of our expenses are relatively fixed or require time to adjust. Therefore, if expectations for our business are not accurate, we may not be able to adjust our cost structure on a timely basis, and our margins and cash flows may differ from expectations.

If we fail to respond to rapid technological changes, extend our Industrial Generative AI solutions, or develop new features and functionality, our ability to remain competitive could be impaired.

The market for our Industrial Generative AI solutions is characterized by rapid technological change, particularly since generative AI is a new and evolving industry, including frequent new platform and application introductions and enhancements, changing customer demands, and evolving industry standards. The introduction of software embodying new technologies can quickly make existing software obsolete and unmarketable. Generative AI, particularly incorporating quantum techniques, are inherently complex, and it can take a long time and require significant research and development expenditures to develop and test new or enhanced software. The success of any enhancements or improvements to our existing Industrial Generative AI solutions or any new applications depends on several factors, including timely completion, competitive pricing, adequate quality testing, integration with existing technologies, and overall market acceptance, particularly as we provide custom solutions for specific use cases.

Any failure of our Industrial Generative AI solutions to operate effectively with future infrastructure platforms and technologies could impact our ability to attain new customers. If we are unable to respond to these changes in a timely and cost-effective manner, our Industrial Generative AI solutions may become less marketable, less competitive, or obsolete, and our business may be adversely affected.

The introduction of new generative AI platforms and applications by competitors or the development of entirely new technologies to replace existing offerings could make our Industrial Generative AI solutions obsolete or adversely affect our business, results of operations, and financial condition. We may experience difficulties with software development, design, or marketing that could delay or prevent our development, introduction, or implementation of new Industrial Generative AI solutions, features, or capabilities, applying our existing Industrial Generative AI solutions to new use cases. Any delays could result in adverse publicity, loss of revenue or market acceptance, or claims by customers brought against us, all of which could harm our business.

Our business could be negatively impacted by delays in development of our software platform.

We have plans, including adequate staffing and other resources, that we believe will result in the development of and continued improvements to its software platform on a schedule that permits the execution of our business plan in a timely manner. Any delays in platform design and engineering work required to accomplish this could result in corresponding delays in the implementation of our business plan in the market. We are presently unaware of any outstanding design or engineering issues that cannot be resolved in the normal course, but the failure to complete necessary components of or improvements to its platform in a timely manner would have a serious negative impact on the company and might cause the company to fail.

Any failure to offer high-quality support services for our customers may harm our relationships with our customers and, consequently, our business.

Once our Industrial Generative AI solutions are deployed, our customers depend on our services teams to resolve technical and operational issues relating to our Industrial Generative AI solutions. Our ability to provide effective support is largely dependent on our ability to attract, train, and retain qualified personnel with experience in interfacing with customers. If the number of our customers grows, this will put additional pressure on our customer services teams. We may be unable to respond quickly enough to accommodate short-term increases in customer demand for support. We also may be unable to modify the future, scope, and delivery of our support to compete with changes in the services provided by our competitors. Increased customer demand for support services, without corresponding revenue, could increase costs and negatively affect our operating results. In addition, if we experience increased customer demand for support, we may face increased costs that may harm our results of operations. If our customer base expands, we will need to hire additional support staff to deliver and support our Industrial Generative AI solutions, and our business may be harmed. Our ability to attract new customers is highly dependent on our business reputation and on our ability to deliver value to our customers. Any failure to deliver value, or a perception that we do not deliver value for our customers, would harm our business.

Sales to government entities and highly regulated organizations are subject to a number of challenges and risks.

While our primary revenue model is based on multi-year engagements with enterprise customers, we selectively pursue U.S. government contracts as a complementary revenue source. This includes our existing work with DARPA, which in 2022 selected us, alongside several other enterprise, academic, and technology partners, to quantify the long-term utility of quantum computers. We may also target highly regulated organizations. Sales to such entities are subject to a number of challenges and risks. Selling to such entities can be highly competitive, expensive, and time consuming, often requiring significant upfront time and expense without any assurance that these efforts will generate a sale. Government contracting requirements may change and in doing so restrict our ability to sell into the government sector. Government demand and payment for our Industrial Generative AI solutions may be affected by public sector budgetary cycles and funding authorizations, with funding reductions or delays adversely affecting public sector demand for our Industrial Generative AI solutions.

Further, governmental and highly regulated entities may demand contract terms that differ from our standard arrangements and may be less favorable than terms agreed with private sector customers.

Contracts with governmental entities may also include preferential pricing terms, including, but not limited to, “most favored customer” pricing. In the event that we are successful in being awarded a government contract, such award may be subject to appeals, disputes, or litigation, including but not limited to bid protests by unsuccessful bidders.

As a government contractor or subcontractor, we must comply with laws, regulations, and contractual provisions relating to the formation, administration, and performance of government contracts, which affect how we and our partners do business with government agencies. As a result of actual or perceived noncompliance with government contracting laws, regulations, or contractual provisions, we may be subject to non-ordinary course audits and internal investigations which may prove costly to our business financially, divert management time, or limit our ability to continue selling our products and services to our government customers. These laws and regulations may impose other added costs on our business, and failure to comply with these or other applicable regulations and requirements, including non-compliance in the past, could lead to claims for damages from our channel partners, downward contract price adjustments or refund obligations, civil or criminal penalties, and termination of contracts and suspension or debarment from government contracting for a period of time with government agencies. Any such damages, penalties, disruption, or limitation in our ability to do business with a government would adversely impact, and could have a material adverse effect on, our business, results of operations, financial condition, public perception and growth prospects.

Governmental and highly regulated entities may have statutory, contractual, or other legal rights to terminate contracts with us or our partners for convenience or for other reasons. Any such termination may adversely affect our ability to contract with other government customers as well as our reputation, business, financial condition, and results of operations. All these factors can add further risk to business conducted with these customers. If sales expected from a government entity or highly regulated organization for a particular quarter are not realized in that quarter or at all, our business, financial condition, results of operations, and growth prospects could be materially and adversely affected.

Our success could be materially affected by problems with or defects in the Orquestra platform or our other software offerings.

In addition to issues commonly facing all providers of commercial software, the development of our Industrial Generative AI solutions involves converting novel, complex scientific algorithms into software code. We may experience unintended design and/or implementation defects or other quality issues in our software code. We may also experience defects in the products and services of third parties on which we rely to provide our products and services, including third-party cloud providers. Problems can be caused by a variety of factors, including premature or failed introduction of new products, vulnerabilities or defects in proprietary and open source software, human error or misconduct, design limitations, or denial of service or other security-related incidents. We do not have a contractual right with our public cloud providers that will compensate us for any losses due to availability interruptions in the public cloud.

Any defects in the Orquestra platform or other software offerings, whether caused by defective design, defective coding, or defects introduced through third-party components; any disruptions in our ability to provide our Industrial Generative AI solutions, including by means of public cloud; and/or any other quality issues with our Industrial Generative AI solutions could affect our business reputation and brand, could cause us to spend material amounts to address the defects, could cause material delays in the execution of our business plan, and could have a material adverse effect on our business opportunities, revenue, and future profitability.

The pursuit of inorganic growth opportunities could result in harm to our business.

We may pursue growth opportunities by acquiring complementary businesses or other assets for strategic purposes, such as companies with expertise in software development, data management such as Extract Transform, Load (ETL), AI, natural language understanding (NLU), or market verticals in which we are interested; companies with an IP portfolio that could compliment ours; companies with customer lists that could shorten the sales cycle to significant customers. The pursuit of such strategic opportunities could be both expensive and distracting, could have a significant impact on the company’s capital structure, and even if the transaction is completed as desired the results may not be as predicted. To the extent such opportunities may arise, there can be no assurance that the pursuit of any such opportunities will succeed and, if they fail, they could have a material adverse effect on our business and future profitability.

Risks Related to Competition

Competitors may develop products and technologies that are superior to our Industrial Generative AI solutions.

Our business plan is based on the belief that the value of our Industrial Generative AI solutions will be enhanced by delivering, in a single unified software platform, the ability to: allow deployment in any desired environment; permit the development or implementation of applications and services that are capable of all data handling tasks, including processing input data in a manner calculated to maximize the ultimate Industrial Generative AI solution. Presently, we are unaware of any competing product either on the market or announced as being under development that we believe reasonably could be deemed to provide all of these features in a unified platform. However, products and services addressing enterprise level computational problems are presently being supplied by large, well-established companies in the areas of data management and AI, such as DataRobot, Inc., Dataiku Inc., Databricks, Inc., Domino Data Lab, Inc., Palantir Technologies Inc. and C3.ai, Inc. These companies, by using existing talent or hiring Ph.D.-level experts in mathematics, computer science, physics, and related fields, could develop software that utilizes similar or better mathematical techniques as to what we have found to date, and develop and offer these to the market as competitive libraries, services, and applications. Large-scale public cloud providers, such as Google, Inc., Microsoft, Inc. and Amazon Web Services, Inc. have all-in-one machine learning solutions. It is possible, if not likely, that, if they have not already begun, these existing companies will seek to build advanced algorithm expertise and integrate quantum techniques running on currently available classical hardware into their existing platforms and leverage their existing customer relationships to press adoption of these solutions, which could create a direct competition to our software platform.

Many of our existing and potential competitors have, or could have, substantial competitive advantages such as:

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greater name recognition, longer operating histories, and larger customer bases;

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larger sales and marketing budgets and resources and the capacity to leverage their sales efforts and marketing expenditures across a broader portfolio of products and services;
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existing, broader, deeper, or otherwise more established relationships with sales partners and customers;
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wider geographic presence or greater access to larger customer bases;
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greater focus in specific geographies or industries;
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lower labor and research and development costs;
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larger and more mature intellectual property portfolios; and
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substantially greater financial, technical, and other resources to provide support, make acquisitions, hire talent, and develop and introduce new products and services.

There can be no guarantee that a competitor will not develop a product superior to ours or one that is perceived by the market to be superior. Nor can there be any guarantee that a combination of products will not be able to provide solutions that are superior, or are perceived to be superior, to our Industrial Generative AI solutions. The introduction of such a product or combination of products could have a material adverse effect on our business, profitability, and financial condition.

The generative AI industry is highly competitive and we may not be successful in establishing itself as a viable competitor without regard to the value of our Industrial Generative AI solutions.

Generative AI is an industry with great promise that has attracted global interest and participation. In addition, the recent rapid rise of the generative AI industry has given rise to less-established public and private companies, including new startups, which may compete, in whole or in part, with our products and services. This competition in the market for generative AI is already great and is expected to intensify over time.

To compete successfully in this market, we must develop our products and technologies in a timely manner, effectively market these products against multiple competitors, and support these products at levels expected by enterprise customers. Delays in the introduction of new products may cause our existing or potential customers to adopt our competitors’ products, making it difficult or impossible for our products later to displace the competitive products without regard to the relative value of the respective products.

There can be no assurance that we can timely deliver products that will result in us having a material share of this market, even if our products are superior. Our inability to establish a position and market share in this highly competitive industry will adversely affect our future prospects and may cause the company to fail.

Our business plan depends, in part, on access to public clouds through major cloud providers and there is no guarantee that access will be available on reasonable terms.

Our Industrial Generative AI solutions will permit deployment of our software in various scenarios, including on the premises of a customer, hybrid clouds controlled by the customer, or a public cloud controlled by us. Although not necessary in all customer engagements, an important aspect of business plan is to make our Industrial Generative AI solutions available via a public cloud controlled by us. To accomplish this, we are required to negotiate cloud access with one or more cloud providers. The two largest public cloud providers, Amazon Web Services (“AWS”) and Microsoft Azure (“Azure”), are both engaged in their own initiatives that could compete with our Industrial Generative AI solutions in whole or in part. There is a risk that a cloud provider important to our business plan could use control of their public cloud to deny or place us at a competitive disadvantage by various means, including embedding innovations or privileged interoperating capabilities in products competing with ours, bundling competing products, requiring unfavorable pricing, including terms or conditions or regulatory requirements that make our Industrial Generative AI solutions uncompetitive, or leveraging their existing relationships with our customers to pressure customers to use their products rather than ours.

There can be no guarantee that we will be able to deploy our Industrial Generative AI solutions on public clouds controlled by competitors. The failure to be able to access public clouds, or the imposition of restrictive terms as a condition to such access, limit the adoption and use of our Industrial Generative AI solutions by customers, increase our operating expenses, damage our brand, and/or place us at a disadvantage when competing for customer accounts. Any of these could have a material adverse effect on our business operations, market share, and profitability.

Our business plan depends, in part, on access to GPU and other specialized hardware either directly through the purchase of computing hardware and installation in data centers, or through third party providers. There is no guarantee that access through either path will be available on reasonable terms, or at all.

Many of the techniques developed by us would require the use of specialized hardware to execute an algorithm in a time or cost efficient manner as required by the constraints of an application. Access to this hardware can be obtained through the purchase of this hardware and installation in a data center, or through a third-party infrastructure service provider. Hardware could be purchased from providers such as NVIDIA, Intel, AMD, D-Wave, or Fujitsu. Supply chain problems, chip shortages, or geopolitical conditions beyond our control could all impact our ability to access this hardware, either directly or through a third-party provider. Additionally, getting space in an existing facility and maintaining the hardware would require additional expertise that would need to be either hired or contracted by us, and identifying and hiring such experts could be costly and time-consuming. We could also face difficulties securing terms to host this hardware on reasonable terms, or at all.

Alternatively, instead of competing to purchase hardware directly, we could rent time on that hardware from infrastructure service providers. In this case, we would rely on third party providers to provide cloud-based network access to these on an hourly, annual, or other basis. However, there can be no assurance that these third party provides could obtain access to hardware on reasonable terms, or at all.

Additionally, external factors have caused a chip shortage, making it difficult for third party suppliers, such as NVIDIA and AMD, to keep up with demand. Consequently, we may have difficulty obtaining access to GPUs at reasonable prices, or at all.

Risks Related to Intellectual Property

Our patent applications may not result in issued patents or our patent rights may be contested, circumvented, invalidated or limited in scope, any of which could have a material adverse effect on our ability to prevent others from interfering with our commercialization of our products.

Our patent applications may not result in issued patents, which may have a material adverse effect on our ability to prevent others from commercially exploiting products similar to ours. The status of patents involves complex legal and factual questions and the breadth of claims allowed is uncertain. As a result, we cannot be certain that the patent applications that we file will result in patents being issued, or that our patents and any patents that may be issued to us will afford protection against competitors with similar technology. Numerous patents and pending patent applications owned by others exist relating to generative AI, algorithms and software, differential equations and optimization, and hardware optimization. In addition to those who may have patents or patent applications directed to relevant technology with an effective filing date earlier than any of our existing patents or pending patent applications, any of our existing or pending patents may also be challenged by others on the basis that they are otherwise invalid or unenforceable. Furthermore, patent applications filed in foreign countries are subject to laws, rules and procedures that differ from those of the United States, and thus we cannot be certain that foreign patent applications related to issued U.S. patents will be issued.

Even if our patent applications succeed and we are issued patents in accordance with them, it is still uncertain whether these patents will be contested, circumvented, invalidated or limited in scope in the future. The rights granted under any issued patents may not provide us with meaningful protection or competitive advantages, and some foreign countries provide significantly less effective patent enforcement than in the United States. In addition, the claims under any patents that issue from our patent applications may not be broad enough to prevent others from developing technologies that are similar or that achieve results similar to ours. The intellectual property rights of others could also bar us from licensing and exploiting any patents that issue from our pending applications. In addition, patents issued to us may be infringed upon or designed around by others and others may obtain patents that it needs to license or design around, either of which would increase costs and may adversely affect our business, prospects, financial condition and operating results.

There is no guarantee that our IP will provide the desired competitive advantage.

We seek to provide ourselves with a competitive advantage by making key elements of our Industrial Generative AI solutions proprietary, through one of two means. First, we pursue patent protection for some inventions that we believe qualify for protection under the patent laws. In cases in which patent protection is sought, the details of the invention eventually will be made public in the normal course, usually within eighteen months of filing. As to these inventions, competitors will eventually know the details of and can use the inventions to compete with us, unless a patent is granted prohibiting such use and we can learn of violations and effectively enforce our patent rights in light of the costs and complexities involved in such enforcement litigation. Second, some elements of our Industrial Generative AI solutions we seek to protect as trade secrets. As to our trade secrets, competitors will not be able to know our techniques provided the trade secrets are not improperly disclosed, but if a competitor independently develops the same technique and files for and is granted patent protection we could find ourselves prohibited by the patent laws from practicing our trade secret technology.

There is no assurance that our pending or future patent applications will be granted and provide us patent protection as to the claims in those applications. Moreover, we cannot guarantee that our patent rights will not be violated by competitors, that we will be able to detect such violations, or that if violations are detected we will be in a position effectively to enforce our patent rights. Nor can we guarantee that our trade secrets will remain secret and not be disclosed to competitors either inadvertently or through violation of contractual secrecy agreements, or that our trade secrets are not independently developed by competitors. The failure of our IP strategy to protect key elements of our Industrial Generative AI solutions could materially reduce any competitive advantage we might otherwise have and have a corresponding adverse effect on our market share and/or profitability.

We may face patent infringement and other intellectual property claims that could be costly to defend, result in injunctions and significant damage awards or other costs (including indemnification of third parties or costly licensing arrangements (if licenses are available at all)) and limit our ability to use certain key technologies in the future or require development of non-infringing products, services, or technologies, which could result in a significant expenditure and otherwise harm our business.

We may become subject to intellectual property disputes. Our success depends, in part, on our ability to develop and commercialize our products, services and technologies without infringing, misappropriating or otherwise violating the intellectual property rights of third parties. However, we may not be aware that our products, services or technologies are infringing, misappropriating or otherwise violating third-party intellectual property rights and such third parties may bring claims alleging such infringement, misappropriation or violation. For example, there may be issued patents of which we are unaware, held by third parties that, if found to be valid and enforceable, could be alleged to be infringed by our current or future products, services or technologies. There also may be pending patent applications of which we are not aware that may result in issued patents, which could be alleged to be infringed by our current or future products, services or technologies. Because patent applications can take years to issue and are often afforded confidentiality for some period of time, there may currently be pending applications, unknown to us, that later result in issued patents that could cover our current or future products, services or technologies. Lawsuits can be time-consuming and expensive to resolve, and they divert management’s time and attention. Numerous patents and pending patent applications owned by others exist in the fields in which we have developed and are developing our technology. Companies that have developed and are developing technology are often required to defend against litigation claims based on allegations of infringement, misappropriation or other violations of intellectual property rights. Our products, services or technologies may not be able to withstand any third-party claims against their use. In addition, many companies have the capability to dedicate substantially greater resources to enforce their intellectual property rights and to defend claims that may be brought against them. In a patent infringement claim against us, we may assert, as a defense, that we do not infringe the relevant patent claims, that the patent is invalid or both. The strength of our defenses will depend on the patents asserted, the interpretation of these patents, and its ability to invalidate the asserted patents. However, we could be unsuccessful in advancing non-infringement and/or invalidity arguments in its defense. In the United States, issued patents enjoy a presumption of validity, and the party challenging the validity of a patent claim must present clear and convincing evidence of invalidity, which is a high burden of proof. Conversely, the patent owner need only prove infringement by a preponderance of the evidence, which is a lower burden of proof. Our patent portfolio may not be large enough to deter patent infringement claims, and our competitors and others may now and in the future have significantly larger and more mature patent portfolios. Any litigation may also involve patent holding companies or other adverse patent owners that have no relevant solution revenue, and therefore, our patent portfolio may provide little or no deterrence as it would not be able to assert its patents against such entities or individuals. If a third party is able to obtain an injunction preventing us from accessing such third-party intellectual property rights, or if we cannot license or develop alternative technology for any infringing aspect of our business, we may be forced to limit or stop sales of its products, services or technologies or cease business activities related to such intellectual property. Although the company carries general liability insurance, our insurance may not cover potential claims of this type or may not be adequate to indemnify us for all liability that may be imposed. We cannot predict the outcome of lawsuits and cannot ensure that the results of any such actions will not have an adverse effect on its business, financial condition or results of operations. Any intellectual property litigation to which we might become a party, or for which it is required to provide indemnification, regardless of the merit of the claim or its defenses, may require us to do one or more of the following:

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cease selling or using solutions or services that incorporate the intellectual property rights that allegedly infringe, misappropriate or violate the intellectual property of a third party;
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make substantial payments for legal fees, settlement payments or other costs or damages;
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obtain a license, which may not be available on reasonable terms or at all, to sell or use the relevant technology;
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redesign the allegedly infringing solutions to avoid infringement, misappropriation or violation, which could be costly, time-consuming or impossible; or

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indemnify organizations using our services or platform or third-party service providers.

Even if the claims do not result in litigation or are resolved in our favor, these claims, and the time and resources necessary to resolve them, could divert the resources of its management and harm its business and operating results. Moreover, there could be public announcements of the results of hearings, motions or other interim proceedings or developments and if securities analysts or investors perceive these results to be negative, it could have a substantial adverse effect on the price of our Common Stock. The occurrence of infringement claims may grow as the market for our products, services and technologies grows. Accordingly, our exposure to damages resulting from infringement claims could increase and this could further exhaust its financial and management resources.

Our use of third-party open source software could negatively affect our ability to offer and sell subscriptions to our Industrial Generative AI solutions and subject us to possible litigation.

A portion of the technologies we use incorporates third-party open source software, and we may incorporate third-party open source software in our solutions in the future. Open source software is generally licensed by its authors or other third parties under open source licenses. From time to time, companies that use third-party open source software have faced claims challenging the use of such open source software and requesting compliance with the open source software license terms. Accordingly, we may be subject to suits by parties claiming ownership of what we believe to be open source software or claiming non-compliance with the applicable open source licensing terms. Some open source software licenses require end users who use, distribute or make available across a network software and services that include open source software to offer aspects of the technology that incorporates the open source software for no cost. We may also be required to make publicly available source code (which in some circumstances could include valuable proprietary code) for modifications or derivative works we create based upon, incorporating or using the open source software and/or to license such modifications or derivative works under the terms of the particular open source license. Additionally, if a third-party software provider has incorporated open source software into software that we license from such provider, we could be required to disclose any of our source code that incorporates or is a modification of our licensed software. While we employ practices designed to monitor our compliance with the licenses of third-party open source software and protect our valuable proprietary source code, we may inadvertently use third-party open source software in a manner that exposes us to claims of non-compliance with the terms of their licenses, including claims of intellectual property rights infringement or for breach of contract. Furthermore, there exists today an increasing number of types of open source software licenses, almost none of which have been tested in courts of law to provide guidance of their proper legal interpretations. If we were to receive a claim of non-compliance with the terms of any of these open source licenses, we could be required to incur significant legal expenses defending against those allegations and could be subject to significant damages, enjoined from offering or selling our solutions that contained the open source software, and required to comply with the foregoing conditions, and we may be required to publicly release certain portions of our proprietary source code. We could also be required to expend substantial time and resources to re-engineer some of our software. Any of the foregoing could disrupt and harm our business.

In addition, the use of third-party open source software typically exposes us to greater risks than the use of third-party commercial software because open source licensors generally do not provide warranties or controls on the functionality or origin of the software. Use of open source software may also present additional security risks because the public availability of such software may make it easier for hackers and other third parties to determine how to compromise our Industrial Generative AI solutions. Any of the foregoing could harm our business and could help our competitors develop platforms and applications that are similar to or better than ours.

In addition, companies that currently sponsor and maintain open source software may choose to change the terms of their open source software licenses. These license changes could cause us to lose access to upgrades for commercial use that are currently available to us or otherwise restrict the way we are currently using them. These changes could mean that we must invest engineering resources to maintain that library itself, move to a different underlying software library, or engineer a replacement in order to keep the same feature set in its offerings.

Because of the characteristics of open source software, there may be fewer technology barriers to entry by new competitors and it may be relatively easy for new and existing competitors with greater resources than we have to compete with us.

One of the characteristics of open source software is that the governing license terms generally allow liberal modifications of the code and distribution thereof to a wide group of companies and/or individuals. As a result, others could easily develop new platforms and applications based upon those open source programs that compete with existing open source software that we support and incorporate into our Industrial Generative AI solutions. Such competition with use of the open source projects that we utilize can materialize without the same degree of overhead and lead time required by us, particularly if the customers do not value the differentiation of our proprietary components. It is possible for new and existing competitors with greater resources than ours to develop their own open source software or hybrid proprietary and open source software offerings, potentially reducing the demand for, and putting price pressure on, our Industrial Generative AI solutions. In addition, some competitors make open source software available for free download and use or may position competing open source software as a loss leader. We cannot guarantee that we will be able to compete successfully against current and future competitors or that competitive pressure and/or the availability of open source software will not result in price reductions, reduced operating margins and loss of market share, any one of which could seriously harm our business.

If open source software programmers, many of whom we do not employ, or our own internal programmers do not continue to develop and enhance open source technologies, we may be unable to develop new technologies, adequately enhance our existing technologies or meet customer requirements for innovation, quality and price.

We rely to a significant degree on a number of open source software programmers, or committers and contributors, to develop and enhance components of our Industrial Generative AI solutions. Additionally, members of the corresponding Apache Software Foundation Project Management Committees (“PMCs”), many of whom are not employed by us, are primarily responsible for the oversight and evolution of the codebases of important components of the open source data management ecosystem. If the open source data management committees and contributors fail to adequately further develop and enhance open source technologies, or if the PMCs fail to oversee and guide the evolution of open source data management technologies in the manner that we believe is appropriate to maximize the market potential of our solutions, then we would have to rely on other parties, or we would need to expend additional resources, to develop and enhance our Industrial Generative AI solutions. We also must devote adequate resources to our own internal programmers to support their continued development and enhancement of open source technologies, and if we do not do so, we may have to turn to third parties or experience delays in developing or enhancing open source technologies. We cannot predict whether further developments and enhancements to these technologies would be available from reliable alternative sources. In either event, we may incur additional development expenses and experience delays in technology release and upgrade. Delays in developing, completing, or delivering new or enhanced components to our Industrial Generative AI solutions could cause our offerings to be less competitive, impair customer acceptance of our solutions, and result in delayed or reduced revenue for our solutions.

Risks Related to Government Regulation and Litigation

Laws and regulations governing data use, privacy, and security could burden our business.

Our business has remote employees and subsidiary offices located in different countries worldwide. We also serve customers located around the world. We are subject to all applicable laws regulating data use, privacy and security, whether U.S. federal, state, or local, or internationally, including the General Data Protection Regulation of the European Union. These laws are complex and can change in material ways. Compliance with these laws is time-consuming and expensive. A failure, or even the perceived failure, to comply with these laws could provoke regulatory investigation requiring a legal response and lead to action that could require a major overhaul of our data systems.

There can be no assurance that we will budget sufficient resources to ensure compliance with data use, privacy, and security laws and regulations, or that we will be successful in our efforts to comply. A failure on our part to accomplish either of these goals could harm our future financial condition and results of operations.

Compliance with data use, privacy, and security laws will be an inherent feature in our product design and a change in those laws could negatively affect the value of our Industrial Generative AI solutions.

We seek to provide generative AI solutions, as well as quantum inspired and quantum information processing enhanced AI solutions to large enterprise users located anywhere in the world. We anticipate that the data required to be processed by such solutions can be located in different jurisdictions, subject to different and changing data laws. We also anticipate that our future enterprise customers may have their own policies with respect to the manner in which the data they maintain can be handled, stored, and used. Our Industrial Generative AI solutions are and will continue to be designed to permit compliance with any applicable data laws or internal IT policy of enterprise customers.

There can be no assurance, however, that our software product design is adequate to permit the deployment of our Industrial Generative AI solutions in compliance with existing data laws or customer policies or that these laws and/or policies will not change in the future in a way that makes deployment of our solutions impossible or more costly. A failure on our part to design and re-design our software platform to permit compliance with applicable data laws and customer policies could limit our sales, harming our growth and profitability, or in the worst case create substantial contract liability to a customer for causing a breach of applicable data laws with respect to the customer’s data.

We are potentially subject to governmental export and import control laws that could negatively impact our business.

As are all U.S.-based businesses, we are subject to various U.S. laws prohibiting the export of certain goods and services and imposing certain trade sanctions. Presently, quantum software including quantum inspired techniques and AI software are not generally subject to the U.S. export control regime but could be subject to those controls depending on the specific application the software would be used to address. Moreover, the list of goods and services subject to the U.S. export control regime is expected to change and grow in the future to include additional items relating to quantum computing. These laws might limit our ability to sell our Industrial Generative AI solutions to customers.

In addition, under the “deemed export” rules, to the extent the export control laws prohibit a sale of certain technology to non-U.S. customers the laws also prohibit disclosure of that technology to non-U.S. persons. Our workforce is global and includes non-U.S. employees. A prohibition on disclosure of certain of our technology to such employees could be disruptive to our business and cause delays and additional expense in developing, selling, and supporting our Industrial Generative AI solutions.

There can be no assurance that our efforts to comply with current and future export control laws will be successful and the failure to do so could result in significant expense associated with governmental investigation and/or enforcement action. There also can be no assurance that the export control laws or changes to those laws will not limit our ability to sell our Industrial Generative AI solutions or affect our internal operations in a way that causes a material adverse impact on our financial condition or profitability.

We are subject to U.S. and foreign anti-corruption, anti-bribery, and similar laws, the violation of which can lead to substantial harm to our business.

We are subject to various anti-corruption and anti-bribery laws in the U.S., including the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the U.S. domestic bribery laws, the U.K. Bribery Act, and other anti-corruption and anti-money laundering laws in the countries in which we conduct activities. Such laws prohibit companies, their employees, and their third-party agents and representatives from authorizing, promising, offering, soliciting, or accepting, directly or indirectly, improper payments or benefits to or form any person whether in the public or private sector. Awareness of and compliance with these laws is of particular concern to us, because we are and intend in the future to be doing business with both U.S. and foreign entities, some of which are affiliates of the U.S. or foreign governments. In addition, our business is likely to require us to seek governmental approvals from time to time. Detecting, investigating, and resolving any actual or alleged violations of these laws can be expensive and time-consuming.

There can be no assurance that our efforts to comply with these laws will be successful and a failure to comply, whether such failure results from the actions of our own employees or a third-party representing us, could result in costly internal or outside investigations, whistleblower complaints, governmental investigations and enforcement actions, substantial financial settlements, fines or other criminal penalties, injunctions or other bans limiting our ability to do business, reputational harm, and other collateral consequences, any of which could have a material adverse effect on our profitability and the value of our Common Stock.

We have customers and sales teams outside the United States, where we may be subject to increased business and economic risks that could harm our business.

We have customers in two countries. We also have several active business development activities in countries outside of North America, including Asia (e.g., Japan and Singapore) and Europe (e.g., the United Kingdom, Spain and Denmark). We expect to continue to expand our international marketing efforts. Any new markets or countries into which we attempt to sell our Industrial Generative AI solutions may not be receptive. For example, we may not be able to expand further in some markets if we are not able to satisfy certain government-and industry-specific requirements. In addition, our ability to manage our business and conduct our operations internationally in the future may require considerable management attention and resources and is subject to the particular challenges of supporting an early-stage company with limited resources in an environment of multiple languages, cultures, customs, legal and regulatory systems, alternative dispute systems, and commercial markets. Future international expansion will require investment of significant funds and other resources. Operating internationally subjects us to new risks and may increase risks that we currently face, including risks associated with:

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recruiting and retaining talented and capable employees outside the United States and maintaining our company culture across all of our offices;
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potentially different pricing environments, longer sales cycles, and longer accounts receivable payment cycles and collections issues;
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compliance with applicable international laws and regulations, including laws and regulations with respect to privacy, data protection, and consumer protection, and the risk of penalties to us and individual members of management or employees if our practices are deemed to be out of compliance;

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operating in jurisdictions that do not protect intellectual property rights to the same extent as does the United States and the practical enforcement of such intellectual property rights outside of the United States;
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securing our locally operated systems and our data and the data of our customers and partners accessible from such jurisdictions;
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compliance by us and our business partners with anti-corruption laws, import and export control laws, tariffs, trade barriers, economic sanctions, anti-money laundering laws and other regulatory limitations on our ability to provide our Industrial Generative AI solutions in certain international markets;
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foreign exchange controls that might require significant lead time in setting up operations in certain geographic territories and might prevent us from repatriating cash earned outside the United States;
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political and economic instability, including military actions affecting Russia, Ukraine and/or surrounding regions, changes in political conditions in China and changes in the state of China-U.S. relations, including any tensions relating to potential military conflict between China and Taiwan;
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changes in diplomatic and trade relationships, including the imposition of new trade restrictions, trade protection measures, import or export requirements, trade embargoes, and other trade barriers;
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generally longer payment cycles and greater difficulty in collecting accounts receivable;
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double taxation of our international earnings and potentially adverse tax consequences due to changes in the income and other tax laws of the United States or the international jurisdictions in which we operate; and
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higher costs of doing business internationally, including increased accounting, travel, infrastructure, and legal compliance costs.

Compliance with laws and regulations applicable to our global operations substantially increases our cost of doing business in international jurisdictions. We may be unable to keep current with changes in laws and regulations as they occur. Although we have implemented policies and procedures designed to support compliance with these laws and regulations, there can be no assurance that we will always maintain compliance or that all of our employees, contractors, partners, and agents will comply. Any violations could result in enforcement actions, fines, civil and criminal penalties, damages, injunctions, or reputational harm. If we are unable to comply with these laws and regulations or manage the complexity of our global operations successfully, we may need to relocate or cease operations in certain foreign jurisdictions.

We are exposed to risks associated with litigation, investigations, and regulatory proceedings.

We may in the future face legal, administrative, regulatory, and/or criminal proceedings that are based on a variety of individual or governmental complaints against us, including by way of example: shareholder direct or derivative actions alleging violations of the securities laws by the company or breach of fiduciary duty by our directors; challenges to our IP brought by competitors; breach of contract claims asserted by customers; employee lawsuits asserting violation of various employment or whistleblower laws; or governmental actions based on alleged violations of securities, tax, anti-trust, export control, data privacy, or other applicable laws. Litigation and regulatory proceedings are inherently uncertain, but in nearly every instance are time-consuming, expensive, and cause reputational damage. The potential outcomes can include substantial monetary awards, limitations on our ability to do business, or criminal liability on the part of the company and/or some of its officers, directors, or employees. In some instances, it may not be possible to obtain insurance against specific risks. Even when insurance is available, we may not have purchased such insurance either by oversight or by a conscious decision that the cost of the insurance did not justify its purchase. We also cannot guarantee that our existing insurance coverage and coverage for errors and omissions will continue to be available on acceptable terms or that our insurers will not deny coverage as to any future claim.

In addition, we may conclude in the future to bring a legal action against a customer or competitor, for example to recover damages caused to us. Such litigation can be lengthy, time-consuming, and expensive and the outcome is uncertain. Because of these considerations, such litigation is often settled for an amount materially less than the actual damage caused.

There can be no assurance that we will not be subject of litigation, investigations, and/or regulatory proceedings which, whether singly or cumulatively, will have a material adverse effect on our financial condition or ability to do business. Nor can there be any assurance that we will prevail in any litigation brought by us or even if we do prevail that an award or settlement will timely or adequately compensate us for the losses the litigation sought to recover.

Our business and operations could be negatively affected if we become subject to any securities litigation or shareholder activism, which could cause us to incur significant expense, hinder execution of business and growth strategy and impact our stock price.

In the past, following periods of volatility in the market price of a company’s securities, securities class action litigation has often been brought against that company. Shareholder activism, which could take many forms or arise in a variety of situations, has been increasing recently. Volatility in the stock price of our Common Stock or other reasons may in the future cause us to become the target of securities litigation or shareholder activism. Securities litigation and shareholder activism, including potential proxy contests, could result in substantial costs and divert management’s and the attention and resources of our board of directors (our “Board”) from our business. Additionally, such securities litigation and shareholder activism could give rise to perceived uncertainties as to our future, adversely affect our relationships with service providers and make it more difficult to attract and retain qualified personnel. Also, we may be required to incur significant legal fees and other expenses related to any securities litigation and activist shareholder matters. Further, our stock price could be subject to significant fluctuation or otherwise be adversely affected by the events, risks and uncertainties of any securities litigation and shareholder activism.

Risks Outside Our Specific Business

Our business relies on computer systems which are vulnerable to attack and/or failure.

As is the case with nearly every business, we rely on computers and computer networks, both public and private, to perform most of the actions required for us to do business, including internal and external communications, development of our software and IP, storage of our business and financial records, and deployment of our Industrial Generative AI solutions. Such computer systems are inherently susceptible to unintentional failures as well as various forms of cyber-attack, including denial of service attacks, ransomware attacks, email hacking and phishing, computer malware and viruses, and social engineering attacks. Like other companies, we may also be the subject of unauthorized access resulting from employee misconduct. These risks are potentially greater for us because the nature of our business provides an additional incentive for bad actors, including foreign nation states and domestic and foreign businesses, to attack our systems for the purpose of gaining information about generative AI, quantum computing and quantum algorithms, the development of which currently is a priority for many businesses and countries.

Our Orquestra platform is built to be accessed through third-party public cloud providers such as AWS and Azure. These providers may also experience breaches and attacks to their products which may impact our systems. Data security breaches may also result from non-technical means, such as actions by an employee with access to our systems. While we and our third-party cloud providers have implemented security measures designed to protect against security breaches, these measures could fail or may be insufficient, resulting in the unauthorized disclosure, modification, misuse, destruction, or loss of sensitive or confidential information.

Any of the previously identified or similar threats could cause a security incident or other interruption that could result in unauthorized, unlawful, or accidental acquisition, modification, destruction, loss, alteration, encryption, disclosure of, or access to our sensitive information, or our technology systems, or those of the third parties upon whom we rely. A security incident or other interruption could disrupt our ability (and that of third parties upon whom we rely) to provide our platform or other software. Any actual or potential security breach of our software, our operational systems, our physical facilities, or the systems or facilities of our vendors, or the perception that one has occurred, could result in adverse consequences, such as litigation, indemnity obligations, regulatory enforcement actions, investigations, fines, penalties, mitigation and remediation costs, disputes, reputational harm, diversion of management’s attention, and other liabilities and damage to our business. Even though we do not control the security measures of third parties, we may be perceived or asserted to be responsible for any breach of such measures or suffer reputational harm even where we do not have recourse to the third party that caused the breach. In addition, any failure by our vendors to comply with applicable law or regulations could result in proceedings against us by governmental entities or others, with further financial, operational, and reputational damage.

The costs to respond to a security breach and/or to mitigate any security vulnerabilities that may be identified could be significant, our efforts to address these problems may not be successful, and these problems could result in unexpected interruptions, delays, cessation of service, negative publicity, and other harm to our business and our competitive position. We could be required to fundamentally change our business activities and practices in response to a security breach or related regulatory actions or litigation, which could have an adverse effect on our business. In addition, laws, regulations, government guidance, and industry standards and practices in the United States and elsewhere are rapidly evolving to combat these threats. We may face increased compliance burdens regarding such requirements from regulators and customers regarding our products and services and also incur additional costs for oversight and monitoring of security risks relating to our own services. Most jurisdictions have enacted laws requiring companies to notify individuals, regulatory authorities, and others of security breaches involving certain types of data. In addition, our agreements with certain customers and partners may require us to notify them in the event of a security breach involving customer or partner data on our systems. Such mandatory disclosures are costly, could lead to negative publicity, may cause our customers to lose confidence in the effectiveness of our security measures, and require us to expend significant capital and other resources to respond to or alleviate problems caused by the actual or perceived security breach may cause us to breach customer contracts.

If we (or a third party upon whom we rely) experience a security incident or are perceived to have experienced a security incident, we may experience adverse consequences such as government enforcement actions (for example, investigations, fines, penalties, audits, and inspections); additional reporting requirements and/or oversight; restrictions on processing sensitive information; litigation (including class claims); indemnification obligations; negative publicity; reputational harm; monetary fund diversions; interruptions in our operations (including availability of data); financial loss; and other similar harms. Litigation resulting from security breaches may adversely affect our business. Unauthorized access to our software, systems, networks, or physical facilities could result in litigation with our customers or other relevant stakeholders. These proceedings could force us to spend money in defense or settlement, divert management’s time and attention, increase our costs of doing business, or adversely affect our reputation. We could be required to fundamentally change our business activities and practices or modify our software capabilities in response to such litigation, which could have an adverse effect on our business. If a security breach were to occur, and the confidentiality, integrity or availability of our data or the data of our partners or our customers was disrupted, we could incur significant liability, or our software, systems, or networks may be perceived as less desirable, which could negatively affect our business and damage our reputation.

We may not have adequate insurance coverage for security incidents or breaches, including fines, judgments, settlements, penalties, costs, attorney fees and other impacts that arise out of incidents or breaches. Depending on the facts and circumstances of such an incident, the damages, penalties and costs could be significant and may not be covered by insurance or could exceed our applicable insurance coverage limits. If the impacts of a security incident or breach, or the successful assertion of one or more large claims against us that exceeds our available insurance coverage, or results in changes to our insurance policies (including premium increases or the imposition of large deductible or co-insurance requirements), it could have an adverse effect on our business. In addition, we cannot be sure that our existing insurance coverage and coverage for errors and omissions will continue to be available on acceptable terms or that our insurers will not deny coverage as to all or part of any future claim or loss. Our risks are likely to increase as we grow our customer base, and store, transmit, and otherwise process increasingly large amounts of proprietary and sensitive data. There can be no assurance that we can successfully prevent such occurrences, which could damage our reputation and/or result in the theft our important IP, either of which could damage our business prospects and future profitability.

Widespread damage to the global economy would likely adversely affect our business.

The global economy as a whole is susceptible to conditions unrelated to us or the computing industry, including pandemics such as COVID-19, economic recession or depression, international trade wars, the imposition of tariffs on our products, political unrest, natural catastrophes, climate change, terrorism, wars between nation states, or other matters that could have a general widespread negative impact on global commerce. Any such condition could affect our business in one or more of a variety of ways, including reducing or eliminating the availability of capital at a time we require such capital, denying us the ability to sell our Industrial Generative AI solutions in certain countries around the world, restricting our ability to hire qualified employees needed to effectuate our business plan, causing customers to reduce or eliminate their expenditures on generative AI computing or quantum techniques enhanced software, and/or preventing our customers from paying amounts owed to us.

Damage to the global economy could materially harm our business and if we are unable to persevere through such adverse conditions could cause us to fail.

Risks Relating to Ownership of our Common Stock and Warrants

There can be no assurance that we will be able to comply with the continued listing standards of Nasdaq.

Our Common Stock is listed on the Nasdaq Global Market and our Warrants are listed on the Nasdaq Capital Market under the symbols “ZPTA” and “ZPTAW,” respectively. However, there is no guarantee that we will be able to comply with the continued listing standards of Nasdaq. On June 11, 2024, we received a letter from the listing qualifications department staff of Nasdaq notifying us that, for the then prior 30 consecutive business days, our minimum Market Value of Listed Securities (“MVLS”) was below the minimum $50 million required for continued listing on The Nasdaq Global Market pursuant to Nasdaq listing rule 5450(b)(2)(A). In accordance with Nasdaq listing rule 5810(c)(3)(C), we have 180 calendar days, or until December 9, 2024 (the “Compliance Period”) to regain compliance. The notice states that to regain compliance, our MVLS must close at $50.0 million or more for a minimum of ten consecutive business days during the Compliance Period. The notice further states that, if we are unable to satisfy the MVLS requirement prior to such date, we may be eligible to transfer the listing of our Common Stock to The Nasdaq Capital Market, provided that we then satisfy the requirements for continued listing on that market. If we do not regain compliance by December 9, 2024, Nasdaq staff will provide written notice to us that our securities are subject to delisting. At that time, we may appeal any such delisting determination to a Nasdaq hearings panel.

In addition, on July 8, 2024, we received written notice from the listing qualifications department staff of Nasdaq notifying us that we are not in compliance with the minimum bid price requirement set forth in Nasdaq Listing Rule 5450(a)(1) for continued listing on The Nasdaq Global Market, which requires listed securities to maintain a minimum bid price of $1.00 per share, and such deficiency has continued for a period of 30 consecutive business days. In accordance with Nasdaq Listing Rule 5810(c)(3)(A), we have 180 calendar days to regain compliance with the minimum bid price requirement. To regain compliance, the closing bid price of our Common Stock must be at least $1.00 per share for a minimum of ten consecutive business days before January 6, 2025. In the event that we do not regain compliance within this 180-day period, we may be eligible to seek an additional compliance period of 180 calendar days if we meet the continued listing requirement for market value of publicly held shares and all other initial listing standards for The Nasdaq Capital Market, with the exception of the minimum bid price requirement, and we provide written notice to Nasdaq of our intent to cure the deficiency during this second compliance period by effecting a reverse stock split if necessary. However, if it appears to the Nasdaq staff that we will not be able to cure the deficiency, or if we are otherwise not eligible, Nasdaq will provide notice to us that our securities will be subject to delisting.

If we do not regain compliance, we and our stockholders could face significant material adverse consequences, including:

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reduced liquidity;
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a limited availability of market quotations for Common Stock;
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a potential determination that Common Stock is a “penny stock,” which will require brokers trading in Common Stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for shares of Common Stock;
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a limited amount of analyst coverage; and
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a decreased ability to issue additional securities or obtain additional financing in the future.

An active trading market for our Common Stock and Warrants may never develop or be sustained, which may cause shares of our Common Stock and Warrants to trade at a discount to the price implied by the Merger and make it difficult to sell shares of our Common Stock and Warrants.

We cannot assure you that an active trading market for our Common Stock or Warrants will develop on that exchange or elsewhere or, if developed, that any such trading market will be sustained. Accordingly, we cannot assure you of the likelihood that an active trading market for our Common Stock or Warrants will develop or be maintained, the liquidity of any trading market, your ability to sell your shares of our Common Stock or Warrants when desired or the prices that you may obtain for your securities.

The market price of our Common Stock and warrants has been and may continue to be volatile and fluctuate substantially, which could cause the value of your investment to decline.

The trading price of our Common Stock and Warrants has been and may continue to be volatile and could be subject to fluctuations in response to various factors, some of which are beyond our control. For example, between April 1, 2024 shortly following the completion of the Merger, and July 31, 2024, the price per share of Common Stock has been as high as $15.50 per share and as low as $0.507 per share. These fluctuations could cause you to lose all or part of your investment in our Common Stock and Warrants. Additionally, if the closing price of our Common Stock is less than $0.50 or less than $0.10 (subject to adjustment per the terms of the Purchase Agreement and the 2024 Purchase Agreement, respectively), we cannot issue or sell shares to Lincoln Park under the Purchase Agreement or the 2024 Purchase Agreement, respectively, which will impact our ability to raise capital.

Factors that could cause fluctuations in the trading price of our Common Stock and Warrants include the following:

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price and volume fluctuations in the overall stock market from time to time;
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volatility in the trading prices and trading volumes of technology industry stocks;
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changes in operating performance and stock market valuations of other technology companies generally, or those in our industry in particular;
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sales of shares of our Common Stock and Warrants by stockholders or by us, including sales under the Purchase Agreement or the 2024 Purchase Agreement with Lincoln Park;
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failure of securities analysts to maintain coverage of us, changes in financial estimates by securities analysts who follow our company or our failure to meet these estimates or the expectations of investors;
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the financial projections we may provide to the public, any changes in those projections or our failure to meet those projections;
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announcements by us or our competitors of new offerings;
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the public’s reaction to our press releases, other public announcements and filings with the SEC;

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rumors and market speculation involving us or other companies in our industry;
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actual or anticipated changes in our results of operations or fluctuations in our results of operations;
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actual or anticipated developments in our business, our competitors’ businesses or the competitive landscape generally;
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litigation involving us, our industry or both, or investigations by regulators into our operations or those of our competitors;
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developments or disputes concerning our intellectual property or other proprietary rights;
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announced or completed acquisitions of businesses, services or technologies by us or our competitors;
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new laws or regulations or new interpretations of existing laws or regulations applicable to our business;
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changes in accounting standards, policies, guidelines, interpretations or principles;any significant change in our management;
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economic instability in the global financial markets and slow or negative growth of our markets; and
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other factors described in this “Risk Factors” section.

In addition, in the past, following periods of volatility in the overall market and the market price of a particular company’s securities, securities class action litigation has often been instituted against these companies. This litigation, if instituted against us, could result in substantial costs and a diversion of our management’s attention and resources.

As a former shell company, we face certain disadvantages relative to companies that pursue a traditional initial public offering, including ineligibility for certain forms and rules for extended periods.

Prior to the Merger, we were a special purpose acquisition company, a form of shell company under the rules of the SEC. Shell companies are more highly regulated than non-shell operating companies and face significant additional restrictions on their activities under federal securities laws. Following the Merger, we are no longer a shell company. However, companies that were formerly shell companies continue to face disadvantages under SEC rules, including (a) the inability to use Form S-3 until at least one year after the filing of information equivalent to that required by Form 10 after ceasing to be a shell company, (b) the inability to qualify as a “well-known seasoned issuer” and file automatically effective registration statements for three years after ceasing to be a shell company, (c) the inability to “incorporate by reference” information in certain registration statements filed under the Securities Act of 1933, as amended (the “Securities Act”) for a period of three years after ceasing to be a shell company, (d) the inability to use most free writing prospectuses until at least three years after a qualifying business combination, (e) the inability of stockholders to rely on Rule 144 for resales of securities until at least one year after the filing of information equivalent to that required by Form 10 and the provision of current public information, and (f) exclusion from certain safe harbors for offering-related communications under the Securities Act for three years after ceasing to be a shell company, including for research reports and certain communications in connection with business combinations. We expect that these disadvantages will make it more challenging and expensive, and create greater risks and delays, for us and our stockholders to offer securities. These challenges may make our securities less attractive than those of companies that are not former shell companies and may raise our relative cost of capital.

If securities analysts do not publish research or reports about our business or if they publish negative evaluations of our Common Stock, the market price and trading volume of our Common Stock could decline.

The trading market for our Common Stock will rely, in part, on the research and reports that industry or financial analysts publish about us or our business. We have limited research coverage by industry or financial analysts. If no, or few, additional analysts commence coverage of us, the trading price of our Common Stock would likely decrease. If one or more of the analysts covering our business downgrade their evaluations of our Common Stock, the price of our Common Stock could decline. If one or more of these analysts cease to cover our Common Stock, we could lose visibility in the market for our Common Stock, which in turn could cause our stock price to decline.

Reports published by analysts, including projections in those reports that differ from our actual results, could adversely affect the price and trading volume of Common Stock.

Securities research analysts may establish and publish their own periodic projections for us. These projections may vary widely and may not accurately predict the results we actually achieve. The share price of our Common Stock may decline if our actual results do not match the projections of these securities research analysts. If any of the analysts who may cover us issue an adverse or misleading opinion regarding us, our business model, our intellectual property or our stock performance, change their recommendation regarding shares of our Common Stock adversely or provide more favorable relative recommendations about our competitors, the price of shares of our Common Stock would likely decline. If one or more of these analysts ceases covering us or fails to publish reports on us regularly, the share price or trading volume of our Common Stock could decline.

We incurred significant costs as a result of the Merger and will incur significant increased costs as a result of being a public company, and our management will be required to devote substantial time to new compliance initiatives.

We and Legacy Zapata have both incurred significant, non-recurring costs in connection with consummating the Merger, and have deferred certain closing costs, which we are obligated to pay over time. We may also incur additional costs to retain key employees.

As a public company, we have incurred and will continue to incur significant legal, accounting and other expenses that Legacy Zapata did not incur as a private company. These expenses may increase even more after it is no longer an “emerging growth company.” Our management and other personnel will need to devote a substantial amount of time and incur significant expense in connection with compliance initiatives. For example, we will need to implement additional internal controls, both generally and to address the material weaknesses discussed in “Risks Related to Zapata’s Financial Condition and Status as an Early Stage Company,” and disclosure controls and procedures, retain a transfer agent and adopt an insider trading policy. As a public company, we bear all of the internal and external costs of preparing and distributing periodic public reports in compliance with our obligations under the securities laws.

In addition, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act, and the related rules and regulations implemented by the SEC and Nasdaq, have increased legal and financial compliance costs and will make some compliance activities more time-consuming. For example, Nasdaq imposes requirements to obtain stockholder approval for the issuance of equity securities in a variety of circumstances, and this requirement can limit the financing alternatives available to us and thereby increase the cost of capital, which could reduce shareholder returns. We intend to invest resources to comply with evolving laws, regulations and standards, and this investment will result in increased general and administrative expenses and may divert management’s time and attention from our other business activities. If our efforts to comply with new laws, regulations and standards differ from the activities intended by regulatory or governing bodies due to ambiguities related to practice, regulatory authorities may initiate legal proceedings against us, and we could be subject to the delisting of our Common Stock, fines, sanctions and other regulatory action, which may be harmful to its business. In the future, it may be more expensive or more difficult for us to obtain director and officer liability insurance, and we may be required to accept reduced coverage or incur substantially higher costs to obtain coverage. These factors could also make it more difficult for us to attract and retain qualified members of our Board, particularly to serve on its audit committee and compensation committee, and qualified executive officers.

Our management team has limited experience in operating a public company.

Our executive officers have limited experience in the management of a publicly traded company. Our management team may not successfully or effectively manage our transition to a public company that is subject to significant regulatory oversight and reporting obligations under federal securities laws. Executives’ limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage as they will likely need to devote an increasing amount of their time to these activities, resulting in less time being devoted to our management and growth. We may not have adequate personnel with the appropriate level of knowledge, experience, and training in the accounting policies, practices or internal controls over financial reporting required of public companies.

Future issuances of Common Stock or rights to purchase Common Stock, including pursuant to our Purchase Agreement or 2024 Purchase Agreement with Lincoln Park, our 2024 Equity and Incentive Plan (the “2024 Plan”), 2024 Employee Stock Purchase Plan (the “2024 ESPP”) or 2024 Inducement Stock Incentive Plan (the “2024 Inducement Plan”), or in connection with a Dilutive Offering Reset under the Forward Purchase Agreement, could result in additional dilution of the percentage ownership of our stockholders and could cause our stock price to fall.

We have approximately 564.7 million shares of Common Stock authorized but unissued as of June 30, 2024. Of that amount we have reserved for issuance (i) approximately 2.9 million shares issuable upon the exercise of options assumed from Legacy Zapata as a result of the Merger, (ii) approximately 2.8 million shares reserved under the 2024 Plan, (iii) approximately 0.6 million shares initially reserved for issuance under the 2024 ESPP, (iv) 0.9 million shares reserved for issuance pursuant to inducement awards granted to employees to induce such employees to accept employment with us, (v) 0.6 million shares reserved for issuance under the 2024 Inducement Plan and (vi) approximately 25.1 million shares issuable upon exercise of Warrants. Our Certificate of Incorporation and the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”) authorize us to issue these shares of Common Stock and options, rights, warrants and appreciation rights relating to Common Stock for the consideration and on the terms and conditions established by our Board in its sole discretion, whether in connection with acquisitions, or otherwise.

We have outstanding Senior Secured Notes with an aggregate principal amount of $2,000,000 that are convertible at the option of the holder at a price of $8.50 per share, a Purchase Agreement and a 2024 Purchase Agreement with Lincoln Park, pursuant to which we may instruct Lincoln Park to purchase our shares, and a Forward Purchase Agreement, pursuant to which, in certain circumstances, Sandia may be entitled to purchase Additional Shares from us. See “Risk Factors—We will need additional capital to continue as a going concern, implement our business plan or respond to business opportunities or unforeseen circumstances and such financing may not be available.”

In the future, we expect to obtain financing or to further increase our capital resources by issuing additional shares of our capital stock or offering debt (subject to the limitations under the Senior Secured Notes) or other equity securities, including senior or subordinated notes, debt securities convertible into equity, or shares of preferred stock. Issuing additional shares of capital stock, other equity securities, or securities convertible into equity may dilute the economic and voting rights of our then-existing stockholders, reduce the market price of our Common Stock, or both. Debt securities convertible into equity could be subject to adjustments in the conversion ratio pursuant to which certain events may increase the number of equity securities issuable upon conversion. Preferred stock, if issued, could have a preference with respect to liquidating distributions or a preference with respect to dividend payments that could limit our ability to pay dividends to the holders of our Common Stock. Our decision to issue securities in any future offering will depend on market conditions and other factors beyond its control, which may adversely affect the amount, timing, or nature of its future offerings. As a result, holders of our Common Stock bear the risk that our future offerings may reduce the market price of our Common Stock and dilute their percentage ownership.

We do not currently intend to pay cash dividends on our Common Stock, so any returns will be substantially limited to the value of our Common Stock.

We have no current plans to pay any cash dividends on our Common Stock. The declaration, amount and payment of any future dividends on shares of our Common Stock will be at the sole discretion of our Board. We currently anticipate that we will retain future earnings for the development, operation and expansion of its business and do not anticipate declaring or paying any cash dividends from future earnings for the foreseeable future. In addition, our ability to pay dividends may be limited by covenants under indebtedness that we or our subsidiaries may incur in the future, as well as other limitations and restrictions imposed by law. As a result, you may not receive any return on an investment in our Common Stock unless you sell our Common Stock at a greater price than that which you paid for it.

Our Certificate of Incorporation designates a state or federal court located within the State of Delaware as the exclusive forum for certain disputes between our stockholders and us, and also provides that the federal district courts will be the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act, each of which could limit our stockholders’ ability to choose the judicial forum for disputes with us or our directors, officers, stockholders, or employees.

Our Certificate of Incorporation provides that, unless we consent to the selection of an alternative forum, the Court of Chancery of the State of Delaware will, to the fullest extent permitted by applicable law, be the sole and exclusive forum for any internal or intra-corporate claim or any action asserting a claim governed by the internal affairs doctrine, including, but not limited to, (i) any derivative action brought by a stockholder on our behalf, (ii) any claim of breach of a fiduciary duty owed by any of our directors, officers, stockholders, or employees and (iii) any claim against us arising under our Certificate of Incorporation, Bylaws or the DGCL. The Certificate of Incorporation designates the United States District Court for the District of Delaware as the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act.

This exclusive forum provision will not apply to claims under the Exchange Act, but will apply to other state and federal law claims including actions arising under the Securities Act. Section 22 of the Securities Act, however, created concurrent jurisdiction for federal and state courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder. Accordingly, there is uncertainty as to whether a court would enforce such a forum selection provision as written in connection with claims arising under the Securities Act.

This choice of forum provision may have the effect of increasing costs for investors to bring a claim against us and our directors and officers and of limiting a stockholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with us or any of our directors, officers, other employees or stockholders, which may discourage (but not prevent) lawsuits with respect to such claims.

Delaware law and provisions in our Certificate of Incorporation and Bylaws might discourage, delay or prevent a change in control of the Company or changes in our management and, therefore, depress the trading price of our Common Stock.

Our status as a Delaware corporation and the anti-takeover provisions of the DGCL may discourage, delay or prevent a change in control by prohibiting us from engaging in a business combination with an interested stockholder for a period of three years after the person becomes an interested stockholder without the approval of holders of two-thirds of the voting power of our stockholders other than the interested stockholder, even if a change of control would be beneficial to our existing stockholders. In addition, our Certificate of Incorporation and Bylaws contain provisions that may make the acquisition of the Company more difficult, including the following:

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our Board is classified into three classes of directors with staggered three-year terms, and directors can only be removed from office for cause by the affirmative vote of holders of at least a majority of the voting power of our then-outstanding capital stock;
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certain amendments to our Certificate of Incorporation will require the approval of stockholders holding two-thirds of the voting power of its then-outstanding capital stock;
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our stockholders will only be able to take action at a meeting of stockholders and will not be able to take action by written consent for any matter;
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vacancies on our Board will be able to be filled only by our Board and not by stockholders;
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certain litigation against us can only be brought in Delaware;
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our Certificate of Incorporation authorizes undesignated preferred stock, the terms of which may be established by our Board, which shares may be issued without the approval of the holders of our capital stock; and
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advance notice procedures apply for stockholders to nominate candidates for election as directors or to bring matters before an annual meeting of stockholders.

These anti-takeover defenses could discourage, delay, or prevent a transaction involving a change in control of the Company. These provisions could also discourage proxy contests and make it more difficult for stockholders to elect directors of their choosing or to cause us to take other corporate actions they desire, any of which, under certain circumstances, could limit the opportunity for our stockholders to receive a premium for their shares of Common Stock.

Our Common Stock is and will be subordinate to all of our indebtedness, future indebtedness, and any preferred stock, and effectively subordinated to all indebtedness and preferred equity claims against its subsidiaries.

Shares of our Common Stock are common equity interests and, as such, are junior to the Senior Secured Notes and will rank junior to all of our future indebtedness and other liabilities. Additionally, holders of our Common Stock may become subject to the prior dividend and liquidation rights of holders of any series of preferred stock that our Board may designate and issue without any action on the part of the holders of our Common Stock. Furthermore, our right to participate in a distribution of assets upon any of our subsidiaries’ liquidation or reorganization is subject to the prior claims of that subsidiary’s creditors and preferred stockholders.

We are an “emerging growth company,” and a “smaller reporting company,” and if we take advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make our securities less attractive to investors and may make it more difficult to compare our performance with other public companies.

We are an “emerging growth company,” as defined in the JOBS Act, and for as long as we continue to be an emerging growth company, we may choose to take advantage of exemptions from various reporting requirements applicable to other public companies but not to emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. We will remain an emerging growth company until the earlier of (1) the last day of the fiscal year (a) following the fifth anniversary of the completion of our initial public offering, (b) in which we have total annual gross revenue of over $1.235 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of our Common Stock held by non-affiliates exceeds $700 million as of the last business day of the second fiscal quarter of such year and (2) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period. We cannot predict if investors will find our Common Stock less attractive if we choose to rely on these exemptions. If some investors find our Common Stock less attractive as a result of any choices to reduce future disclosure, there may be a less active trading market for our Common Stock, and our stock price may be more volatile.

Further, we are a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies and will be able to take advantage of these scaled disclosures for so long as the market value of our voting and any non-voting common stock held by non-affiliates is less than $250 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our voting and any non-voting common stock held by non-affiliates was less than $700 million measured on the last business day of our second fiscal quarter. To the extent we take advantage of such reduced disclosure obligations, it may also make comparison of our financial statements with other public companies difficult or impossible.

We may issue additional Common Stock or other equity securities without stockholder approval in certain circumstances, which would dilute existing stockholders’ ownership interests and may depress the market price of our Common Stock.

We may issue additional shares of Common Stock or other equity securities of equal or senior rank in the future in connection with, among other things, financings, future acquisitions, repayment of outstanding indebtedness, employee benefit plans and exercises of outstanding options, warrants and other convertible securities without stockholder approval, in a number of circumstances.

On December 19, 2023, we and Legacy Zapata entered into the Purchase Agreement with Lincoln Park pursuant to which Lincoln Park has agreed to purchase, at our option, up to $75,000,000 of Common Stock from time to time through April 19, 2027, which issuances were approved by our stockholders. On April 11, 2024, we issued 712,025 shares of our Common Stock to Lincoln Park as Commitment Shares. On April 12, 2024, we filed the Lincoln Park Registration Statement, which registers for resale the Commitment Shares and an additional 12,287,975 additional shares of Common Stock that may be issued to Lincoln Park in the future under the Purchase Agreement, which was declared effective on April 18, 2024. As of June 30, 2024, we have sold an aggregate of 5,419,287 shares of Common Stock to Lincoln Park pursuant to the Purchase Agreement at a weighted average price of $0.978 per share for aggregate consideration of approximately $5.3 million.

On August 13, 2024, we entered into the 2024 Purchase Agreement with Lincoln Park pursuant to which Lincoln Park has agreed to purchase from us, at our option, up to $10,000,000 of Common Stock from time to time over a 24‑month period upon the satisfaction of certain conditions set forth in the 2024 Purchase Agreement including, but not limited to, the filing and effectiveness of the 2024 Registration Statement. In addition, pursuant to the 2024 Purchase Agreement, we have issued 500,000 shares of our common stock to Lincoln Park as a commitment fee.

When we sell shares to Lincoln Park, Lincoln Park may resell all, some or none of those shares of Common Stock at any time or from time to time in its discretion. Sales to Lincoln Park by us under the Purchase Agreement have resulted in, and could continue to result in, substantial dilution to the interests of other holders of Common Stock. In addition, if we sell a substantial number of shares of Common Stock to Lincoln Park under the Purchase Agreement, or if investors expect that we will do so, the actual sales of shares of Common Stock or the mere existence of our arrangement with Lincoln Park may make it more difficult for us to sell equity or equity-related securities in the future at a time and at a price that we might otherwise wish to effect such sales. While we have currently registered only 13,000,000 shares of Common Stock under the Lincoln Park Registration Statement, we may register and issue up to 150,712,025 shares of Common Stock in total to Lincoln Park if, for example, all the Common Stock were issued to Lincoln Park at the floor price of $0.50. We plan to file the 2024 Registration Statement, which will allow us to issue additional shares pursuant to the 2024 Purchase Agreement. These shares can be sold at a floor price of $0.10, which would further dilute the interest of existing stockholders and could depress the market price for our Common Stock.

We have the right to require Lincoln Park to purchase shares from us under the Purchase Agreement through April 19, 2027 and under the 2024 Purchase Agreement at a discount to the then current market price (or at a discount to the average of the three lowest closing sale prices during the ten consecutive business days ending on the business day immediately preceding the purchase date). This gives Lincoln Park an incentive to sell such shares immediately. As such, Lincoln Park is not subject to the same level of market risk as other investors. Each Lincoln Park purchase results in the issuance of additional shares of Common Stock, which further dilutes our stockholders, and may in turn decrease the trading price of our Common Stock and our ability to obtain additional financing.

Additionally, on March 25, 2024, we entered into the Forward Purchase Agreement, pursuant to which Sandia has the right to purchase shares from us up to the Maximum Number of Shares (as defined in the Forward Purchase Agreement). Any transaction that constitutes a Dilutive Offering will trigger an increase in the Maximum Number of Shares to an amount equal to the quotient of (i) 1,500,000 divided by (ii) the quotient of (a) the price of such Dilutive Offering divided by (b) $10.00. Sandia’s payment for the purchase of any Additional Shares will be netted against our equal cash prepayment to Sandia for such Additional Shares, so we will not receive any proceeds for such issuance until the end of the term of the Forward Purchase Agreement, unless Sandia elects to early terminate some or all of the shares subject to such agreement. Accordingly, Sandia may be incentivized to purchase Additional Shares immediately following a Dilutive Offering. The Forward Purchase Agreement excludes from the definition of Dilutive Offering drawdowns on the Purchase Agreement, as may be amended, supplemented or otherwise modified from time to time, or any extension, continuation or replacement thereof, occurring until October 15, 2024, the date that is 180 days after the effectiveness of the Lincoln Park Registration Statement, but following the end of such period, any drawdowns under the Purchase Agreement or the 2024 Purchase Agreement may constitute a Dilutive Offering. Additional purchases of Additional Shares pursuant to the Forward Purchase

Agreement by Sandia may substantially dilute our Common Stock (See “We will need additional capital to continue as a going concern, implement our business plan or respond to business opportunities or unforeseen circumstances and such financing may not be available”).

Our issuance of additional shares of Common Stock or other equity securities of equal or senior rank would have the following effects:

•
a stockholder’s proportionate ownership interest in the Company would decrease;
•
the amount of cash available per share, including for payment of dividends (if any) in the future, may decrease;
•
the relative voting strength of each previously outstanding share of Common Stock may be diminished; and
•
the market price of the Common Stock may decline.

Sales of a substantial amount of the Common Stock in the public markets may cause the market price of the Common Stock to decline.

Pursuant to certain lock-up agreements and restrictions in our Bylaws related to securities issued to Legacy Zapata stockholders in connection with the Merger and subject to certain exceptions, Legacy Zapata stockholders are contractually restricted from selling or transferring any of their shares. However, simultaneously with the closing of the Merger, we released from lock-up restrictions an aggregate of 2,300,000 shares of Common Stock held by stockholders subject to the Zapata Preferred Stock Lock-Up Agreement on a pro rata basis. Additionally, following the expiration of the lock-up periods prescribed in such documents, Legacy Zapata stockholders will not be restricted from selling Common Stock held by them, other than by applicable securities laws. As such, sales of a substantial number of shares of our Common Stock in the public market could occur at any time following the expiration of the applicable lock-up period. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our Common Stock.

As restrictions on resale end and registration statements are available for use, the sale or possibility of sale of these shares could have the effect of increasing the volatility in the price of our Common Stock or the market price of our Common Stock could decline if the holders of currently restricted shares of Common Stock sell them or are perceived by the market as intending to sell them. Moreover, the sale of shares under the Purchase Agreement or the 2024 Purchase Agreement, any announcement or other public disclosure regarding such sales should they occur, the perceived risk of such sales, the dilution that would result from such sales should they occur and the resulting downward pressure on our share price as a result of the foregoing could encourage investors to engage in short sales of our Common Stock. By increasing the number of shares of Common Stock offered for sale as a result of the resale registration statements we are filing and expect to file, material amounts of short selling could further contribute to progressive price declines in our Common Stock.

The potential exercise of additional rights under the Resale Registration Rights Agreement (as defined below) may adversely affect the market price of our Common Stock.

Up to twice in any 12-month period, certain of our and Legacy Zapata’s stockholders party to the Amended and Restated Registration Rights Agreement, dated as of September 6, 2023, by and among certain of our security holders and us (the “Resale Registration Rights Agreement”) may request to sell all or any portion of their registrable securities in an underwritten offering so long as the total offering price is reasonably expected to exceed $50 million or all of such holders’ remaining registrable securities. We also agreed to provide customary “piggyback” registration rights, subject to certain exceptions.

The exercise of Warrants of our stock would increase the number of shares eligible for future resale in the public market and result in dilution to our stockholders. Such dilution will increase if more of our shares are redeemed.

As of June 30, 2024, we had outstanding Warrants to purchase an aggregate of 25,049,982 shares of our Common Stock, comprised of 11,499,982 Public Warrants and 13,550,000 Private Warrants, all of which are currently exercisable. The likelihood that those Warrants will be exercised increases if the trading price of shares of our stock exceeds the exercise price of the Warrants. The exercise price of these Warrants is $11.50 per share.

There is no guarantee that the Warrants will ever be in the money after they become exercisable and prior to their expiration, and as such, the Warrants may expire worthless.

To the extent the Warrants are exercised, additional shares of Common Stock will be issued, which will result in dilution to the holders of our stock and increase the number of shares eligible for resale in the public market. Holders of Warrants do not have a right to redeem the Warrants. Sales of substantial numbers of shares of Common Stock issued upon the exercise of Warrants in the public market or the potential that such Warrants may be exercised could also adversely affect the market price of our Common Stock.

The agreements for our outstanding Warrants designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of Warrants, which could limit the ability of such warrant holders to obtain a favorable judicial forum for disputes with the Company.

The agreements for our outstanding Warrants (the “Warrant Agreements”) provide that, subject to applicable law, (i) any action, proceeding or claim against us arising out of or relating in any way to the warrant agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Notwithstanding the foregoing, these provisions of the Warrant Agreements do not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of them shall be deemed to have notice of and to have consented to the forum provisions in the Warrant Agreements. If any action, the subject matter of which is within the scope the forum provisions of the warrant agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of Warrants, such holder shall be deemed to have consented to (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.

This choice-of-forum provision may limit a warrant holder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with the Company, which may discourage such lawsuits. Alternatively, if a court were to find this provision of the Warrant Agreements inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and Board.

We may amend the terms of the Warrants in a manner that may be adverse to the holders of such Warrants, with the approval of at least 50% of the then-outstanding warrants issued pursuant to our Public Warrant Agreement dated as of January 12, 2022 (“Public Warrants”) and, in the case of the warrants issued pursuant to our Private Warrant Agreement dated as of January 12, 2022 (“Private Warrants”) with the approval of at least 50% of the then-outstanding Private Warrants. As a result, the exercise price of such warrants could be increased, the exercise period could be shortened and the number of shares of Common Stock purchasable upon exercise of such warrants, could be decreased, all without approval of the holders of each Warrant affected.

The Public Warrants were issued in registered form under the Public Warrant Agreement and the Private Warrants are being registered for resale pursuant to this registration statement. The Warrant Agreements provide that the terms of the Warrants may be amended without the consent of any holder for the purpose of (i) curing any ambiguity or correcting any mistake or defective provision, including to conform the provisions of the Warrant Agreements to the descriptions of the terms of the Warrants set forth in the prospectus for the registration of such Warrants, (ii) adding or changing any provisions with respect to matters or questions arising under the Warrant Agreements as the parties may deem necessary or desirable and that the parties deem to not adversely affect the rights of the registered holders of the Warrants and (iii) providing for the delivery of an “alternative issuance” (as defined in the Warrant Agreement), but requires approval by the holders of at least 50% of the then-outstanding Public Warrants and, in the case of the Private Warrants, approval by the holders of at least 50% of the then-outstanding Private Warrants, to make any other changes. Accordingly, we may amend the terms of the Warrants in a manner adverse to a holder if holders of at least 50% of the then-outstanding Public Warrants (and at least 50% of the then-outstanding Private Warrants, in the case of the Private Warrants), approve of such amendment. Examples of such amendments could be amendments to, among other things, increase the exercise price of the Warrants, convert the Warrants into cash, or shorten the exercise period or decrease the number of shares of Common Stock purchasable upon exercise of a Warrant.

Item 2. Unregistered Sales of Equity Securities, Use of Proceeds, and Issuer Purchases of Equity Securities.

As previously disclosed, on December 19, 2023, we entered into the Purchase Agreement with Lincoln Park, pursuant to which Lincoln Park agreed to purchase from us, at our option, up to $75,000,000 of shares of Common Stock from time to time over a 36-month period. On April 11, 2024, we issued 712,025 shares of Common Stock to Lincoln Park as Commitment Shares at an effective price of $2.37 per share. During the three months ended June 30, 2024, the Company sold an aggregate of 5,419,287 shares of Common Stock to Lincoln Park pursuant to the Purchase Agreement at a weighted average price of $0.978 per share for aggregate consideration of approximately $5.3 million. The issuances of the shares of our Common Stock pursuant to the Purchase Agreement were deemed to be exempt from registration under Section 4(a)(2) of the Securities Act as a sale to an “accredited investor” as defined in Rule 501(a) of the Securities Act.

Item 3. Defaults Upon Senior Securities.

None.

Item 4. Mine Safety Disclosures.

Not applicable.

Item 5. Other Information.

Item 1.01 Entry into a Material Definitive Agreement

On August 13, 2024, Zapata Computing Holdings Inc. entered into a purchase agreement (the “2024 Purchase Agreement”) with Lincoln Park Capital Fund, LLC (“Lincoln Park”) pursuant to which Lincoln Park has agreed to purchase from the Company, at the option the Company, up to $10,000,000 of shares of common stock, par value $0.0001 per share, of the Company (the “Common Stock” and such shares to be purchased under the 2024 Purchase Agreement, the “Purchase Shares”) from time to time over a 24-month period upon the satisfaction of certain conditions (the date on which all requisite conditions have been satisfied, the “Commencement Date”) and subject to certain limitations set forth in the 2024 Purchase Agreement. The 2024 Purchase Agreement is subject to, among other items, the filing and effectiveness of the registration statement covering shares of Common Stock that are issuable to Lincoln Park under the 2024 Purchase Agreement (the “Lincoln Park Registration Statement”). Pursuant to the 2024 Purchase Agreement, the Company has issued 500,000 shares of Common Stock to Lincoln Park as a commitment fee (the “Commitment Shares”). Beginning on and after the Commencement Date, the 2024 Purchase Agreement provides the Company with the right, but not the obligation, to direct Lincoln Park to purchase shares, in each case on business days during which the last closing sale price per share of the Common Stock is between $0.10 and $0.50 (the “Ceiling Price”) per share, notwithstanding any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction, as reported by the Nasdaq Global Market (“Nasdaq”);provided that the Ceiling Price shall not apply during such time that no shares remain available for sale pursuant to an effective registration statement in accordance with prior Company registration obligations to Lincoln Park under the Company’s existing Purchase Agreement entered into in December 2023. The Company’s existing Purchase Agreement remains in full force and effect.

On and after the Commencement Date, the Company has the right, but not the obligation, on any business day selected by the Company (the “Purchase Date”), to direct Lincoln Park to purchase up to 300,000 shares of Common Stock (the “Regular Purchase Amount”) at the Purchase Price (as defined below and each such purchase, a “Regular Purchase”), provided that the Company has not failed to deliver in full the Purchase Shares for its most recent prior Regular Purchase. The purchase price for Regular Purchases (the “Purchase Price”) shall be equal to 95% of the lower of: (i) the lowest sale price of Common Stock on the Purchase Date, or (ii) the average of the three lowest closing sale prices of the Common Stock during the ten business days prior to the Purchase Date.

In addition to Regular Purchases and provided that the Company has properly directed a Regular Purchase for the maximum amount allowed for such Regular Purchase, the Company in its sole discretion may direct Lincoln Park on each Purchase Date to purchase on the following business day (“Accelerated Purchase Date”) up to the lesser of (i) 300% of the number of shares purchased pursuant to a Regular Purchase or (ii) 30% of the trading volume on the Accelerated Purchase Date (the “Accelerated Purchase”) at a purchase price equal to 95% of the lower of (x) the closing sale price on the Accelerated Purchase Date, or (y) the Accelerated Purchase Date’s volume weighted average price (the “Accelerated Purchase Price”). The Company shall have the right in its sole discretion to set a minimum price threshold for each Accelerated Purchase in the notice provided with respect to such Accelerated Purchase and the Company may direct multiple Accelerated Purchases in a day provided that delivery of Purchase Shares has been completed with respect to any prior Regular and Accelerated Purchases that Lincoln Park has purchased.

The Company may also direct Lincoln Park, on any business day on which an Accelerated Purchase has been completed and all of the Purchase Shares to be purchased thereunder have been properly delivered to Lincoln Park in accordance with the 2024 Purchase Agreement, to make additional purchases upon the same terms as an Accelerated Purchase (an “Additional Accelerated Purchase”).

The 2024 Purchase Agreement further provides that the Company may not issue any securities pursuant to the 2024 Purchase Agreement if such issuance would reasonably be expected to result in a breach of the rules and regulations of Nasdaq (the principal market on which the Common Stock is traded). The aggregate number of shares that the Company can sell to Lincoln Park under the 2024 Purchase Agreement may in no case exceed 7,726,165 shares (including the Commitment Shares) of the Common Stock (which is equal to 19.99% of the shares of the Common Stock outstanding immediately prior to the execution of the 2024 Purchase Agreement) (the “Exchange Cap”), unless (i) stockholder approval is obtained to issue Purchase Shares above the Exchange Cap, or (ii) at the time the Company has issued shares of Common Stock equal to the Exchange Cap and at all times thereafter, the average price per share of Common Stock for all shares of Common Stock sold by the Company to Lincoln Park under the 2024 Purchase Agreement equals or exceeds $0.4687 per share (which represents the lower of (A) the official closing price of our Common Stock on Nasdaq on the trading day immediately preceding the date of the 2024 Purchase Agreement and (B) the average official closing price of our Common Stock on Nasdaq for the five consecutive trading days ending on the trading day immediately preceding the date of the 2024 Purchase Agreement), as adjusted under applicable Nasdaq rules to take into account the issuance of the Commitment Shares so that the Exchange Cap limitation would not apply to issuances and sales of Common Stock under the 2024 Purchase Agreement pursuant to the rules and regulations of Nasdaq.

There are no limitations on the use of proceeds, financial or business covenants, restrictions on future financings (other than restrictions on the Company’s ability to enter into a similar type of agreement or equity line of credit from the Commencement Date and for a period of 24 months thereafter, excluding an at-the-market transaction with a registered broker-dealer), rights of first refusal, participation rights, penalties or liquidated damages in the 2024 Purchase Agreement. The Company may deliver purchase notices under the 2024 Purchase Agreement, subject to market conditions, and in light of its capital needs, from time to time, subject to the limitations contained in the 2024 Purchase Agreement. Any proceeds that the Company receives under the 2024 Purchase Agreement are expected to be used for working capital and general corporate purposes.

In connection with the 2024 Purchase Agreement, on August 13, 2024, the Company also entered into a Registration Rights Agreement (the “2024 Registration Rights Agreement”) with Lincoln Park, pursuant to which the Company has agreed to file the Lincoln Park Registration Statement with the Securities and Exchange Commission (the “SEC”) within fifteen business days of the date that the 2024 Registration Rights Agreement was executed.

The foregoing description of the 2024 Purchase Agreement and 2024 Registration Rights Agreement is a summary only, does not purport to be complete and is qualified in its entirety by the full text of the 2024 Purchase Agreement and the 2024 Registration Rights Agreement, which are attached as Exhibit 10.32 and Exhibit 10.33, respectively, to this Quarterly Report on Form 10-Q and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

The information contained above in Item 1.01 is hereby incorporated by reference into this Item 3.02.

In the 2024 Purchase Agreement, Lincoln Park represented to the Company, among other things, that it is an “accredited investor” (as such term is defined in Rule 501(a)(3) of Regulation D under the Securities Act. The Commitment Shares were issued and the Purchase Shares will be issued and sold by the Company to Lincoln Park in reliance upon the exemptions from the registration requirements of the Securities Act afforded by Section 4(a)(2) of the Securities Act and/or Rule 506(b) of Regulation D thereunder.

Item 6. Exhibits.

Exhibit Number	Description
3.1	Certificate of Incorporation of Zapata Computing Holdings Inc. (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on April 3, 2024)
3.2	Bylaws of Zapata Computing Holdings Inc. (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K filed on April 3, 2024)
10.1

Amended and Restated Registration Rights Agreement, dated as of September 6, 2023, by and among the Company and certain security holders (incorporated by reference to Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on April 3, 2024)

10.2†	Zapata Computing Holdings Inc. 2024 Equity and Incentive Plan (incorporated by reference to Exhibit 10.5 to the Company’s Current Report on Form 8-K filed on April 3, 2024)
10.3†

Form of Incentive Stock Option Agreement under the Zapata Computing Holdings Inc. 2024 Equity and Incentive Plan (incorporated by reference to Exhibit 10.6 to the Company’s Current Report on Form 8-K filed on April 3, 2024)

10.4†

Form of Nonstatutory Stock Option Agreement under the Zapata Computing Holdings Inc. 2024 Equity and Incentive Plan (incorporated by reference to Exhibit 10.7 to the Company’s Current Report on Form 8-K filed on April 3, 2024)

10.5†

Form of Restricted Stock Unit Award Agreement under the Zapata Computing Holdings Inc. 2024 Equity and Incentive Plan (incorporated by reference to Exhibit 10.8 to the Company’s Current Report on Form 8-K filed on April 3, 2024)

10.6†	Zapata Computing Holdings Inc. 2024 Employee Stock Purchase Plan (incorporated by reference to Exhibit 10.9 to the Company’s Current Report on Form 8-K filed on April 3, 2024)
10.7†	Zapata Computing, Inc. 2018 Stock Incentive Plan (incorporated by reference to Exhibit 10.7 to Amendment No. 1 to the Registration Statement on Form S-4 filed by the SPAC on December 1, 2023)
10.8

Lease, dated May 30, 2019, by and between BP Federal Street LLC and Zapata Computing, Inc. (incorporated by reference to Exhibit 10.8 to Amendment No. 1 to the Registration Statement on Form S-4 filed by the SPAC on December 1, 2023)

10.9

Sublease Consent Agreement, dated August 5, 2022, by and among 1239079 Ontario Limited, EQ Building Performance, Zapata Computing Canada, Inc. and Zapata Computing, Inc. (incorporated by reference to Exhibit 10.9 to Amendment No. 1 to the Registration Statement on Form S-4 filed by the SPAC on December 1, 2023)

10.10†

Employment Agreement, dated as of March 15, 2018, by and between Zapata Computing, Inc. and Christopher Savoie (incorporated by reference to Exhibit 10.10 to Amendment No. 1 to the Registration Statement on Form S-4 filed by the SPAC on December 1, 2023)

10.11†

Offer Letter, dated January 21, 2021, by and between Zapata Computing, Inc. and Mimi Flanagan (incorporated by reference to Exhibit 10.11 to Amendment No. 1 to the Registration Statement on Form S-4 filed by the SPAC on December 1, 2023)

10.12†

Amended and Restated Employment Agreement, dated June 1, 2019, by and between Zapata Computing, Inc. and Yudong Cao (incorporated by reference to Exhibit 10.12 to Amendment No. 1 to the Registration Statement on Form S-4 filed by the SPAC on December 1, 2023)

10.13†	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.13 to Amendment No. 2 to the Registration Statement on Form S-4 filed by the SPAC on December 22, 2023)
10.14

Managed Services Agreement, dated October 1, 2022, by and between Zapata Computing, Inc. and Andretti Autosport Holding Company, LLC f/k/a Andretti Autosport Holding Company, Inc. (incorporated by reference to Exhibit 10.15 to Amendment No. 1 to the Registration Statement on Form S-4 filed by the SPAC on December 1, 2023)

10.15

Amendment No. 1 to Managed Services Agreement, dated as of October 10, 2023, by and between Zapata Computing, Inc. and Andretti Autosport Holding Company, LLC (incorporated by reference to Exhibit 10.16 to Amendment No. 1 to the Registration Statement on Form S-4 filed by the SPAC on December 1, 2023)

10.16

Zapata Enterprise Solution Subscription Agreement, dated February 10, 2022, by and between Zapata Computing, Inc. and Andretti Autosport Holding Company, Inc. (incorporated by reference to Exhibit 10.17 to Amendment No. 1 to the Registration Statement on Form S-4 filed by the SPAC on December 1, 2023)

10.17

Sponsorship Agreement, dated February 10, 2022, by and between Zapata Computing, Inc. and Andretti Autosport Holding Company, Inc. (incorporated by reference to Exhibit 10.18 to Amendment No. 1 to the Registration Statement on Form S-4 filed by the SPAC on December 1, 2023)

10.18

First Amendment to Sponsorship Agreement, dated May 21, 2022, by and between Zapata Computing, Inc. and Andretti Autosport Holding Company, Inc. (incorporated by reference to Exhibit 10.19 to Amendment No. 1 to the Registration Statement on Form S-4 filed by the SPAC on December 1, 2023)

10.19

Technology Investment Agreement by and between Zapata Computing, Inc. and The Defense Advanced Research Projects Agency, dated as of March 1, 2022 (incorporated by reference to Exhibit 10.20 to Amendment No. 2 to the Registration Statement on Form S-4 filed by the SPAC on December 22, 2023)

10.20

Purchase Order Number A000746416 by and between Zapata Computing, Inc. and L3Harris Technologies, Inc., dated as of November 1, 2023 (incorporated by reference to Exhibit 10.21 to Amendment No. 2 to the Registration Statement on Form S-4 filed by the SPAC on December 22, 2023)

10.21

Senior Secured Note Purchase Agreement, dated as of December 15, 2023, by and among Zapata Computing, Inc., Zapata Government Services, Inc., the individuals and entities who become parties thereto and Acquiom Agency Services LLC in its capacity as collateral agent (incorporated by reference to Exhibit 10.22 to Amendment No. 2 to the Registration Statement on Form S-4 filed by the SPAC on December 22, 2023)

10.22

Security Agreement, dated as of December 15, 2023, by and between Zapata Computing Inc., Zapata Government Services, Inc. and Acquiom Agency Services LLC in its capacity as collateral agent (incorporated by reference to Exhibit 10.23 to Amendment No. 2 to the Registration Statement on Form S-4 filed by the SPAC on December 22, 2023)

10.23

Confirmation of an OTC Equity Prepaid Forward Transaction, dated as of March 25, 2024, among Andretti Acquisition Corp., Zapata Computing, Inc. and Sandia Investment Management LP, acting on behalf of certain funds (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the SPAC on March 26, 2024)

10.24

FPA Funding Amount PIPE Subscription Agreement, dated as of March 25, 2024, among Andretti Acquisition Corp., Zapata Computing, Inc. and Sandia Investment Management LP, acting on behalf of certain funds (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed by the SPAC on March 26, 2024)

10.25

Deferred Payment Agreement, dated March 28, 2024, by and among Zapata Computing Holdings Inc. (f/k/a Andretti Acquisition Corp.), Andretti Sponsor LLC, Michael M. Andretti, William J. Sandbrook and William M. Brown (incorporated by reference to Exhibit 10.35 to the Company’s Current Report on Form 8-K filed on April 3, 2024)

10.26

Order Form to Zapata Enterprise Solution Subscription Agreement, dated March 28, 2024, by and between Zapata Computing Holdings Inc. and Andretti Autosport Holding Company, LLC (incorporated by reference to Exhibit 10.36 to the Company’s Current Report on Form 8-K filed on April 3, 2024)

10.27

Sponsorship Agreement, dated March 28, 2024, by and between Zapata Computing Holdings Inc. and Andretti Autosport 1, LLC (incorporated by reference to Exhibit 10.37 to the Company’s Current Report on Form 8-K filed on April 3, 2024)

10.28†

Offer Letter, dated May 8, 2024, by and between Sumit Kapur and Zapata Computing, Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed by the Company on May 13, 2024)

10.29†*	Consulting Agreement, effective as of May 21, 2024, by and between Mimi Flanagan and Zapata Computing, Inc.
10.30†	Nonstatutory Stock Option Award Agreement (Inducement Award) (incorporated by reference to Exhibit 99.4 to the Registration Statement on Form S-8 filed by the Company on June 17, 2024)
10.31†	Zapata Computing Holdings Inc. 2024 Inducement Stock Incentive Plan (incorporated by reference to Exhibit 99.5 to the Registration Statement on Form S-8 filed by the Company on June 17, 2024)
10.32*	Purchase Agreement, dated as of August 13, 2024, by and between Zapata Computing Holdings Inc. and Lincoln Park Fund, LLC
10.33*	Registration Rights Agreement, dated as of August 13, 2024, by and between Zapata Computing Holdings Inc. and Lincoln Park Fund LLC
31.1*	Certification of Principal Executive Officer Pursuant to Rules 13a-14(a) and 15d-14(a) under the Securities Exchange Act of 1934, as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
31.2*	Certification of Principal Financial Officer Pursuant to Rules 13a-14(a) and 15d-14(a) under the Securities Exchange Act of 1934, as Adopted Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002.
32.1*	Certification of Principal Executive Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
32.2*	Certification of Principal Financial Officer Pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.
101.INS	Inline XBRL Instance Document – the instance document does not appear in the Interactive Data File because XBRL tags are embedded within the Inline XBRL document.
101.SCH	Inline XBRL Taxonomy Extension Schema With Embedded Linkbase Documents
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith.

† Indicates management contract or compensatory plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ZAPATA COMPUTING HOLDINGS INC.

Date:	August 14, 2024	By:	/s/ Christopher Savoie
Name: Christopher Savoie
Title: Chairman, President and Chief Executive Officer
(Principal Executive Officer)

Date:	August 14, 2024	By:	/s/ Sumit Kapur
Name: Sumit Kapur
Title: Chief Financial Officer
(Principal Financial and Accounting Officer)

Exhibit 10.29

ZAPATA COMPUTING, INC.

CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”), made as of May 21, 2024 (the “Effective Date”) is entered into by Zapata Computing, Inc., a Delaware corporation (the “Company”) with offices at 100 Federal Street, Floor 20, Boston, Massachusetts 02110, and Mimi Flanagan (the “Consultant”). The Company and the Consultant are each a "Party" to this Agreement and collectively the "Parties."

WHEREAS, the Company and the Consultant desire to establish the terms and conditions under which the Consultant will provide services to the Company for the Company’s business, which presently includes the research, development and/or commercialization of software and hardware in the areas of artificial intelligence and quantum computing (collectively, the “Field”).

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NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged by the parties hereto, the parties agree as follows:

1.
Services.

1.1
The Consultant agrees to perform such consulting, advisory, and related services to and for the Company as may be requested by the Company, including the services specified on Schedule A to this Agreement.

1.2
During the Consulting Period (as defined below), the Consultant also agrees to provide the Company with related services that may be requested by the Company.

1.3
The Consultant shall acknowledge a request for assistance within 24 hours of receipt and shall advise the requesting party when the Consultant may reasonably furnish a response.

1.4
The Parties hereto acknowledge and agree that the Consultant’s services are personal and unique, and the Company has bargained solely for the personal services of the Consultant. The Consultant may not assign, transfer, delegate, or subcontract the Services without the advance written consent of the Company.

1.5
During the Consulting Period (as defined below) and for a period of one (1) month thereafter, the Consultant shall not engage in any activity that has a conflict of interest with the Company, including without limitation, any competitive employment, business or other activity, and shall not assist any other person or organization that competes, or intends to compete, with the Company.

2.
Term. This Agreement shall commence on the Effective Date hereof and shall continue for one year after the Effective Date of this Agreement, unless terminated sooner in accordance with this Agreement or extended by mutual agreement of the parties (such period,

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as it may be extended, being referred to as the “Consultation Period”).

3.
Compensation.

3.1
Consulting Fees. The Company shall pay to the Consultant a consulting fee of $200 per hour, payable monthly in arrears within 30 days of receipt of an invoice setting forth the hours and days worked and work description in the applicable month on the last day of each month. The Parties acknowledge that the Company many not request any Services in a month. The Company does not guarantee any minimum amount of dollars to be spent under this Agreement. In no event shall the financial commitment under this agreement exceed $4,000 month. All invoices must reference a Purchase Order number if provided by the Company.

3.2
Expenses. The Company shall reimburse the Consultant for all reasonable and necessary documented out of pocket expenses incurred or paid by the Consultant in connection with, or related to, the performance of Consultant’s services under this Agreement. The Consultant shall submit to the Company itemized monthly statements, in a form satisfactory to the Company, of such expenses incurred in the previous month. The Company shall pay to the Consultant amounts shown on each such statement within thirty (30) days after receipt thereof. Notwithstanding the foregoing, the Consultant shall not incur expenses in any month without the prior written approval of the Company.

3.3
Benefits. The Consultant shall not be entitled to any benefits, coverages or privileges, including, without limitation, health insurance, social security, unemployment, medical or pension payments, made available to employees of the Company.

4.
Termination. This Agreement may be terminated in the following manner: (a) by either party with two weeks’ written notice to the other party; (b) by the non-breaching party, upon twenty-four (24) hours prior written notice to the breaching party if one party has materially breached this Agreement; (c) at any time upon the mutual written consent of the parties hereto; or (d) upon the acceptance and commencement of full- time employment by Consultant with the Company or an affiliate of the Company. In the event of termination, the Consultant shall be entitled to payment for services performed and (subject to the limitation in Section 3.2) for expenses paid or incurred prior to the effective date of termination that have not been previously paid. Such payment shall constitute full settlement of any and all claims of the Consultant of every description against the Company. Notwithstanding the foregoing, the Company may terminate this Agreement effective immediately by giving written notice to the Consultant if the Consultant breaches or threatens to breach any provision of Sections 1, 6 or 7.

5.
Cooperation. The Consultant shall use the Consultant’s best efforts in the performance of the Consultant’s obligations under this Agreement. The Company shall provide such access to information and property as may be reasonably required to permit the Consultant to perform the Consultant’s obligations hereunder. The Consultant shall cooperate with the Company’s personnel, shall not interfere with the Company’s business, and shall observe all rules, regulations and security requirements of the Company concerning the safety of persons and property.

6.
Proprietary Information and Inventions.

6.1
Proprietary Information.

(a)
The Consultant acknowledges that Consultant’s relationship with the Company is one of high trust and confidence and that during Consultant’s service to the Company, Consultant will have access to and contact with Proprietary Information (as defined

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below). The Consultant will not disclose any Proprietary Information to any person or entity other than employees of the Company or use the same for any purposes (other than in the performance of the services) without written approval by an officer of the Company, either during or after the Consultation Period, unless and until such Proprietary Information has become public knowledge without fault by the Consultant.

(b)
For purposes of this Agreement, “Proprietary Information” shall mean, by way of illustration and not limitation, all information, whether or not in writing, whether or not patentable and whether or not copyrightable, of a private, secret, or confidential nature, owned, possessed or used by the Company, concerning the Company's business, business relationships, or financial affairs, including, without limitation, any Invention, formula, vendor information, customer information, apparatus, business opportunity, equipment, trade secret, process, research, report, technical or research data, clinical data, know-how, computer program, software, software documentation, hardware design, technology, product, processes, methods, techniques, formulas, compounds, projects, developments, marketing or business plan, forecast, unpublished financial statement, budget, license, price, cost, customer, supplier or personnel information or employee list that is communicated to, learned of, developed or otherwise acquired by the Consultant in the course of Consultant’s service as a consultant to the Company.
(c)
The Consultant’s obligations under this Section 6.1 shall not apply to any information that (i) is or becomes known to the general public under circumstances involving no breach by the Consultant or others of the terms of this Section 6.1, (ii) is generally disclosed to third parties by the Company without restriction on such third parties, or (iii) is approved for release by written authorization of an officer of the Company.

(d)
The Consultant agrees that all files, documents, letters, memoranda, reports, records, data sketches, drawings, models, laboratory notebooks, program listings, computer equipment or devices, computer programs or other written, photographic, or other tangible material containing Proprietary Information, whether created by the Consultant or others, which shall come into Consultant’s custody or possession, shall be and are the exclusive property of the Company to be used by the Consultant only in the performance of Consultant’s duties for the Company and shall not be copied or removed from the Company premises except in the pursuit of the business of the Company. All such materials or copies thereof and all tangible property of the Company in the custody or possession of the Consultant shall be delivered to the Company, upon the earlier of (i) a request by the Company or (ii) the termination of this Agreement. After such delivery, the Consultant shall not retain any such materials or copies thereof or any such tangible property.

(e)
The Consultant agrees that Consultant’s obligation not to disclose or to use information and materials of the types set forth in paragraphs (b) and (d) above, and Consultant’s obligation to return materials and tangible property set forth in paragraph (d) above extends to such types of information, materials, and tangible property of customers of the Company or suppliers to the Company or other third parties who may have disclosed or entrusted the same to the Company or to the Consultant.

(f)
The Consultant acknowledges that the Company from time to time may have agreements with other persons or with the United States Government, or agencies thereof, that impose obligations or restrictions on the Company regarding inventions made during the course of work under such agreements or regarding the confidential nature of such work. The Consultant agrees to be bound by all such obligations and restrictions that are known to Consultant, and to take all action necessary to discharge the obligations of the Company under such agreements.

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6.2
Inventions.
(a)
All inventions, ideas, creations, discoveries, computer programs, works of authorship, data, developments, technology, designs, innovations and improvements (whether or not patentable and whether or not copyrightable) which are made, conceived, reduced to practice, created, written, designed or developed by the Consultant, solely or jointly with others or under Consultant’s direction and whether during normal business hours or otherwise, (i) during the Consultation Period if related to the business of the Company or (ii) after the Consultation Period if resulting or directly derived from Proprietary Information (collectively under clauses (i) and (ii), “Inventions”), are the sole property of the Company. The Consultant hereby assigns to the Company all Inventions and any and all related patents, copyrights, trademarks, trade names, and other industrial and intellectual property rights and applications therefor, in the United States and elsewhere and appoints any officer of the Company as Consultant’s duly authorized attorney to execute, file, prosecute and protect the same before any government agency, court or authority. However, this paragraph shall not apply to Inventions which do not relate to the business or research and development conducted or planned to be conducted by the Company at the time such Invention is created, made, conceived or reduced to practice and which are made and conceived by the Consultant not during normal working hours, not on the Company’s premises and not using the Company’s tools, devices, equipment or Proprietary Information. The Consultant further acknowledges that each original work of authorship which is made by the Consultant (solely or jointly with others) within the scope of the Agreement and which is protectable by copyright is a “work made for hire,” as that term is defined in the United States Copyright Act.

(b)
Upon the request of the Company and at the Company’s expense, the Consultant shall execute such further assignments, documents, and other instruments as may be necessary or desirable to fully and completely assign all Inventions to the Company and to assist the Company in applying for, obtaining and enforcing patents or copyrights or other rights in the United States and in any foreign country with respect to any Invention. The Consultant also hereby waives all claims to moral rights in any Inventions.

(c)
The Consultant shall promptly disclose to the Company all Inventions and will maintain adequate and current written records (in the form of notes, sketches, drawings and as may be specified by the Company) to document the conception and/or first actual reduction to practice of any Invention. Such written records shall be available to and always remain the sole property of the Company.

7.
Non-Solicitation. During the Consultation Period and for a period of six (6) months thereafter, the Consultant shall not, either alone or in association with others, (i) solicit, or permit any organization directly or indirectly controlled by the Consultant to solicit, any employee of the Company to leave the employ of the Company; (ii) solicit or permit any organization directly or indirectly controlled by the Consultant to solicit any person who is employed or engaged by the Company; and/or (iii) solicit, divert or take away, the business or patronage of any of the clients, customers or accounts or prospective clients, customers or accounts, of the Company that were contacted, solicited or served by the Consultant on behalf of the Company during the term of the Consultant's engagement with the Company.

8.
Other Agreements; Warranty.

8.1
The Consultant hereby represents that, except as the Consultant has disclosed in writing to the Company, the Consultant is not bound by the terms of any agreement with any third party to refrain from using or disclosing any trade secret or confidential or proprietary information in the course of Consultant’s consultancy with the

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Company, to refrain from competing, directly or indirectly, with the business of such third party or to refrain from soliciting employees, customers or suppliers of such third party. The Consultant further represents that Consultant’s performance of all the terms of this Agreement and the performance of the services as a consultant of the Company do not and will not breach any agreement with any third party to which the Consultant is a party (including, without limitation, any nondisclosure or non-competition agreement), and that the Consultant will not disclose to the Company or induce the Company to use any confidential or proprietary information or material belonging to any current or previous employer or others.

8.2
The Consultant hereby represents, warrants and covenants that Consultant has the skills and experience necessary to perform the services, that Consultant will perform said services in a professional, competent and timely manner, that Consultant has the power to enter into this Agreement and that Consultant’s performance hereunder will not infringe upon or violate the rights of any third party or violate any federal, state or municipal laws.

9.
Independent Contractor Status.

9.1
The Consultant shall perform all services under this Agreement as an independent contractor and not as an employee or agent of the Company. The Consultant is not authorized to assume or create any obligation or responsibility, express or implied, on behalf of, or in the name of, the Company or to bind the Company in any manner.

9.2
The Consultant shall have the right to control and determine the time, place, methods, manner, and means of performing the services. In performing the services, the amount of time devoted by the Consultant on any given day will be entirely within the Consultant's control, and the Company will rely on the Consultant to put in the amount of time necessary to fulfill the requirements of this Agreement. The Consultant will provide all equipment and supplies required to perform the services. The Consultant is not required to attend regular meetings at the Company. However, upon reasonable notice, the Consultant shall meet with representatives of the Company at a location to be designated by the parties to this Agreement.

9.3
In the performance of the services, the Consultant has the authority to control and direct the performance of the details of the services, the Company being interested only in the results obtained. However, the services contemplated by the Agreement must meet the Company's standards and approval and shall be subject to the Company's general right of inspection and supervision to secure their satisfactory completion.

9.4
The Consultant shall not use the Company's trade names, trademarks, service names, or service marks without the prior approval of the Company.

9.5
The Consultant shall be solely responsible for all state and federal income taxes, unemployment insurance and social security taxes in connection with this Agreement and for maintaining adequate workers' compensation insurance coverage.

10.
Remedies. The Consultant acknowledges that any breach of the provisions of Sections 1, 6 or 7 of this Agreement shall result in serious and irreparable injury to the Company for which the Company cannot be adequately compensated by monetary damages alone. The Consultant agrees, therefore, that, in addition to any other remedy the Consultant may have, the Company shall be entitled to enforce the specific performance of this Agreement by the Consultant and to seek both temporary and permanent injunctive relief (to the extent permitted by law) without the necessity of proving actual damages or posting a bond.

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11.
Indemnification. The Consultant shall be solely liable for, and shall indemnify, defend and hold harmless the Company and its successors and assigns from any claims, suits, judgments or causes of action initiated by any third party against the Company where such actions result from or arise out of the services performed by the Consultant under this Agreement. The Consultant shall further be solely liable for, and shall indemnify, defend and hold harmless the Company and its successors and assigns from and against any claim or liability of any kind (including penalties, fees or charges) resulting from the Consultant's failure to pay the taxes, penalties, and payments referenced in Section 9 of this Agreement. The Consultant shall further indemnify, defend and hold harmless the Company and its successors and assigns from and against any and all loss or damage resulting from any misrepresentation, or any non-fulfillment of any representation, responsibility, covenant or agreement on Consultant’s part, as well as any and all acts, suits, proceedings, demands, assessments, penalties, judgments of or against the Company relating to or arising out of the activities of the Consultant and the Consultant shall pay reasonable attorneys' fees, costs and expenses incident thereto.

12.
Notices. All notices required or permitted under this Agreement shall be in writing and shall be deemed effective upon personal delivery or upon deposit in the United States Post Office, by registered or certified mail, postage prepaid, addressed to the other party at the address shown above, or at such other address or addresses as either party shall designate to the other in accordance with this Section 12.

13.
Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.

14.
Entire Agreement. This Agreement constitute the entire agreement between the parties and supersedes all prior agreements and understandings, whether written or oral, relating to the subject matter of this Agreement.

15.
Amendment. This Agreement may be amended or modified only by a written instrument executed by both the Company and the Consultant.

16.
Non-Assignability of Contract. This Agreement is personal to the Consultant and the Consultant shall not have the right to assign any of Consultant’s rights or delegate any of Consultant’s duties without the express written consent of the Company. Any non-consented- to assignment or delegation, whether express or implied or by operation of law, shall be void and shall constitute a breach and a default by the Consultant.

17.
Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts without giving effect to any choice or conflict of law provision or rule that would cause the application of laws of any other jurisdiction.

18.
Successors and Assigns. This Agreement shall be binding upon, and inure to the benefit of, both parties and their respective successors and assigns, including any corporation with which, or into which, the Company may be merged or which may succeed to its assets or business, provided, however, that the obligations of the Consultant are personal and shall not be assigned by Consultant.

19.
Interpretation. If any restriction set forth in Section 1, 6 or 7 is found by any court of competent jurisdiction to be unenforceable because it extends for too long a period of time

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or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend only over the maximum period of time, range of activities or geographic area as to which it may be enforceable.

20.
Survival. Sections 4 through 21 and the last sentence of Section 1 shall survive the expiration or termination of this Agreement.

21.
Miscellaneous.

21.1
No delay or omission by the Company in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by the Company on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

21.2
The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

21.3
In the event that any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

IN WITNESS WHEREOF, the Parties hereto have executed this Consulting Agreement as of the Effective Date by their undersigned representatives in their representative capacity only unless such Party is an individual.

ZAPATA COMPUTING, INC. CONSULTANT

Signature: _/s/ Dalbir Singh______ Signature: _/s/ Mimi Flanagan______

Name: _Dalbir Singh___________ Print Name: _Mimi Flanagan_______

Date: _5/17/2024_______________ Date: _5/20/2024_________________

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SCHEDULE A

DESCRIPTION OF SERVICES

1.
Provide support with transition activities and knowledge of existing processes and agreements as needed by the incoming CFO and other employees of the Company.

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Exhibit 10.32

EXECUTION COPY

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT (the “Agreement”), dated as of August 13, 2024, by and between ZAPATA COMPUTING HOLDINGS INC., a Delaware corporation (the “Company”) and LINCOLN PARK CAPITAL FUND, LLC, an Illinois limited liability company (the “Investor”).

WHEREAS:

Subject to the terms and conditions set forth in this Agreement, the Company wishes to sell to the Investor, and the Investor wishes to buy from the Company, up to Ten Million Dollars ($10,000,000) of the Company’s common stock, $0.0001 par value per share (the “Common Stock”). The shares of Common Stock to be purchased hereunder are referred to herein as the “Purchase Shares.”

NOW THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Investor hereby agree as follows:

1.
CERTAIN DEFINITIONS.

For purposes of this Agreement, the following terms shall have the following meanings:

(a)
“Accelerated Purchase Date” means, with respect to any Accelerated Purchase made pursuant to Section 2(b) hereof, the Business Day immediately following the applicable Purchase Date with respect to the corresponding Regular Purchase referred to in Section 2(b) hereof.
(b)
“Accelerated Purchase Minimum Price Threshold” means, with respect to any Accelerated Purchase made pursuant to Section 2(b) hereof, any minimum per share price threshold set forth in the applicable Accelerated Purchase Notice.
(c)
“Accelerated Purchase Notice” means, with respect to any Accelerated Purchase made pursuant to Section 2(b) hereof, an irrevocable written notice from the Company to the Investor directing the Investor to purchase a specified Accelerated Purchase Share Amount on the applicable Accelerated Purchase Date pursuant to Section 2(b) hereof at the applicable Accelerated Purchase Price.
(d)
“Accelerated Purchase Price” means, with respect to any particular Accelerated Purchase made pursuant to Section 2(b) hereof, ninety-five percent (95%) of the lower of (i) the VWAP for the period beginning at 9:30:01 a.m., Eastern time, on the applicable Accelerated Purchase Date, or such other time publicly announced by the Principal Market as the official open (or commencement) of trading on the Principal Market on such applicable Accelerated Purchase Date (the “Accelerated Purchase Commencement Time”), and ending at the earliest of (A) 4:00:00 p.m., Eastern time, on such applicable Accelerated Purchase Date, or such other time publicly announced by Principal Market as the official close of trading on the Principal Market on such applicable Accelerated Purchase Date, (B) such time, from and after the Accelerated Purchase Commencement Time for such Accelerated Purchase, that the total number

(or volume) of shares of Common Stock traded on the Principal Market has exceeded the applicable Accelerated Purchase Share Volume Maximum, and (C) such time, from and after the Accelerated Purchase Commencement Time for such Accelerated Purchase, that the Sale Price has fallen below the applicable Accelerated Purchase Minimum Price Threshold (such earliest of (i)(A), (i)(B) and (i)(C) above, the “Accelerated Purchase Termination Time”), and (ii) the Closing Sale Price of the Common Stock on such applicable Accelerated Purchase Date.
(e)
“Accelerated Purchase Share Amount” means, with respect to an Accelerated Purchase made pursuant to Section 2(b) hereof, the number of Purchase Shares directed by the Company to be purchased by the Investor in such Accelerated Purchase Notice, which number of Purchase Shares shall not exceed the lesser of (i) 300% of the number of Purchase Shares directed by the Company to be purchased by the Investor pursuant to the corresponding Regular Purchase Notice for the corresponding Regular Purchase referred to in clause (i) of the second sentence of Section 2(b) hereof (subject to the Purchase Share limitations contained in Section 2(a) hereof) and (ii) an amount equal to (A) the Accelerated Purchase Share Percentage multiplied by (B) the total number (or volume) of shares of Common Stock traded on the Principal Market during the period on the applicable Accelerated Purchase Date beginning at the Accelerated Purchase Commencement Time for such Accelerated Purchase and ending at the Accelerated Purchase Termination Time for such Accelerated Purchase.
(f)
“Accelerated Purchase Share Percentage” means, with respect to any Accelerated Purchase made pursuant to Section 2(b) hereof, thirty percent (30%).
(g)
“Accelerated Purchase Share Volume Maximum” means, with respect to an Accelerated Purchase made pursuant to Section 2(b) hereof, a number of shares of Common Stock equal to (i) the applicable Accelerated Purchase Share Amount to be purchased by the Investor pursuant to the applicable Accelerated Purchase Notice for such Accelerated Purchase, divided by (ii) the Accelerated Purchase Share Percentage.
(h)
“Additional Accelerated Purchase Date” means, with respect to an Additional Accelerated Purchase made pursuant to Section 2(c) hereof, the Business Day (i) that is the Accelerated Purchase Date with respect to the corresponding Accelerated Purchase referred to in Section 2(b) hereof and (ii) on which the Investor receives, prior to 1:00 p.m., Eastern time, on such Business Day, a valid Additional Accelerated Purchase Notice for such Additional Accelerated Purchase in accordance with this Agreement.
(i)
“Additional Accelerated Purchase Minimum Price Threshold” means, with respect to an Additional Accelerated Purchase made pursuant to Section 2(c) hereof, any minimum per share price threshold set forth in the applicable Additional Accelerated Purchase Notice.
(j)
“Additional Accelerated Purchase Notice” means, with respect to an Additional Accelerated Purchase made pursuant to Section 2(c) hereof, an irrevocable written notice from the Company to the Investor directing the Investor to purchase the applicable Additional Accelerated Purchase Share Amount at the Additional Accelerated Purchase Price for such Additional Accelerated Purchase in accordance with this Agreement.
(k)
“Additional Accelerated Purchase Price” means, with respect to an Additional Accelerated Purchase made pursuant to Section 2(c) hereof, ninety-five percent (95%) of the lower of (i) the VWAP for the period on the applicable Additional Accelerated Purchase Date, beginning at the latest of (A) the applicable Accelerated Purchase Termination Time with respect to the corresponding Accelerated Purchase referred to in Section 2(b) hereof on such Additional Accelerated Purchase Date, (B) the applicable Additional Accelerated Purchase Termination Time with respect to the most recently completed prior Additional Accelerated Purchase on such Additional Accelerated Purchase Date, as applicable, and (C) the

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time at which all Purchase Shares subject to all prior Accelerated Purchases and Additional Accelerated Purchases (as applicable), including, without limitation, those that have been effected on the same Business Day as the applicable Additional Accelerated Purchase Date with respect to which the applicable Additional Accelerated Purchase relates, and have theretofore been received by the Investor as DWAC Shares in accordance with this Agreement (such latest of (i)(A), (i)(B) and (i)(C) above, the “Additional Accelerated Purchase Commencement Time”), and ending at the earliest of (X) 4:00 p.m., Eastern time, on such Additional Accelerated Purchase Date, or such other time publicly announced by Principal Market as the official close of trading on the Principal Market on such Additional Accelerated Purchase Date, (Y) such time, from and after the Additional Accelerated Purchase Commencement Time for such Additional Accelerated Purchase, that total number (or volume) of shares of Common Stock traded on the Principal Market has exceeded the applicable Additional Accelerated Purchase Share Volume Maximum, and (Z) such time, from and after the Additional Accelerated Purchase Commencement Time for such Additional Accelerated Purchase, that the Sale Price has fallen below the applicable Additional Accelerated Purchase Minimum Price Threshold (if any) (such earliest of (i)(X), (i)(Y) and (i)(Z) above, the “Additional Accelerated Purchase Termination Time”), and (ii) the Closing Sale Price of the Common Stock on such Additional Accelerated Purchase Date.
(l)
“Additional Accelerated Purchase Share Amount” means, with respect to an Additional Accelerated Purchase made pursuant to Section 2(c) hereof, the number of Purchase Shares directed by the Company to be purchased by the Investor on an Additional Accelerated Purchase Notice, which number of Purchase Shares shall not exceed the lesser of (i) 300% of the number of Purchase Shares directed by the Company to be purchased by the Investor pursuant to the corresponding Regular Purchase Notice for the corresponding Regular Purchase referred to in clause (i) of the second sentence of Section 2(c) hereof (subject to the Purchase Share limitations contained in Section 2(a) hereof) and (ii) an amount equal to (A) the Additional Accelerated Purchase Share Percentage multiplied by (B) the total number (or volume) of shares of Common Stock traded on the Principal Market during the period on the applicable Additional Accelerated Purchase Date beginning at the Additional Accelerated Purchase Commencement Time for such Additional Accelerated Purchase and ending at the Additional Accelerated Purchase Termination Time for such Additional Accelerated Purchase.
(m)
“Additional Accelerated Purchase Share Percentage” means, with respect to an Additional Accelerated Purchase made pursuant to Section 2(c) hereof, thirty percent (30%).
(n)
“Additional Accelerated Purchase Share Volume Maximum” means, with respect to an Additional Accelerated Purchase made pursuant to Section 2(c) hereof, a number of shares of Common Stock equal to (i) the applicable Additional Accelerated Purchase Share Amount to be purchased by the Investor pursuant to the applicable Additional Accelerated Purchase Notice for such Additional Accelerated Purchase, divided by (ii) the Additional Accelerated Purchase Share Percentage.
(o)
“Alternate Adjusted Regular Purchase Share Limit” means, with respect to a Regular Purchase made pursuant to Section 2(a) hereof, the maximum number of Purchase Shares which, taking into account the applicable per share Purchase Price therefor calculated in accordance with this Agreement, would enable the Company to deliver to the Investor, on the applicable Purchase Date for such Regular Purchase, a Regular Purchase Notice for a Purchase Amount equal to, or as closely approximating without exceeding, $50,000.
(p)
“Available Amount” means, initially, Ten Million Dollars ($10,000,000) in the aggregate, which amount shall be reduced by the Purchase Amount each time the Investor purchases Common Stock pursuant to Section 2 hereof.

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(q)
“Bankruptcy Law” means Title 11, U.S. Code, or any similar federal or state law for the relief of debtors.
(r)
“Business Day” means any day on which the Principal Market is open for trading, including any day on which the Principal Market is open for trading for a period of time less than the customary time.
(s)
“Closing Sale Price” means, for any security as of any date, the last closing sale price on such date for such security on the Principal Market as reported by the Principal Market.
(t)
“Ceiling Price” means $0.50, which shall be appropriately adjusted for any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction and, effective upon the consummation of any such reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction, the Ceiling Price shall mean $1.00.
(u)
“Confidential Information” means any information disclosed by either party to the other party, either directly or indirectly, in writing, orally or by inspection of tangible objects (including, without limitation, documents, prototypes, samples, plant and equipment), which is designated as “Confidential,” “Proprietary” or some similar designation. Information communicated orally shall be considered Confidential Information if such information is confirmed in writing as being Confidential Information within ten (10) Business Days after the initial disclosure. Confidential Information may also include information disclosed to a disclosing party by third parties. Confidential Information shall not, however, include any information which (i) was publicly known and made generally available in the public domain prior to the time of disclosure by the disclosing party; (ii) becomes publicly known and made generally available after disclosure by the disclosing party to the receiving party through no action or inaction of the receiving party; (iii) is already in the possession of the receiving party without confidential restriction at the time of disclosure by the disclosing party as shown by the receiving party’s files and records immediately prior to the time of disclosure; (iv) is obtained by the receiving party from a third party without a breach of such third party’s obligations of confidentiality; (v) is independently developed by the receiving party without use of or reference to the disclosing party’s Confidential Information, as shown by documents and other competent evidence in the receiving party’s possession; or (vi) is required by law to be disclosed by the receiving party, provided that (X) the receiving party (1) gives the disclosing party prompt written notice of such requirement prior to such disclosure and assistance in obtaining an order protecting the information from public disclosure and (2) furnishes only that portion of the Confidential Information that is legally required to be disclosed, and (Y) any Confidential Information so disclosed shall maintain its confidentiality protection for all purposes other than such legally required disclosure.
(v)
“Custodian” means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.
(w)
“DTC” means The Depository Trust Company, or any successor performing substantially the same function for the Company.
(x)
“DWAC Shares” means shares of Common Stock that are (i) issued in electronic form, (ii) the resale of which is registered under an effective registration statement and (iii) timely credited, once a DWAC notice is received, by the Company to the Investor’s or its designee’s specified Deposit/Withdrawal at Custodian (DWAC) account with DTC under its Fast Automated Securities Transfer (FAST) Program, or any similar program hereafter adopted by DTC performing substantially the same function.
(y)
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

4

(z)
“Floor Price” means $0.10, notwithstanding any reorganization, recapitalization, non-cash dividend, share split, reverse share split or other similar transaction.
(aa)
“Fully Adjusted Regular Purchase Share Limit” means, with respect to any reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction from and after the date of this Agreement, the Regular Purchase Share Limit (as defined in Section 2(a) hereof) in effect on the applicable date of determination, after giving effect to the full proportionate adjustment thereto made pursuant to Section 2(a) hereof for or in respect of such reorganization, recapitalization, non-cash dividend, stock split, reverse stock split or other similar transaction.
(bb)
“Material Adverse Effect” means any material adverse effect on (i) the enforceability of any Transaction Document, (ii) the results of operations, assets, business or financial condition of the Company and its Subsidiaries, taken as a whole, other than any material adverse effect that resulted primarily from (A) any change in the United States or foreign economies or securities or financial markets in general that does not have a disproportionate effect on the Company and its Subsidiaries, taken as a whole, (B) any change that generally affects the industry in which the Company and its Subsidiaries operate that does not have a disproportionate effect on the Company and its Subsidiaries, taken as a whole, (C) any change arising in connection with earthquakes, hostilities, acts of war, sabotage or terrorism or military actions or any escalation or material worsening of any such hostilities, acts of war, sabotage or terrorism or military actions existing as of the date hereof, (D) any action taken by the Investor, its affiliates or its or their successors and assigns with respect to the transactions contemplated by this Agreement, (E) the effect of any change in applicable laws or accounting rules that does not have a disproportionate effect on the Company and its Subsidiaries, taken as a whole, or (F) any change resulting from compliance with terms of this Agreement or the consummation of the transactions contemplated by this Agreement, or (iii) the Company’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document to be performed as of the date of determination.
(cc)
“Maturity Date” means the first day of the month immediately following the twenty-four (24) month anniversary of the Commencement Date.
(dd)
“PEA Period” means the period commencing at 9:30 a.m., Eastern time, on the tenth (10th) Business Day immediately prior to the filing of any post-effective amendment to the Registration Statement (as defined herein) or New Registration Statement (as such term is defined in the Registration Rights Agreement), and ending at 9:30 a.m., Eastern time, on the Business Day immediately following, the effective date of any post-effective amendment to the Registration Statement (as defined in Section 5(a) below) or New Registration Statement (as such term is defined in the Registration Rights Agreement).
(ee)
“Person” means an individual or entity including but not limited to any limited liability company, an exempted company, a partnership, an exempted partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.
(ff)
“Prior Purchase Agreement” means that certain purchase agreement, dated as of December 19, 2023, by and among the Company, Zapata Computing, Inc. and the Investor.
(gg)
“Principal Market” means The NASDAQ Global Market , (or any nationally recognized successor thereto); provided, however, that in the event the shares of Common Stock are ever listed or traded on The Nasdaq Capital Market, The Nasdaq Global Select Market, the NYSE American, The NYSE Arca, The New York Stock Exchange, the OTC Bulletin Board, the OTCQX operated by the OTC Markets Group, Inc. or the OTCQB operated by the OTC Markets Group, Inc. (or any nationally recognized successor to any of the foregoing), then the “Principal Market” shall mean such other market or exchange on which the shares of Common Stock are then listed or traded.

5

(hh)
“Purchase Amount” means, with respect to any Regular Purchase, any Accelerated Purchase or any Additional Accelerated Purchase made hereunder, the portion of the Available Amount to be purchased by the Investor pursuant to Section 2 hereof.
(ii)
“Purchase Date” means, with respect to any Regular Purchase made pursuant to Section 2(a) hereof, the Business Day on which the Investor receives by 6:00 p.m., Eastern time, of such Business Day a valid Regular Purchase Notice that the Investor is to purchase such applicable dollar amount of Purchase Shares pursuant to Section 2(a) hereof.
(jj)
“Purchase Price” means, with respect to any Regular Purchase made pursuant to Section 2(a) hereof, ninety-five percent (95%) of the lower of: (i) the lowest Sale Price on the applicable Purchase Date and (ii) the arithmetic average of the three (3) lowest Closing Sale Prices for the shares of Common Stock during the ten (10) consecutive Business Days ending on the Business Day immediately preceding such Purchase Date.
(kk)
“Registration Rights Agreement” means that certain Registration Rights Agreement, of even date herewith between the Company and the Investor.
(ll)
“Regular Purchase Notice” means, with respect to any Regular Purchase pursuant to Section 2(a) hereof, an irrevocable written notice from the Company to the Investor directing the Investor to purchase such applicable amount of Purchase Shares at the applicable Purchase Price as specified by the Company therein on the applicable Purchase Date for such Regular Purchase.
(mm)
“Sale Price” means any trade price for the Common Stock on the Principal Market as reported by the Principal Market.
(nn)
“SEC” means the U.S. Securities and Exchange Commission.
(oo)
“Securities” means, collectively, the Purchase Shares and the Commitment Shares (as defined in Section 5(e) below).
(pp)
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
(qq)
“Subsidiary” means any Person the Company wholly-owns or controls, or in which the Company, directly or indirectly, owns a majority of the voting stock or similar voting interest, in each case that would be disclosable pursuant to Item 601(b)(21) of Regulation S-K promulgated under the Securities Act.
(rr)
“Transaction Documents” means, collectively, this Agreement and the schedules and exhibits hereto, the Registration Rights Agreement and the schedules and exhibits thereto, and each of the other agreements, documents, certificates and instruments entered into or furnished by the parties hereto in connection with the transactions contemplated hereby and thereby.
(ss)
“Transfer Agent” means Continental Stock Transfer & Trust Company, or such other Person who is then serving as the transfer agent for the Company in respect of the shares of Common Stock.
(tt)
“VWAP” means in respect of an applicable Accelerated Purchase Date and an Additional Accelerated Purchase Date, as applicable, the volume weighted average price of the Common Stock on the Principal Market, as reported on the Principal Market or by another reputable source such as Bloomberg, L.P.

6

2.
PURCHASE OF COMMON STOCK.

Subject to the terms and conditions set forth in this Agreement, the Company has the right to sell to the Investor, and the Investor has the obligation to purchase from the Company, Purchase Shares as follows:

(a)
Commencement of Regular Sales of Common Stock. Upon the satisfaction of the conditions set forth in this Section 2(a), and in Sections 7 and 8 hereof (the “Commencement” and the date of satisfaction of such conditions set forth in Sections 7 and 8 hereof, the “Commencement Date”) and thereafter, the Company shall have the right, but not the obligation, to direct the Investor, by its delivery to the Investor of a Regular Purchase Notice from time to time, to purchase up to Three Hundred Thousand (300,000) Purchase Shares subject to adjustment as set forth below in this Section 2(a) (as it may be adjusted below, the “Regular Purchase Share Limit”), at the Purchase Price on the Purchase Date (each such purchase, a “Regular Purchase”); provided that the Closing Sale Price of the Common Stock is not below the Floor Price or above the Ceiling Price (provided that such Ceiling Price shall not apply during such time that no shares remain available for sale pursuant to an effective registration statement in accordance with prior Company registration obligations to Investor under the Prior Purchase Agreement); provided that if, after giving effect to the full proportionate adjustment to the Regular Purchase Share Limit therefor, the Fully Adjusted Regular Purchase Share Limit then in effect would preclude the Company from delivering to the Investor a Regular Purchase Notice hereunder for a Purchase Amount (calculated by multiplying (X) the number of Purchase Shares equal to the Fully Adjusted Regular Purchase Share Limit, by (Y) the Purchase Price per Purchase Share covered by such Regular Purchase Notice on the applicable Purchase Date therefor) equal to or greater than the Alternate Adjusted Regular Purchase Share Limit, the Regular Purchase Share Limit for such Regular Purchase Notice shall not be fully adjusted to equal the applicable Fully Adjusted Regular Purchase Share Limit, but rather the Regular Purchase Share Limit for such Regular Purchase Notice shall be adjusted to equal the applicable Alternate Adjusted Regular Purchase Share Limit as of the applicable Purchase Date for such Regular Purchase Notice. If the Company delivers any Regular Purchase Notice for a Purchase Amount in excess of the limitations contained in the immediately preceding sentence, such Regular Purchase Notice shall be void ab initio to the extent, and only to the extent, of the amount by which the number of Purchase Shares set forth in such Regular Purchase Notice exceeds the number (based on the applicable Purchase Price) of Purchase Shares which the Company is permitted to include in such Regular Purchase Notice in accordance herewith, and the Investor shall have no obligation to purchase such excess Purchase Shares in respect of such Regular Purchase Notice; provided that the Investor shall remain obligated to purchase the dollar amount (based on the applicable Purchase Price) of Purchase Shares which the Company is permitted to include in such Regular Purchase Notice. The Company may deliver Regular Purchase Notices to the Investor as often as every Business Day, so long as (x) the Closing Sale Price of the Common Stock on such Business Day is not below the Floor Price, (y) the Closing Sale Price of the Common Stock on such Business Day is not above the Ceiling Price (provided that such Ceiling Price shall not apply during such time that no shares remain available for sale pursuant to an effective registration statement in accordance with prior Company registration obligations to Investor under the Prior Purchase Agreement) and (z) all Purchase Shares for all prior Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases, including, without limitation, those that have been effected on the same Business Day as the applicable Purchase Date, have theretofore been received by the Investor as DWAC Shares in accordance with this Agreement. Notwithstanding the foregoing, the Company shall not deliver any Regular Purchase Notices during the PEA Period.
(b)
Accelerated Purchases. Subject to the terms and conditions of this Agreement, from and after the Commencement Date, in addition to purchases of Purchase Shares as described in Section 2(a) above, the Company shall also have the right, but not the obligation, to direct the Investor by the Company’s delivery to the Investor of an Accelerated Purchase Notice from time to time, and the Investor thereupon shall have the obligation, to purchase such applicable number of Purchase Shares at the Accelerated

7

Purchase Price on the Accelerated Purchase Date in an amount up to the Accelerated Purchase Share Amount in accordance with this Agreement (each such purchase, an “Accelerated Purchase”). The Company may deliver an Accelerated Purchase Notice to the Investor only on a Purchase Date on which (i) the Company also properly submitted a Regular Purchase Notice providing for a Regular Purchase of a number of Purchase Shares not less than the Regular Purchase Share Limit then in effect on such Purchase Date in accordance with this Agreement (including, without limitation, giving effect to any increase to the Regular Purchase Share Limit as a result of the Closing Sale Price of the Common Stock exceeding certain thresholds set forth in Section 2(a) above on such Purchase Date and any other adjustments to the Regular Purchase Share Limit, in each case pursuant to Section 2(a) above), (ii) if all Purchase Shares subject to all prior Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases, including, without limitation, those that have been effected on the same Business Day as the applicable Accelerated Purchase Date with respect to which the applicable Accelerated Purchase relates, have theretofore been received by the Investor as DWAC Shares in accordance with this Agreement and (iii) the Closing Sale Price is not less than the Floor Price or greater than the Ceiling Price (provided that such Ceiling Price shall not apply during such time that no shares remain available for sale pursuant to an effective registration statement in accordance with prior Company registration obligations to Investor under the Prior Purchase Agreement). If the Company delivers any Accelerated Purchase Notice directing the Investor to purchase an amount of Purchase Shares that exceeds the Accelerated Purchase Share Amount that the Company is then permitted to include in such Accelerated Purchase Notice, such Accelerated Purchase Notice shall be void ab initio to the extent, and only to the extent, of the number by which the number of Purchase Shares set forth in such Accelerated Purchase Notice exceeds the Accelerated Purchase Share Amount which the Company is permitted to include in such Accelerated Purchase Notice in accordance herewith (which shall be confirmed in an Accelerated Purchase Confirmation (defined below)), and the Investor shall have no obligation to purchase such excess Purchase Shares in respect of such Accelerated Purchase Notice; provided that the Investor shall remain obligated to purchase the Accelerated Purchase Share Amount which the Company is permitted to include in such Accelerated Purchase Notice. Within one (1) Business Day after completion of each Accelerated Purchase Date, the Accelerated Purchase Share Amount and the applicable Accelerated Purchase Price shall be set forth on a written confirmation of the Accelerated Purchase to be provided to the Company by the Investor (an “Accelerated Purchase Confirmation”). Notwithstanding the foregoing, the Company shall not deliver any Accelerated Purchase Notices during the PEA Period.
(c)
Additional Accelerated Purchases. Subject to the terms and conditions of this Agreement, beginning one (1) Business Day following the Commencement Date and thereafter, in addition to purchases of Purchase Shares as described in Section 2(a) and Section 2(b) above, the Company shall also have the right, but not the obligation, to direct the Investor, by its timely delivery to the Investor of an Additional Accelerated Purchase Notice on an Additional Accelerated Purchase Date in accordance with this Agreement, to purchase the applicable Additional Accelerated Purchase Share Amount at the applicable Additional Accelerated Purchase Price therefor in accordance with this Agreement (each such purchase, an “Additional Accelerated Purchase”). The Company may deliver multiple Additional Accelerated Purchase Notices to the Investor on an Additional Accelerated Purchase Date; provided, however, that the Company may deliver an Additional Accelerated Purchase Notice to the Investor only (i) on a Business Day that is also the Accelerated Purchase Date for an Accelerated Purchase with respect to which the Company properly submitted to the Investor an Accelerated Purchase Notice in accordance with this Agreement on the applicable Purchase Date for a Regular Purchase of a number of Purchase Shares not less than the Regular Purchase Share Limit then in effect in accordance with this Agreement (including, without limitation, giving effect to any automatic increase to the Regular Purchase Share Limit as a result of the Closing Sale Price of the Common Stock exceeding certain thresholds set forth in Section 2(a) above on such Purchase Date and any other adjustments to the Regular Purchase Share Limit, in each case pursuant to Section 2(a) above), (ii) if the Closing Sale Price of the Common Stock on the Business Day immediately preceding the Business Day on which such Additional Accelerated Purchase Notice is delivered is not less than the Floor Price, (iii) the Closing Sale Price of the Common Stock on such Business Day immediately

8

preceding the Business Day on which such Additional Accelerated Purchase Notice is delivered is not more than the Ceiling Price (provided that such Ceiling Price shall not apply during such time that no shares remain available for sale pursuant to an effective registration statement in accordance with prior Company registration obligations to Investor under the Prior Purchase Agreement) and (iv) if all Purchase Shares subject to all prior Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases, including, without limitation, those that have been effected on the same Business Day as the applicable Additional Accelerated Purchase Date with respect to which the applicable Additional Accelerated Purchase relates, have theretofore been received by the Investor as DWAC Shares in accordance with this Agreement. If the Company delivers any Additional Accelerated Purchase Notice directing the Investor to purchase an amount of Purchase Shares that exceeds the Additional Accelerated Purchase Share Amount that the Company is then permitted to include in such Additional Accelerated Purchase Notice in accordance with the terms of this Agreement, such Additional Accelerated Purchase Notice shall be void ab initio to the extent, and only to the extent, of the number by which the number of Purchase Shares set forth in such Additional Accelerated Purchase Notice exceeds the Additional Accelerated Purchase Share Amount that the Company is then permitted to include in such Additional Accelerated Purchase Notice in accordance with the terms of this Agreement (which shall be confirmed in an Additional Accelerated Purchase Confirmation (defined below)), and the Investor shall have no obligation to purchase such excess Purchase Shares in respect of such Additional Accelerated Purchase Notice; provided, however, that the Investor shall remain obligated to purchase the Additional Accelerated Purchase Share Amount which the Company is permitted to include in such Additional Accelerated Purchase Notice. Within one (1) Business Day after completion of each Additional Accelerated Purchase Date, the Investor will provide to the Company a written confirmation of each Additional Accelerated Purchase on such Additional Accelerated Purchase Date setting forth the applicable Additional Accelerated Purchase Share Amount and Additional Accelerated Purchase Price for each such Additional Accelerated Purchase on such Additional Accelerated Purchase Date (each, an “Additional Accelerated Purchase Confirmation”). Notwithstanding the foregoing, the Company shall not deliver any Additional Accelerated Purchase Notices during the PEA Period.
(d)
Payment for Purchase Shares. For each Regular Purchase, the Investor shall pay to the Company an amount equal to the Purchase Amount with respect to such Regular Purchase as full payment for such Purchase Shares via wire transfer of immediately available funds on the same Business Day that the Investor receives such Purchase Shares, if such Purchase Shares are received by the Investor before 1:00 p.m., Eastern time, or, if such Purchase Shares are received by the Investor after 1:00 p.m., Eastern time, the next Business Day. For each Accelerated Purchase and each Additional Accelerated Purchase, the Investor shall pay to the Company an amount equal to the Purchase Amount with respect to such Accelerated Purchase and Additional Accelerated Purchase, respectively, as full payment for such Purchase Shares via wire transfer of immediately available funds on the second Business Day following the date that the Investor receives such Purchase Shares. If the Company or the Transfer Agent shall fail for any reason or for no reason to electronically transfer any Purchase Shares as DWAC Shares in respect of a Regular Purchase, an Accelerated Purchase or an Additional Accelerated Purchase (as applicable) within two (2) Business Days following the receipt by the Company of the Purchase Price, Accelerated Purchase Price and Additional Accelerated Purchase Price, respectively, therefor in compliance with this Section 2(d), and if on or after such Business Day the Investor purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by the Investor of such Purchase Shares that the Investor anticipated receiving from the Company in respect of such Regular Purchase, Accelerated Purchase or Additional Accelerated Purchase (as applicable), then the Company shall, within two (2) Business Days after the Investor’s request, either (i) pay cash to the Investor in an amount equal to the Investor’s total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the “Cover Price”), at which point the Company’s obligation to deliver such Purchase Shares as DWAC Shares shall terminate, or (ii) promptly honor its obligation to deliver to the Investor such Purchase Shares as DWAC Shares and pay cash to the Investor in an amount equal to the excess (if any) of the Cover Price over the total Purchase Amount paid by the Investor pursuant to this Agreement for all of

9

the Purchase Shares to be purchased by the Investor in connection with such Regular Purchase, Accelerated Purchase and Additional Accelerated Purchase (as applicable). If the issuance would result in the issuance of a fraction of a share of Common Stock, the Company shall round such fraction of a share of Common Stock up or down to the nearest whole share. All payments made under this Agreement shall be made in lawful money of the United States of America or wire transfer of immediately available funds to such account as the Company may from time to time designate by written notice in accordance with the provisions of this Agreement. Whenever any amount expressed to be due by the terms of this Agreement is due on any day that is not a Business Day, the same shall instead be due on the next succeeding day that is a Business Day.
(e)
Beneficial Ownership Limitation. Notwithstanding anything to the contrary contained in this Agreement, the Company shall not issue or sell, and the Investor shall not purchase or acquire, any shares of Common Stock under this Agreement which, when aggregated with all other shares of Common Stock then beneficially owned by the Investor and its affiliates (as calculated pursuant to Section 13(d) of the Exchange Act and Rule 13d-3 promulgated thereunder), would result in the beneficial ownership by the Investor and its affiliates of more than 4.99% of the then issued and outstanding shares of Common Stock (the “Beneficial Ownership Limitation”). Upon the written or oral request of the Investor, the Company shall promptly confirm orally or in writing to the Investor the number of shares of Common Stock then outstanding. The Investor, upon written notice to the Company, may increase the Beneficial Ownership Limitation provisions of this Section 2(e), provided that the Beneficial Ownership Limitation in no event exceeds 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock pursuant to this Agreement and the provisions of this Section 2(e) shall continue to apply. Any increase in the Beneficial Ownership Limitation will not be effective until the sixty-first (61st) day after such written notice is delivered to the Company. The provisions of this paragraph shall be construed and implemented in a manner otherwise than in strict conformity with the terms of this Section 2(e) to correct this paragraph (or any portion hereof) which may be defective or inconsistent with the intended Beneficial Ownership Limitation herein contained or to make changes or supplements necessary or desirable to properly give effect to such limitation. The Investor and the Company shall each cooperate in good faith in the determinations required hereby and the application hereof. The Investor’s written certification to the Company of the applicability of the Beneficial Ownership Limitation, and the resulting effect thereof hereunder at any time, shall be conclusive with respect to the applicability thereof and such result absent manifest error.
(f)
Compliance with Principal Market Rules. Notwithstanding anything in this Agreement to the contrary, and in addition to the limitations set forth herein, the Company shall not issue more than 7,726,165 shares (including the Commitment Shares) which equals 19.99% of the Company’s outstanding shares of Common Stock as of the date hereof (the “Exchange Cap”), unless stockholder approval is obtained to issue in excess of the Exchange Cap; provided, however, that the foregoing limitation shall not apply if at any time the Exchange Cap is reached and at all times thereafter the average price paid for all shares of Common Stock issued under this Agreement (including the Commitment Shares) is equal to or greater than $0.4687 (the “Minimum Price”), a price equal to the lower of (i) the Nasdaq Official Closing Price immediately preceding the execution of this Agreement or (ii) the arithmetic average of the five (5) Nasdaq Official Closing Prices for the Common Stock immediately preceding the execution of this Agreement, as calculated in accordance with the rules of the Principal Market (in such circumstance, for purposes of the Principal Market, the transaction contemplated hereby would not be “below market” and the Exchange Cap would not apply). Notwithstanding the foregoing, the Company shall not be required or permitted to issue, and the Investor shall not be required to purchase, any shares of Common Stock under this Agreement if such issuance would violate the rules or regulations of the Principal Market. The Company may, in its sole discretion, determine whether to obtain stockholder approval to issue and sell shares in excess of the Exchange Cap at a price less than the Minimum Price if such issuance would require stockholder approval under the rules or regulations of the Principal Market. The Exchange Cap shall be

10

reduced, on a share-for-share basis, by the number of shares of Common Stock issued or issuable that may be aggregated with the transactions contemplated by this Agreement under applicable rules of the Principal Market.
3.
INVESTOR’S REPRESENTATIONS AND WARRANTIES.

The Investor represents and warrants to the Company that as of the date hereof and as of the Commencement Date:

(a)
Organization; Authority. The Investor is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party and otherwise to carry out its obligations hereunder and thereunder.
(b)
Investment Purpose. The Investor is acquiring the Securities as principal for its own account and not with a view to or for distributing or reselling such Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing any of such Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other Persons to distribute or regarding the distribution of such Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting the Investor’s right to sell the Securities at any time pursuant to the Registration Statement described herein or otherwise in compliance with applicable federal and state securities laws). The Investor is acquiring the Securities hereunder in the ordinary course of its business.
(c)
Accredited Investor Status. The Investor is an “accredited investor” as that term is defined in Rule 501(a)(3) of Regulation D promulgated under the Securities Act.
(d)
Reliance on Exemptions. The Investor understands that the Securities may be offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Investor’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Investor set forth herein in order to determine the availability of such exemptions and the eligibility of the Investor to acquire the Securities.
(e)
Information. The Investor understands that its investment in the Securities involves a high degree of risk. The Investor (i) is able to bear the economic risk of an investment in the Securities including a total loss thereof, (ii) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment in the Securities and (iii) has had an opportunity to ask questions of and receive answers from the officers of the Company concerning the financial condition and business of the Company and other matters related to an investment in the Securities. Neither such inquiries nor any other due diligence investigations conducted by the Investor or its representatives shall modify, amend or affect the Investor’s right to rely on the Company’s representations and warranties contained in Section 4 below. The Investor has sought such accounting, legal and tax advice from its own independent advisor as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities. The Investor understands that it (and not the Company) shall be responsible for its own tax liabilities that may arise as a result of this investment or the transactions contemplated by this Agreement.
(f)
No Governmental Review. The Investor understands that no U.S. federal or state agency or any other government or governmental agency has passed on or made any recommendation or

11

endorsement of the Securities or the fairness or suitability of an investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.
(g)
Transfer or Sale. The Investor understands that (i) the Securities may not be offered for sale, sold, assigned or transferred unless (A) registered pursuant to the Securities Act or (B) an exemption exists permitting such Securities to be sold, assigned or transferred without such registration; (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable or available, any resale of the Securities under circumstances in which the seller (or the Person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder.
(h)
Validity; Enforcement. This Agreement and the Registration Rights Agreement have been, and each other Transaction Document shall be on the Commencement Date, duly and validly authorized, executed and delivered on behalf of the Investor and is a valid and binding agreement of the Investor enforceable against the Investor in accordance with its terms, subject as to enforceability to general principles of equity and to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.
(i)
Residency. The Investor is a resident of the State of Illinois.
(j)
No Short Selling. The Investor represents and warrants to the Company that at no time prior to the date of this Agreement has any of the Investor, its agents, representatives or affiliates engaged in or effected, in any manner whatsoever, directly or indirectly, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock.
4.
REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the Investor that, except as set forth in the disclosure schedules attached hereto, which exceptions shall be deemed to be a part of the representations and warranties made hereunder, as of the date hereof and as of the Commencement Date:

(a)
Organization and Qualification. The Company and each of its Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite corporate power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any of its Subsidiaries is in violation or default of any of the provisions of its respective articles, memorandum, or certificate of incorporation, bylaws or other organizational or charter documents. Each of the Company and its Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect and no proceeding has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification. The Company has no Subsidiaries except as disclosed in the SEC Documents.
(b)
Authorization; Enforcement; Validity. (i) The Company has the requisite corporate power and authority to enter into and (subject to any applicable rules and regulations of the Principal Market) perform its obligations under this Agreement and each of the other Transaction Documents, and to issue

12

the Securities in accordance with the terms hereof and thereof, (b) the execution and delivery of the Transaction Documents by the Company and the consummation by it of the transactions contemplated hereby and thereby, including without limitation, the issuance of the Commitment Shares (as defined below in Section 5(e)) and the reservation for issuance and the issuance of the Purchase Shares issuable under this Agreement, have been duly authorized by the Company’s Board of Directors, no further consent or authorization is required by the Company, its Board of Directors or its stockholders (except as provided in this Agreement), (c) each of this Agreement and the Registration Rights Agreement has been, and each other Transaction Document shall be on the Commencement Date, duly executed and delivered by the Company and (d) this Agreement constitutes, and each other Transaction Document upon its execution on behalf of the Company, shall constitute, the valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors’ rights and remedies. The Board of Directors of the Company has approved the resolutions (the “Signing Resolutions”) to authorize this Agreement and the transactions contemplated hereby. The Signing Resolutions are valid, in full force and effect and have not been modified or supplemented in any respect. The Company has delivered to the Investor a true and correct copy of a unanimous written consent adopting the Signing Resolutions executed by all of the members of the Board of Directors of the Company or minutes of a meeting of the Board of Directors of the Company approving the Signing Resolutions. Except as set forth in this Agreement, no other approvals or consents of the Company’s Board of Directors, any authorized committee thereof, or stockholders is necessary (except as provided in this Agreement) under applicable laws and the Company’s Certificate of Incorporation (the “Certificate of Incorporation”) or the Company’s Bylaws, as amended and as in effect on the date hereof (the “Bylaws”), to authorize the execution and delivery of this Agreement or any of the transactions contemplated hereby, including, but not limited to, the issuance of the Commitment Shares and the issuance of the Purchase Shares.
(c)
Capitalization. As of the date hereof, the authorized and issued capital shares of the Company consists of 600,000,000 shares of Common Stock and 10,000,000 shares of preferred stock. Except as disclosed in the SEC Documents (as defined below), (i) none of the Company’s capital stock are subject to preemptive rights or any other similar rights or any liens or encumbrances suffered by the Company, (ii) there are no outstanding debt securities, (iii) there are no outstanding options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, shares of capital stock of the Company or any of its Subsidiaries, or contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to issue additional capital stock of the Company or any of its Subsidiaries or options, warrants, scrip, rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any capital shares of the Company or any of its Subsidiaries, (iv) there are no agreements or arrangements under which the Company or any of its Subsidiaries is obligated to register the sale of any of their securities under the Securities Act (except the Registration Rights Agreement), (v) there are no outstanding securities or instruments of the Company or any of its Subsidiaries which contain any redemption or similar provisions, and there are no contracts, commitments, understandings or arrangements by which the Company or any of its Subsidiaries is or may become bound to redeem a security of the Company or any of its Subsidiaries, (vi) there are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement and (vii) the Company does not have any share appreciation rights or “phantom share” plans or agreements or any similar plan or agreement. The Company has made available (provided that any documents filed with the SEC and available on the SEC’s EDGAR system shall be deemed to have been made available) to the Investor true and correct copies of the Certificate of Incorporation and the Bylaws, and summaries of the material terms of all securities convertible into or exercisable for Common Stock, if any, and copies of any documents containing the material rights of the holders thereof in respect thereto that, in either case, are not disclosed in the SEC Documents.

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(d)
Issuance of Securities. Upon issuance and payment therefor in accordance with the terms and conditions of this Agreement, the Purchase Shares shall be validly issued, fully paid and nonassessable and free from all taxes, liens, charges, restrictions, rights of first refusal and preemptive rights with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of shares of Common Stock. 13,000,000 shares of Common Stock will be duly authorized and reserved for issuance upon purchase under this Agreement as Purchase Shares. Five Hundred Thousand (500,000) shares of Common Stock (subject to adjustment for any reorganization, recapitalization, non-cash dividend, share split, reverse share split or other similar transaction) have been duly authorized and reserved for issuance as Commitment Shares (as defined below in Section 5(e)) in accordance with this Agreement. When issued in accordance with this Agreement, the Commitment Shares shall be validly issued, fully paid and nonassessable and free from all taxes, liens, charges, restrictions, rights of first refusal and preemptive rights with respect to the issue thereof, with the holders being entitled to all rights accorded to a holder of shares of Common Stock.
(e)
No Conflicts. The execution, delivery and performance of the Transaction Documents by the Company and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the reservation for issuance and issuance of the Purchase Shares and the Commitment Shares) will not (i) result in a violation of the Certificate of Incorporation or the Bylaws, as applicable, any Certificate of Designations, Preferences and Rights of any outstanding series of preferred shares of the Company or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company or any of its Subsidiaries is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities laws and regulations and the rules and regulations of the Principal Market applicable to the Company or any of its Subsidiaries) or by which any property or asset of the Company or any of its Subsidiaries is bound or affected, except in the case of conflicts, defaults, terminations, amendments, accelerations, cancellations and violations under clause (ii), which could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in violation of any term of or is in default under any material contract, agreement, mortgage, indebtedness, indenture, instrument, judgment, decree or order or any statute, rule or regulation applicable to the Company or its Subsidiaries, except for possible conflicts, defaults, terminations or amendments that could not reasonably be expected to have a Material Adverse Effect. The business of the Company and its Subsidiaries is not being conducted, and shall not be conducted, in violation of any law, ordinance, or regulation of any governmental entity, except for possible violations, the sanctions for, or consequences of, which either individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. Except as specifically contemplated by this Agreement, the Registration Rights Agreement, and as required under the Securities Act or the Exchange Act or applicable state securities laws and the rules and regulations of the Principal Market, the Company is not required to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or any regulatory or self-regulatory agency in order for it to execute, deliver or perform any of its obligations under or contemplated by the Transaction Documents in accordance with the terms hereof or thereof. Except as set forth or contemplated elsewhere in this Agreement or the Registration Rights Agreement (including with respect to the receipt of stockholder approval for any issuances in excess of the Exchange Cap), all consents, authorizations, orders, filings and registrations which the Company is required to obtain pursuant to the preceding sentence shall be obtained or effected on or prior to the Commencement Date. Except as disclosed in the SEC Documents, since one year prior to the date hereof, the Company has not received nor delivered any notices or correspondence from or to the Principal Market, other than notices with respect to listing of additional shares of Common Stock, changes in outstanding shares, and other routine correspondence. To the Company’s knowledge, the Principal Market has not commenced any delisting proceedings against the Company.

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(f)
SEC Documents; Financial Statements. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof for such period as the Company was required by law or regulation to file such material, (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, filed by the Company, being collectively referred to herein as the “SEC Documents”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Documents prior to the expiration of any such extension. As of their respective dates, or, if amended or restated, as of the date of such amendment or restatement, the SEC Documents complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable. None of the SEC Documents contained, when filed or, if amended or restated, as of the date of such amendment or restatement with respect to those disclosures that are amended or restated, any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Except as set forth in the SEC Documents, the financial statements included in the SEC Documents comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing, or if amended or restated, as of the date of such amendment or restatement. Except as set forth in the SEC Documents or in connection with the SEC’s review of registration statements filed by the Company (including any such registration statement to be filed pursuant to the Registration Rights Agreement), the Company has received no notices or correspondence from the SEC for the one year preceding the date hereof. To the knowledge of the Company, the SEC has not commenced any enforcement proceedings against the Company or any of its Subsidiaries.
(g)
Acknowledgment Regarding Investor’s Status. The Company acknowledges and agrees that the Investor is acting solely in the capacity of arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that the Investor is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated hereby and thereby. The Company represents that it has not received any advice from the Investor or any of its representatives or agents in connection with the Transaction Documents and the transactions contemplated hereby and thereby. The Company further represents to the Investor that the Company’s decision to enter into the Transaction Documents has been based solely on the independent evaluation by the Company and its representatives and advisors.
(h)
No General Solicitation; No Aggregated or Integrated Offering. Neither the Company, nor any of its affiliates that it controls, nor any Person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D under the Securities Act) in connection with the offer or sale of the Securities. Neither the Company, nor or any of its affiliates that it controls, nor any Person acting on their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to purchase any security, under circumstances that would require registration of the offer and sale of any of the Securities under the Securities Act, whether through aggregation or integration with prior offerings or otherwise, or cause this offering of the Securities to be aggregated or integrated with prior offerings by the Company in a manner that would require shareholder approval pursuant to the rules of the Principal Market on which any of the securities of the Company are to be listed or designated. The issuance and sale of the Securities hereunder, as of the date of this Agreement, does not contravene the rules and regulations of the Principal Market.
(i)
Application of Takeover Protections. The Company and its Board of Directors have taken or will take prior to the Commencement Date all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Certificate of Incorporation or the laws of the

15

state of its incorporation which is or could become applicable to the Investor as a result of the transactions contemplated by this Agreement, including, without limitation, the Company’s issuance of the Securities and the Investor’s ownership of the Securities.
(j)
Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents that will be timely publicly disclosed by the Company, the Company confirms that neither it nor any other Person acting on its behalf has provided the Investor or its agents or counsel with any information that it believes constitutes or might constitute material, non-public information which is not otherwise disclosed in the Registration Statement or the SEC Documents. The Company understands and confirms that the Investor will rely on the foregoing representation in effecting purchases and sales of securities of the Company. All of the disclosure furnished by or on behalf of the Company to the Investor regarding the Company, its business and the transactions contemplated hereby is true and correct in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases disseminated by the Company during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading. The Company acknowledges and agrees that the Investor neither makes nor has made any representations or warranties with respect to the transactions contemplated hereby other than those specifically set forth in Section 3 hereof.
(k)
DTC Eligibility. The Company, through the Transfer Agent, participates in the DTC Fast Automated Securities Transfer (FAST) Program and the shares of Common Stock can be transferred electronically to third parties via the DTC Fast Automated Securities Transfer (FAST) Program.
(l)
Sarbanes-Oxley. The Company is in compliance with all material provisions of the Sarbanes-Oxley Act of 2002, as amended, which are applicable to it as of the date hereof.
(m)
Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by the Company to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. The Investor shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 4(m) that may be due in connection with the transactions contemplated by the Transaction Documents.
(n)
Investment Company. The Company is not, and immediately after receipt of payment for the Securities will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.
(o)
Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act, and the Company has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock pursuant to the Exchange Act nor has the Company received any notification that the SEC is currently contemplating terminating such registration. Except as disclosed in the SEC Documents, the Company has not, in the twelve (12) months preceding the date hereof, received any notice from any Person to the effect that the Company is not in compliance with the listing or maintenance requirements of the Principal Market.
(p)
Absence of Certain Changes. Except as disclosed in the SEC Documents, since March 31, 2024, there has been no material adverse change in the business, properties, operations, financial condition or results of operations of the Company. The Company has not taken any steps, and does not currently

16

expect to take any steps, to seek protection pursuant to any Bankruptcy Law nor does the Company have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy or insolvency proceedings.
(q)
Absence of Litigation. There is no action, suit, proceeding, inquiry or, to the Company’s knowledge, investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, or any of the Company’s officers or directors in their capacities as such, which could reasonably be expected to have a Material Adverse Effect.
(r)
Intellectual Property Rights. The Company owns or possesses or can obtain on commercially reasonable terms adequate rights or licenses to use all trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, inventions, licenses, approvals, governmental authorizations, trade secrets and other intellectual property rights necessary to conduct its business as now conducted. None of the Company’s rights in its owned and material trademarks, trade names, service marks, service mark registrations, service names, patents, patent rights, copyrights, trade secrets or other intellectual property rights have expired or terminated, or, by the terms and conditions thereof, could expire or terminate within two years from the date of this Agreement. The Company does not have any knowledge of any infringement by the Company of any trademark, trade name rights, patents, patent rights, copyrights, service names, service marks, service mark registrations, trade secret or other intellectual property rights of others, and there is no claim, action or proceeding being made or brought against, or to the Company’s knowledge, being threatened against, the Company regarding trademark, trade name, patents, patent rights, copyright, service names, service marks, service mark registrations, trade secret or other infringement, which could reasonably be expected to have a Material Adverse Effect.
(s)
Environmental Laws. The Company (i) is in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) has received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct its businesses and (iii) is in compliance with all terms and conditions of any such permit, license or approval, except where, in each of the three foregoing clauses, the failure to so comply could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(t)
Title. The Company has good and marketable title in fee simple to all real property owned by it and good and marketable title in all tangible personal property owned by it that is material to its business, in each case free and clear of all liens, encumbrances and defects (“Liens”) and, except for Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and Liens for the payment of federal, state or other taxes, the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by the Company are held by them under valid, subsisting and enforceable leases with which the Company is in compliance with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company.
(u)
Insurance. The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as management of the Company believes to be prudent and customary in the businesses in which the Company is engaged. The Company has not been refused any insurance coverage sought or applied for and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially and

17

adversely affect the condition, financial or otherwise, or the earnings, business or operations of the Company.
(v)
Regulatory Permits. The Company possesses all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct its business, and the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.
(w)
Tax Status. The Company has made or filed all federal and state income and all other material tax returns, reports and declarations required by any jurisdiction to which it is subject and has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, except those being contested in good faith (but only to the extent that the Company has set aside on its books provisions reasonably adequate for the payment of all unpaid and unreported taxes) and has set aside on its books provision reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed in writing to be due by the taxing authority of any jurisdiction, and to the knowledge of the Company there is no basis for any such claim.
(x)
Transactions With Affiliates. Except as disclosed in the SEC Documents, none of the executive officers or directors of the Company is presently a party to any transaction with the Company (other than for services as executive officers or directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any executive officer or director or, to the knowledge of the Company, any entity in which any executive officer or director has a substantial interest or is an officer, director, trustee or partner, in each case in excess of $120,000, other than for (i) payment of salary or consulting fees for services rendered, (ii) reimbursement for expenses incurred on behalf of the Company and (iii) other employee benefits, including stock option agreements under any stock option plan of the Company.
(y)
Foreign Corrupt Practices. Neither the Company, nor to the knowledge of the Company, any agent or other Person acting on behalf of the Company, has (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by the Company (or made by any Person acting on its behalf of which the Company is aware) which is in violation of law, or (iv) violated in any material respect any provision of the Foreign Corrupt Practices Act of 1977, as amended.
(z)
Accountants. The Company’s accountants are set forth in the SEC Documents and, to the knowledge of the Company, such accountants are an independent registered public accounting firm as required by the Securities Act.
(aa)
No Market Manipulation. The Company has not, and to its knowledge no Person acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or, paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.
(bb)
Shell Company Status. The Company is not currently an issuer identified in Rule 144(i)(1) under the Securities Act.

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(cc)
No Disqualification Events. None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the offering contemplated hereby, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.
5.
COVENANTS.
(a)
Filing of Current Report and Registration Statement. The Company agrees that the Company shall, within the time required under the Exchange Act, file with the SEC a report on Form 8-K or another form as appropriate relating to the transactions contemplated by, and describing the material terms and conditions of, the Transaction Documents (the “Current Report”). The Company shall also file with the SEC, within fifteen (15) Business Days of the date of this Agreement a new registration statement (as amended or supplemented or replaced with a New Registration Statement, the “Registration Statement”) covering the resale of the Purchase Shares and all of the Commitment Shares in accordance with the terms of the Registration Rights Agreement between the Company and the Investor, dated as of the date hereof (the “Registration Rights Agreement”), provided, however, that the Company may delay filing or suspend the use of any registration statement if the Company determines, upon advice of legal counsel, that in order for the registration statement to not contain a material misstatement or omission, an amendment thereto would be needed, or if the Company’s Board of Directors, upon advice of legal counsel, reasonably believes that such filing or use could materially affect a bona fide business or financing transaction of the Company or would require premature disclosure of information that could materially adversely affect the Company. The Company shall permit the Investor to review and comment upon the final pre-filing draft version of the Current Report at least one (1) Business Day prior to its filing with the SEC and, with respect to information regarding the Investor or the transaction contemplated hereby, the Company shall not file the Current Report or the Registration Statement with the SEC in a form to which the Investor reasonably objects. The Investor shall use its reasonable best efforts to comment upon the final pre-filing draft version of the Current Report within one (1) Business Day from the date the Investor receives it from the Company.
(b)
Blue Sky. The Company shall take all such action, if any, as is reasonably necessary in order to obtain an exemption for or to register or qualify (i) the issuance of the Commitment Shares and the sale of the Purchase Shares to the Investor under this Agreement and (ii) any subsequent resale of all Commitment Shares and all Purchase Shares by the Investor, in each case, under applicable securities or “Blue Sky” laws of the states of the United States in such states as is reasonably requested by the Investor from time to time, and shall provide evidence of any such action so taken to the Investor provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject”.
(c)
Listing/DTC. The Company shall use its commercially reasonable efforts to promptly secure the listing of all of the Purchase Shares and Commitment Shares to be issued to the Investor hereunder on the Principal Market (subject to official notice of issuance) and upon each other national securities exchange or automated quotation system, if any, upon which the shares of Common Stock are then listed, and shall use commercially reasonable efforts to maintain, so long as any shares of Common Stock shall be so listed, such listing of all such Securities from time to time issuable hereunder. The Company shall use commercially reasonable efforts to maintain the listing of the Common Stock on the Principal Market and shall comply in all respects with the Company’s reporting, filing and other obligations

19

under the bylaws or rules and regulations of the Principal Market. The Company shall not take any action that would reasonably be expected to result in the delisting or suspension of the Common Stock on the Principal Market. The Company shall promptly, and in no event later than the following Business Day, provide to the Investor copies of any notices it receives from any Person regarding the continued eligibility of the Common Stock for listing on the Principal Market; provided, however, that the Company shall not be required to provide the Investor copies of any such notice that the Company reasonably believes constitutes material non-public information and the Company would not be required to publicly disclose such notice in any report or statement filed with the SEC and under the Exchange Act or the Securities Act. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 5(c). The Company shall use its commercially reasonable efforts to ensure that its shares of Common Stock can be transferred electronically as DWAC Shares.
(d)
Prohibition of Short Sales and Hedging Transactions. The Investor agrees that beginning on the date of this Agreement and ending on the date of termination of this Agreement as provided in Section 11, the Investor and its agents, representatives and affiliates shall not in any manner whatsoever enter into or effect, directly or indirectly, any (i) “short sale” (as such term is defined in Rule 200 of Regulation SHO of the Exchange Act) of the Common Stock or (ii) hedging transaction, which establishes a net short position with respect to the Common Stock.
(e)
Issuance of Commitment Shares. In consideration for the Investor’s execution and delivery of this Agreement, the Company shall cause the Transfer Agent to issue, as provided below, directly to the Investor Five Hundred Thousand (500,000) shares of Common Stock and shall deliver to the Transfer Agent on the date of this Agreement the Irrevocable Transfer Agent Instructions in the form as set forth in Section 6. The Company shall issue the Commitment Shares on the date of this Agreement. For the avoidance of doubt, all of the Commitment Shares shall be fully earned as of the date of this Agreement, irrespective of any subsequent termination of this Agreement.
(f)
Due Diligence; Non-Public Information. The Investor shall have the right, from time to time as the Investor may reasonably deem appropriate and upon reasonable advance notice to the Company, to perform reasonable due diligence on the Company during normal business hours. The Company and its respective officers and employees shall provide information and reasonably cooperate with the Investor in connection with any reasonable request by the Investor related to the Investor’s due diligence of the Company. Each party hereto agrees not to disclose any Confidential Information of the other party to any third party and shall not use the Confidential Information for any purpose other than in connection with, or in furtherance of, the transactions contemplated hereby. Each party hereto acknowledges that the Confidential Information shall remain the property of the disclosing party and agrees that it shall take all reasonable measures to protect the secrecy of any Confidential Information disclosed by the other party. The Company confirms that neither it nor any other Person acting on its behalf shall provide the Investor or its agents or counsel with any information that constitutes or might constitute material, non-public information, unless a simultaneous public announcement thereof is made by the Company in the manner contemplated by Regulation FD. In the event of a breach of the foregoing covenant by the Company or any Person acting on its behalf (as determined in the reasonable good faith judgment of the Investor), in addition to any other remedy provided herein or in the other Transaction Documents, if the Investor is holding any Securities at the time of the disclosure of material, non-public information, the Investor shall have the right to make a public disclosure, in the form of a press release, public advertisement or otherwise, of such material, non-public information without the prior approval by the Company; provided the Investor shall have first provided notice to the Company that it believes it has received information that constitutes material, non-public information, the Company shall have at least two (2) Business Days to either (i) demonstrate that such information is not material non-public information to the reasonable satisfaction of the Investor or (ii) publicly disclose such material, non-public information prior to any such disclosure by the Investor. The Investor shall not have any liability to the Company, any of its Subsidiaries, the Company,

20

or any of their respective directors, officers, employees, stockholders, stockholders, or agents, for any such disclosure. The Company understands and confirms that the Investor shall be relying on the foregoing covenants in effecting transactions in securities of the Company.
(g)
Purchase Records. The Investor and the Company shall each maintain records showing the remaining Available Amount at any given time and the dates and Purchase Amounts for each Regular Purchase, Accelerated Purchase and Additional Accelerated Purchase or shall use such other method, reasonably satisfactory to the Investor and the Company.
(h)
Taxes. The Company shall pay any and all transfer, stamp or similar taxes that may be payable with respect to the issuance and delivery of any shares of Common Stock to the Investor made under this Agreement. For the avoidance of doubt, any other taxes incurred by the Investor (including any taxes on income resulting from the transactions contemplated by this Agreement) shall solely be the responsibility of the Investor.
(i)
Aggregation. From and after the date of this Agreement, neither the Company, nor or any of its affiliates will, and the Company shall use its reasonable best efforts to ensure that no Person acting on their behalf will, directly or indirectly, make any offers or sales of any security or solicit any offers to purchase any security, under circumstances that would cause this offering of the Securities by the Company to the Investor to be aggregated with other offerings by the Company in a manner that would require stockholder approval pursuant to the rules of the Principal Market on which any of the securities of the Company are listed or designated, unless stockholder approval is obtained before the closing of such subsequent transaction in accordance with the rules of such Principal Market.
(j)
Use of Proceeds. The Company will use the net proceeds from the offering for any corporate purpose at the sole discretion of the Company.
(k)
Other Transactions. During the term of this Agreement, the Company shall not enter into, announce or recommend to its stockholders or shareholders any agreement, plan, arrangement or transaction in or of which the terms thereof would restrict, materially delay, conflict with or impair the ability or right of the Company to perform its obligations under the Transaction Documents, including, without limitation, the obligation of the Company to deliver the Purchase Shares and the Commitment Shares to the Investor in accordance with the terms of the Transaction Documents.
(l)
Integration. From and after the date of this Agreement, neither the Company, nor or any of its affiliates will, and the Company shall use its reasonable best efforts to ensure that no Person acting on its behalf will, directly or indirectly, make any offers or sales of any security or solicit any offers to purchase any security, under circumstances that would require registration of the offer and sale of any of the Securities under the Securities Act.
(m)
Limitation on Variable Rate Transactions. From the Commencement Date and for a period of twenty-four (24) months thereafter, the Company shall be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock involving a Variable Rate Transaction other than with the Investor. “Variable Rate Transaction” means an “equity line of credit” or substantially similar transaction whereby an investor is irrevocably bound to purchase securities over a period of time from the Company at a price based on the market price of the Company’s Common Stock at the time of each such purchase, provided, however, that this Section 5(m) shall not be deemed to prohibit the issuance and sale of Common Stock pursuant to an “at-the-market offering” by the Company exclusively through a registered broker-dealer acting as agent of the Company pursuant to a written agreement between the Company and such registered broker-dealer.

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6.
TRANSFER AGENT INSTRUCTIONS.
(a)
Commitment Shares. The Company shall issue to the Transfer Agent (and any subsequent transfer agent) irrevocable instructions, in the form agreed to prior to the date hereof (the “Irrevocable Transfer Agent Instructions”), to issue the Commitment Shares in accordance with the terms of this Agreement. All Commitment Shares to be issued to or for the benefit of the Investor pursuant to this Agreement shall be issued as DWAC Shares or book entry, as appropriate. The Company warrants to the Investor that, while the Agreement is effective, no instruction other than the Irrevocable Transfer Agent Instructions referred to in this Section 6 will be given by the Company to the Transfer Agent with respect to the Commitment Shares, and the Commitment Shares shall otherwise be freely transferable on the books and records of the Company. Notwithstanding anything to the contrary in this Section 6, to the extent the Commitment Shares are issued prior to the effectiveness of the Registration Statement, the certificate or book-entry statement(s) representing the Commitment Shares shall bear the following restrictive legend:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, UNLESS SOLD PURSUANT TO: (1) RULE 144 UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (2) AN OPINION OF HOLDER’S COUNSEL, IN A CUSTOMARY FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR APPLICABLE STATE SECURITIES LAWS.

(b)
Purchase Shares. On the date of the Commencement, the Company shall issue to the Transfer Agent, and any subsequent transfer agent, irrevocable instructions in the form agreed to prior to the date hereof (the “Commencement Irrevocable Transfer Agent Instructions”) to issue the Purchase Shares in accordance with the terms of this Agreement and the Registration Rights Agreement. All Purchase Shares to be issued from and after Commencement to or for the benefit of the Investor pursuant to this Agreement shall be issued only as DWAC Shares. The Company represents and warrants to the Investor that, while this Agreement is effective, no instruction other than as contemplated by the Commencement Irrevocable Transfer Agent Instructions and any Notice of Effectiveness of Registration Statement (as defined in the Registration Rights Agreement) will be given by the Company to the Transfer Agent with respect to the Purchase Shares from and after Commencement, and no instruction or other communication to the Transfer Agent with respect to the issuance of the Purchase Shares shall be made without the approval of the Investor. The Company shall provide confirmation of receipt by the Transfer Agent of all instructions pursuant to the Commencement Irrevocable Transfer Agent Instructions with respect to Purchase Shares within one Business Day of delivery of any Purchase Notice. The Purchase Shares covered by the Registration Statement shall otherwise be freely transferable on the books and records of the Company.
7.
CONDITIONS TO THE COMPANY’S RIGHT TO COMMENCE SALES OF COMMON STOCK.

The right of the Company hereunder to commence sales of the Purchase Shares as of the Commencement Date is subject to the satisfaction of each of the following conditions:

(a)
The Investor shall have executed each of the Transaction Documents and delivered the same to the Company;

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(b)
The Registration Statement covering the resale of all of the Commitment Shares and the Purchase Shares shall have been declared effective under the Securities Act by the SEC and no stop order with respect to the Registration Statement shall be pending or threatened by the SEC; and
(c)
The representations and warranties of the Investor shall be true and correct in all material respects as of the date hereof and as of the Commencement Date as though made at that time.
8.
CONDITIONS TO THE INVESTOR’S OBLIGATION TO PURCHASE COMMON STOCK.

The obligation of the Investor to buy Purchase Shares under this Agreement is subject to the satisfaction of each of the following conditions on or prior to the Commencement Date and, once such conditions have been initially satisfied, there shall not be any ongoing obligation to satisfy such conditions after the Commencement has occurred:

(a)
The Company shall have executed each of the Transaction Documents and delivered the same to the Investor;
(b)
The Common Stock shall be listed or quoted on the Principal Market, trading in the Common Stock shall not have been suspended by the SEC or the Principal Market within the last 365 days, and all Securities to be issued by the Company to the Investor pursuant to this Agreement shall have been approved for listing or quotation on the Principal Market in accordance with the applicable rules and regulations of the Principal Market, as then in effect, subject only to official notice of issuance;
(c)
The Investor shall have received the opinion letter and negative assurance letter of the Company’s legal counsel dated as of the Commencement Date substantially in the form agreed by the parties hereto;
(d)
The representations and warranties of the Company shall be true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 4 above, in which case, the portion of such representations and warranties so qualified shall be true and correct without further qualification) as of the date hereof and as of the Commencement Date as though made at that time (except for representations and warranties that speak as of a specific date, which shall be true and correct as of such date) and the Company shall have performed, satisfied and complied with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Commencement Date. The Investor shall have received a certificate, executed by the CEO, President or CFO of the Company, dated as of the Commencement Date, to the foregoing effect in the form attached hereto as Exhibit A;
(e)
The Board of Directors of the Company shall have adopted resolutions substantially in the form previously provided to the Investor as set forth as Exhibit C which shall be in full force and effect without any amendment or supplement thereto as of the Commencement Date;
(f)
As of the Commencement Date, the Company shall have reserved out of its authorized and unissued shares of Common Stock, solely for the purpose of (i) effecting purchases of Purchase Shares hereunder, 13,000,000 shares of Common Stock; and (ii) effecting the issuance of Commitment Shares hereunder, 500,000 shares of Common Stock;
(g)
The Commencement Irrevocable Transfer Agent Instructions and the Notice of Effectiveness of Registration Statement each shall have been delivered to and acknowledged in writing by the Company and the Company’s Transfer Agent (or any successor transfer agent);

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(h)
No Person shall have commenced a proceeding against the Company pursuant to or within the meaning of any Bankruptcy Law;
(i)
The Company shall not have, pursuant to or within the meaning of any Bankruptcy Law, (i) commenced a voluntary case, (ii) consented to the entry of an order for relief against it in an involuntary case, (iii) consented to the appointment of a Custodian of it or for all or substantially all of its property, or (iv) made a general assignment for the benefit of its creditors or admitted in writing that it is generally unable to pay its debts as the same become due;
(j)
The Company shall have delivered to the Investor (i) a certificate evidencing the incorporation and good standing of the Company in the State of Delaware issued by the Secretary of State of the State of Delaware and (ii) a certificate or its equivalent evidencing the good standing of the Company as a foreign corporation in any other jurisdiction where the Company is duly qualified to conduct business, in each case, as of a date within ten (10) Business Days of the Commencement Date;
(k)
The Company shall have delivered to the Investor a certified copy of the Certificate of Incorporation as certified by the Secretary of State of the State of Delaware within ten (10) Business Days of the Commencement Date;
(l)
The Company shall have delivered to the Investor a secretary’s certificate executed by the Secretary of the Company, dated as of the Commencement Date, in the form attached hereto as Exhibit B;
(m)
The Registration Statement covering the resale of the Commitment Shares and Purchase Shares shall have been declared effective under the Securities Act by the SEC and no stop order with respect to the Registration Statement shall be pending or threatened by the SEC. The Company shall have prepared and filed with the SEC, not later than one (1) Business Day after the effective date of the Registration Statement, a final and complete prospectus (the preliminary form of which shall be included in the Registration Statement) and shall have delivered to the Investor a true and complete copy thereof. Such prospectus shall be current and available for the resale by the Investor of all of the Securities covered thereby. The Current Report shall have been filed with the SEC, as required pursuant to Section 5(a). All reports, schedules, registrations, forms, statements, information and other documents required to have been filed by the Company with the SEC at or prior to the Commencement Date pursuant to the reporting requirements of the Exchange Act shall have been filed with the SEC within the applicable time periods prescribed for such filings under the Exchange Act;
(n)
No Suspension Event has occurred, or any event which, after notice and/or lapse of time, would become a Suspension Event has occurred;
(o)
The Exchange Cap has not been reached (to the extent the Exchange Cap is applicable pursuant to Section 2(f) hereof);
(p)
All federal, state and local governmental laws, rules and regulations applicable to the transactions contemplated by the Transaction Documents and necessary for the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby in accordance with the terms thereof shall have been complied with, and all consents, authorizations and orders of, and all filings and registrations with, all federal, state and local courts or governmental agencies and all federal, state and local regulatory or self-regulatory agencies necessary for the execution, delivery and performance of the Transaction Documents and the consummation of the transactions contemplated thereby in accordance with the terms thereof shall have been obtained or made, including, without limitation, in each case those required under the Securities Act, the Exchange Act, applicable state securities

24

or “Blue Sky” laws or applicable rules and regulations of the Principal Market, or otherwise required by the SEC, the Principal Market or any state securities regulators;
(q)
No statute, regulation, order, decree, writ, ruling or injunction shall have been enacted, entered, promulgated, threatened or endorsed by any federal, state, local or foreign court or governmental authority of competent jurisdiction which prohibits the consummation of or which would materially modify or delay any of the transactions contemplated by the Transaction Documents; and
(r)
No action, suit or proceeding before any federal, state, local or foreign arbitrator or any court or governmental authority of competent jurisdiction shall have been commenced or threatened, and no inquiry or investigation by any federal, state, local or foreign governmental authority of competent jurisdiction shall have been commenced or threatened, against the Company, or any of the officers, directors or affiliates of the Company, seeking to restrain, prevent or change the transactions contemplated by the Transaction Documents, or seeking material damages in connection with such transactions.
9.
INDEMNIFICATION.
(a)
In consideration of the Investor’s execution and delivery of the Transaction Documents and acquiring the Securities hereunder and in addition to all of the Company’s other obligations under the Transaction Documents, the Company shall defend, protect, indemnify and hold harmless the Investor and all of its affiliates, stockholders, officers, directors, members, managers, employees and direct or indirect investors and any of the foregoing Person’s agents or other representatives (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, losses, costs, penalties, fees, liabilities and damages, and reasonable expenses in connection therewith (irrespective of whether any such Indemnitee is a party to the action for which indemnification hereunder is sought), and including reasonable and documented out-of-pocket attorneys’ fees and disbursements (the “Indemnified Liabilities”), actually incurred by any Indemnitee as a result of, or arising out of, or relating to (a) any misrepresentation or breach of any representation or warranty made by the Company in the Transaction Documents or any other certificate, instrument or document executed by the Company contemplated hereby or thereby, (b) any breach of any covenant, agreement or obligation of the Company contained in the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, or (c) any cause of action, suit or claim brought or made against such Indemnitee and arising out of or resulting from the execution, delivery, performance or enforcement of the Transaction Documents or any other certificate, instrument or document contemplated hereby or thereby, other than, in the case of clause (c), with respect to Indemnified Liabilities which result directly and primarily from the fraud, gross negligence, bad faith or willful misconduct of an Indemnitee. The indemnity in this Section 9(a) shall not apply to amounts paid in settlement of any claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld, conditioned or delayed. To the extent that the foregoing undertaking by the Company may be unenforceable for any reason, the Company shall make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. Payment under this indemnification shall be made within thirty (30) days from the date the Investor makes written request for it. A certificate containing reasonable detail as to the amount of such indemnification submitted to the Company by the Investor shall be conclusive evidence, absent manifest error, of the amount due from the Company to the Investor; provided that the Indemnitee shall undertake to repay any amounts paid to it hereunder if it is ultimately determined, by a final and non-appealable order of a court of competent jurisdiction, that the Indemnitee is not entitled to be indemnified against such Indemnified Liabilities by the Company pursuant to this Agreement. If any action shall be brought against any Indemnitee in respect of which indemnity may be sought pursuant to this Agreement, such Indemnitee shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to the

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Indemnitee. Any Indemnitee shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnitee, except to the extent that (i) the employment thereof has been specifically authorized by the Company in writing, (ii) the Company has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such action there is, in the reasonable opinion of such separate counsel, a material conflict on any material issue between the position of the Company and the position of such Indemnitee, in which case the Company shall be responsible for the reasonable and documented out-of-pocket fees and expenses of no more than one such separate counsel.
10.
SUSPENSION EVENTS.

A “Suspension Event” shall be deemed to have occurred at any time as any of the following events occurs and continues, taking into account any applicable grace or cure period:

(a)
the effectiveness of a registration statement registering the resale of the Securities lapses for any reason (including, without limitation, the issuance of a stop order or similar order) or such registration statement (or the prospectus forming a part thereof) is unavailable to the Investor for resale of any or all of the Securities to be issued to the Investor under the Transaction Documents, and such lapse or unavailability continues for a period of ten (10) consecutive Business Days or for more than an aggregate of thirty (30) Business Days in any 365-day period, but excluding a lapse or unavailability where (i) the Company terminates a registration statement after the Investor has confirmed in writing that all of the Securities covered thereby have been resold or (ii) the Company supersedes one registration statement with another registration statement, including (without limitation) by terminating a prior registration statement when it is effectively replaced with a new registration statement covering Securities (provided in the case of this clause (ii) that all of the Securities covered by the superseded (or terminated) registration statement that have not theretofore been resold are included in the superseding (or new) registration statement).
(b)
the suspension of the Common Stock from trading on the Principal Market for a period of one (1) Business Day (other than in connection with a general suspension of trading on the Principal Market), provided that the Company may not direct the Investor to purchase any shares of Common Stock during any such suspension;
(c)
the delisting of the Common Stock from the Principal Market if the shares of Common Stock are not immediately thereafter trading on The Nasdaq Capital Market, The Nasdaq Global Select Market, The New York Stock Exchange, The NYSE American, The NYSE Arca, the OTC Bulletin Board, the OTCQX operated by the OTC Markets Group, Inc., the OTCQB operated by the OTC Markets Group, Inc. or such other nationally recognized trading market (or nationally recognized successor to any of the foregoing);
(d)
the failure for any reason by the Transfer Agent to issue (i) the Commitment Shares to the Investor within three (3) Business Days after the date on which the Investor is entitled to receive such Commitment Shares pursuant to Section 5(e) hereof and (ii) Purchase Shares to the Investor within three (3) Business Days after the applicable Purchase Date, Accelerated Purchase Date or Additional Accelerated Purchase Date (as applicable) on which the Investor is entitled to receive such Purchase Shares;
(e)
the Company breaches any representation, warranty, covenant or other term or condition under any Transaction Document if such breach could have a Material Adverse Effect and except, in the case of a breach of a covenant which is reasonably curable, only if such breach continues for a period of at least five (5) Business Days;

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(f)
if any Person commences a proceeding against the Company pursuant to or within the meaning of any Bankruptcy Law;
(g)
if the Company, pursuant to or within the meaning of any Bankruptcy Law, (i) commences a voluntary case, (ii) consents to the entry of an order for relief against it in an involuntary case, (iii) consents to the appointment of a Custodian of it or for all or substantially all of its property, or (iv) makes a general assignment for the benefit of its creditors or is generally unable to pay its debts as the same become due;
(h)
a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that (i) is for relief against the Company in an involuntary case, (ii) appoints a Custodian of the Company or for all or substantially all of its property, or (iii) orders the liquidation of the Company or any Subsidiary; or
(i)
if at any time the Company is not eligible to transfer its Common Stock electronically as DWAC Shares.

In addition to any other rights and remedies under applicable law and this Agreement, so long as (i) a Suspension Event has occurred and is continuing, or if any event which, after notice and/or lapse of time, would become a Suspension Event, has occurred and is continuing, or (ii) if at any time after the Commencement Date, the Exchange Cap is reached (to the extent the Exchange Cap is applicable pursuant to Section 2(f) hereof) the Company shall not deliver to the Investor any Regular Purchase Notice or Accelerated Purchase Notice.

11.
TERMINATION

This Agreement may be terminated only as follows:

(a)
If pursuant to or within the meaning of any Bankruptcy Law, the Company commences a voluntary case or any Person commences a proceeding against the Company, a Custodian is appointed for the Company or for all or substantially all of its property, or the Company makes a general assignment for the benefit of its creditors (any of which must be a Suspension Event as described in Sections 10(f), 10(g) and 10(h) hereof), this Agreement shall automatically terminate without any liability or payment to the Company (except as set forth below) without further action or notice by any Person; provided that, in connection with a Suspension Event described in Section 10(g), this Agreement shall only terminate if any such proceeding shall continue for sixty (60) days without being dismissed, bonded or discharged.
(b)
In the event that the Commencement shall not have occurred on or before December 1, 2024, due to the failure to satisfy the conditions set forth in Sections 7 and 8 above with respect to the Commencement, then this Agreement may be terminated by any party at the close of business on December 7, 2024 or thereafter, in each case without liability of such party to the other party (except as set forth below); provided, however, that the right to terminate this Agreement under this Section 11(b) shall not be available to any party if such party is then in breach of any covenant or agreement contained in this Agreement or any representation or warranty of such party contained in this Agreement fails to be true and correct such that the conditions set forth in Section 7(c) or Section 8(d), as applicable, could not then be satisfied; provided, further, however that if the full amount of the Commitment Shares have been paid to Investor, Investor shall not have the right to terminate this Agreement pursuant to this Section 11(b).
(c)
At any time after the Commencement Date, the Company shall have the option to terminate this Agreement for any reason or for no reason by delivering notice (a “Company Termination Notice”) to the Investor electing to terminate this Agreement without any liability whatsoever of any party to any other party under this Agreement (except as set forth below). The Company Termination Notice shall not be effective until one (1) Business Day after it has been received by the Investor.

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(d)
This Agreement shall automatically terminate on the earlier of (i) the date that the Company sells and the Investor purchases (including by payment of the applicable Purchase Price) the full Available Amount as provided herein, without any action or notice on the part of any party and without any liability whatsoever of any party to any other party under this Agreement (except as set forth below); and (ii) the Maturity Date.

Except as set forth in Sections 11(a) (in respect of a Suspension Event under Sections 10(f), 10(g) and 10(h)), and 11(d), any termination of this Agreement pursuant to this Section 11 shall be effected by written notice from the Company to the Investor, or the Investor to the Company, as the case may be, setting forth the basis for the termination hereof. The representations and warranties and covenants of the Company and the Investor contained in Sections 3, 4, 5 (excluding Sections 5(f) and 5(m)), and 6 hereof, the indemnification provisions set forth in Section 9 hereof and the agreements and covenants set forth in Sections 11 and 12 shall survive the execution and delivery of this Agreement and any termination of this Agreement. No termination of this Agreement shall (i) affect the Company’s or the Investor’s rights or obligations under (A) this Agreement with respect to then pending Regular Purchases, Accelerated Purchases, and Additional Accelerated Purchases and the Company and the Investor shall complete their respective obligations with respect to any pending Regular Purchases, Accelerated Purchases and Additional Accelerated Purchases under this Agreement and (B) the Registration Rights Agreement, which shall survive any such termination, or (ii) be deemed to release the Company or the Investor from any liability for intentional misrepresentation or willful breach of any of the Transaction Documents.

12.
MISCELLANEOUS.
(a)
Governing Law; Jurisdiction; Jury Trial. The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement and the other Transaction Documents shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or under the other Transaction Documents or in connection herewith or therewith, or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.
(b)
Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party; provided that a facsimile signature or signature delivered by e-mail in a “.pdf” format data file shall be considered due execution and shall be binding upon the signatory thereto with the same force and effect as if the signature were an original signature.

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(c)
Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.
(d)
Severability. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction.
(e)
Entire Agreement. The Transaction Documents supersede all other prior oral or written agreements between the Investor, the Company, their affiliates and Persons acting on their behalf with respect to the subject matter thereof, and this Agreement, the other Transaction Documents and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and therein and, except as specifically set forth herein or therein, neither the Company nor the Investor makes any representation, warranty, covenant or undertaking with respect to such matters. The Company acknowledges and agrees that is has not relied on, in any manner whatsoever, any representations or statements, written or oral, other than as expressly set forth in the Transaction Documents. For the avoidance of doubt, the Prior Purchase Agreement remains in full force and effect.
(f)
Notices. Any notices, consents or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt when delivered personally; (ii) upon receipt when sent by facsimile or email (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses for such communications shall be:

If to the Company:

Zapata Computing Holdings Inc.

100 Federal Street, Floor 20

Boston, MA 02110

Telephone: [***]

Attention: Sumit Kapur, Chief Financial Officer

Email: [***]

With a copy to (which shall not constitute notice or service of process):

Foley Hoag LLP

155 Seaport Boulevard

Boston, Massachusetts 02210

Telephone: [***]

Attention: Stacie S. Aarestad

Email: [***]

If to the Investor:

Lincoln Park Capital Fund, LLC

415 North LaSalle Street, Suite 700B

Chicago, IL 60654

Telephone: [***]

Facsimile: [***]

Attention: [***]

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E-mail: [***]

With a copy to (which shall not constitute notice or service of process):

K&L Gates, LLP

200 S. Biscayne Blvd., Ste. 3900

Miami, Florida 33131

Telephone: [***]

Facsimile: [***]

Attention: [***]

E-mail: [***]

If to the Transfer Agent:

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, New York 10004

Attention: Henry Farrell

E-mail: [***]

or at such other address and/or facsimile number and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party three (3) Business Days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or email account containing the time, date, and recipient facsimile number or email address, as applicable, and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile, email or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

(g)
Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns. The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor, including by merger or consolidation. The Investor may not assign its rights or obligations under this Agreement.
(h)
No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.
(i)
Publicity. The Company shall afford the Investor and its counsel with the opportunity to review and comment upon, shall consult with the Investor and its counsel on the form and substance of, and shall give due consideration to all such comments from the Investor or its counsel on, any press release, SEC filing, or any other public disclosure by or on behalf of the Company relating to the Investor, its purchases hereunder or any aspect of the Transaction Documents or the transactions contemplated thereby, not less than 24 hours prior to the issuance, filing or public disclosure thereof. The Investor must be provided with a final version of any such press release, SEC filing, or other public disclosure at least 24 hours prior to any release, filing, or public use by the Company thereof; provided however, that the Company’s obligations pursuant to this Section 12(i) shall not apply if the form and substance of such press release, SEC filing, or other public disclosure relating to the Investor, its purchases hereunder or any aspect of the Transaction Documents or the transactions contemplated thereby previously have been publicly disclosed by the Company in compliance with this Section 12(i). The Company agrees and acknowledges

30

that its failure to fully comply with this provision constitutes a Material Adverse Effect, and the Company agrees and acknowledges that its failure to fully comply with this provision constitutes a Material Adverse Effect.
(j)
Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to consummate and make effective, as soon as reasonably possible, the Commencement, and to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.
(k)
No Financial Advisor, Placement Agent, Broker or Finder. The Company represents and warrants to the Investor that it has not engaged any financial advisor, placement agent, broker or finder in connection with the transactions contemplated hereby. The Investor represents and warrants to the Company that it has not engaged any financial advisor, placement agent, broker or finder in connection with the transactions contemplated hereby. The Company shall be responsible for the payment of any fees or commissions, if any, of any financial advisor, placement agent, broker or finder engaged by it relating to or arising out of the transactions contemplated hereby. The Company shall pay, and hold the Investor harmless against, any liability, loss or expense (including, without limitation, reasonable attorneys’ fees and out of pocket expenses) arising in connection with any such claim.
(l)
No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.
(m)
Remedies, Other Obligations, Breaches and Injunctive Relief. The Investor’s remedies provided in this Agreement, including, without limitation, the Investor’s remedies provided in Section 9, shall be cumulative and in addition to all other remedies available to the Investor under this Agreement, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy of the Investor contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit the Investor’s right to pursue actual damages for any failure by the Company to comply with the terms of this Agreement. The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Investor and that the remedy at law for any such breach may be inadequate. The Company therefore agrees that, in the event of any such breach or threatened breach, the Investor shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, without the necessity of showing economic loss and without any bond or other security being required.
(n)
Enforcement Costs. In the event that: (i) any action for enforcement of the Transaction Documents by the Investor is commenced or is enforced by the Investor through any legal proceeding; (ii) an attorney is retained to represent the Investor in any bankruptcy, reorganization, receivership or other proceedings affecting creditors’ rights and involving a claim under this Agreement; or (iii) subject to Section 9, an attorney is retained to represent the Investor in any other proceedings whatsoever in connection with this Agreement, then the Company shall pay to the Investor, as incurred by the Investor, all reasonable costs and expenses including attorneys’ fees incurred in connection therewith, in addition to all other amounts due hereunder.
(o)
Amendment and Waiver; Failure or Indulgence Not Waiver. No provision of this Agreement may be amended or waived by the parties from and after the date that is one (1) Business Day immediately preceding the filing of the Registration Statement with the SEC. Subject to the immediately preceding sentence, (i) no provision of this Agreement may be amended other than by a written instrument signed by both parties hereto and (ii) no provision of this Agreement may be waived other than in a written

31

instrument signed by the party against whom enforcement of such waiver is sought. No failure or delay in the exercise of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privilege.
(p)
Adjustments for Share Splits. The parties acknowledge and agree that all share-related numbers contained in this Agreement shall be adjusted to take into account any reorganization, recapitalization, non-cash dividend, share split, reverse share split or other similar transaction effected with respect to the Common Stock except as specifically stated herein.

** Signature Page Follows **

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IN WITNESS WHEREOF, the Investor and the Company have caused this Purchase Agreement to be duly executed as of the date first written above.

THE COMPANY:

ZAPATA COMPUTING HOLDINGS INC.

By:__/s/ Sumit Kapur__________

Name: Sumit Kapur

Title: Chief Financial Officer

INVESTOR:

LINCOLN PARK CAPITAL FUND, LLC

BY: LINCOLN PARK CAPITAL, LLC

BY: ROCKLEDGE CAPITAL CORPORATION

By:_/s/ Josh Scheinfeld____________

Name: Josh Scheinfeld

Title: President

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EXHIBITS

Exhibit A Form of Officer’s Certificate

Exhibit B Form of Secretary’s Certificate

Exhibit C Form of Resolutions of the Board of Directors of the Company

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EXHIBIT A

FORM OF OFFICER’S CERTIFICATE

This Officer’s Certificate (“Certificate”) is being delivered pursuant to Section 8(d) of that certain Purchase Agreement dated as of August 13, 2024, (“Purchase Agreement”), by and between ZAPATA COMPUTING HOLDINGS INC., a Delaware corporation, (the “Company”) and LINCOLN PARK CAPITAL FUND, LLC (the “Investor”). Terms used herein and not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement.

The undersigned, ___________, ______________ of the Company, hereby certifies, on behalf of the Company and not in his individual capacity, as follows:

1.
I am the _____________ of the Company and make the statements contained in this Certificate;
2.
The representations and warranties of the Company in the Purchase Agreement are true and correct in all material respects (except to the extent that any of such representations and warranties is already qualified as to materiality in Section 4 of the Purchase Agreement, in which case, such representations and warranties are true and correct without further qualification) as of the date when made and as of the Commencement Date as though made at that time (except for representations and warranties that speak as of a specific date, in which case such representations and warranties are true and correct as of such date);
3.
The Company has performed, satisfied and complied in all material respects with the covenants, agreements and conditions required by the Transaction Documents to be performed, satisfied or complied with by the Company at or prior to the Commencement Date.
4.
The Company has not taken any steps, and does not currently expect to take any steps, to seek protection pursuant to any Bankruptcy Law nor does the Company or any of its Subsidiaries have any knowledge or reason to believe that its creditors intend to initiate involuntary bankruptcy or insolvency proceedings.

IN WITNESS WHEREOF, I have hereunder signed my name on this ___ day of ___________.

______________________

Name:

Title:

The undersigned as Secretary of the Company, hereby certifies that ____________ is the duly elected, appointed, qualified and acting ____________ of the Company and that the signature appearing above is his/her genuine signature.

___________________________________

Derron Blakely, Secretary

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EXHIBIT B

FORM OF SECRETARY’S CERTIFICATE

This Secretary’s Certificate (“Certificate”) is being delivered pursuant to Section 8(l) of that certain Purchase Agreement dated as of August 13, 2024 (“Purchase Agreement”), by and between ZAPATA COMPUTING HOLDINGS INC., a Delaware corporation (the “Company”) and LINCOLN PARK CAPITAL FUND, LLC (the “Investor”), pursuant to which the Company may sell to the Investor up to Ten Million Dollars ($10,000,000) of shares of Common Stock. Terms used herein and not otherwise defined shall have the meanings ascribed to them in the Purchase Agreement.

The undersigned, ____________, Secretary of the Company, hereby certifies, on behalf of the Company and not in his individual capacity, as follows:

1.
I am the Secretary of the Company and make the statements contained in this Secretary’s Certificate.
2.
Attached hereto as Exhibit A are true, correct and complete copies of the Company’s Certificate of Incorporation (the “Charter”), and Bylaws (the “Bylaws”) in each case, as amended through the date hereof, and no action has been taken by the Company, its directors, officers or stockholders, in contemplation of the filing of any further amendment relating to or affecting the Charter or Bylaws.
3.
Attached hereto as Exhibit B are true, correct and complete copies of the resolutions duly adopted by unanimous written consent of the Board of Directors of the Company effective on August [•], 2024. Such resolutions have not been amended, modified or rescinded and remain in full force and effect and such resolutions are the only resolutions adopted by the Company’s Board of Directors, or any committee thereof, or the stockholders of the Company relating to or affecting (i) the entering into and performance of the Purchase Agreement, or the issuance, offering and sale of the Purchase Shares and the Commitment Shares and (ii) and the performance of the Company of its obligation under the Transaction Documents as contemplated therein.
4.
As of the date hereof, the authorized, issued and reserved capital shares of the Company is as set forth on Exhibit C hereto.

IN WITNESS WHEREOF, I have hereunder signed my name on this ___ day of ____________.

_________________________

Secretary

The undersigned as ___________ of the Company, hereby certifies that ____________ is the duly elected, appointed, qualified and acting Secretary of the Company, and that the signature appearing above is his genuine signature.

___________________________________

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EXHIBIT C

Zapata Computing holdings INC.

(a Delaware corporation)

UNANIMOUS WRITTEN CONSENT OF
DIRECTORS IN LIEU OF MEETING

The undersigned, being all of the directors (the “Board”) of Zapata Computing Holdings Inc., a Delaware corporation (the “Corporation”), hereby consent to the adoption, as of the date last written below, of the following resolutions in accordance with the provisions of Section 141(f) of the General Corporation Law of the State of Delaware (the “DGCL”):

WHEREAS, attached hereto as Exhibit A is a draft of the Purchase Agreement (the “Purchase Agreement”) by and between the Corporation and Lincoln Park Capital Fund, LLC (“Lincoln Park”), providing for the purchase by Lincoln Park of up to Ten Million Dollars ($10,000,000) of the Corporation’s common stock, $0.0001 par value per share (the “Common Stock”); and

WHEREAS, after careful consideration of the Purchase Agreement, the documents incident thereto and other factors deemed relevant by the Board, the Board has determined that it is advisable and in the best interests of the Corporation to (i) engage in the transactions contemplated by the Purchase Agreement, including, but not limited to, the issuance of 500,000 shares of Common Stock to Lincoln Park as a commitment fee (the “Commitment Shares”) and the sale of shares of Common Stock to Lincoln Park for an aggregate purchase price of up to Ten Million Dollars ($10,000,000) under the Purchase Agreement (the “Purchase Shares”) and (ii) register such shares as contemplated by the Registration Rights Agreement (as defined below).

NOW, THEREFORE, BE IT:

RESOLVED: That the Purchase Agreement and the transactions contemplated thereby be, and hereby are, authorized and approved in all respects, and that the Chief Executive Officer and the Chief Financial Officer of the Corporation (each, an “Authorized Officer” and collectively, the “Authorized Officers”) be, and they hereby are, and each of them acting singly hereby is, authorized, empowered and directed to negotiate, execute and deliver the Purchase Agreement and any other agreements or documents contemplated thereby including, without limitation, a registration rights agreement (the “Registration Rights Agreement”) providing for the registration of the shares of Common Stock issuable in respect of the Purchase Agreement, substantially in the form presented to the Board and attached hereto as Exhibit B, in each case with such modifications or amendments thereto as any of the Authorized Officers deems necessary or desirable and approves on behalf of the Corporation, such approval to be conclusively evidenced by the signature of such Authorized Officer;

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RESOLVED: That the terms and provisions of the Registration Rights Agreement be, and they hereby are, authorized and approved in all respects, and that the Corporation enter into the Registration Rights Agreement; and that the Authorized Officers be, and they hereby are, and each of them acting individually hereby is, authorized, empowered and directed to execute and deliver the Registration Rights Agreement on behalf of the Corporation and in its name, in such form as the Authorized Officers, or either of them, with the advice of counsel, shall approve, the execution of the Registration Rights Agreement in such form being conclusive evidence of such Authorized Officer’s approval of the same.

RESOLVED: That the terms and provisions of the forms of Irrevocable Transfer Agent Instructions and Notice of Effectiveness of Registration Statement (as such terms are defined in the Purchase Agreement and, collectively, the “Instructions”) are hereby approved and the Authorized Officers be, and they hereby are, and each of them acting individually hereby is, authorized, empowered and directed, to execute and deliver the Instructions for and on behalf of the Corporation and in its name, in accordance with the Purchase Agreement, in such form as the Authorized Officers, or either of them, with the advice of counsel, shall approve, the execution of the Instructions in such form being conclusive evidence of such Authorized Officer’s approval of the same.

Issuance of Common Stock

RESOLVED: That the Corporation is hereby authorized to issue to Lincoln Park Capital Fund, LLC, 500,000 shares of Common Stock as Commitment Shares in accordance with Section 5(e) of the Purchase Agreement and that, upon issuance, such Commitment Shares shall be duly authorized, validly issued, fully paid and nonassessable with no personal liability attaching to the ownership thereof.

RESOLVED: That the Corporation shall reserve 500,000 shares of Common Stock (subject to equitable adjustment for any reorganization, recapitalization, non-cash dividend, stock split or other similar transaction) for issuance as Commitment Shares under the Purchase Agreement, and the Corporation shall adjust such reserve from time to time as shall be necessary, proper or desirable to carry into effect the purpose, obligations under, and intent of the Purchase Agreement.

RESOLVED: That the Corporation is hereby authorized to issue Common Stock upon the purchase of Purchase Shares up to $10,000,000 in accordance with the terms of the Purchase Agreement and that, upon issuance of the Purchase Shares pursuant to the Purchase Agreement, the Purchase Shares will be duly authorized, validly issued, fully paid and nonassessable with no personal liability attaching to the ownership thereof.

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RESOLVED: That the Corporation shall initially reserve 13,000,000 shares of Common Stock (subject to equitable adjustment for any reorganization, recapitalization, stock split or other similar transaction) for issuance as Purchase Shares under the Purchase Agreement, and the Corporation shall adjust such reserve from time to time as shall be necessary, proper or desirable to carry into effect the purpose, obligations under, and intent of the Purchase Agreement.

Issuance of Notices

RESOLVED: That the Authorized Officers be, and they hereby are, and each of them acting singly hereby is, authorized, empowered and directed as such Authorized Officer or Authorized Officers deems necessary or desirable, to execute and deliver to Lincoln Park, for and on behalf of the Corporation one or more notices from time to time to effect sales of Purchase Shares pursuant to the terms and conditions of the Purchase Agreement, with the execution and delivery of such notice by such Authorized Officer being conclusive evidence that such notice was approved by such Authorized Officer and authorized by this resolution.

Securities Act Exemption and Blue Sky

RESOLVED: That the Board deems it advisable and in the best interests of the Corporation that the offer, sale and issuance of the shares of Common Stock issuable under the Purchase Agreement be exempted from registration under the Securities Act of 1933, as amended (the “Securities Act”) and that the proper officers of the Corporation be, and they hereby are, and each of them acting singly hereby is, authorized, empowered and directed, for and on behalf of the Corporation and in its name, to perform all such acts as such officers may deem necessary or desirable in order to comply with the Securities Act, and in connection therewith to file all requisite instruments and documents; and that the execution by such officers of any such instrument or document or the doing by them of any act in connection with foregoing matters shall conclusively establish their authority therefor from the Corporation and the approval and ratification by the Corporation of the instruments and documents so executed and the actions so taken; and

RESOLVED: That if the securities or “Blue Sky” laws of any of the states in which the officers of the Corporation deem it necessary or advisable to register, qualify or exempt from registration or qualification the offer, sale and issuance of the Common Stock issuable under the Purchase Agreement or to register the Corporation as a dealer or broker, or any authority administering such laws requires a prescribed form of preamble, resolution or resolutions, or consent to service of process in connection with such offer, sale or issuance, each such preamble, resolution or consent is hereby adopted by the Board, and the proper officers of the Corporation be, and they hereby are, and each of them acting singly hereby is, authorized, to certify the adoption of such preamble,

39

resolution, or consent as though the same were approved in these resolutions and to file copies of the text of such preamble, resolution or consent herewith.

Registration Statement on Form S-1

RESOLVED: That the Board deems it advisable and in the best interests of the Corporation that the Corporation register under the Securities Act for resale from time to time by Lincoln Park up to an aggregate of 13,000,000 shares of the Common Stock, consisting of the Purchase Shares and Commitment Shares issuable under the Purchase Agreement in one or more registration statements on Form S-1 or other applicable form as the case may be;

RESOLVED: That the Authorized Officers be, and they hereby are, and each of them acting singly hereby is, authorized, empowered and directed, for and on behalf of the Corporation, to prepare or cause to be prepared, and to execute and file with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, and the rules and regulations promulgated thereunder, one or more Registration Statements on Form S-1, including a preliminary prospectus, a final prospectus, financial statements, exhibits and other documents, as applicable, providing for the resale or other disposition from time to time of the Commitment Shares and the Purchase Shares issuable under the Purchase Agreement (each such registration statement, the “Registration Statement,” which term as used herein for each such Registration Statement include one or more Registration Statements on Form S-1 (or other applicable form), including all exhibits and schedules and changes thereto as may be approved by an Authorized Officer executing each such Registration Statement on behalf of the Corporation, such execution to be conclusive evidence of the approval thereof, and one or more amendments thereto (including post-effective amendments, revisions and supplements thereto) as such Authorized Officer or Authorized Officers may deem necessary, advisable or appropriate or as may be required by the Commission;

RESOLVED: That the proper officers and directors of the Corporation be, and they hereby are, and each of them acting singly hereby is, authorized, for and on behalf of the Corporation and in its name:

(a)
to file from time to time with the Commission such amendments, supplements and exhibits to the Registration Statement, such applications for confidential treatment of information required to be disclosed to the public, and such further information, in such forms and with respect to such matters as the officer or director so acting (individually or by power-of-attorney) deems appropriate and desirable;
(b)
to pay or cause to be paid such costs and expenses as may be incurred in the course of the registration and qualification of the shares of Common Stock issuable pursuant to the Purchase Agreement, including, without limitation, filing fees with the Commission or other administrative bodies,

40

listing fees, printing costs, certification fees, legal fees and expenses, accounting fees and expenses, and transfer agent fees; and
(c)
to execute, acknowledge and deliver any and all such certificates and other writings, and to take any and all such other actions as the officer or director so acting shall deem appropriate and desirable in connection with the Registration Statement or otherwise to carry into effect this resolution and the other resolutions adopted hereby or any part or parts thereof; and the execution and delivery of any such writing or the taking of any such action shall be conclusive evidence that the writing so executed and delivered or the action so taken was, at the time of the execution and delivery of such writing or the taking of such action, deemed by such officer or director to be appropriate and desirable and that the writing so executed and delivered or the action so taken was authorized by these resolutions.

RESOLVED: That the Board hereby ratifies, confirms and approves in all respects all actions of the Authorized Officers heretofore or to be taken, in causing to be prepared and filed with the Commission the Registration Statement, together with such exhibits thereto and other documents as may be required under the Securities Act, and one or more amendments thereto, including any post-effective amendments, as such Authorized Officer may deem necessary, advisable or appropriate or as may be required by the Commission; and all such other acts or things as such Authorized Officers may deem necessary, advisable or appropriate to cause the Registration Statement, as it may be amended and supplemented, to comply with, and become effective under, the Securities Act and the rules and regulations promulgated thereunder;

RESOLVED: That the Authorized Officers be, and they hereby are, and each of them acting singly hereby is, authorized, empowered and directed to execute, by and in the name of the Corporation, the Registration Statement, and any required amendments and supplements thereto and to file the same with the Commission;

RESOLVED: That each of the Authorized Officers and Stacie Aarestad of the law firm of Foley Hoag LLP, be, and they hereby are, and each of them hereby is, appointed and designated as the persons duly authorized by the Corporation to receive communications and notices from the Commission with respect to the Registration Statement;

RESOLVED: That the Chief Executive Officer of the Corporation be, and hereby is, designated to act on behalf of the Corporation as its agent for service in respect of matters concerning the Registration Statement, with the powers enumerated in Rule 478 under the Securities Act, pursuant to the provisions of the Securities Act and the rules and regulations promulgated thereunder;

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RESOLVED: That each officer and director who may be required to sign and execute the Registration Statement, or any amendment thereto or document in connection therewith (whether on behalf of the Corporation, or as an officer or director of the Corporation, or otherwise), be, and each of them hereby is, authorized, empowered and directed to execute a power-of-attorney appointing each of Christopher Savoie and Sumit Kapur as his or her true and lawful attorneys-in-fact, each with full power of substitution and resubstitution to sign in his or her name, place and stead in any and all such capacities the Registration Statement and any and all amendments thereto (including post-effective amendments) and documents in connection therewith, and to file the same with the Commission, each said attorney-in-fact to have full power and authority to do and perform, in the name of and on behalf of each of said officers and directors of the Corporation who shall have executed such a power of attorney, every act whatsoever which such attorney-in-fact may deem necessary, advisable or appropriate to be done in connection therewith as fully and to all intents and purposes as such officer or director of the Corporation might or could do in person; and

RESOLVED: That the inclusion for quotation on the Nasdaq Global Market of the shares of Common Stock to be registered pursuant to the Registration Statement (to the extent such shares are eligible for inclusion for quotation on the Nasdaq Global Market) is hereby approved, and that the Authorized Officers of the Corporation be, and each hereby is, authorized and directed to execute and deliver any and all such applications, agreements and documents, and to take any and all such actions, as they may deem necessary or advisable to effect such inclusion for quotation.

General Authorization

RESOLVED: That the proper officers of the Corporation be, and they hereby are, and each of them acting singly hereby is, authorized, empowered and directed, for and on behalf of the Corporation and in its name, to prepare, execute, acknowledge, file, record and deliver, under seal if required or desirable, all such agreements, instruments, certificates, notices, filings with government agencies and documents, and to take all such other actions and to pay all expenses as any such officer may approve as necessary, advisable, appropriate or in the best interests of the Corporation to give effect to, or otherwise carry each of the foregoing resolutions, and that the execution, acknowledgment, filing, recording or delivery of any such agreement, instrument, certificate or document, or the taking of any such action and the payment of any such expenses to be conclusive evidence of such approval and of the approval thereof by the Board, and that all actions taken by the officers of the Corporation to date in connection with the foregoing resolutions are hereby confirmed, ratified and approved in all respects; and

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RESOLVED: That any prior acts of the officers of the Corporation and of any person or persons designated and authorized to act for and on behalf of the Corporation, which acts would have been authorized by the foregoing resolutions but for the fact that such acts were taken prior to the adoption of the foregoing resolutions, are hereby severally approved, adopted, ratified and confirmed, as acts in the name and on behalf of the Corporation.

[Remainder of the page intentionally left blank.]

IN WITNESS WHEREOF, each of the undersigned has executed this Unanimous Written Consent of Directors in Lieu of Meeting, which may be executed in any number of counterparts and will be effective on the earliest date by which it has been executed by all of the Directors.

Date: _____________________ _______________________________________

Christopher J. Savoie

Date:_____________________ _______________________________________

Clark Golestani

Date: _____________________ _______________________________________

Dana Jones

Date: _____________________ _______________________________________

Jeffrey Huber

Date: _____________________ _______________________________________

Raj Ratnakar

Date: _____________________ _______________________________________

William M. Brown

Date: _____________________ _______________________________________

William Klitgaard

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Exhibit 10.33

EXECUTION COPY

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of August 13, 2024, by and between ZAPATA COMPUTING HOLDINGS INC., a Delaware corporation (the “Company”), and LINCOLN PARK CAPITAL FUND, LLC, an Illinois limited liability company (together with it permitted assigns, the “Buyer”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement by and among the parties hereto, dated as of the date hereof (as amended, restated, supplemented or otherwise modified from time to time, the “Purchase Agreement”).

WHEREAS:

A. Upon the terms and subject to the conditions of the Purchase Agreement, (i) the Company has agreed to issue to the Investor, and the Investor has agreed to purchase, up to Ten Million Dollars ($10,000,000) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), pursuant to the Purchase Agreement (such shares, the “Purchase Shares”), and (ii) the Company has agreed to issue to the Investor Five Hundred Thousand (500,000) shares of Common Stock as is required pursuant to the Purchase Agreement (the “Commitment Shares”); and

B. To induce the Investor to enter into the Purchase Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “Securities Act”), and applicable state securities laws.

NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Buyer hereby agree as follows:

1.
DEFINITIONS.

As used in this Agreement, the following terms shall have the following meanings:

(a)
“Investor” means the Buyer, any transferee or assignee thereof to whom a Buyer assigns its rights under this Agreement in accordance with Section 9 and who agrees to become bound by the provisions of this Agreement, and any transferee or assignee thereof to whom a transferee or assignee assigns its rights under this Agreement in accordance with Section 9 and who agrees to become bound by the provisions of this Agreement.

(b)
“Person” means any individual or entity including but not limited to any corporation, a limited liability company, an exempted company, an association, a partnership, an exempted partnership, an organization, a business, an individual, a governmental or political subdivision thereof or a governmental agency.

(c)
“Register,” “registered,” and “registration” refer to a registration effected by preparing and filing one or more registration statements of the Company in compliance with the Securities Act and pursuant to Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis (“Rule 415”), and the declaration or ordering of effectiveness of such registration statement(s) by the United States Securities and Exchange Commission (the “SEC”).

(d)
“Registrable Securities” means all of the Commitment Shares and all of the Purchase Shares that may, from time to time, be issued or become issuable to the Investor under the Purchase Agreement (without regard to any limitation or restriction on purchases), and any and all capital stock issued or issuable with respect to the Purchase Shares or the Commitment Shares or the Purchase Agreement as a result of any share split, share dividend, recapitalization, exchange or similar event or otherwise, without regard to any limitation on purchases under the Purchase Agreement.

(e)
“Registration Statement” means one or more registration statements of the Company covering the sale of the Registrable Securities.

2.
REGISTRATION.

(a)
Mandatory Registration. The Company shall, within fifteen (15) Business Days following the date of this Agreement, file with the SEC an initial Registration Statement covering the maximum number of Registrable Securities as shall be permitted to be included thereon in accordance with applicable SEC rules, regulations and interpretations so as to permit the resale of such Registrable Securities by the Investor under Rule 415 under the Securities Act at then prevailing market prices (and not fixed prices), as mutually determined by both the Company and the Investor in consultation with their respective legal counsel, subject to the aggregate number of authorized shares then available for issuance in its certificate of incorporation, and the issuance limitations of the Principal Market, provided, however, that the Company may delay filing or suspend the use of any Registration Statement if the Company determines, upon advice from legal counsel, that in order for the Registration Statement to not contain a material misstatement or omission, an amendment thereto would be needed. The Investor and its counsel shall have a reasonable opportunity to review and comment upon such Registration Statement and any amendment or supplement to such Registration Statement and any related prospectus prior to its filing with the SEC, and the Company shall give due consideration to all such comments. The Investor shall furnish all information reasonably requested by the Company for inclusion therein. The Company shall use its commercially reasonable efforts to have the Registration Statement and any amendment declared effective by the SEC at the earliest practicable date. The Company shall use commercially reasonable efforts to keep the Registration Statement effective pursuant to Rule 415 promulgated under the Securities Act and available for the resale by the Investor of all of the Registrable Securities covered thereby at all times until the earlier of (i) the date on which the Investor shall have resold all the Registrable Securities covered thereby and no Available Amount remains under the Purchase Agreement, (ii) such Registrable Securities may be sold without registration pursuant to Rule 144 (as defined below) without limitation as to volume and manner of sale restrictions and no Available Amount remains under the Purchase Agreement, (iii) six months after the termination of the Purchase Agreement, and (iv) one year after the date on which no Available Amount remains under the Purchase Agreement (the “Registration Period”). The Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

(b)
Rule 424 Prospectus. The Company shall, as required by applicable securities regulations, from time to time file with the SEC, pursuant to Rule 424 promulgated under the Securities Act, the prospectus and prospectus supplements, if any, to be used in connection with sales of the Registrable Securities under the Registration Statement. The Investor and its counsel shall have a

2

reasonable opportunity to review and comment upon such prospectus prior to its filing with the SEC, and the Company shall give due consideration to all such comments; provided, however, that the Company shall not be required to provide, and the Investor shall not have the opportunity to review, any prospectus supplement filed solely to include in the Registration Statement, from time to time, documents filed with, or furnished to, the SEC by the Company under the Exchange Act (as defined below). The Investor shall use its commercially reasonable efforts to comment upon such prospectus within one (1) Business Day from the date the Investor receives the substantially final pre-filing version of such prospectus.

(c)
Sufficient Number of Shares Registered. In the event the number of shares available under the Registration Statement is insufficient to cover all of the Registrable Securities, the Company shall file a new Registration Statement (a “New Registration Statement”), so as to cover all of such Registrable Securities (subject to the limitations set forth in Section 2(a)) as soon as practicable, but in any event not later than ten (10) Business Days after the necessity therefor arises, subject to any limits that may be imposed by the SEC pursuant to Rule 415 under the Securities Act. The Company shall use its commercially reasonable efforts to cause such New Registration Statement to become effective as soon as practicable following the filing thereof.

(d)
Offering. If the staff of the SEC (the “Staff”) or the SEC seeks to characterize any offering pursuant to a Registration Statement filed pursuant to this Agreement as constituting an offering of securities that does not permit such Registration Statement to become effective and be used for resales by the Investor under Rule 415 at then-prevailing market prices (and not fixed prices), or if after the filing of the initial Registration Statement with the SEC pursuant to Section 2(a), the Company is otherwise required by the Staff or the SEC to reduce the number of Registrable Securities included in such initial Registration Statement, then the Company shall reduce the number of Registrable Securities to be included in such initial Registration Statement (with the prior consent, which shall not be unreasonably withheld, of the Investor as to the specific Registrable Securities to be removed therefrom) until such time as the Staff and the SEC shall so permit such Registration Statement to become effective and be used as aforesaid. In the event of any reduction in Registrable Securities pursuant to this paragraph, the Company shall file one or more New Registration Statements in accordance with Section 2(c) until such time as all Registrable Securities have been included in Registration Statements that have been declared effective and the prospectus contained therein is available for use by the Investor. Notwithstanding any provision herein or in the Purchase Agreement to the contrary, the Company’s obligations to register Registrable Securities (and any related conditions to the Investor’s obligations) shall be qualified as necessary to comport with any requirement of the SEC or the Staff as addressed in this Section 2(d).

3.
RELATED OBLIGATIONS.

With respect to the Registration Statement and whenever any Registrable Securities are to be registered pursuant to Section 2 including on any New Registration Statement, the Company shall use its commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

(a)
The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to any Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep the Registration Statement or any New Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the Securities Act in connection with the offer, issuance and sale of the Registrable Securities.

3

(b)
The Company shall permit the Investor to review and comment upon the final pre-filing draft version of the Current Report at least one (1) Business Day prior to its filing with the SEC and, with respect to information regarding the Investor or the transaction contemplated hereby, the Company shall not file the Current Report or the Registration Statement with the SEC in a form to which the Investor reasonably objects. The Investor shall use its reasonable best efforts to comment upon the Registration Statement or any New Registration Statement and any amendments or supplements thereto within one (1) Business Day from the date the Investor receives the final version thereof. The Company shall furnish to the Investor, without charge any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to the Registration Statement or any New Registration Statement.

(c)
Upon request of the Investor, the Company shall furnish to the Investor, (i) promptly after the same is prepared and filed with the SEC, at least one copy of such Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits, (ii) upon the effectiveness of any Registration Statement, a copy of the prospectus included in such Registration Statement and all amendments and supplements thereto (or such other number of copies as the Investor may reasonably request) and (iii) such other documents, including copies of any preliminary or final prospectus, as the Investor may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by the Investor. For the avoidance of doubt, any filing available to the Investor via the SEC’s live EDGAR system shall be deemed “furnished to the Investor” hereunder.

(d)
Upon the request of the Investor, the Company shall use commercially reasonable efforts to (i) register and qualify the resale by the Investor of the Registrable Securities covered by a Registration Statement under such other securities or “blue sky” laws of such jurisdictions in the United States as the Investor reasonably requests, (ii) prepare and file in those jurisdictions, such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(d), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify an Investor who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

(e)
As promptly as practicable after becoming aware of such event or facts, the Company shall notify the Investor in writing (by email or otherwise) of the happening of any event or existence of such facts as a result of which the prospectus included in any Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, non-public information regarding the Company), and promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and deliver a copy of such supplement or amendment to the Investor (or such other number of copies as the Investor may reasonably request), provided, however, that the Company may delay filing such supplement or amendment if the Company, upon advice of legal counsel, reasonably believes that such filing or use could materially affect a bona fide business or financing transaction of the Company or would require premature disclosure of information that could materially adversely affect the Company. The Company shall also promptly notify the Investor in

4

writing (by email or otherwise) (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to the Investor by email or facsimile on the same day of such effectiveness), (ii) of any request by the SEC for amendments or supplements to any Registration Statement or related prospectus or related information, and (iii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

(f)
The Company shall use its reasonable best efforts to prevent the issuance of any stop order or other suspension of effectiveness of any registration statement, or the suspension of the qualification of any Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to notify the Investor (by email or otherwise) of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

(g)
The Company shall (i) cause all the Registrable Securities to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange, or (ii) secure designation and quotation of all the Registrable Securities on the Principal Market. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3.

(h)
The Company shall cooperate with the Investor to facilitate the timely preparation and delivery of certificates or book-entry confirmations (in each case not bearing any restrictive legend) representing the Registrable Securities to be offered pursuant to any registration statement and enable such certificates or book-entry confirmations to be in such denominations or amounts as the Investor may reasonably request and registered in such names as the Investor may request.

(i)
The Company shall at all times provide a transfer agent and registrar with respect to its Common Stock.

(j)
If reasonably requested by the Investor, the Company shall (i) as soon as practicable after receipt of written notice from the Investor, incorporate in a prospectus supplement or post-effective amendment such information as the Investor reasonably requests be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities; (ii) make all required filings of such prospectus supplement or post-effective amendment as soon as practicable upon notification of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) supplement or make amendments to any Registration Statement or New Registration Statement.

(k)
The Company shall use its commercially reasonable efforts to cause the Registrable Securities covered by any Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities.

(l)
Within one (1) Business Day after any Registration Statement which includes the Registrable Securities is declared effective by the SEC, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the Transfer Agent for such Registrable Securities (with copies to the Investor) confirmation that such Registration Statement has been declared effective by the SEC in the form attached hereto as Exhibit A, or such other form acceptable to the Company’s Transfer Agent. Thereafter, if requested by the Investor at any time, the Company shall require its counsel to deliver to the Investor a written confirmation whether the Registration Statement has been declared effective under the

5

Securities Act and if, to its knowledge, a stop order suspending the effectiveness of the Registration Statement has been issued or threatened by the SEC.

(m)
The Company shall take all other reasonable actions necessary to expedite and facilitate disposition by the Investor of Registrable Securities pursuant to any Registration Statement.

4.
OBLIGATIONS OF THE INVESTOR.

(a)
The Company shall notify the Investor in writing (by email or otherwise) of the information the Company reasonably requires from the Investor in connection with any Registration Statement hereunder. The Investor shall as soon as practicable furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

(b)
The Investor agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder and any amendments and supplements thereto.

(c)
The Investor agrees that, upon receipt of any notice from the Company of the happening of any event or existence of facts of the kind described in Section 3(f) or the first sentence of Section 3(e), the Investor will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until the Investor’s receipt of copies of a notice regarding the resolution or withdrawal of the stop order or suspension as contemplated by Section 3(f) or of the supplemented or amended prospectus contemplated by Section 3(f) or the first sentence of 3(e). Notwithstanding anything to the contrary, the Company shall cause its Transfer Agent to promptly deliver shares of Common Stock without any restrictive legend in accordance with the terms of the Purchase Agreement in connection with any sale of Registrable Securities with respect to which the Investor has entered into a contract for sale prior to the Investor’s receipt of a notice from the Company of the happening of any event of the kind described in Section 3(f) or the first sentence of Section 3(e) and for which the Investor has not yet settled.

5.
EXPENSES OF REGISTRATION.

All reasonable expenses, other than sales or brokerage commissions and fees incurred in connection with its sale of the Registrable Securities incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company, shall be paid by the Company.

6.
INDEMNIFICATION.

(a)
To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend the Investor, each Person, if any, who controls the Investor, the members, the directors, officers, partners, employees, agents, members, managers representatives of the Investor and each Person, if any, who controls the Investor within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (each, an “Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, attorneys’ fees, amounts paid in settlement or expenses, joint or several, (collectively, “Claims”) incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the

6

foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in the Registration Statement, any New Registration Statement or any post-effective amendment thereto, or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to the Registration Statement or any New Registration Statement (the matters in the foregoing clauses (i) through (iii) being, collectively, “Violations”). The Company shall reimburse each Indemnified Person promptly as such expenses are incurred and are due and payable, for any reasonable documented out-of-pocket legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a): (i) shall not apply to a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information about the Investor furnished in writing to the Company by any Indemnified Person expressly for use in connection with the preparation of the Registration Statement, any New Registration Statement or any such amendment thereof or supplement thereto or prospectus contained therein, if such Registration Statement, New Registration Statement or amendment thereof or supplement thereto or prospectus contained therein was timely made available by the Company pursuant to Section 3(c) or Section 3(e); (ii) with respect to any superseded prospectus, shall not inure to the benefit of any Indemnified Person from whom the Indemnified Person asserting any such Claim purchased the Registrable Securities that are the subject thereof (or to the benefit of any Indemnified Person controlling such Indemnified Person) if the untrue statement or omission of material fact contained in the superseded prospectus was corrected in the revised prospectus, as then amended or supplemented, if such revised prospectus was timely made available by the Company pursuant to Section 3(c) or Section 3(e), and the Indemnified Person was promptly advised in writing not to use the incorrect prospectus prior to the use giving rise to a violation and such Indemnified Person, notwithstanding such advice, used it; (iii) shall not be available to the extent such Claim is based on a failure of the Investor to deliver, or cause to be delivered, the prospectus made available by the Company, if such prospectus was timely made available by the Company pursuant Section 3(c) or Section 3(e); (iv) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld; and (v) shall not apply if and to the extent any Claim arises due to the gross negligence, fraud or willful misconduct of any Indemnified Person, as determined by a court of competent jurisdiction. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Investor pursuant to Section 9.

(b)
In connection with the Registration Statement or any New Registration Statement, the Investor agrees to indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement or any New Registration Statement, each Person, if any, who controls the Company within the meaning of the Securities Act or the Exchange Act (collectively and together with an Indemnified Person, an “Indemnified Party”), against any Claim or Indemnified Damages to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation (which, in the case of this Section 6(b) shall include

7

the failure on the part of the Investor to deliver, or cause to be delivered, a prospectus as required by this Agreement and applicable law, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information about the Investor set forth on Exhibit B attached hereto and furnished to the Company by the Investor expressly for use in connection with such Registration Statement (it being hereby acknowledged and agreed that such written information, as the same may be updated from time to time in writing by the Investor, is the only written information furnished to the Company by or on behalf of the Investor expressly for use in any Registration Statement); and, subject to Section 6(d), the Investor will reimburse any reasonable documented and out-of-pocket legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Investor, which consent shall not be unreasonably withheld; provided, further, however, that the Investor shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to the Investor as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Investor pursuant to Section 9.

(c)
Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly notified, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the indemnifying party, the representation by such counsel of the Indemnified Person or Indemnified Party and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. The Indemnified Party or Indemnified Person shall cooperate fully with the indemnifying party in connection with any negotiation or defense of any such action or claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such claim or litigation. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

8

(d)
The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

(e)
The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to law.

7.
CONTRIBUTION.

To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that: (i) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

8.
REPORTS AND DISCLOSURE UNDER THE SECURITIES ACTS.

With a view to making available to the Investor the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Investor to sell securities of the Company to the public without registration (“Rule 144”), the Company agrees, at the Company’s sole expense, to:

(a)
make and keep public information available, as those terms are understood and defined in Rule 144;

(b)
file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144;

(c)
furnish to the Investor so long as the Investor owns Registrable Securities, promptly upon reasonable request, (i) a written statement by the Company that it has complied with the reporting and or disclosure provisions of Rule 144, the Securities Act and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Investor to sell such securities pursuant to Rule 144 without registration; and

(d)
take such additional action as is reasonably requested by the Investor to enable the Investor to sell the Registrable Securities pursuant to Rule 144, including, without limitation, delivering all such legal opinions, consents, certificates, resolutions and instructions to the Company’s Transfer Agent as may be reasonably requested from time to time by the Investor and otherwise fully cooperate with Investor and Investor’s broker to effect such sale of securities pursuant to Rule 144; provided, however, that the Investor and its broker shall cooperate with the Company and its counsel and provide the necessary certificates, instructions and other documents reasonably requested by the Company or its counsel in order to enable the Investor to sell the Registrable Securities pursuant to Rule 144.

9

The Company agrees that damages may be an inadequate remedy for any breach of the terms and provisions of this Section 8 and that the Investor shall, whether or not it is pursuing any remedies at law, be entitled to seek equitable relief in the form of a preliminary or permanent injunction, without having to post any bond or other security, upon any breach or threatened breach of any such terms or provisions.

9.
ASSIGNMENT OF REGISTRATION RIGHTS.

The Company shall not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor; provided, however, that any transaction, whether by merger, reorganization, restructuring, consolidation, financing or otherwise, whereby the Company remains the surviving entity immediately after such transaction shall not be deemed an assignment. The Investor may not assign its rights under this Agreement without the written consent of the Company, other than to an affiliate of the Investor controlled by Jonathan Cope or Josh Scheinfeld, in which case the assignee must agree in writing to be bound by the terms and conditions of this Agreement.

10.
AMENDMENT OF REGISTRATION RIGHTS.

No provision of this Agreement may be amended or waived by the parties from and after the date that is one (1) Business Day immediately preceding the initial filing of the Registration Statement with the SEC. Subject to the immediately preceding sentence, no provision of this Agreement may be (i) amended other than by a written instrument signed by the parties hereto or (ii) waived other than in a written instrument signed by the party against whom enforcement of such waiver is sought. Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

11.
MISCELLANEOUS.

(a)
A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from the registered owner of such Registrable Securities.

(b)
Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile or email (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses for such communications shall be:

If to the Company:

Zapata Computing Holdings Inc.

100 Federal Street, Floor 20

Boston, MA 02110

Telephone: [***]

Attention: Sumit Kapur, Chief Financial Officer

Email: [***]

10

With a copy to (which shall not constitute notice or service of process):

Foley Hoag LLP

155 Seaport Boulevard

Boston, Massachusetts 02210

Telephone: [***]

Attention: Stacie S. Aarestad

Email: [***]

If to the Investor:

Lincoln Park Capital Fund, LLC

415 North LaSalle Street, Suite 700B

Chicago, IL 60654

Telephone: [***]

Facsimile: [***]

Attention: [***]

E-mail: [***]

With a copy to (which shall not constitute notice or service of process):

K&L Gates, LLP

200 S. Biscayne Blvd., Ste. 3900

Miami, Florida 33131

Telephone: [***]

Facsimile: [***]

Attention: [***]

E-mail: [***]

If to the Transfer Agent:

Continental Stock Transfer & Trust Company

1 State Street, 30th Floor

New York, New York 10004

Attention: Henry Farrell

E-mail: [***]

or at such other address, email address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) Business Days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or email account containing the time, date, recipient facsimile number or email address, as applicable, or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile, email or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

(c)
The corporate laws of the State of Delaware shall govern all issues concerning the relative rights of the Company and its stockholders. All other questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any

11

jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting the State of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. If any provision of this Agreement shall be invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of any provision of this Agreement in any other jurisdiction. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(d)
This Agreement and the Purchase Agreement constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings among the parties hereto, other than those set forth or referred to herein and therein. This Agreement and the Purchase Agreement supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

(e)
This Agreement is intended for the benefit of the parties hereto and any permitted successors and assigns and, except as set forth in Section 9, is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

(f)
The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(g)
This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other parties hereto by facsimile transmission or by e-mail in a “.pdf” format data file of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

(h)
Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as the other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(i)
The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

(j)
This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

[Signature Page Follows]

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* * * * * *

13

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be duly executed as of day and year first above written.

THE COMPANY:

ZAPATA COMPUTING HOLDINGS INC.

By:_/s/ Sumit Kapur____________

Name: Sumit Kapur

Title: Chief Financial Officer

BUYER:

LINCOLN PARK CAPITAL FUND, LLC

BY: LINCOLN PARK CAPITAL, LLC

BY: ROCKLEDGE CAPITAL CORPORATION

By:__/s/ Josh Scheinfeld_________

Name: Josh Scheinfeld

Title: President

14

EXHIBIT A

TO REGISTRATION RIGHTS AGREEMENT

FORM OF NOTICE OF EFFECTIVENESS

OF REGISTRATION STATEMENT

[Date]

Continental Stock Transfer & Trust Company

___________________

___________________

Re: ZAPATA COMPUTING HOLDINGS INC.

Ladies and Gentlemen:

We are counsel to Zapata Computing Holdings Inc., a Delaware corporation, and have represented the Company in connection with that certain Purchase Agreement, dated as of August 13, 2024 (the “Purchase Agreement”), entered into by and between the Company and Lincoln Park Capital Fund, LLC (the “Buyer”) pursuant to which, among other things, the Company has agreed to issue the Company’s common stock, par value $0.0001 per share (the “Common Stock”), in an amount up to Ten Million Dollars ($10,000,000) (the “Purchase Shares”), in accordance with the terms of the Purchase Agreement. In connection with the transactions contemplated by the Purchase Agreement, the Company has registered with the U.S. Securities and Exchange Commission (the “SEC”) [•] shares of Common Stock that may be issued and sold by the Company to the Buyer from time to time (the “Purchase Shares”) and 500,000 shares of Common Stock as Commitment Shares (the “Commitment Shares”).

Pursuant to the Purchase Agreement, the Company also has entered into a Registration Rights Agreement, dated as of August 13, 2024 with the Buyer (the “Registration Rights Agreement”) pursuant to which the Company agreed, among other things, to register the Purchase Shares and the Commitment Shares under the Securities Act of 1933, as amended (the “Securities Act”) for resale. In connection with the Company’s obligations under the Purchase Agreement and the Registration Rights Agreement, on August [•], 2024, the Company filed a Registration Statement (File No. 333-[_________]) (the “Registration Statement”) with the SEC relating to the resale of the Purchase Shares and the Commitment Shares by the Buyer.

In connection with the foregoing, we advise you that a member of the SEC’s staff has advised us by telephone that the SEC has entered an order declaring the Registration Statement effective under the Securities Act at __:__ am/pm on _______ __, 2024, and we have no knowledge, based solely on our review of the Commission’s “Stop Orders” web page (http://sec.gov/litigation/stoporders.shtml) on ________, __, 2024 at __:__ am/pm, that any stop order suspending the Registration Statement’s effectiveness has been issued or that any proceedings for that purpose are pending before, or threatened by, the SEC.

Very truly yours,

[•]

By:____________________

cc: Lincoln Park Capital Fund, LLC

EXHIBIT B

TO REGISTRATION RIGHTS AGREEMENT

Information About The Investor Furnished To The Company By The Investor

Expressly For Use In Connection With The Registration Statement

Information With Respect to Lincoln Park Capital

As of the date of the Purchase Agreement, Lincoln Park Capital Fund, LLC, beneficially owned 278,918 shares of Common Stock of the Company. Josh Scheinfeld and Jonathan Cope, the Managing Members of Lincoln Park Capital, LLC, the manager of Lincoln Park Capital Fund, LLC, are deemed to be beneficial owners of all of the shares owned by Lincoln Park Capital Fund, LLC. Messrs. Cope and Scheinfeld have shared voting and investment power over the shares being offered under the prospectus filed with the SEC in connection with the transactions contemplated under the Purchase Agreement. Lincoln Park Capital, LLC is not a licensed broker dealer or an affiliate of a licensed broker dealer.

Exhibit 31.1

CERTIFICATION OF THE PRINCIPAL EXECUTIVE OFFICER

PURSUANT TO RULES 13a-14(a) AND 15d-14(a) UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Christopher Savoie, certify that:

1.
I have reviewed this Quarterly Report on Form 10-Q (this “report”) of Zapata Computing Holdings Inc. (the “registrant”);
2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;
4.
The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:
a.
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;
b.
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;
c.
Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and
d.
Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and
5.
The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):
a.
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and
b.
Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: August 14, 2024	By:	/s/ Christopher Savoie
Christopher Savoie
President and Chief Executive Officer (Principal Executive Officer)

Exhibit 31.2

CERTIFICATION OF THE PRINCIPAL FINANCIAL OFFICER

PURSUANT TO RULES 13a-14(a) AND 15d-14(a) UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Sumit Kapur, certify that:

1.
I have reviewed this Quarterly Report on Form 10-Q (this “report”) of Zapata Computing Holdings Inc. (the “registrant”);
2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;
3.
Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;
4.
The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:
a.
Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;
b.
Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;
c.
Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and
d.
Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter (the registrant’s fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and
5.
The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors (or persons performing the equivalent functions):
a.
All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and
b.
Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: August 14, 2024	By:	/s/ Sumit Kapur
Sumit Kapur
Chief Financial Officer (Principal Financial and Accounting Officer)

Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. §1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Zapata Computing Holdings Inc. (the “Company”) for the period ended June 30, 2024, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned President and Chief Executive Officer of the Company, certifies, to his knowledge, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.
The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 14, 2024	By:	/s/ Christopher Savoie
Christopher Savoie
President and Chief Executive Officer (Principal Executive Officer)

Exhibit 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. §1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Zapata Computing Holdings Inc. (the “Company”) for the period ended June 30, 2024, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned Chief Financial Officer of the Company, certifies, to his knowledge, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

1.
The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
2.
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 14, 2024	By:	/s/ Sumit Kapur
Sumit Kapur
Chief Financial Officer
(Principal Financial and Accounting Officer)